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                                                                    EXHIBIT 13.1


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At Wipro, we believe that success cannot be a matter of circumstance but the outcome of choice and execution.

For us challenges are opportunities for Applying Thought. To leverage our key strengths - our people, practices and processes against all odds to secure a better and brighter future for the organization and its stakeholders

MINDING THE NUMBERS

Consistent with our performance over the last few years, Wipro has grown by 35 percent in revenues and 122 percent in profits after tax. While this kind of growth is impressive, to us it's the thinking behind the performance that is important. It's what helps us protect the interest of our stakeholders notwithstanding slowdowns in the economy, frenetic competition or shrinking global demand.

Realising that global economic conditions are not always going to be conducive, we have spread our markets so that we are not excessively dependent on a single geography, diversified our revenue streams, increased business from existing customers and improved the quality of our client profile.

We continue to invest in building the global talent pool to ensure that we are best equipped to meet our customers' requirements.

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Minding the interests
of our Stakeholders

The Board of Directors of Wipro comprise gentlemen of enormous experience from diverse industries. They come together with a determination to nurture the interests of our Stakeholders.

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Azim H Premji
Chairman
and Managing Director

Dr. Ashok Ganguly
Chairman of ICI India Ltd., Former Director of Unilever Plc.

Dr. Nachiket Mor
Senior General Manager, ICICI Ltd.

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P S Pai
Vice Chairman
and Executive Officer

Vivek Paul
Vice Chairman
and Executive Officer

B C Prabhakar
A Practitioner of law since 1970

Dr. Jagdish N. Sheth
Professor of Marketing
at Emory University, USA

Narayan Vaghul
Chairman,
ICICI Ltd.

Hamir K Vissanji
Former CEO,
BMD Chemicals and Industrialist

COMMITTEES OF THE BOARD

Audit Committee

Hamir K Vissanji (Chairman)
Narayan Vaghul
Dr. Nachiket Mor

Compensation and Benefits Committee

Narayan Vaghul (Chairman)
Hamir K Vissanji
B C Prabhakar

Administrative and Shareholders / Investors Grievance Committee

B C Prabhakar (Chairman)
Azim H Premji
Hamir K Vissanji

The minds that lead Wipro

Formally designated as the Corporate Executive Council, this group forms the nerve centre of Wipro's strategic think tank and executive turbo-charge. Hard-core Wiproites, they have built the Wipro brand. They mentor young Wiproites to carry the Wipro Vision forward, in their respective spheres of operation.

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Azim H Premji
Chairman and Managing Director

Vivek Paul
Vice Chairman and
Executive Officer -
Wipro Technologies

P S Pai
Vice Chairman and Executive Officer - Wipro Consumer Care and Lighting

Suresh Vaswani
President,
Wipro Infotech

D A Prasanna
Managing Director,
Wipro GE Medical Systems

M Seethapathy Rao
President, Wipro Fluid Power

Suresh C Senapaty
Corporate Executive
Vice President, Finance
and Chief Finance Officer

Dileep Ranjekar
Corporate Executive
Vice President,
Human Resources

Vineet Agrawal
Corporate Vice President, Mission: Quality, Brand and Innovation

Letter to the Stakeholders

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Dear Stakeholder,

The year 2000-01 was very exciting for us in Wipro. The popular perception that growth rates come down with a higher base did not hold true in our case. In fact, our year on year growth in profit after tax was the highest ever year on year growth that we have achieved over the last ten years. While this is satisfying, it does raise the bar for future to a much more challenging level. The current concerns about the global macro economic conditions only add to the challenge.

Challenge is inspiring because it taps all the inner strengths, abilities and energies that bring out the best in a person or a team. Nothing excites a team or pushes it to greater heights as common challenge with which the team identifies itself. In fiscal year 2000, we achieved the most critical of our goals set five year ago, a goal to

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increase profits by 10-x in five years. This has made us realize that it is not so much the environment as our own mind that determines what we can do. What the mind can conceive, it can achieve, provided it is backed by unstinting hard work.

Individual businesses in Wipro have carved a distinctive position in their respective industries. This prompted us to undertake the visioning exercise for each business separately. In the visioning exercise we were guided by the following principles:

-   The vision should be ambitious and set a stretch for the team

- The vision should be a turbo-charger that ignites the combined enthusiasm of the team

- The vision must be beyond reach but not an impossible dream either. It must be an executable dream

At the same time, a vision cannot be completely safe. Strategy must de-risk it. The vision formulation process involved over 250 team members. The vision was communicated to every team member in the organization. Over the last six months, more than 25 teams are working on various aspects of realizing this vision. The vision we have set for ourselves for 2004 is:

Business Leadership

Among the top 10 Information Technology services companies globally and #1 Information Technology company in India

Customer Leadership

The #1 choice of customers through innovative solutions and Six Sigma processes

People Leadership

Among the top 10 most preferred employers globally by creating an environment of empowerment, intellectual challenge and wealth sharing

Brand Leadership

Wipro brand to be among the 5 most admired brands in India

WHAT DOES THIS VISION MEAN TO US?

We use the visioning exercise in Wipro to change our mindset, from what is probable to what is potentially possible. We clearly seek audacious stretch performance beyond the culture of targeted over-achievement. This means moving away from the confines of our own comfort zones and entering un-chartered areas, fueled by a spirit of adventure and constant innovation.

HOW WILL WE ACHIEVE THIS VISION?

We have created a strong value proposition for our customers in each of our business segments.

- In the global IT services business, our strong base in quality, our breadth and depth in technological skill sets and the strong value proposition of off-shore development centers in India

- In Indian IT services and products business, our two decades of leadership resulting in brand leadership, strong quality process for our service business and the product offerings for system integration and networking services

- In our value brand business, our proven expertise in creating niche offerings for geography specific retail markets, vertical specific industrial markets leveraging our distribution network and our quality processes

The focus on value proposition for our customers has been instrumental in our businesses having the highest operating margin (profit before interest and tax to revenue) in the business segments we operate in.

QUALITY - OUR KEY DIFFERENTIATOR

In my letter to you last year, we highlighted that while quality is a moving target, our attitude to quality can provide a sustainable competitive edge for our customers. Quality to us should translate to higher customer satisfaction and higher operating margin. Recognizing this, our learning over the last four years with

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SEI-CMM and Six Sigma has resulted in an integrated approach to quality systems in software development. Today we have over 3500 members working in team sizes of 5 and 6 on 292 Six Sigma projects and 344 turbo projects facilitated by 74 black belts. We have realized Rs.315 million in savings using the Six Sigma projects. The additional benefit of teaming we have witnessed in the cross functional quality teams, has had tremendous effect on the teamwork across the organization. Our progress in our quality journey has milestones planned in the next year centered on the three initiatives:

- Working with the customers on Six Sigma quality projects. Our progress in the integrated Six Sigma quality systems are robust now to be transferred to customer locations and can straddle multiple organizations

- SEI-CMMi (Capability Maturity Model for integration), that focuses on application integration, an enhancement to focusing on application development (SEI-Level 5) for our software services business

- People Capability Maturity Model (PCMM) for creating a world-class people process quality for developing individual and organizational competencies.

TEAM - THE CUTTING EDGE

The quality we cherish the most in our team members is a passion for customer satisfaction. Every Wiproite carries a deep consciousness that what we do every day can and will make a difference to the customer. The more satisfied the customer, the more demanding he/she will be. This is the continuing challenge that we must relish. The other important quality is learning. Learning needs an environment of attention to details, genuine care and above all freedom. Paying attention to those minor details that convert customer satisfaction to customer delight. Genuine care and freedom go hand in hand. Freedom is the power to decide and power to express. Freedom is permitting people to decide, realizing that all decisions may not be correct. Tolerance to genuine mistakes and ensuring that you have systems to convert these mistakes into valuable lessons are the key requirement for an empowered organization.

A winning team must have winning team members. We pioneered the concept of sharing wealth in India through our Wipro Stock Award Program in 1984. Today, over 6000 Wiproites participate in the shareholder value we create. A key ingredient of our vision is in sharing the wealth we create for our shareholders with our team.

E-CULTURE - FOR RESPONSE

The ultimate payoff is in transforming the entire organization to be customer sensitive. As we increase our size, success is in being faster, leaner and quicker. E-culture helps us continually enhancing our speed of response. Our focus on knowledge management, people management and building exciting client relationship using the web is and will be the differentiator in creating value as we grow in size.

INNOVATION - FOR CUSTOMER DELIGHT

We have launched a new initiative on innovation in our IT businesses. Our first focus in this initiative is on customer satisfaction and intellectual properties based products and services. Our endeavor is to harness our technical and domain skills to provide customers with solution that address their latent needs and help them serve their customers. In our Global IT Services business, we will create intellectual properties in the technology area. We will invest 5% of our profit after tax in the initiative. In our Indian IT business we will innovate our service offerings to enhance customer satisfaction. Our goal is customer leadership: The #1 choice of customer by offering innovative solutions and Six Sigma processes.

AS WE LOOK AHEAD

2001-02 will be a year of change. It is in the year of change that we need to look at our fundamentals more

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closely. Success will belong to companies who can align themselves to their customers and shareholders. We will use innovation and quality to align our team to our customers and use stock options to align our team to our shareholders. It is the speed with which we move that will separate the winners of the day. During these periods of change, we can count on our long experience in domestic market and our value system, encapsulated in our promise to our customer, to be our anchor.

I thank you all for your continuing support and the confidence you have placed in Wipro. We have a clear vision in front of us to realize and we will work towards it with passion and pride.

Yours sincerely,

Azim H Premji
Chairman and Managing Director

MINDS SHAPING TODAY AND DEFINING TOMORROW

Wipro has always been India's premier IT company and today is a significant global player in the IT services, solutions and technology services space. With revenues of Rs.30,922 million, core areas of business include Global IT Services, Infrastructure Solutions, Professional Services and Business Solutions in India and APAC and Consumer care and Lighting.

CLIENTS/BRANDS

Wipro's client base includes over 50 Fortune 500 companies, over 100 leading Indian corporates and two retail brands with revenue in excess of Rs.1 billion.

PEOPLE

As of today Wipro employs over 14,000 people of whom 11,500 are in the IT businesses.

LOCATION

Wipro is headquartered in Bangalore, India, in a campus that spreads across 464,000 square feet. Wipro also has 28 customer dedicated development centers across India, Europe and United States and has 21 offices in United States, Canada, Finland, Taiwan, France and United Kingdom

THIS DEPTH AND DIVERSITY IS BOUND BY ONE PHILOSOPHY - APPLYING THOUGHT.

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WIPRO INFOTECH

Wipro Infotech, a leading name in the Indian IT market, offers a comprehensive suite of IT Infrastructure Solutions, Professional Services, Communication Services and Business Solutions. The division has to its advantage, the experience of over 18 years in providing IT solutions, supporting more than 18000 customers, 7000 high end systems, across 190 locations, and a network of 180 business partners.

Wipro Infotech is expanding its horizons into Asia Pacific and the Middle East. With over 1500 best of breed IT minds at work, assisted by robust processes, and alliances with world's leading technology companies, Wipro Infotech is geared to meet the most exacting IT demands of any customer.

WIPRO TECHNOLOGIES

Wipro Technologies is a leading provider of IT services globally. Customer offerings include research & development services, enterprise solutions and technology infrastructure services.

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The fastest growing business unit accounting for over 57% of Wipro's revenues and 82% of operating income. Wipro Technologies' clientele includes Alcatel, Cisco, Nortel, Transco & Farmers Insurance to name a few.

WIPRO CORPORATE

Wipro Corporate is the central resource for functional value add in finance and human resource and a turbocharger for corporate wide initiatives in the areas of quality, innovation and e-enabling the businesses.

WIPRO LEARNING CENTRE

Leadership building and development has been one of the core strengths of Wipro. The state of art "Learning Centre" is reflective of its commitment to people development. The center is supported by over 20 experts in teaching and learning. Among other initiatives, the learning center conducts "life cycle development" programs for Wiproites.

WIPRO CONSUMER CARE AND LIGHTING

Reaching deep into the Indian market, this business unit offers a wide range of consumer products such as soaps, toiletries, lighting products and hydrogenated cooking oils.

WIPRO TECHNOLOGIES: ARCHITECTING TOMORROW'S MINDWARE

    Wipro Technologies is the Global IT Services business of Wipro. Its service offerings address the requirements of the technology, enterprise and service provider markets. Over the years the business has strengthened its position across the world with well established client bases in Europe, Japan and the US. Globally it is recognized as a technology partner with a blend of industry experience, proven technology expertise and high-quality services.

THE WIPRO TECHNOLOGIES EDGE

-   COMPREHENSIVE RANGE OF IT SERVICES

    - Provide hardware and software design and consultancy services to leading technology companies addressing opportunities in Telecom, Data Communication, Embedded Systems, Computing Platforms and Internet access devices. Expertise in the enterprise market includes electronic commerce, business intelligence, CRM, SCM, EAI and infrastructure management. These solutions are offered across specific industry segment.

-   QUALITY

    - The first IT services provider in the world to achieve the SEI-CMM Level 5, the highest level of quality certification, this certification is further integrated with the Six Sigma quality initiative.

-   ESTABLISHED TRACK RECORD WITH A GLOBAL CUSTOMER BASE

    - Clients include Nortel, Compaq, Farmers Insurance, BG Transco amongst others.

-   PEOPLE

    - A leadership position, the opportunity to work with cutting edge technologies and focus on training and compensation, help attract and retain the best IT talent.

OUR OFFERING

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-   EMBEDDED AND INTERNET ACCESS

    * Internet infrastructure  * Home networking
    * Consumer electronics     * Automotive electronics

-   TELECOM AND INTER-NETWORKING

    * Wireless networks  * Data networks       * Optical networks
    * Voice systems      * Network management

-   TELECOM AND INTERNET SERVICE PROVIDERS

    - Application integration, network integration and custom development and maintenance

ENTERPRISE SOLUTIONS

-   FINANCIAL

    -   Investment management

    -   Consumer and wholesale banking

    -   Securities and capital market

    -   Insurance services

-   MANUFACTURING

    -   Discrete manufacture and high tech clients

-   UTILITIES

    -   Distribution and transmission areas for energy and utility companies

-   RETAIL

    -   Distribution logistics and warehouse management

TECHNOLOGY INFRASTRUCTURE SERVICES

    -   Consulting

    -   Managed Services

        -   Monitor

        -   Administer

        -   Diagnose

        -   Consult

    -   Remote Management

PROJECTS EXECUTED

R&D SERVICES

-   Development of embedded Internet browser in mobile phones

- Design and development of IP terabit router from scratch, adding voice capability to ATM (Voice over ATM)

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-   Bluetooth communication between core stack and a Bluetooth enabled third party device

- Design and development of Audio Codec on fixed point DSP for VoIP applications

- Operation support systems solutions for effective operations management in an Internet data center

ENTERPRISE SOLUTIONS

- Design, development and integration of strategic sourcing data warehouse for a utilities company

- Web application development, legacy to web re-engineering, web application security consulting and implementation for a retail company

- E-business integration involving 40 different technologies, CRM and BI application for claims processing and call center for an insurance company

- Digital rights management, device drivers for high speed printers for a document management company

CUSTOMERS SPEAK THEIR MINDS

"The one thing that impresses about Wipro the most is the sense of determination that they have. When I ask them to do a difficult task and they stand up and say they will move heaven and earth to make sure the job's done. The integrity and personal commitment that's been proved to me is extremely gratifying."

-   Jim Sheilds, Director International Carriers Division, Nortel Networks

"Our vision for the future is everything for the Internet.... By providing all of the communication processes for that technology, Wipro is right there in center of that vision."

-   Patrick Burke, Director Global Development, Compaq

"We can be a discerning buyer, we can differentiate and Wipro would be our recommendation."

-   Les Dawson, Head of Operations, Transco

"In the field of enterprise application implementation and more recently, Internet implementation, Wipro is one of the clear leaders."

-   Andrew Efstathiou Program Manager, The Yankee Group

Wipro Technologies

-   Global IT Services

THE BREADTH AND DEPTH

Wipro Technologies is a union of diverse horizontal skills. The centralized customer acquisition and support functions provide leadership and a shared vision. The value provided to customers is from three distinct activities - research and development services, enterprise solutions and technology infrastructure services.

RESEARCH AND DEVELOPMENT SERVICES - CREATION AND ENHANCEMENT OF OUR CUSTOMERS REVENUE STREAMS

Research and development services include hardware and software engineering services to leading technology equipment companies across the globe. Our R&D service suite comprises solutions for embedded and Internet

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access devices, telecom and inter networking and telecom and Internet service providers.

EMBEDDED AND INTERNET ACCESS SOLUTIONS DEVICES

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Wipro Technologies' Embedded & Internet Access (E&IA) Practice offers software design and development services in embedded systems, computing platforms and Internet access markets. It provides solutions to wide range of segments such as consumer electronics, automotive electronics, storage technologies, home networking, semiconductor, DSP/multimedia, mobile computing, process control systems and VLSI / system design.

Wipro's expertise in these technology domains has led to execution of projects like: Development of audio/video/speech codecs, Telematics application; device drivers, protocol stacks, system-on-a-chip solutions; FPGA/board/ASIC design; design of link aggregation system; applications design for set top box solution on embedded Linux.

Wipro has partnership with ARM for providing design services around the ARM core. Wipro has set up a Symbian Competency center to offer services, embracing EPOC operating system for smart phones. Wipro is a corporate member of the Embedded Linux Consortium. Wipro has strengthened its design services value chain by partnering with physical library vendors like Artisan and partner foundries like Hyundai.

TELECOM AND INTER-NETWORKING SERVICES

The Telecom and Inter-networking practice offers end to end product realization services for builders of the wireline, wireless and broadband Internet. It has built expertise in the areas of transportation and switching of both voice and data using frame relay and ATM for wired and wireless environment. Clients include major telecom and datacom equipment manufacturers like Nortel, Cisco, Lucent, Nokia, Ericsson, Alcatel and NEC. Areas of work encompass voice switches, data switches and routers, VoIP solutions, broadband access, wireless networks and interoperability services.

TELECOM AND INTERNET  SERVICE PROVIDERS

This practice was started in October 2000, addressing the end customer of the infrastructure chain. The practice offers complete basket of solutions required by service providers - both wireline as well as wireless such as Internet Service Providers, Application Service Providers and Internet Data Centers in areas such as system integration, billing, next generation applications, etc.

The practice has intellectual property rights for products like Teleprodigy - a convergence billing package, OSS Smart, a commissioning, mediation, customer care and fraud management software and WAP Smart a framework for WAP enabling application.

ENTERPRISE SOLUTIONS - BUILDING AND ENHANCING OUR CUSTOMERS' IT INFRASTRUCTURE APPLICATION AND PRODUCT IMPLEMENTATION SERVICES

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In Enterprise Solutions, Wipro offers services for new application development both on legacy and web platforms, application re-engineering and application integration from legacy to web, application maintenance and enhancement, production support and package implementation in ERP/CRM and deployment of data warehousing solutions across vertical segments such as retail, utilities, finance, manufacturing and corporate.

In the e-com arena, Wipro's net.profit is the e-business engine for some of the world's successful corporations with its versatile web infrastructure, security, hosting, and network integration solutions. Wipro's custom designed e-com solutions extend the customers' business capabilities and enhance bottom-line value. The rapidly deployable solutions includes portal solutions, mobile and wireless solutions and web application security.

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In business intelligence/data warehousing, Wipro has expertise in areas such as hardware selection, setting up the physical infrastructure, data modeling, large database management, source system analysis, setting up a metadata repository and data mining. Wipro has entered into technology alliances with some of the leading vendors in the industry to offer customized solutions to its customers. It also owns two Intellectual properties in this area - Cybermine and Docsmart. Cybermine is a comprehensive framework that enables e-business intelligence for organizations including data cleaning and data access, analysis and reporting and integration with external data and business databases. Docsmart is an information management solution which can store, organize, access, share, search, control, and manage all enterprise documents - including text, graphics photographs, CAD drawings and HTML pages - quickly and securely.

Wipro also provides a range of Enterprise Applications Integration solutions for global corporates. Its solutions in this area include implementation of Enterprise Resources Planning, Customer Relationship Management, Supply Chain Management and e-procurement. Wipro also designs and develops solutions enabling automated front to back office integration, e-business to legacy systems integration and business to business integration

TECHNOLOGY INFRASTRUCTURE SERVICES - ASSISTING OUR CUSTOMERS IN UTILIZING THEIR EXISTING IT INFRASTRUCTURE

Leveraging our experience in the Indian IT business, we provide services to global clients in the areas of IT infrastructure management, helping them plan, deploy, manage and review on a continuous basis.

Activities include systems management, network management, IT infrastructure security, building and managing help desks and data centers. Clients include BG Transco, Thomas Cook, Seagate, Nike and Sun Microsystems.

TECHNOLOGY INFRASTRUCTURE SERVICES: PROJECTS

Scottish Parliament

5 year contract for end-to-end IT infrastructure maintenance covering:

-   Internal and external network management

-   Systems administration

-   Messaging and end user support

-   Enterprise systems security

-   Providing consultancy on technology shifts

- Transitioning the IT infrastructure to the new custom built premises at Holyrood

PEOPLE

Wipro is committed to empowering people, sharing wealth, providing them with intellectually stimulating work content and a host of avenues for self-development. Having pioneered the concept of sharing wealth with employees through stock options, today nearly 75% of the eligible employees in Global IT Services are covered by the employee stock option plan. To enable employees to stay ahead of the technology curve, regular training programs are conducted at the state of the art training facility by a 20 member faculty. These training programs facilitate developing new skill sets and sharpen existing ones. Tech Forum 2001 - a technology showcase and awareness building event attracted over 175 technical papers on cutting edge technologies. During this event over 1500 people were trained for 2 days in select technology areas.

THE Q FACTOR

A rigourous quality focus helps to continuously improve processes, eliminate defects and increase predictability, thus providing the customer with reliable and timely solutions.

The focal point for achieving process excellence is a well-defined Software Engineering Process Group (SEPG) with the mandate to initiate and establish standards, define process and sustain process change by periodic

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assessments.

-   Extensive use of web

- Online system for quality and project management that track efforts, metrics, etc.

-   Repository for project postmortem data and best practices

- Dedicated tools group for process automation, software engineering and productivity enhancement.

- Creation of Centres of Excellence in areas such as mobile commerce, business intelligence, system-on-chip and e-infrastructure.

Wipro Technologies will continue to scale up the value chain and maintain quality leadership by expanding and blending world class talent base with processes and technology.

LOOKING AHEAD

A combination of breadth of service, quality processes and skilled talent, provide increased opportunities for meeting customer requirements. Technology infrastructure services provide a unique opportunity to enhance value to customers.

EMBEDDED AND INTERNET ACCESS:

-   A CASE STUDY

Human machine interface (HMI) for driver information system

THE CHALLENGE

A leading European automotive equipment vendor needed a complete GUI based human-machine interface (HMI) for their high-end driver information system. The dynamic nature of the automotive market forced the client to come up with frequent design changes. Further, there was a very narrow time line in which the prototype had to be delivered.

THE SOLUTION

Wipro provided the expertise of integrating discrete telematics functional modules like GPS, GSM, audio and RDS radio into a user-friendly ergonomic interface, designed in a manner that could be effortlessly extrapolated to fit diverse models and functionalities. The project was executed ahead of scheduled delivery date with defect-free code. Completion of the project ahead of schedule provided a "speed to market" advantage to the customer. Future enhancements for the product were enabled by developing a generic and reusable base object library. This enabled the customer to cut down on future development cycle times to remain ahead of competitors.

EMBEDDED AND INTERNET ACCESS:

- A case study

Human machine interface (HMI) for driver information system

THE CHALLENGE

A leading European automotive equipment vendor needed a complete GUI based human-machine interface (HMI) for their high-end driver information system. The dynamic nature of the automotive market forced the client to come up with frequent design changes. Further, there was a very narrow time line in which the prototype had to be delivered.

THE SOLUTION

Wipro provided the expertise of integrating discrete telematics functional modules like GPS, GSM, audio and RDS radio into a user-friendly ergonomic interface, designed in a manner that could be effortlessly extrapolated to fit diverse models and functionalities. The project was executed ahead of scheduled delivery date with defect-free

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code. Completion of the project ahead of schedule provided a "speed to market"
advantage to the customer. Future enhancements for the product were enabled by developing a generic and reusable base object library. This enabled the customer to cut down on future development cycle times to remain ahead of competitors.

TELECOM AND INTER NETWORKING:

-   A case study

THE CHALLENGE

A large North American switch manufacturer had a huge installed base of intelligent network elements in the US. They needed feature development and testing for advanced intelligent networks including processing of wireless prepaid services, call screening, GUI development, and development of a rating engine.

THE SOLUTION

Wipro assumed complete design ownership of various components of the product. This included protocol support for mobility management, subscriber profile management and location tracking. An array of technologies and protocols like ISUP, IS-41, TCAP, TCP/IP, SRD-1232 and IS-771 and design methodologies like OO, finite state machines and CORBA were used. Extensive stress testing was carried out and an IVRU simulator was developed.

TELECOM AND INTERNET SERVICE PROVIDERS: PROJECTS EXECUTED

- Off-shoring critical provisioning solutions. Providing extended hours support. Development of enhancements for a large telecom service provider in USA. First and only Indian vendor to be chosen.

- Operation and management of the community Intranet infrastructure along with e commerce portal for an UK based cable operator.

- Evolving the overall architecture and components for a wireless portal framework to enable location sensitive service and applications for a US based location service provider.

ENTERPRISE SOLUTIONS - ERP IMPLEMENTATION FOR A UTILITY COMPANY

-   A CASE STUDY

THE CHALLENGE

A leading gas transporter in the UK, has more than 65 shippers (gas suppliers) supplying gas to nearly 20 million end consumers using its network. With deregulation in the utilities industry, this field was thrown open to competition. The large number of suppliers using the companys' network created a large volume of transactions to be processed. The company needed an ERP system that would efficiently handle these transactions.

THE SOLUTION

Wipro's team worked in the TeamSAP mode to implement the project end-to-end. Practically all the client's business processes were reengineered to usher in the SAP system. It carried out a business process study for finance, sales, materials management and human resource management, and mapped these processes to SAP. This process helped the client identify and address problems with their current business systems. The team created the conceptual design for the entire system and carried out the complete spectrum of technical services including configuration, ABAP development and BASIS administration. Wipro's combination of functional and technical skills and intensive project management expertise ensured that the ERP solution was implemented smoothly on schedule.

E-COM CASE STUDY

THE CHALLENGE

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An on-line, web-based video rental service organization needed an end-to-end solution that would allow subscribers to select a video from a catalog, download it into a set-top box and then view it directly on their television with payments being made through accounts with Cybercash. Further, the application needed to be portable enough to fit into the existing infrastructure.

THE SOLUTION

The Wipro team designed, developed and implemented a comprehensive solution that integrated the entire process of selection, payment and downloading, even as it provided the users with an easy-to-use, intuitive interface to accomplish their tasks quickly. Once the solution was implemented, handling costs were reduced substantially and subscribers had access to their video downloading services 24 hours a day, 365 days a year - a fact that was critical for the success of the venture.

WIPRO INFOTECH - DELIVERING VALUE

The cornerstone of Wipro Infotech's success has always been customer satisfaction. Armed with its comprehensive suite of Infrastructure Solutions, Professional Services, Communication Services and Business Solutions, Wipro Infotech is best positioned to offer total value to customers across the country.

THE WIPRO INFOTECH EDGE

At Wipro Infotech, the customer comes first. In this direction, it has taken up several initiatives, all aimed at delivering the highest levels of customer satisfaction.

THE Q FACTOR

Mission: Quality is a sustained initiative at Wipro Infotech, for continuous improvement in critical business processes.

156 Six-Sigma projects and 191 turbo projects focused on critical business processes have been implemented to date. New processes defined by these projects were implemented through the efforts of 8 black belts, over 50 green belts and over 1100 employees trained in Six Sigma methodology.

As yet another testimony to our robust processes, Wipro Infotech was awarded the Golden Peacock award for Innovative Service Quality.

THE INTERNET EDGE

Efficiencies in organizational processes impact customers, business partners employees and suppliers. At Wipro Infotech, we have a team of specialists focused on leveraging the Internet to drive efficiencies.

In addition to easy access to information, we have begun enabling customers to transact commerce on the web. Business partners and suppliers have benefited from our information and transaction engines.

Employee self service applications in the areas of administration, human resources and finance are now web enabled, thereby increasing employee productivity.

KNOWLEDGE MANAGEMENT

Realizing that knowledge empowerment across the organization leads to greater customer satisfaction, the company has invested in creating a knowledge management infrastructure.

Efficient knowledge exploitation leads to faster response times, builds a competent organization and identifies areas for expansion and diversification.

Through a framework of knowledge acquisition, retention and augmentation, we have ensured best practices are institutionalized and leveraged to deliver customer value.

PEOPLE CAPABILITY MATURITY MODEL (PCMM)

Wipro Infotech has adopted PCMM; a conceptual model based on state-of-the-art people practices.

This is aimed at developing and improving people capability, integrating improvements in processes and people, and thereby making Wipro Infotech the employer of choice.

[chart]

Driven by Solutions, Processes and People

Wipro Infotech

[picture]

SOLUTIONS

Wipro Infotech delivers comprehensive IT solutions to customers across the country. Our breadth of offerings range from architecting and implementing these solutions to managing the customer's IT infrastructure.

INFRASTRUCTURE SOLUTIONS

The Infrastructure Solutions division provides IT building blocks including enterprise-computing platforms network platforms, software platforms and desktop platforms. Wipro Infotech partners with technology leaders which include Sun Microsystems, Cisco, Intel, Microsoft, EMC, Netapps, Veritas, and Citrix to provide infrastructure solutions around world class platforms.

PROFESSIONAL SERVICES

This business group offers a host of integration, management and availability services for large corporates and service providers. These include Call Center and Data Center integration, Application & Platform integration, Network Integration & Audit, and Enterprise & Facilities Management.

COMMUNICATION SERVICES

This group provides a wide range of communication services to our corporate customers. These services include data center and call center services, access services, and managed network and security services. The Communication Services group pioneered IP multicasting services, virtual ISP services, streaming services and ASP services in the country.

BUSINESS SOLUTIONS

The Business Solutions group offers solutions in e-commerce, security, business applications and focused industry applications. Wipro Infotech has specialized domain skills in B2B secure e-commerce and productivity enhancement Internet applications. Similar domain skills exist in the areas of supply chain management (SCM), enterprise resource planning (ERP), and customer relationship management (CRM).

01MARKETS.COM

A significant initiative by Wipro Infotech on leveraging the Internet for business, 01markets.com has emerged as one of the premier B2B marketplaces in the country.

This group provides e-procurement, content management, auction and reverse auction, aggregation and discovery services for the gamut of information technology business. It also provides e-procurement services for a wide variety of products across industry segments.

PROCESSES

Initiatives like Mission: Quality, Knowledge Management, and PCMM have helped establish robust processes within our business. IDEAS and other project management techniques are adopted to deliver customer commitments across projects undertaken.

PEOPLE

Wipro Infotech has a talent pool of over 1500 best of breed minds with a variety of skills in the areas of networking, high-end platforms, software platforms, and systems and solutions integration. We also leverage the skill sets of Wipro Technologies' IT specialists working in projects across the world.

Business partners are an integral part of Wipro Infotech. 180 partners across 100 locations network the country and bring us closer to the customer

LOOKING AHEAD

In the coming year we see ourselves leveraging our customer capital and moving up the value chain in the domestic markets, through enhanced solutions and services. We further see ourselves as an established IT solutions and services provider in other Asia Pacific and Middle East markets.

We believe that our people, alliances, processes and business portfolio would position us as the IT partner of choice for our customers

GOVERNMENT OF AN INDIAN STATE

-   A CASE STUDY

The Government of a state in southern India was looking for an IT partner to computerize schools across the state. When the project was awarded to a leading IT education provider in collaboration with Wipro Infotech, the challenge was to complete the project within aggressive time frames.

371 schools across 20 districts have been computerized under this program, well within project schedules.

Building on this success, a similar project was successfully implemented across the length and breadth of another state in southern India. Over 3000 Wipro SuperGenius desktops and more than 300 Wipro NetPower servers were installed across 351 schools in 9 districts in just 2 weeks.

A LARGE INDIAN PRIVATE BANK

-   A CASE STUDY

In October 2000, the main branch of one of India's premier private banks at Ahmedabad, which provided connectivity to 6 other branches in Ahmedabad, apart from being connected to the Mumbai branch, was completely devastated by fire. On receipt of this information, the Wipro Infotech Availability Services team ensured that the 6 branches in Ahmedabad and Mumbai were up and running, within merely 2 hours. The main branch too was made operational within the next 48 hours.

CLIENT TESTIMONIAL

"We expect a lot from our vendors and we try and get them to a relationship level where we would like to look on them more as partners than vendors. Our relationship with Wipro too has been like a partnership. Infact we have been delighted with the passion they bring to their role . . . ."

C.N. Ram, CIO - HDFC Bank"

A DIVERSIFIED FMCG CONGLOMERATE

-   A CASE STUDY

Wipro Infotech was given the task of architecting and implementing the IT infrastructure for a complex ERP environment. This was a mission critical application connecting a large number of users. Moreover, the challenge was to complete the project in very tight timelines as the customer had planned a changeover to the new ERP system to coincide with the commencement of their new financial year.

Wipro Infotech's Availability Services team successfully installed and integrated 2 E-10000 servers, 2 E-4500 servers with over 6 Terabytes of storage, in just 10 days to successfully meet the required deadlines.

A GLOBAL ISP

-   A CASE STUDY

A subsidiary of a Global ISP required secure reliable and scalable ISP infrastructure with 24 X 7 uptime, and world class levels of customer service. As the principal partner, we integrated leading technologies in the areas of LAN, WAN, enterprise management and enterprise servers along with customizing the billing application.

Wipro Infotech stood up to the challenge of coordinating with multiple partners, to deliver the solution across 3 metros in just 4 months.

WIPRO CONSUMER CARE AND LIGHTING APPLYING THOUGHT FOR THE CONSUMER

Wipro Consumer Care and Lighting continuously introduces innovative products and adds value to existing brands, each which is the promise of good health and value for money.

REACHING OUT TO MILLIONS

With one of the strongest distribution networks in the country the division's consumer products are available at over one million retail outlets and its lighting products at over 300,000 outlets, apart from reaching the customer through a direct sales force.

WIPRO CONSUMER CARE BRANDS

-   Wipro Santoor Soap

-   Wipro Santoor Talc

-   Wipro Santoor Fairness Cream

-   Wipro Shikakai Soap

-   Milk & Roses Soap

-   Wipro Active Soap

-   Wipro Active Talc

-   Wipro Baby Soft (Baby care products) Soaps, Talc and Baby oil

WIPRO LIGHTING PRODUCTS

-   Domestic lighting

-   Commercial and Institutional

    -   Pharma industry

    -   Software industry

WIPRO CONSUMER CARE AND LIGHTING

INNOVATIONS IN THE LIGHTING INDUSTRY: SOME CASES

- Introduced lighting free of glare, electromagnetic interference or humming specifically for the software industry. This special lighting helps concentration for long hours in front of a computer screen without general fatigue.

- Created special lighting for operation theatres in hospitals, fitted with high quality filaments and double coils, which ensures longer life and virtually eliminates failure.

- For the textile industry introduced the 'no shadow corner' lighting solution. For example, created a near day light environment at Shopper's Stop, a leading fashion mall in India, to enable customers to judge the real colour of fabrics indoor.

RANGE OF PRODUCTS

The division manufactures and markets a range of toilet soaps, hair care, toiletries and lighting products, some of which are leading brands in their categories. To cater to the diverse needs of customers, it has launched new brands in each category or extended existing ones.

The toilet soap category has the following brands:

- Santoor with natural ingredients such as sandal and turmeric is one of the leading brands in South and West India

- Wipro Active is the family brand with advanced skin care ingredients and TCC.

- Milk and Roses, a brand that used to sell mainly in the Punjab, has been extended to other States

-   Wipro Shikakai, a hair care soap, is a leader in its category

The talc category now has two brands:

- Santoor Talc offers the fragrance of pure sandal and is already a leading brand in South India.

- Wipro Active launched last year in select states in two variants, has been extended nationally this year. Wipro Active Talc is offered at a new value for money price point that is unprecedented in the category.

WIPRO is the second largest player in the talc category.

Wipro Baby Soft is among the top two brands in the baby care segment with a range products - baby soap, talc and baby oil, feeding bottles and sippers. We are launching diapers and accessories like feeding cups, tablet cutters, etc.

Wipro incandescent lamps have extended their presence to energy efficient lighting that helps consumers reduce their power bills. The Commercial and Institutional segment developed customized solutions for various industries like the software, petroleum and pharmaceutical industries. These initiatives have contributed to revenue growth.

FOCUS ON SIGNIFICANT MARKETS

Key to business success has been the emphasis on geographical dominance. Santoor is a leading brand in Andhra Pradesh, Kerala, Maharashtra and Karnataka. Growth has been faster than the category through innovative use of media and research. Extensive usage of research has built consumers insights and is being translated into value additions through all brands. Using media as a strategic tool has helped in building salience in a highly cluttered category.

THE Q FACTOR

By adopting Six Sigma methodology, significant improvements were achieved in manufacturing efficiencies. These initiatives have impacted the bottom-line and have reduced defects in critical processes. For example, a 32% increase in utilization has been achieved over the rated capacity of the soap plant by reducing rejections and decreasing downtime. In the lamp manufacturing facilities, an overall equipment effectiveness of 88% has been achieved, much higher than the industry norm.

THINKING AHEAD

The future growth will be from categories of strategic interest - toilet soaps, toiletries, baby care and lighting products. These would be built under the umbrella of the two flagship brands, Santoor and Wipro.

QUALITY BEHIND EVERY THOUGHT

SIX SIGMA

Quality alone is not a sustainable advantage, but attitude towards quality is. Quality is the backbone of our drive towards consistently identifying, meeting and exceeding customer expectations.

The initiative of Six Sigma has changed the focus to a truly customer focused organization in the last four years. The Six Sigma process helps focus on developing and delivering near perfect services and products. Sigma is a statistical measure of how far a process deviates from the target. Six Sigma means 3.4 defects in 1 million opportunities (which means 99.99% quality is not acceptable).

The Six Sigma process starts with identifying critical business parameters like increasing customer satisfaction, new product introduction, improving operating efficiency, etc. The improvement areas in these processes are identified and transformed into projects. The critical area in projects is to identify the customers and understand their needs. The methodology then identifies the optimal process to meet their needs. It is important to simplify and continuously improve existing processes. Six Sigma will continue to drive quality at Wipro, and reflect our philosophy `Applying Thought' in everything we do.

[chart]

THE FIRST SOFTWARE DEVELOPMENT COMPANY TO ACHIEVE THE SEI-CMM LEVEL 5

Wipro Technologies is the first software services company to be certified the SEI-CMM Level 5, the highest attainable level. SEI-CMM is a Capability Maturity Model for software development. This ensures that the processes driving software development are best in class.

Majority of our work has been in the area of software development and maintenance services. The current SEI model does not cover integration of software and software products adequately. In October 2000, Software Engineering Institute came out with a new model called SEI-CMMi. This is a unified model addressing software development, system engineering and integrated product development.

As Wipro moves towards increasing its service range, it is adopting the more comprehensive processes outlined in the SEI-CMMi model. This would keep Wipro ahead in its continuous pursuit for world class quality and build its credibility with customers.

THE PCMM INITIATIVE

The Software Engineering Institute (SEI) evolved a model to measure improvement of people capability. The model is called the "People Capability Maturity Model" or the PCMM. While its structure is similar to the SEI-CMM model, all the key process areas it measures are around people.

At Wipro, we launched the PCMM initiative on April 1, 2000. Gaps at various levels have been identified and task forces are working towards closing them.

An improvement in a level represents greater maturity, order and alignment of people processes with business. Level II indicates that all people processes are clearly documented and understood by employees. Level III indicates that all people processes are based on individual competencies and are integrated with each other. Level IV extends beyond individual competencies and measures team competencies. At the final level the complete emphasis is laid on continuous improvement.

HIGHLIGHTS OF SIX SIGMA

- Initiated over 292 projects across the corporation (against 143 in the previous year)

-   Executed over 344 turbo projects (against 203 in the previous year)

-   We now have over 74 black belts (technical experts)

-   Over 3568 people were involved in Six Sigma Projects

- Business savings this year out of the Six Sigma initiatives is around Rs.315 million (against Rs.162 million in the previous year)

- Defined a new methodology to track performance called the Engagement and Effectiveness Index

-   For software engineering projects we introduced a new methodology called
    DMADV

- For addressing cross-functional processes we have implemented the CFPM methodology aggressively.

BENEFITS OF SIX SIGMA INITIATIVES

-   Right skill sets for fixed price projects in Wipro Technologies

-   Improvement of utilization in Wipro Technologies

-   Accurate cost estimation of fixed price projects in Wipro Technologies

-   Reduction of cycle time in manufacturing of PCs

-   25% of customer breakdown calls closed on telephone at Wipro Infotech

-   Installation failures of Wipro PCs reduced significantly

- Service partner satisfaction index has moved up to 75% from 44% at Wipro Infotech

- Production of 33T per day of toilet soaps from machines, which have a rated capacity of 25T per day

-   Overall Equipment Effectiveness of GLS plant running at 0.88

PEOPLE

Our business is about people. Today we have about 14,000 Wiproites out of which about 11,500 are in the IT business. At Wipro, we are committed to attracting the best talent from the best engineering and management campuses and are clearly recognized as a technology company by the engineering campuses. Our work culture continues to emphasize - Enabling People, Empowering People and Exciting People - through intellectually highly stimulating work content, early responsibilities, opportunities to impact Wipro's performance and a value add through sustained self-development. The most striking feature, which employees acknowledge about Wipro, is the completely open and apolitical culture in the organization, where people do not hesitate in expressing themselves. Nearly 75% of the eligible employees in the global IT services are covered by the Employee Stock Option Plan and share a tremendous sense of ownership in the organisation.

The new learning center at the Corporate Headquarters in Bangalore provides a crucible for development of employees and hosts among other development programmes the life cycle development programme initiated by Wipro.

At Wipro, we strongly believe in developing leaders from within. The life cycle development programmes provide valuable inputs at the following stages in the employee life cycle:

a.  Entry Level Program for all new employees.

b.  New Leaders Program for employees who become leaders for the first time.

c.  Wipro Leaders Program for employees who start leading other leaders.

d.  Business Leaders Program for those in business leadership roles.

e. Strategic Leadership Program for the top management members who are in strategic leadership positions.

During 2000-01, number of training person days across Wipro was over 102,500. We continued to make considerable investment in developing people. In addition, our performance management system, comprehensive annual human resources planning and feedback to individual leaders through various processes such as 360-degree feedback, skip level programme and manager assimilation programme form the backbone of our people development process.

During 2000-01, we achieved further progress in the People Capability Maturity Model (PCMM). PCMM has helped us to integrate various HR practices such as selection, performance management, 360 degree survey and development programs around competencies. Also, many HR processes have been IT enabled to make them more effective.

For many people, Wipro is more than an organization to work with. It is a way of life.

REGISTERED AND CORPORATE OFFICE

WIPRO LIMITED
Doddakannelli, Sarjapur Road, Bangalore - 560 035
Tel: 91-80-8440011 Fax: 91-80-8440054
Azim H Premji (Chairman and Managing Director)
Vineet Agrawal (Corporate Vice President,
Mission: Quality, Innovation, Brand and Corporate Communication)
Dileep Ranjekar (Corporate Executive Vice President, Human Resources) Suresh C Senapaty (Corporate Executive Vice President -
Finance and Chief Finance Officer)

WIPRO TECHNOLOGIES
1995, El Camino Real, Suite 2000, Santa Clara, CA-95050 USA.
Tel: 001-408-2496345 Fax: 001-408-6157174
Vivek Paul (Vice Chairman and Executive Officer)

WIPRO INFOTECH
Doddakannelli, Sarjapur Road, Bangalore - 560 035
Tel: 91-80-8440011 Fax:d 91-80-8440216
Suresh Vaswani (President)

WIPRO CONSUMER CARE AND LIGHTING GROUP
Doddakannelli, Sarjapur Road, Bangalore - 560 035
Tel: 91-80-8440011 Fax: 91-80-8440057
P S Pai (Vice Chairman and Executive Officer)

WIPRO FLUID POWER
9B/10A, Peenya Industrial Area,
Phase 1, Bangalore - 560 058.
Tel: 91-80-8394982 Fax: 91-80-8396450
M S Rao (President)

WIPRO BIOMED
903, Prakash Deep,
7, Tolstoy Marg, New Delhi - 110 001
Tel: 91-11-3325677 Fax: 91-11-3738675

WIPRO GE MEDICAL SYSTEMS LIMITED
4, Kadugodi Industrial Area
Sadaramangala, Bangalore - 560 067
Tel: 91-80-8452923 Fax: 91-80-8452924
D A Prasanna (Managing Director, Wipro GE Medical Systems)

WIPRO LIMITED
--------------------------------------------------------------------------------
DIRECTORS' REPORT

The Directors present the Annual Report of Wipro Limited for the year ended March 31, 2001

FINANCIAL RESULTS

                                                               (Rs. in Mns)
                                                           ---------------------
                                                            2001          2000
                                                           ---------------------
SALES AND OTHER INCOME (net of excise duty)                30,922        22,921
Profit before tax                                           7,655         3,507
Provision for tax                                             992           501

PROFIT AFTER TAX BEFORE EXTRAORDINARY ITEMS                 6,663         3,006
Extraordinary gains (Loss)                                     16          (523)
Profit for the year                                         6,679         2,483

Appropriations:
Interim dividend on preference shares                          18            26
Interim dividend on equity shares                              --            69
Proposed dividend on equity shares                            116            --
Corporate tax on distributed dividend                          14            10
Transfer to Capital Redemption Reserve                        250            --
Transfer to General Reserve                                 6,281         2,378

Sales of the Company in the year ended March 31, 2001 were Rs.30,922 mns up by 35% and Profit after Tax before extraordinary items was Rs.6,663 mns up by 122% over the previous year. Over the last 10 years the sales have grown at an average annual rate of 23% and Profit after Tax at 50%. The Company's export at Rs.18,134 mns has registered a growth of 73% compared to the previous year.

DIVIDEND

The Directors recommend a dividend of Re. 0.50 per equity share to be appropriated from the profits of the year 2000-01 subject to the approval by the members at the Annual General Meeting.

DIRECTORS

Mr. Arun K Thiagarajan, resigned as a Director of the Company with effect from November 30, 2000. The Directors place on record their appreciation of the valuable advice and guidance given by him while he was a Director of the Company. Dr Ashok Ganguly, Dr Jagdish N Sheth and Mr P S Pai, retire by rotation and being eligible offer themselves for re-appointment.

FIXED DEPOSITS

Fixed deposits from the public as at March 31, 2001 were Rs.0.89 mns and the unclaimed deposits as at that date were Rs 0.89 mns.

SUBSIDIARY COMPANIES

As required under Section 212 of the Companies Act, 1956, the Annual Reports for the year 2000-01 and Accounts for the year ended March 31, 2001, of the subsidiary companies Wipro Welfare Limited, Wipro Net Limited, Wipro Trademarks Holding Limited, Wipro Prosper Limited, Wipro Inc., Enthink Inc., and Wipro Japan KK are attached.

AUDITORS

The auditors M/s N M Raiji & Co., retire at the conclusion of the ensuing Annual General Meeting and offer themselves for re-appointment.

PERSONNEL

Information as per Section 217(2A) of the Companies Act, 1956, read with the Companies (Particulars of Employees) Rules, 1975 is given in the Annexure forming part of this report.

ISSUE OF AMERICAN DEPOSITORY RECEIPTS AND LISTING ON NEW YORK STOCK EXCHANGE
(NYSE)

Your Company had issued 3,162,500 American Depository Receipts representing 3,162,500 American Depository Shares each representing one equity share of Rs.2/-each which were issued and allotted at an offer price of USD 41.375 and the same were listed on the New York Stock Exchange (NYSE) on October 19, 2000. The ticker symbol of Wipro in NYSE is WIT. The underlying equity shares were listed on all the stock exchanges in India where the other equity shares of the Company are listed.

WIPRO LIMITED
--------------------------------------------------------------------------------
WIPRO EMPLOYEE STOCK OPTION PLAN (WESOP)

The Wipro Employee Stock Option Plan 1999 and 2000 were successful in enhancing employee commitment. The details of options granted under WESOP 1999 and 2000 are given below.

--------------------------------------------------------------------------------------------------------------
SL. NO      DESCRIPTION                            WESOP 1999                          WESOP 2000
--------------------------------------------------------------------------------------------------------------
  a.        Options granted                         5,230,150                          3,520,300
--------------------------------------------------------------------------------------------------------------
  b.        The pricing formula          Fair Market Value i.e., the market     Fair Market Value i.e., the
                                         price as defined by  Securities and    market price as defined by
                                         Exchange  Board of India from          Securities and Exchange Board
                                         time to  time.                         of India from time to time.
--------------------------------------------------------------------------------------------------------------
  c.        Options vested                             86,491                                NIL
--------------------------------------------------------------------------------------------------------------
  d.        Options exercised                         114,169                                NIL
--------------------------------------------------------------------------------------------------------------
  e.        Total number of shares                    114,169                                NIL
            arising as a result of
            exercise of option
--------------------------------------------------------------------------------------------------------------
  f.        Options lapsed *                              NIL                                NIL
--------------------------------------------------------------------------------------------------------------
  g.        Variation of terms of options                 NIL                                NIL
--------------------------------------------------------------------------------------------------------------
  h.        Money realised by exercise        Rs. 123,987,534                                NIL
            of options
--------------------------------------------------------------------------------------------------------------
  i.        Total number of options in force        4,564,431                          3,214,350
--------------------------------------------------------------------------------------------------------------
            Employee wise details of options
            granted to:

     (i)    Senior Management                     No.of Options
            -----------------                     -------------
            Vivek Paul                                 55,000                                 --
            P S Pai                                    25,000                                 --
            Dileep K Ranjekar                          16,000                                 --
            Suresh C Senapaty                          16,000                                 --
            Suresh Vaswani                             13,500                                 --
            M S Rao                                     4,000                                 --
            Vineet Agrawal                              9,000                                 --
--------------------------------------------------------------------------------------------------------------
     (ii)   Employees holding 5% or more                  NIL                                NIL
            of the total number of options
            granted during the year
--------------------------------------------------------------------------------------------------------------
     (iii)  Identified employees who were                 NIL                                NIL
            granted option, during any one
            year, equal to or exceeding 1%
            of the issued capital (excluding
            outstanding warrants and
            conversions) of the company
            at the time of grant
--------------------------------------------------------------------------------------------------------------

* As per the Plan, options lapses only on termination of the Plan. If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased shares, which were subject thereto, shall become available for future grant or sale under the Plan.

WIPRO LIMITED
--------------------------------------------------------------------------------
ADS 2000 STOCK OPTION PLAN

Under the ADS 2000 Stock Option Plan, 268,250 stock options representing 268,250 American Depository Shares each representing one equity share of Rs.2/-each were granted to the employees. The details of options granted under the ADS Stock Option Plan 2000 to Senior Management are given below:

Options granted to Senior Management

    ------------------------------
    NAME                   OPTIONS
    ------------------------------
    Vivek Paul              60,000
    ------------------------------
    Suresh C Senapaty        3,000
    ------------------------------

RESEARCH AND DEVELOPMENT

Our R&D efforts continued in the area of IEEE 1394, Bluetooth, SoC and Voice Infrastructure. We have developed reusable components which enables us to deliver a variety of high end design services. To mention a few are the 1394 links, Bluetooth Broadband controllers, Ethernet Media Access Controller, 4 Port packet cables, etc., Significant investment of resources has been made in developing an OSGi. Infrastructure for this is being accepted as the framework for delivery of services to residential users. The total expenditure on R&D during the year was Rs 93.87 mns including capital expenditure of Rs.10.88 mns.

FOREIGN EXCHANGE EARNINGS AND OUTGOINGS

The foreign exchange earnings of the Company during the year were Rs. 18,134 mns while the outgoings were Rs. 8,330 mns (including materials imported)

REPORT ON CORPORATE GOVERNANCE

A detailed report on Corporate Governance has been included separately in the Annual Report.

DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956 it is hereby stated that:

a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period;

c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities; and

d)   the Directors had prepared the annual accounts on a going concern basis.

ACKNOWLEDGEMENTS

The Directors thank the Company's customers, suppliers, bankers, financial institutions, Central and State Governments and shareholders for their consistent support to the Company. The Directors also sincerely acknowledge the significant contributions made by all the employees for their dedicated services to the Company.

                                            ON BEHALF OF THE BOARD

                                                 AZIM H PREMJI
Bangalore, April 20,2001                          Chairman

WIPRO LIMITED
--------------------------------------------------------------------------------
REPORT ON CORPORATE GOVERNANCE

I     BOARD OF DIRECTORS

A The Board of Directors of the Company shall have an optimum combination of executive and non-executive directors with not less than fifty per cent of the Board of Directors comprising of non executive directors. In case the company has an executive chairman, at least half of the Board should comprise of independent directors.

      The details of the Directors on the Board of your Company for the year 2000-2001 are given below:

                                                                              NO. OF                       NUMBER OF
                                      MONTH &                              MEETINGS HELD     NO. OF      MEMBERSHIPS
                                      YEAR OF                             DURING THE LAST    MEETINGS    IN BOARDS OF
    NAME         CATEGORY           APPOINTMENT      DESIGNATION          FINANCIAL YEAR     ATTENDED   OTHER COMPANIES
    ----         --------           -----------      -----------          --------------     --------   ---------------
Azim H Premji    Promoter          September         Chairman &                    5             5              11
                 Director          1968              Managing
                                                     Director

P S Pai          Executive         December          Vice Chairman                 5             5             Nil
                 Director          1998

Vivek Paul**     Executive         July 1999         Vice Chairman                 5             5             Nil
                 Director

Arun K           Executive         February 1999     Vice Chairman                 5             4               1
Thiagarajan*     Director

Hamir K          Non-Executive     September 1956    Director                      5             5               2
Vissanji         Director

N Vaghul **      Non-Executive     July 1997         Director                      5             4              10
                 Director

B C Prabhakar    Non-Executive     February 1997     Director                      5             5             Nil
                 Director

Jagdish N Sheth  Non-Executive     January 1999      Director                      5             2               2
                 Director

Nachiket Mor     Nominee           November 1996     Director                      5             5               3
                 Director

Ashok Ganguly    Non-Executive     January 1999      Director                      5             5               8
                 Director

----------

* Resigned from the Board effective November 2000. Information provided till resignation period.

**   Participated in one of the Board meetings through conference calls.

WIPRO LIMITED
--------------------------------------------------------------------------------

B ALL PECUNIARY RELATIONSHIP OR TRANSACTIONS OF THE NON EXECUTIVE DIRECTORS VIS-A-VIS, THE COMPANY SHOULD BE DISCLOSED IN THE ANNUAL REPORT.

      The Company had entered into a contract with Technology Network (India) Private Limited in December 2000 to evolve and set up a process for managing Innovation in Wipro Technologies.

      Two of our non executive directors viz., Mr N Vaghul and Dr Ashok Ganguly are also directors on the Board of Technology Network (India) Private Limited. In terms of provisions of Section 297 of the Companies Act, 1956 your Company has received the approval bearing No.2/B-8059/2000 dated December 19, 2000 from the Government of India, Department of Company Affairs, Southern Region, Chennai and subsequently a Board resolution was passed at the meeting of Board of Directors held on January 18, 2001 approving the execution of the agreement.

II    AUDIT COMMITTEE

      A QUALIFIED AND INDEPENDENT AUDIT COMMITTEE SHALL BE SET UP HAVING A MINIMUM OF THREE INDEPENDENT NON EXECUTIVE DIRECTORS AS MEMBERS. THE ROLE OF THE AUDIT COMMITTEE SHALL INCLUDE THE FOLLOWING:

      - OVERSIGHT OF THE COMPANY'S FINANCIAL REPORTING PROCESS AND THE DISCLOSURE OF ITS FINANCIAL INFORMATION TO ENSURE THAT THE FINANCIAL STATEMENT IS CORRECT, SUFFICIENT AND CREDIBLE

      - RECOMMENDING THE APPOINTMENT AND REMOVAL OF EXTERNAL AUDITOR, FIXATION OF AUDIT FEE AND ALSO APPROVAL FOR REPAYMENT FOR ANY OTHER SERVICES

      - REVIEWING WITH MANAGEMENT THE ANNUAL FINANCIAL STATEMENTS BEFORE SUBMISSION TO THE BOARD

      The Audit Committee of the Board of Directors reviews, acts and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of our independent auditors and our accounting and disclosure practices.

      The Audit Committee comprises of the following three non-executive directors.

      Mr Hamir K Vissanji                  -       Chairman
      Messrs N Vaghul and Nachiket Mor     -       Members

      During the year 2000-01, four Audit Committee meetings of the Board were held and the Chairman of the Audit Committee was present in all the meetings. Messrs N Vaghul and Nachiket Mor have attended four and three meetings respectively during the year.

III   REMUNERATION OF DIRECTORS

A The remuneration of the non executive directors shall be decided by the Board of Directors.

      The remuneration of the non executive directors of our Company for the years 2000-01 and 2001-02 was decided by the Board of Directors of the Company at their meetings held on July 27, 2000 and April 20, 2001 respectively.

B Appropriate disclosures on the remuneration of directors has to be made in the section on the corporate governance of the annual report; Given below are the details of actual payments made and stock options granted during the financial year 2000-01 to the Directors of the Company.

      a)    REMUNERATION PAID TO PROMOTER AND EXECUTIVE DIRECTORS

                                       COMMISSION/    DEFERRED      NO. OF      NO. OF ADS
                          SALARY       INCENTIVES     BENEFITS      OPTIONS       OPTIONS     EXPIRATION
NAME                        Rs.            Rs.           Rs.        GRANTED       GRANTED         DATE
----                    ----------    ------------    ----------    -------     ----------    ------------
Azim H Premji            2,100,000     31,674,625     9,119,149           --            --              --
Vivek Paul**            13,274,151     23,761,102     3,188,470       30,000        60,000    October 2005
P S Pai                  3,690,000      7,918,656       591,300       10,000            --       June 2005
Arun K Thiagarajan***    1,760,000      5,279,104       313,200           --            --              --

WIPRO LIMITED
--------------------------------------------------------------------------------

      In addition, the above directors are entitled to rent free furnished residential accommodation or house rent allowance, leave travel concession, reimbursement of medical expenses, personal accident insurance, fully maintained company car with driver, interest subsidy on housing loan, gardner, watchman, electricity, servent and gratuity as per company policy. Deferred benefits in the case of Mr Vivek Paul is company's contribution to Deferred Compensation Plan. In the case of others, it is company's contribution to Pension and Provident fund.

**    figures mentioned are rupee equivalent -- as payments made in USD

***   in employment upto November 2000.

      b) PROFESSIONAL FEES PAID TO NON EXECUTIVE DIRECTORS FOUR OF OUR NON-EXECUTIVE DIRECTORS ARE PAID PROFESSIONAL FEES AS DETAILED
            HEREUNDER:

                         ASHOK GANGULY         B C PRABHAKAR             N VAGHUL           DR JAGDISH N SHETH
                         Rs. PER YEAR           Rs. PER YEAR           Rs. PER YEAR            Rs. PER YEAR
                         -------------         --------------          --------------       ------------------
Professional fees        Rs. 800,000/-          Rs. 400,000/-          Rs. 800,000/-         Rs. 1,171,250/-*

----------

* Figures mentioned above are Rupee equivalent -- as amounts are paid in US Dollars.

III   COMPENSATION AND BENEFITS COMMITTEE

      The Compensation & Benefits Committee of the Board of Directors, which was formed in 1987, determines the salaries, benefits and stock option grants for our employees, directors and other individuals compensated by our company. The Compensation Committee also administers our compensation plans. The Compensation & Benefits Committee comprises of the following three non executive directors:

      Mr N Vaghul                                    -       Chairman
      Messrs Hamir Vissanji and B C Prabhakar        -       Members

      During the year 2000-01, four Compensation & Benefits Committee meetings of the Board were held and the Chairman of the Compensation & Benefits Committee was present in all the four meetings. Messrs Hamir Vissanji and B C Prabhakar have attended four and three meeting respectively during the year.

IV    BOARD PROCEDURE

A. THE BOARD OF DIRECTORS OF A COMPANY SHALL MEET AT LEAST FOUR TIMES A YEAR, WITH A MAXIMUM TIME GAP OF FOUR MONTHS BETWEEN ANY TWO MEETINGS.

      We hold a minimum of four Board meetings every year. During the last financial year, our Board met at five meetings held on April 26, 2000; July 27,2000; October 30 & 31, 2000 (two meetings)and January 18, 2001.

B. COMPANY FURTHER AGREES THAT A DIRECTOR SHALL NOT BE A MEMBER IN MORE THAN 10 COMMITTEES OR ACT AS CHAIRMAN OF MORE THAN FIVE COMMITTEES ACROSS ALL COMPANIES IN WHICH HE IS A DIRECTOR.

      None of the Directors of our Company are members in more than 10 committees or act as chairman of more than five committees across all companies in which he is a director.

WIPRO LIMITED
--------------------------------------------------------------------------------

V     MANAGEMENT

A MANAGEMENT DISCUSSION AND ANALYSIS REPORT SHALL FORM PART OF THE ANNUAL REPORT TO THE SHAREHOLDERS

      This report has been included at page 65 of the Annual Report.

B DISCLOSURES MUST BE MADE BY THE MANAGEMENT TO THE BOARD RELATING TO ALL MATERIAL FINANCIAL AND COMMERCIAL TRANSACTIONS, WHERE THEY HAVE PERSONAL INTEREST, THAT MAY HAVE A POTENTIAL CONFLICT WITH THE INTEREST OF THE COMPANY AT LARGE.

      Periodical disclosures of this requirement are made by the management from time to time.

VI    SHAREHOLDERS

A IN THE CASE OF APPOINTMENT OF A NEW DIRECTOR OR RE-APPOINTMENT OF A DIRECTOR, THE SHAREHOLDERS MUST BE PROVIDED WITH THE FOLLOWING
      INFORMATION:

      -  A BRIEF RESUME OF THE DIRECTOR

      -  NATURE OF HIS EXPERTISE IN SPECIFIC FUNCTIONAL AREAS

      - NAMES OF COMPANIES IN WHICH THE PERSON ALSO HOLDS THE DIRECTORSHIP AND THE MEMBERSHIP OF COMMITTEES OF THE BOARD

      The relevant information relating to the Directors who would be re-appointed at the ensuing Annual General Meeting to be held on July 19, 2001 is given in the Annexure B to the Notice convening the Annual General Meeting.

B ALL INFORMATION LIKE QUARTERLY RESULTS, PRESENTATION MADE BY COMPANIES TO ANALYSTS SHALL BE PUT ON COMPANY'S WEBSITE,

      Our Quarterly and Annual results are displayed on the following Websites i.e. www.wiproindia.com and www.wipro.com

      We also regularly provide information to the stock exchanges as per the requirements of the Listing Agreements and update our websites periodically to include information on new developments and business opportunities of the Company.

C A BOARD COMMITTEE UNDER THE CHAIRMANSHIP OF A NON EXECUTIVE DIRECTOR SHALL BE FORMED TO SPECIFICALLY LOOK INTO THE REDRESSING OF SHAREHOLDER AND INVESTORS' COMPLAINTS LIKE TRANSFER OF SHARES, NON RECEIPT OF BALANCE SHEET, NON RECEIPT OF DECLARED DIVIDENDS, ETC. THIS COMMITTEE SHALL BE DESIGNATED AS ,SHAREHOLDERS/INVESTORS GRIEVANCE COMMITTEE'

      ADMINISTRATIVE AND SHAREHOLDERS'/INVESTORS' GRIEVANCES COMMITTEE

      THE ADMINISTRATIVE COMMITTEE WHICH WAS FORMED IN THE YEAR 1986, HAS BEEN RE-STRUCTURED AS ADMINISTRATIVE AND SHAREHOLDERS/INVESTORS GRIEVANCE COMMITTEE WHICH INTER ALIA ADMINISTERS THE FOLLOWING:

      A. REDRESS SHAREHOLDER AND INVESTORS' COMPLIANTS ETC., RELATING TO TRANSFER OF SHARES, NON RECEIPT OF BALANCE SHEET, NON RECEIPT OF DECLARED DIVIDENDS

      B. CONSOLIDATE AND SUB-DIVIDE SHARE CERTIFICATES

      C. APPROVE TRANSMISSION AND ISSUE OF DUPLICATE/FRESH SHARE CERTIFICATE

      The Administrative and Shareholders/Investors Grievances Committee comprises of the following:

      Mr. B C Prabhakar                              -       Chairman
      Messrs Azim H Premji and Hamir K Vissanji      -       Members

      During the year 2000-01, 40 Administrative and Shareholders/Investors Grievances Committee meetings of the Board were held and the Chairman of the Administrative and Shareholders/Investors Grievances was present in all the meetings.

D THE BOARD OF THE COMPANY SHALL DELEGATE THE POWER OF SHARE TRANSFER TO AN OFFICER OR A COMMITTEE OR TO THE REGISTRAR AND SHARE TRANSFER AGENTS SO AS TO EXPEDITE THE PROCESS OF SHARE TRANSFERS.

      The Board has delegated the power of share transfer to Registrar and Share Transfer Agents who process share transfers in less than 7 days of date of lodgement in the case of shares held in physical form.

WIPRO LIMITED
--------------------------------------------------------------------------------

VII   COMPLIANCE

      A CERTIFICATION SHALL BE OBTAINED FROM THE AUDITORS OF THE COMPANY REGARDING COMPLIANCE OF CONDITIONS OF CORPORATE GOVERNANCE AS STIPULATED AND THE SAME SENT TO THE SHAREHOLDERS ALONG WITH THE DIRECTORS' REPORT WHICH IS SENT ANNUALLY TO ALL THE SHAREHOLDERS OF THE COMPANY.

      The certificate dated April 20, 2001 obtained from our statutory Auditors M/s N M Raiji & Co. is given at page No.38 of the Annual Report.

VIII. COMPLIANCE OFFICER

      The name and designation of the Compliance Officer of the Company is Mr. Suresh C Senapaty, Corporate Executive Vice President -- Finance.

      In addition, shareholders/ADR holders can contact Mr. J Shankar, Corporate Treasurer in India and Mr. R Sridhar in USA on financial matters and Mr. Satish Menon, Corporate Vice President-Legal & Company Secretary on all legal and secretarial matters.

      Their contact details are given below:

NAME            TELEPHONE NUMBER           EMAIL ID                       FAX NO.
----            ----------------           --------                       -------
S C Senapaty    91-080-8440011-Extn 113
                91-080-8440055 (Direct)    suresh.senapaty@wipro.com      91-080-8440104
J Shankar       91-080-8440011-Extn 170
                91-080-8440079 (Direct)    shankar.jaganathan@wipro.com   91-080-8440051
Satish Menon    91-080-8440011-Extn 180
                91-080-8440078 (Direct)    satish.menon@wipro.com         91-080-8440051
R Sridhar       001-408 557 4402           sridhar.ramasubbu@wipro.com    001-408 615 7178

IX    GENERAL BODY MEETINGS

      During the last three years, our Annual General Meetings have been held either at The Oberoi or The Taj Residency, Bangalore. The meetings were held at 4.30 p.m. each year. Resolutions are generally passed on a show of hands.

      ATTENDANCE AT AGMs AND EGMs DURING THE LAST FINANCIAL YEAR:

      April 26, 2000 At the Extraordinary General Meeting, all the Directors
                     were present.

      July 27, 2000  At the Annual General Meeting, all the Directors except one were present.

X     GENERAL SHAREHOLDERS INFORMATION

      We give below certain other useful information

      a. As indicated in the Notice to our shareholders, the Annual General Meeting of the Company will be held on July 19, 2001. The time and venue of the meeting is as indicated in the Notice.

      b.    Financial Calender: April 1 to March 31.

      c. Date of book closure: July 3, 2001 to July 19, 2001 (both days inclusive) for payment of dividend.

      d.    Dividend payment date: Within the 5 days from July 19, 2001

      e. Listing on Stock Exchanges: The shares of the Company are listed on seven stock exchanges in India i.e.

            National Stock Exchange of India Ltd.
            The Stock Exchange Mumbai
            Bangalore Stock Exchange Ltd.
            Stock Exchange Ahmedabad
            Kolkatta Stock Exchange Association Ltd.
            Delhi Stock Exchange Association Ltd.
            Cochin Stock Exchange Ltd.

            In October 2000, Company had listed its American Depository Shares on the New York Stock Exchange (NYSE). Ticker symbol is WIT in NYSE.

WIPRO LIMITED
--------------------------------------------------------------------------------

      f.    Stock Code -- 7685 in The Stock Exchange, Mumbai

      g. Market Price Data: High, low during each month in last financial year. Performance in comparison to broad based indices such as BSE Sensex, etc., The information is given at page No.38 of the Annual Report.

            Karvy Consultants Limited are our Registrars and Share Transfer Agents. Their contact details are: Karvy Consultants Limited, 51/2 Vanilvilas Road, T K N Complex, Opposite National College, Basavangudi, Bangalore. Telephone: (080) 6613400, 6621192.

            The turnaround time for completion of transfer of shares in physical form is generally less than 7 days from the date of receipt, if the documents are clear in all respects.

            We have internally fixed turnaround time for closing queries/complaints received from the shareholders. During the year 2000-01, we have received the following queries/complaints and to the best of knowledge of the Company, resolved all the queries/complaints within the fixed turnaround time, wherever the documents were proper and complete.

            NATURE OF QUERIES/COMPLAINTS                        RECEIVED     RESOLVED   UNRESOLVED
            ----------------------------                        --------     --------   ----------
            No. of requests for change of address                   38          38          --
            No. of requests for transmission                         1           1          --
            Non receipt of share certificates/bonus shares          27          27          --
            Revalidation of Dividend Warrants                       47          47          --
            Letters from SEBI & stock exchanges                      5           5          --
            Issue of duplicate share certificates                    9           8           1*

            * Pending completion of formalities by the shareholder. Duplicate share certificate would be issued thereafter. As of March 31, 2001, the distribution of our shareholding was as follows:

                                         NO.OF
                      CATEGORY        SHAREHOLDERS     PERCENTAGE    NO.OF SHARES         PERCENTAGE
                      --------        ------------     ----------    -------------        ----------
                         1-500           54,111          94.24          2,387,100             0.51
                       501-1000             951           1.85            775,330             0.17
                      1001-2000             886           1.73          1,415,062             0.30
                      2001-3000             341           0.66            909,980             0.20
                      3001-4000             171           0.33            633,582             0.14
                      4001-5000             112           0.22            524,186             0.11
                     5001-10000             287           0.56          2,046,078             0.44
                     Above 10001            558           1.09        455,810,056            98.05
                     Transit                  1           0.00            364,664             0.08
                                         ------         ------        -----------           ------
                        TOTAL            57,418         100.00        232,433,019           100.00

      h. Over 95% of the outstanding shareholding of the Company have been dematerialised.

      i.    As of date, we have no outstanding convertible instruments.

      j.    The address of our depository for ADS is as follows:

              Morgan Guaranty Trust Company of New York
              60, Wall Street
              New York, NY 10260
              Tel:001-(212) 648-3208
              Fax:001-(212) 648-5576

      k.   The name and address of the custodian for ADS in India is as follows:

              ICICI Limited
              ICICI Towers
              Bandra Kurla Complex
              Mumbai 400 051
              Tel:  022-6531414
              Fax:  022-6531165

WIPRO LIMITED
--------------------------------------------------------------------------------

      l.    Our Software Technology Parks are located at:

             SL. NO.                       ADDRESS                                          CITY
             -------                       -------                                          ----
                1         S B Towers, 88, M G Road                                  Bangalore- 560 001
                2         37, Castle Street                                         Bangalore- 560 025
                3         K- 312, Koramangala Industrial layout
                          V Block, Koramangala                                      Bangalore- 560 095
                4         271- 271A, Sri Ganesh Complex,
                          Hosur Main Road, Madiwala                                 Bangalore- 560 068
                5         Information Technology Park, Whitefield                   Bangalore- 560 066
                6         111, Mount Road, Guindy                                   Chennai- 600 032
                7         Basappa Complex, 49/1A Lavelle Road                       Bangalore- 560 001
                8         30, Mission Road, 1st Main, S R Nagar                     Bangalore- 560 027
                9         8, 7th Main Block, Koramangala                            Bangalore- 560 095
                10        26, Sri Chamundi Complex, Madiwala-II
                          Bommanahalli, Hosur Main Road                             Bangalore- 560 068
                11        A314, Block III, KSSIDC Multistoried
                          Complex, Keonics Electronic City                          Bangalore- 561 229
                12        1-8-448, Lakshmi Buildings, S P Road
                            Begumpet                                                Secunderabad- 500 016
                13        Sharada Arcade, 685/2B & 685/ 2C
                            Satara Road                                             Pune- 411 037
                14        Plot No. 480-481,
                            Section 20, Udyog Vihar, Phase II                       Gurgaon- 122 015
                15        Survey Nos 64, Serilingampali Mandal
                            Madhapur                                                Hyderabad- 500 033
                16        138, Shollinganallur, Old Mahabalipuram Road              Chennai- 600 119
                17        3rd Floor, International Technology Centre
                            Belapur, Navi Mumbai                                    Mumbai- 400 614
                18        Plot No. 2, MIDC
                            Infotech Park, Hingewadi, Pune                          Pune- 411 027

      m.    Our manufacturing facilities are located at:

             Sl.No.                       Address                                           City
             ------                       -------                                           ----
               1          105, Hootagalli Industrial Area                             Mysore - 571 186
               2          A-28, Thattanchavady Industrial Estate                      Pondicherry - 605 009
               3          9B-10A, Peenya Industrial Area, Phase 1                     Bangalore - 560 058
               4          226C/226D, Industrial Development Area, APIIC               Hindupur - 515 211
               5          Plot No.480-481, Section 20, Udyog Vihar, Phase III         Gurgaon, Haryana
               6          P O Box No.12                                               Amalner - 425 401
                            Dist. Jalgaon
               7          120/1 Vellancheri, Guduvanchery                             Tamilnadu - 603 202
               8          Plot No.4 Anthrasanahalli Industrial Area                   Tumkur - 572 106
               9          L-8, MIDC Waluj,                                            Aurangabad - 431 136

WIPRO LIMITED
--------------------------------------------------------------------------------

      (n)   Members can contact us at our registered office:

             Wipro Limited
             Doddakannelli
             Sarjapur Road
             Bangalore 560 035.
             Telephone: (91-80) 8440011. Fax: (91-80) 8440051.


                              [PERFORMANCE GRAPH]


           WIPRO SHARE

                PRICE IN BSE          BSE SENSEX           WIPRO PRICE          SENSEX
              DURING EACH MONTH     DURING EACH MONTH       MOVEMENT %        MOVEMENT %
              ------------------    -----------------     -------------     -------------
                HIGH       LOW       HIGH       LOW       HIGH      LOW     HIGH      LOW
              -------    ------     ------     ------     ----      ---     ----      ---
April '00      5,720      4,321      4,768      4,625
  May '00      3,285      2,579      4,758      3,832      -43      -40       0       -17
  Jun '00      3,089      1,741      4,920      4,321       -6      -33       3        13
  Jul '00      3,160      2,115      5,059      4,053        2       21       3        -6
  Aug '00      3,365      2,116      4,500      4,143        6        0     -11         2
  Sep '00      3,479      2,411      4,790      4,005        3       14       6        -3
  Oct '00      2,747      1,852      4,197      3,492      -21      -23     -12       -13
  Nov '00      2,650      2,150      4,046      3,735       -4       16      -4         7
  Dec '00      3,060      2,137      4,333      3,804       15       -1       7         2
  Jan '01      3,020      2,340      4,409      3,929       -1        9       2         3
  Feb '01      3,074      2,230      4,462      4,021        2       -5       1         2
  Mar '01      2,637      1,295      3,437      3,604      -14      -42     -23       -10

                              AUDITOR'S CERTIFICATE

          As required by you, we have reviewed the Company's procedures for compliance with the provisions of Clause 49, regarding Corporate Governance, of the Listing Agreement with The Stock Exchanges.

          On the basis of our review and according to the information and explanations given to us and the representations made to us by the Management, we state that to the best of our knowledge and belief, the Company has complied with the mandatory requirements of the provisions of Corporate Governance stipulated in Clause 49 of the Listing Agreement with the Stock Exchanges.

                                              FOR N.M. RAIJI & CO.
                                             Chartered Accountants

                                                  J.M. GANDHI
          Mumbai, April 20, 2001                    Partner

WIPRO LIMITED
--------------------------------------------------------------------------------



                                  WIPRO LIMITED
             FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2001
     (IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN INDIA)

WIPRO LIMITED
--------------------------------------------------------------------------------

AUDITOR'S REPORT

TO THE MEMBERS OF WIPRO LIMITED

We have audited the attached Balance Sheet of Wipro Limited as at March 31, 2001 and also the annexed Profit & Loss Account for the year ended on that date, and report that:

1. We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit.

2. In our opinion, proper books of accounts as required by law have been kept by the Company so far appears from our examination of the books.

3. The Balance Sheet and the Profit & Loss Account dealt with by this report are in agreement with the books of account.

4. In our opinion, the Profit and Loss Account and Balance Sheet dealt with by this report are in compliance with the Accounting Standards referred to in
    Section 211(3C) of the Companies Act, 1956.

5. As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under Section 274(1)(g) of the Companies Act, 1956.

6. In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give information required by the Companies Act, 1956, in the manner so required and

    a) give a true and fair view of the state of affairs of the Company as at March 31, 2001; in case of the Balance Sheet and

    b) give a true and fair view of the Profit for the year ended on that date, in case of the Profit & Loss Account.

7. As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956 and on the basis of such checks as we considered appropriate, we further state that:

    (i) The Company has maintained proper records showing quantitative details and the situation of its fixed assets. A major portion of fixed assets have been physically verified by the management during the year. In our opinion, the frequency of verification of fixed assets by the management is reasonable, having regard to the size of the Company and the nature of its assets. No material discrepancy has been noticed between the book records and the assets physically verified.

    (ii) None of the fixed assets of the Company have been revalued during the year.

    (iii) Stocks of finished goods, stores, spare parts and raw materials other than with the third parties have been physically verified by the management at reasonable intervals. There is a process of obtaining confirmation in respect of stores with third parties.

    (iv) In our opinion and according to the information and explanations given to us, the procedures for physical verification of stocks followed by the management are reasonable and adequate in relation to the size of the Company and the nature of its business.

    (v) The discrepancies between the physical stocks and the book stocks were not material and have been properly dealt within the books of account.

    (vi) In our opinion, the valuation of stocks is fair and proper in accordance with the normally accepted accounting principles, and is on the same basis as in the preceding year.

    (vii) The Company has not taken any loans secured or unsecured from companies, firms or other parties listed in the register maintained under section 301 of the Companies Act, 1956. We have been informed that there are no companies under the same management as defined under Section 370(1-B) of the Companies Act, 1956.

    (viii) The Company has granted unsecured interest free/interest-bearing loans to its subsidiaries and to companies which are listed in the register maintained under Section 301 of the Companies Act, 1956. The terms and conditions of such loans are prima facie, not prejudicial to the interest of the Company.

    (ix) In respect of loans and advances in the nature of loans given by the Company, the parties/ employees have generally repaid the principle amount and interest as per terms, wherever stipulated.

    (x) The Company has adequate internal control procedures commensurate with its size and nature of its business for the purchase of stores, raw materials including components, plant and machinery, equipment and other assets and for the sale of goods.

WIPRO LIMITED
--------------------------------------------------------------------------------

    (xi) The transactions for purchase of goods and materials and sale of goods, materials and services, made in pursuance of contracts or agreements entered in the register maintained under section 301 of the Companies Act, 1956, as aggregating during the year to Rs. 50,000/- or more in respect of each party, have been made at prices which are generally reasonable having regard to prevailing market prices for such goods, materials, or services or the prices at which transactions for similar goods or services have been made with other parties.

    (xii) As explained to us, the Company has a regular procedure for determination of unserviceable or damaged stores and raw material. In our opinion adequate provision has been made in the accounts for the estimated loss on the items so determined.

    (xiii) The Company has not accepted any public deposits during the year. The amount outstanding as on the balance sheet date is only in respect of unclaimed deposits accepted in earlier years. On account of this no comment is required for the compliance of Section 58A of the Companies Act, 1956 and the Companies (Acceptance of Deposits) Rules, 1975 and directives issued by the Reserve Bank Of India with regard to the deposits accepted from the public.

    (xiv) In our opinion, the Company has maintained reasonable records for the sale and disposal of realisable by-products and scrap.

    (xv) The Company has a system of internal audit which is commensurate with its size and nature of business.

    (xvi) We have broadly reviewed the books of account maintained by the Company pursuant to the rules made by the Central Government for maintenance of Cost records in respect of the Vanaspati, Soaps and Lighting products under Section 209(1)(d) of the Companies Act, 1956 and are of opinion that, prima facie, the prescribed accounts and records have been maintained. We have not, however, made a detailed examination of the records with a view to determining whether they are accurate or complete.

    (xvii) The Company has been generally regular in depositing Provident Fund and Employees State Insurance dues with the appropriate authorities, except that in a few cases there were minor delays in depositing the dues.

    (xviii) There are no undisputed amounts in respect of Income Tax, Wealth
            Tax, Sales Tax, Customs Duty and Excise Duty which, as at the Balance Sheet date, were outstanding for a period of more than six months from the date they become payable.

    (xix) On the basis of our examination of the books of account and the information and explanations given to us, there are no personal expenses which have been charged to the revenue account other than those incurred in terms of contractual obligations or in accordance with generally accepted business practice.

    (xx)    The Company is not a sick industrial Company within the meaning of
            Section 3 (1) (o) of the Sick Industrial Companies (Special Provisions) Act, 1985.

    (xxi) In respect of service activities, the Company has a reasonable system, commensurate with its size and nature of business for:

            a. recording receipts, issues and consumption of materials and allocating materials consumed to the relative jobs/projects

            b.  allocating man-hours utilised to the respective jobs/projects.

            c. authorisation at appropriate levels and an adequate system of internal control on issue of stores and allocation of stores and man power to jobs/projects.

    (xxii) The business activity carried on by the Company includes letting out immovable property on rental basis. For such activities, maintenance of records of materials, stores, man hours etc., is not considered necessary.

    (xxiii) As regards the trading activity of the Company during the year, damaged goods were determined and suitable value adjustment was made in the books of account.

                                          for N. M. RAIJI & CO.,
                                           Chartered Accountants

                                               J. M. GANDHI
 Mumbai, April 20, 2001                           Partner

WIPRO LIMITED
--------------------------------------------------------------------------------
BALANCE SHEET

                                                                           (Rs. in 000s,
                                                                      except quantitative data)
                                                                     ---------------------------
                                                                           AS OF MARCH 31,
                                                                     ---------------------------
                                                       SCHEDULE         2001              2000
------------------------------------------------------------------------------------------------
SOURCES OF FUNDS

SHAREHOLDERS' FUNDS
Share Capital                                               1           464,866          708,313
Share application money pending allotment
  (refer note 8)                                                          2,345               --
Reserves and Surplus                                        2        19,184,623        6,994,576
                                                                     ---------------------------
                                                                     19,651,834        7,702,889
                                                                     ---------------------------
LOAN FUNDS
Secured loans                                               3           400,644          492,319
Unsecured loans                                             4            47,397           86,669
                                                                     ---------------------------
                                                                        448,041          578,988
                                                                     ---------------------------
                    TOTAL                                            20,099,875        8,281,877
------------------------------------------------------------------------------------------------
APPLICATION OF FUNDS
FIXED ASSETS
Gross block                                                 5         9,020,225        6,757,891
Less: Depreciation                                                    3,793,678        2,928,679
                                                                     ---------------------------
  Net Block                                                           5,226,547        3,829,212
Capital work-in-progress and advances                                   797,958          708,824
                                                                     ---------------------------
                                                                      6,024,505        4,538,036
                                                                     ---------------------------

INVESTMENTS                                                 6         1,636,443          462,033
CURRENT ASSETS, LOANS AND ADVANCES
Inventories                                                 7         1,152,530        1,340,159
Sundry Debtors                                              8         6,176,657        4,469,381
Cash and Bank balances                                      9         4,463,421          747,290
Loans and advances                                         10         5,992,691        1,210,827
                                                                     ---------------------------
                                                                     17,785,299        7,767,657
                                                                     ---------------------------
CURRENT LIABILITIES AND PROVISIONS
Liabilities                                                11         4,813,400        4,057,632
Provisions                                                 12           532,972          428,217
                                                                     ---------------------------
                                                                      5,346,372        4,485,849
                                                                     ---------------------------
NET CURRENT ASSETS                                                   12,438,927        3,281,808
                                                                     ---------------------------
                    TOTAL                                            20,099,875        8,281,877
------------------------------------------------------------------------------------------------

Significant accounting policies and notes to accounts      19

As per our report attached      For and on behalf of the Board of Directors
FOR N. M. RAIJI & CO.,
Chartered Accountants

J. M. GANDHI                    AZIM HASHAM PREMJI                   HAMIR K VISSANJI             N VAGHUL
Partner                         Chairman and Managing Director       Director                     Director

                                SURESH C SENAPATY                    SATISH MENON
                                Corporate Executive                  Corporate Vice President-
                                Vice President - Finance             Legal & Company Secretary

Mumbai, April 20, 2001                                               Bangalore, April 20, 2001

WIPRO LIMITED
--------------------------------------------------------------------------------

  PROFIT AND LOSS ACCOUNT

                                                                                          (Rs. in 000s)
                                                                        -------------------------------
                                                     SCHEDULE                YEAR ENDED MARCH 31,
                                                                        -------------------------------
                                                                           2001                 2000
-------------------------------------------------------------------------------------------------------
  INCOME
Sales and Services                                                      30,539,090           22,735,614
Other Income                                              13               692,915              257,308
                                                                        -------------------------------
                                                                        31,232,005           22,992,922
-------------------------------------------------------------------------------------------------------
  EXPENDITURE
Cost of goods sold                                        14            18,103,247           15,203,910
Selling, general and administrative expenses              15             5,404,381            3,995,654
Interest                                                  16                68,890              286,682
                                                                        -------------------------------
                                                                        23,576,518           19,486,246
-------------------------------------------------------------------------------------------------------
  PROFIT BEFORE TAXATION AND NON
  RECURRING / EXTRAORDINARY ITEMS                                        7,655,487            3,506,676
-------------------------------------------------------------------------------------------------------
Provision for taxation                                                     992,000              501,000
  PROFIT AFTER TAX BEFORE NON-
  RECURRING / EXTRAORDINARY ITEMS                                        6,663,487            3,005,676
                                                                        -------------------------------
Non recurring / extraordinary items                       18                16,036             (523,091)
-------------------------------------------------------------------------------------------------------
  PROFIT FOR THE PERIOD                                                  6,679,523            2,482,585
-------------------------------------------------------------------------------------------------------
APPROPRIATIONS
Interim Dividend on Preference Shares                                       18,043               25,625
Interim Dividend on Equity Shares                                               --               68,747
Proposed Dividend on Equity Shares                                         116,217                   --
Corporate tax on dividend                                                   13,839               10,392
Transfer to Capital Redemption Reserve                                     250,000                   --
TRANSFER TO GENERAL RESERVE                                              6,281,424            2,377,820

Significant accounting policies and notes to accounts    19

As per our report attached             For and on behalf of the
For N M Raiji & Co.,                   Board of Directors
Chartered Accountants

J M GANDHI                             AZIM HASHAM PREMJI                   HAMIR K VISSANJI             N VAGHUL
Partner                                Chairman and Managing Director       Director                     Director

                                       SURESH C SENAPATY                    SATISH MENON
                                       Corporate Executive                  Corporate Vice President-
                                       Vice President - Finance             Legal & Company Secretary

Mumbai, April 20, 2001                                                      Bangalore, April 20, 2001

WIPRO LIMITED
--------------------------------------------------------------------------------

                                                                                    (Rs. in 000s, except share numbers)
                                                                                    -----------------------------------
                                                                                            AS OF  MARCH 31,
                                                                                      ------------------------------
                                                                                         2001                2000
                                                                                      ------------------------------
  SCHEDULE 1  SHARE CAPITAL
AUTHORISED
375,000,000 Equity shares of Rs. 2 each (2000: 235,000,000 equity shares of             750,000             470,000
Rs. 2 each)
2,500,000 (2000:  2,500,000) 10.25 % Redeemable Cumulative Preference                   250,000             250,000
Shares of Rs. 100 each
                                                                                      ------------------------------
                                                                                      1,000,000             720,000
                                                                                      ------------------------------
ISSUED, SUBSCRIBED AND PAID-UP
232,433,019 equity shares of Rs. 2 each (2000:  229,156,350)                            464,866             458,313
Nil (2000:  2,500,000) 10.25% Redeemable Cumulative Preference Shares of                      -             250,000
Rs. 100 each                                                                          ------------------------------
                                                                                        464,866             708,313
                                                                                      ==============================

Notes:

1.  Of the above equity shares:

    i) 226,905,825 equity shares (2000: 226,905,825), have been allotted as fully paid bonus shares by capitalisation of Share Premium of Rs. 32,639 and General Reserves of Rs. 421,173.

    ii) 1,325,525 equity shares (2000: 1,325,525) have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash.

   iii) 3,162,500 shares representing 3,162,500 American Depository Receipts issued during the year pursuant to American Depository offering by the Company.

    iv) 114,169 equity share issued during the year pursuant to Employee Stock Option Plan.

2.  Preference shares were redeemed in December 2000.

  SCHEDULE 2  RESERVES AND SURPLUS

                                           ----------------------------------------------------------------
                                                   As of      Additions       Deductions        As of March
                                           April 1, 2000                                          31, 2001
                                           ----------------------------------------------------------------
Capital Reserves                                 114,047           750  (a)     105,297  (b)         9,500
                                                 166,047             -           52,000            114,047
Capital Redemption Reserve                            38       250,000  (c)           -            250,038
                                                      38                              -                 38
Share Premium                                          -     5,920,208  (d)           -          5,920,208
Revaluation Reserve                            1,047,110             -          157,038  (e)       890,072
                                               1,110,455             -           63,345          1,047,110
Debenture Redemption Reserve                           -             -                -  (f)             -
                                                   6,666             -            6,666                  -
Investment Allowance Reserve                      14,500             -                -             14,500
                                                  15,022             -              522             14,500
General Reserve                                5,818,881     6,281,424  (f)           -         12,100,305
                                               3,464,230     2,385,008           30,357  (g)     5,818,881
                                           ----------------------------------------------------------------
                                               6,994,576    12,452,382          262,335         19,184,623
                                               4,762,458     2,385,008          152,890          6,994,576
                                           ----------------------------------------------------------------

Corresponding figures for the previous year ended March 31, 2000 is given below current years figures

a)  Capital subsidy received.

b)  Refer note 2 of schedule 19.

c)  Transfers from Profit and Loss account.

d) Rs. 123,759 pursuant to issue of shares under Employee Stock Option Plan and Rs. 5,796,449 on account of American Depository Offering by the Company, net of offering expenses of Rs. 273,429.

e) Transfer to Profit and Loss account Rs. 58,843 (2000: Rs. 45,546) and reduction on account of sale of revalued assets and other adjustments Rs. 98,195 (2000: Rs. 17,799).

f) Transfer from Profit and Loss account Rs. 6,281,424 (2000: Rs. 2,377,820) Debenture Redemption Reserve Rs. nil (2000: Rs. 6,666) and Investment Allowance Reserve Rs. Nil (2000: Rs. 522).

g) Deficit arising on account of amalgamation of Wipro Computers Limited with Wipro Limited, reduced from General Reserve (refer note (6).

WIPRO LIMITED
--------------------------------------------------------------------------------

                                                                                   (Rs. in 000s)
                                                                     ---------------------------
                                                     Note                  AS OF MARCH 31,
                                                                     ---------------------------
  SCHEDULE 3  SECURED LOANS                      Reference            2001                2000
                                                                     ---------------------------
FROM BANKS
Cash Credit facility                                  a              203,187              96,091
EXTERNAL COMMERCIAL BORROWINGS                        b              127,582             269,453
FROM FINANCIAL INSTITUTIONS
Asset Credit Scheme                                   c               68,200              88,200
Term Loans                                            d                    -              36,900
DEVELOPMENT LOAN FROM
GOVERNMENT OF KARNATAKA                               e                1,675               1,675
                                                                     ---------------------------
                                                                     400,644             492,319
                                                                     ===========================

NOTES:

a. Secured by hypothecation of stock-in trade, book debts, stores and spares, and secured/to be secured by a second mortgage over certain immovable properties.

b. Foreign currency loan secured by hypothecation of movable fixed assets in certain software development centres at Bangalore and specific plant and machinery of Fluid Power unit.

c.  Secured by hypothecation of specific machinery / assets.

d. i. Rs. Nil (2000: Rs. 16,600) Secured / to be secured by a pari passu second mortgage on all immovable properties.

    ii. Rs. Nil (2000: Rs. 20,300) secured by a first charge on certain movable properties at Bangalore.

e. Secured by a pari passu second mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories, book debts and specific equipments referred to in Note a above.

                                                                   --------------------------
                                                                        AS OF MARCH 31,
                                                                   --------------------------
  SCHEDULE 4  UNSECURED LOANS                                       2001                2000
                                                                   --------------------------
FIXED DEPOSITS                                                        886                886
SHORT TERM LOANS AND ADVANCES
From other than Banks                                                   -              49,692
OTHER LOANS AND ADVANCES
Interest free loan from government                                 45,261              34,841
Loans from state financial institutions                             1,250               1,250
                                                                   --------------------------
                                                                   47,397              86,669
                                                                   ==========================

SCHEDULE 5 FIXED ASSETS

                        ----------------------------------------------   ---------------------------------------------------
PARTICULARS                               GROSS BLOCK                              PROVISION FOR DEPRECIATION BLOCK
                        ----------------------------------------------   ---------------------------------------------------
                           As on    Additions     Deductions/   AS ON      As on     Depreciation     Deductions/     AS ON
                          April 1,               adjustments  MARCH 31,    April 1,      for the     adjustments    MARCH 31,
                           2000                                  2001       2000         PERIOD                       2001
                        ----------------------------------------------   ---------------------------------------------------
Land                      377,336     147,464       11,515     513,285         352            51            162          241
Buildings               1,300,495     510,693       98,129   1,713,059     131,832        28,368          5,277      154,923
Railway siding              4,000           -            -       4,000       3,599           201              -        3,800
Plant and Machinery     4,197,214   1,411,305      154,703   5,453,816   2,402,625       812,212        136,449    3,078,388
Furniture, fixture and
equipment                 651,714     389,606       24,899   1,016,421     274,865       147,599         17,206      405,258
Vehicles                  217,729     117,453       18,614     316,568     110,738        49,368         11,225      148,881
Technical Know-how          9,382           -        6,306       3,076       4,647           468          2,928        2,187
Patents and trade marks        21           -           21           -          21             -             21            -
                        ----------------------------------------------   ---------------------------------------------------
Total                   6,757,891   2,576,521      314,187   9,020,225   2,928,679     1,038,267        173,268    3,793,678
                        ----------------------------------------------   ---------------------------------------------------
March 31,2000           5,615,301   1,330,736      188,147   6,757,891   2,330,326       744,089        145,736    2,928,679

                               (Rs. in 000s)
                          ----------------------
                               NET BLOCK
                          ----------------------
                            AS ON        As on
                           MARCH 31,   March 31,
                            2001         2000
                          ----------------------
Land                        513,044     376,984
Buildings                 1,558,136   1,168,663
Railway siding                  200         401
Plant and Machinery       2,375,428   1,794,589
Furniture, fixture and
equipment                   611,163     376,849
Vehicles                    167,687     106,991
Technical Know-how              889       4,735
Patents and trade marks           -           -
                          ----------------------
Total                     5,226,547   3,829,212
                          ----------------------
March 31,2000             3,829,212   3,284,975


a. The fixed assets of the Company were revalued as at March 31, 1997, at depreciated replacement values based on valuation by an independent firm of chartered surveyors and valuers. The depreciated replacement values were arrived on the basis of market values, present condition and balance expected useful life of the asset. Where relevant, Indices published by the Reserve Bank of India and Confederation of Indian Industry were used in the valuation. The following amounts were added to the fixed assets on revaluation.

                                        ------------------------------------------------------------------
                                           Gross            Depreciation       Net Block          Revalued
                                           Block                Block                            Net Block
                                        ------------------------------------------------------------------
Land                                      123,532                    -          123,532           166,097
Buildings (including tenancy rights)      685,341               37,541          647,800           791,034
Railway siding                              3,988                2,988            1,000             1,000
Plant and Machinery                       771,697              245,576          526,121         1,644,994
Furniture, fixture and equipment                                                                  128,543
Vehicles                                                                                           84,405
Technical Know-how                         (7,302)              (7,360)              58             2,808
Patents and trade marks                                                                                 1
                                        ------------------------------------------------------------------
Total                                   1,577,256              278,745        1,298,511         2,818,882
                                        ------------------------------------------------------------------

b. Additions to gross block and adjustments of provision for depreciation of the previous year include Rs. 28,270 and Rs. 10,643 respectively on account of assets of Wipro Computers Limited taken over on amalgamation.

c. Deductions to gross block and deductions/adjustments of provision for depreciation include Rs. 203,911 and Rs. 114,884 respectively on account of assets of erstwhile Peripherals Division transferred to Wipro e-Peripherals Limited (refer Note 7)

d.  Land includes leasehold land Rs. 9,978 (2000: Rs. 11,817)

e.  Buildings:

    i)  includes shares worth Rs. 2 (2000: Rs. 2)

    ii) includes leasehold land/property Rs. 4,241 (2000: Rs. 4,241)

    iii) is net of depreciation during construction period.

f. Additions of previous year Rs. 10,774 of difference in exchange/forward contract premium on foreign currency borrowings utilised for acquisition of fixed assets.

g. Deduction/adjustment in Gross Block and in provision for depreciation includes Rs. 123,818 (2000: Rs. 23,721) pertaining to increased value of revalued assets sold/discarded. The net amount of Rs. 98,195 (2000: Rs. 17,799) has been adjusted from revaluation reserve.

WIPRO LIMITED
--------------------------------------------------------------------------------
  SCHEDULE  6  INVESTMENTS

(Rs. in 000s except share numbers and face value)
All shares are fully paid up

                                                                     ---------------------------------------------------
                                                                                                        AS OF MARCH 31,
                                                                     ---------------------------------------------------
                                                                         NUMBER     FACE VALUE          2001      2000
                                                                     ---------------------------------------------------
INVESTMENTS - LONG TERM (AT COST)
INVESTMENTS IN SUBSIDIARY COMPANIES
UNQUOTED
EQUITY SHARES
Wipro Prosper Ltd                                                           200     Rs.      10              2         2
Wipro Trademark Holdings Ltd                                                200     Rs.      10              2         2
Wipro Inc, USA (200 shares acquired during the year)                      1,200     US   $2,500        129,270   105,940
Wipro Japan KK, Japan                                                       650     JPY  50,000          9,738     9,738
Wipro Net Ltd (10,076,542 shares acquired during the year)           20,600,927     Rs.      10      1,192,460   105,244
Wipro Welfare Ltd                                                        66,171     Rs.      10            662       662
                                                                     ---------------------------------------------------
                                                                                                     1,332,134   221,588
                                                                     ---------------------------------------------------
PREFERENCE SHARES
9 % CUMULATIVE REDEEMABLE PREFERENCE SHARES HELD IN
Wipro Trademark Holdings Ltd                                              1,800     Rs.      10             18        18
INVESTMENTS IN EQUITY SHARES OF OTHER COMPANIES
QUOTED
TRADE INVESTMENTS
Dynamatic Technologies Ltd                                                  100     Rs.      10              1         1
OTHER INVESTMENTS
HDFC Bank Ltd                                                               100     Rs.      10              1         1
Kashyap Radiant Systems Ltd (Sold during the year)                      500,000     Rs.      10              -     5,000
                                                                     ---------------------------------------------------
                                                                                                             2     5,002
                                                                     ---------------------------------------------------
UNQUOTED
Wipro GE Medical Systems Ltd #                                        4,900,000     Rs.      10         49,000    49,000
Net Kracker Ltd ( 1,863,520 shares acquired during the year)#         1,863,520     Rs.      10         18,635         -
Wipro e-Peripherals Limited
( 5,460,000 equity shares acquired during the year)                   5,460,000     Rs.      10         54,600         -
Wipro Finance Limited (sold during the year 48,304,901 shares)                      Rs.      10              &         &
                                                                     ---------------------------------------------------
                                                                                                       122,235    49,000
                                                                     ---------------------------------------------------
INVESTMENTS IN PREFERENCE SHARES/DEBENTURES OF OTHER
  COMPANIES UNQUOTED
Investments in preference shares of Wipro Finance Ltd
Convertible preference
shares in Wipro Finance Ltd
(sold during the year 2,500,000 shares)                                             Rs.    100               -         &
Convertible preference shares in Wipro Finance Ltd
  (sold during the year 2,000,000 shares)                                           Rs.    100               -         &
Redeemable preference shares in Wipro Finance Ltd                     3,000,000     Rs.    100               -         &
Convertible preference shares in Net Kracker Ltd.
  (acquired during the year) (note #)                                   543,300     Rs.    100          54,330         -
12.5% unsecured Non convertible debentures of
  Wipro e-Peripherals                                                 4,000,000     Rs.    100          40,000         -
                                                                     ---------------------------------------------------
                                                                                                        94,330         -
                                                                     ---------------------------------------------------
OTHER
INVESTMENTS (UNQUOTED)
Redeemable floating rate bonds of State Bank of India                    2,500      Rs.  1,000           2,500     2,500
Indira Vikas Patra (maturity value Rs. 66,003)
  (purchased during the year)                                                                           47,952         -
Bonds of GE Capital Services India Ltd. (refer note 10)
(maturity value Rs. 240,500)                                                                           145,468   292,121
                                                                     ---------------------------------------------------
                                                                                                       195,920   294,621
                                                                     ---------------------------------------------------
                      TOTAL                                                                          1,744,639   570,229
                                                                     ===================================================
Less:  Provision for diminution in value of investments                                                108,196   108,196
                                                                     ---------------------------------------------------
                      TOTAL                                                                          1,636,443   462,033
                                                                     ===================================================

WIPRO LIMITED
--------------------------------------------------------------------------------
                                                                   (Rs. in 000s)

                                                                                              -------------------------
                                                                                                   AS OF MARCH 31,
                                                                                              -------------------------
                                                                                                 2001             2000
                                                                                              -------------------------
Aggregate book value of quoted investments                                                            2           5,002
Aggregate book value of unquoted investments (net of provision )                              1,636,441         457,031
Aggregate market value of quoted investments                                                         25           7,531

NOTES:

# Equity investments in these companies carry certain restrictions on transfer of shares that are normally provided for in joint venture / venture funding agreement.

&  Provision for diminution in value of investments in Wipro Finance Limited, erstwhile subsidiary of the Company is outlined below.
Equity shares ( sold during the year )                                                                -         559,805
Convertible preference shares (sold during the year)                                                  -         321,600
Convertible preference shares (sold during the year)                                                  -         200,000
Redeemable preference shares                                                                    300,000         300,000
                                                                                              -------------------------
                                                                                                300,000       1,381,405
                                                                                              -------------------------
Less:  Provision for diminution in value of investments                                         300,000       1,381,405
                                                                                              =========================
  SCHEDULE 7  INVENTORIES

Stores and Spares                                                                                44,689          42,914
Raw Materials                                                                                   499,536         497,545
Stock-in-process                                                                                121,190          92,970
Finished goods                                                                                  487,115         581,730
Stock-in-trade land *                                                                                 -         125,000
                                                                                              -------------------------
                                                                                              1,152,530       1,340,159
                                                                                              =========================
Basis of stock valuation:
Raw materials, stock-in-process and stores and spares at or below cost.
Finished products at cost or net realisable value, whichever is lower.

* Valued at fair market value on the date of conversion from capital asset to stock in trade or current market value whichever is lower.

SCHEDULE 8  SUNDRY DEBTORS
(UNSECURED)

OVER SIX MONTHS
Considered good                                                                                 448,945         258,667
Considered doubtful                                                                             292,593         196,603
                                                                                              -------------------------
                                                                                                741,538         455,270
                                                                                              -------------------------
OTHERS
Considered good                                                                               5,727,712       4,210,714
Considered doubtful                                                                               5,291               -
                                                                                              -------------------------
                                                                                              5,733,003       4,210,714
                                                                                              -------------------------
Less:  Provision for doubtful debts                                                             297,884         196,603
                                                                                              -------------------------
                                                                                              6,176,657       4,469,381
                                                                                              =========================

WIPRO LIMITED
--------------------------------------------------------------------------------


                                                                                            (Rs. in 000s)
                                                                             ----------------------------
                                                                                    AS OF MARCH 31,
                                                                             ----------------------------
  SCHEDULE 9 CASH AND BANK BALANCES                                             2001               2000
                                                                             ----------------------------
CASH AND CHEQUES ON HAND                                                       661,678            304,316
BALANCES WITH SCHEDULED BANKS
On Current account                                                             527,989            265,012
In Deposit account                                                              84,091              2,254
BALANCES WITH OTHER BANKS IN CURRENT ACCOUNT

Inkom Bank, Russia                                                                  43                 60
Midland Bank, U K                                                               52,122             35,872
Wells Fargo, U S A                                                             597,294            139,763
Nations Bank                                                                        --                 13
Socite General                                                                 460,378                 --
Bank of America                                                                     10                 --
First Chicago                                                                  390,806                 --
Citibank                                                                       875,432                 --
FCC National Bank                                                              391,739                 --
Chase Manhatten                                                                421,815                 --
Great Western Bank                                                                  24                 --
                                                                             ----------------------------
                                                                             4,463,421            747,290
                                                                             ============================

Maximum balances during the year

Inkom Bank, Russia                                                                  43                 60
Midland Bank, U K                                                              362,362            100,263
Wells Fargo, U S A                                                             770,615            762,886
Nations Bank                                                                        13                 13
Socite General                                                                 460,378                 --
Bank of America                                                                     10             51,375
First Chicago                                                                  390,806                 60
Citibank                                                                       875,432                Nil
FCC National Bank                                                              391,739            100,263
Chase Manhatten                                                                421,815            762,866
Great Western Bank                                                                  24                 --

  SCHEDULE 10  LOANS AND ADVANCES
(Unsecured, considered good unless otherwise stated)

Advances and loans to subsidiaries                                              25,418              1,375
Advances recoverable in cash or in kind or for value to be received
Considered good                                                              1,063,775            664,237
Considered doubtful                                                            125,483             55,616
                                                                             ----------------------------
                                                                             1,189,258            719,853
                                                                             ----------------------------

Less : Provision for doubtful advances                                         125,483             55,616
                                                                             ----------------------------
                                                                             1,063,775            664,237
                                                                             ----------------------------
Inter Corporate Deposits                                                     1,052,000            100,000
Other Deposits                                                                 490,329            371,825
Certificate of deposits with foreign banks                                   3,326,108                 --
Advance income-tax ( net of provision )                                         19,067                 --
Balances with excise and customs                                                15,994             73,390
                                                                             ----------------------------
                                                                             5,992,691          1,210,827
                                                                             ============================



Note :

        a) Other Deposits include Rs. 25,000 (2000:Rs. 25,000) security deposits for premises with a firm in which a director is interested.

WIPRO LIMITED
--------------------------------------------------------------------------------



                                                                                    (Rs. in 000s)
                                                                  -------------------------------
                                                                           AS OF MARCH 31,
                                                                  -------------------------------
 SCHEDULE 11  LIABILITIES                                             2001                 2000
                                                                  -------------------------------
Acceptances                                                              --                12,601
Sundry Creditors                                                  1,607,681             1,359,768
Unclaimed dividends                                                     180                   406
Advances from customers                                             847,732               850,958
Other liabilities                                                 1,982,264             1,440,706
Balance due to Subsidiary Companies                                  34,091                 3,787
Interest accrued but not due on loans                                   469                 1,423
Other deposits                                                      340,983               387,983
                                                                  -------------------------------
                                                                  4,813,400             4,057,632
                                                                  ===============================

  SCHEDULE 12  PROVISIONS

Employee retirement benefits                                        404,901               265,915
Interim dividend payable                                                 --                69,870
Proposed dividend                                                   116,217
Tax on proposed dividend                                             11,854                 7,686
Provision for taxation (less payments)                                   --                84,746
                                                                  -------------------------------
                                                                    532,972               428,217
                                                                  ===============================

                                                                  -------------------------------
                                                                         YEAR ENDED MARCH 31,
                                                                  -------------------------------
  SCHEDULE 13  OTHER INCOME                                           2001                  2000
                                                                  -------------------------------
Dividend                                                             31,853                14,720

Interest                                                            313,005                72,225
Net discount/premium on Certificate of Deposit                       (2,548)                    -
Rental Income                                                        15,610                18,770
Profit on Sale of Investments                                         4,000                   681
Profit on disposal of fixed assets                                   49,162                16,737
Difference in exchange                                               86,399                37,252
Royalty                                                              30,789                     -
Miscellaneous Income                                                164,645                96,923
                                                                  -------------------------------
                                                                    692,915               257,308
                                                                  ===============================

Notes :

a) Tax deducted at source Rs. 65,183 (2000:Rs. 14,300)

  SCHEDULE 14  COST OF GOODS SOLD

Raw materials, Finished and Process Stocks       Schedule 17      8,206,916             8,625,323
Stores & Spares                                                     174,555               249,729
Power and Fuel                                                      310,441               215,277
Salaries, wages and bonus                                         2,733,429             1,545,460
Contribution to provident and other funds                           103,362                67,280
Gratuity and pension                                                 78,239                50,512
Workmen and Staff welfare                                           188,220               115,743
Insurance                                                             6,660                 8,472
Repairs to factory buildings                                         38,554                 5,516
Repairs to Plant & Machinery                                         73,655                37,156
Rent                                                                196,129               143,431
Rates & Taxes                                                        13,450                18,672
Packing                                                              28,669                49,769
Travelling and allowance                                          4,956,452             3,479,123
Depreciation                                                        738,582               547,263
Miscellaneous                                                       373,812               175,790
Less : Capitalised (refer note 14)                                 (117,878)             (130,606)
                                                                 --------------------------------
                                                                 18,103,247            15,203,910
                                                                 ================================

WIPRO LIMITED
--------------------------------------------------------------------------------



                                                                                             (Rs. in 000s)
                                                                            ------------------------------
                                                                                  YEAR ENDED MARCH 31,
                                                                            ------------------------------
  SCHEDULE 15  SELLING GENERAL AND ADMINISTRATIVE EXPENSES                       2001                 2000
                                                                            ------------------------------
Salaries, wages and bonus                                                     924,346              656,656
Contribution to provident and other funds                                      40,131               24,719
Gratuity and pension                                                           27,609               26,345
Workmen and Staff welfare                                                     123,640               80,669
Insurance                                                                      20,676               10,910
Repairs to buildings                                                            4,596                4,507
Rent                                                                           80,889               94,262
Rates and taxes                                                                90,141               31,162
Carriage and freight                                                          223,745              203,664
Commission on sales                                                           659,432              597,119
Auditors' remuneration and expenses
   Audit fees                                                                   3,150                3,300
   For certification including tax audit                                        1,162                1,004
   Reimbursement of expenses                                                      508                  382
Advertisement and sales promotion                                             471,824              339,332
Loss on sale of fixed assets                                                      803                8,673
Directors' fees                                                                   922                  193
Depreciation                                                                  240,841              151,280
Travelling and allowances                                                   1,075,868              604,897
Communication                                                                 326,311              206,906
Provision/write off of bad debts                                              266,516              267,360
Miscellaneous                                                                 821,271              682,314
                                                                            ------------------------------
                                                                            5,404,381            3,995,654
                                                                            ==============================

  SCHEDULE 16  INTEREST

On debentures                                                                      --                1,502
On other fixed loans                                                           16,354               70,676
Others                                                                         52,536              214,504
                                                                            ------------------------------
                                                                               68,890              286,682
                                                                            ==============================

  SCHEDULE 17 RAW MATERIALS, FINISHED AND PROCESS STOCKS
  CONSUMPTION OF RAW MATERIALS AND BOUGHT OUT COMPONENTS

Opening stocks                                                                497,545              491,956
Add : Purchases                                                             3,873,857            4,443,791
Add : Taken over on merger (refer note 6)                                          --              111,428
Less : Transfer on sale of undertaking                                        136,772                   --
Less : Closing stocks                                                         499,536              497,545
                                                                            ------------------------------
                                                                            3,735,094            4,549,630
                                                                            ==============================

PURCHASE OF FINISHED PRODUCTS FOR SALE                                      4,493,704            4,078,145
                                                                            ------------------------------
(INCREASE)/DECREASE IN FINISHED AND PROCESS STOCKS
Opening stock                             : In process                         92,970              100,376
                                          : Finished products                 581,730              531,430
Taken over on merger                      : In Process (refer note 6)              --                1,242
                                          : Finished products                      --               39,200
Less : Transfer on sale of undertaking    : In Process                         12,200                   --
                                          : Finished Products                  95,780                   --
Less : Closing stocks                     : In process                        121,190               92,970
                                          : Finished products                 487,115              581,730
                                                                            ------------------------------
                                                                              (41,585)              (2,452)
                                                                            ------------------------------

(INCREASE)/DECREASE IN STOCK-IN-TRADE : LAND

Opening Stock                                                                 125,000              177,000
Less : Closing stock                                                               --              125,000
Less : Drawn from Capital Reserve (refer note 2)                              105,297               52,000
                                                                            ------------------------------
                                                                               19,703                   --
                                                                            ------------------------------
                                                                            8,206,916            8,625,323
                                                                            ==============================

WIPRO LIMITED
--------------------------------------------------------------------------------


                                                                             (Rs. in 000s)
                                                            ------------------------------
                                                                  YEAR ENDED MARCH 31,
                                                            ------------------------------
  SCHEDULE 18  NON-RECURRING/EXTRAORDINARY ITEMS                2001                  2000
                                                            ------------------------------
Provision for diminution in value of investments                  --             (808,701)
Gain/(Loss) on Sale of shares                                     55             (809,838)
Gain on sale of investments in Wipro Net Limited                  --            1,095,448
Gain on transfer of business (refer note 7)                   15,981                   --
                                                            ------------------------------
                                                              16,036             (523,091)
                                                            ==============================

WIPRO LIMITED
--------------------------------------------------------------------------------



SCHEDULE 19 SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING CONVENTION

Accounts are maintained on an accrual basis under the historical cost convention.

REVENUE RECOGNITION

- Sales include applicable sales tax unless separately charged, export incentives and are net of discounts and cost provisions for services as per sales contract terms.

-       Sales are recognized on despatch, except in the following cases:

        - Consignment sales are recognized on receipt of statement of account from the agent

        - Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts

        - Software revenue is recognized on the basis of chargeable time or achievement of prescribed milestones for billing as provided in the contracts

- Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.

-       Agency commission is accrued on shipment of consignment by principal.

- Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.

-       Other income is recognized on accrual basis.

RESEARCH AND DEVELOPMENT

Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

PROVISION FOR RETIREMENT BENEFITS

For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employee's is determined as per actuarial valuation at the year end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company.

FIXED ASSETS AND DEPRECIATION

Fixed assets were revalued as at March 31, 1997. Such assets are stated at revalued amounts less depreciation. Assets acquired after March 31, 1997 are stated at cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period upto the date of capitalization and other revenue expenditure incurred on new projects is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account. Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. Technical know-how is amortized over six years.

FOREIGN CURRENCY TRANSACTIONS

Foreign currency transactions are recorded at the spot rate at the beginning of the concerned month. Year end balances of foreign currency assets and liabilities are restated at the closing rate/forward contract rate, as applicable. Resultant differences in respect of liabilities relating to acquisition of fixed assets are capitalized other differences on restatement or payment are adjusted to revenue account. Forward premiums in respect of forward exchange contracts are recognized over the life of the contract, except that premiums relating to foreign currency loans for the acquisition of fixed assets are capitalized.

INVENTORIES

Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Stock-in-trade: Land is valued at the value on the date of conversion from capital assets to stock-in-trade or current market value, whichever is lower. Cost is computed on weighted average basis.


INVESTMENTS

Investments are stated at cost. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

WIPRO LIMITED
--------------------------------------------------------------------------------


NOTES TO ACCOUNTS

( All figures are reported in rupees thousands, except data relating to equity share or unless stated otherwise)

1.      i)      The Company has provided depreciation at the rates specified in
                Schedule XIV to the Companies Act, 1956, except in cases of the following assets which are depreciated at commercial rates which are higher than the rates specified in Schedule XIV.
                Depreciation over the years is provided up to total cost of assets


                                                               Depreciation rate
                                                                    applied           Per Schedule
                            Class of Asset                            %                   XIV
                            --------------                     -----------------      ------------
               Data Processing equipment & Software                  50.00               16.21
               Furniture and fixtures                                19.00                6.33
               Electrical Installations                              19.00                4.75
               Office equipment                                      19.00                4.75
               Vehicles                                              24.00                9.50

        ii) Depreciation at 100% have been provided on assets costing less than Rs. 5

2.      (i)     In fiscal 1995, the Company had converted a fixed asset
                (consisting of land) into stock-in-trade at the then fair market value. The surplus (market price less original cost) arising on such conversion was credited to Capital Reserve. In fiscal 2000, there was a further reduction of Rs. 52,000 in the value of said land compared to carrying value at the beginning of the previous year. This reduction in value was recognized in the Profit and Loss account and an equivalent amount was drawn from the Capital
                Reserve created on the conversion, to offset the impact of such reduction on the Profit and Loss account.

        (ii) In fiscal 2001 the aforesaid land has been sold and realised profit on sale of land of Rs. 105,297, considering its original cost, as represented by the residual amount in Capital Reserve is transferred to the Profit and Loss account.

3. Estimated amount of contracts remaining to be executed on Capital account and not provided for is Rs. 400,280 (2000: Rs. 160,034)

4.      Contingent liabilities in respect of :

        i) Claims against the Company not acknowledged as debts Rs. 9,060 ( 2000: Rs. 8,892)

        ii) Disputed demands for excise, customs, income tax, sales tax and other matters Rs. 221,060 (2000: Rs. 189,860)

5. Depreciation for the year has been provided on the revalued amount. However, depreciation of Rs. 58,843 (2000: 45,546) provided on the increase in value on account of revaluation, has been drawn from revaluation reserve and the net amount has been charged to the profit and loss account.

6. Wipro Computers Limited was amalgamated with the Company effective April 1, 1999. The deficit arising on accounting for the amalgamation was drawn out of General Reserve.

7. During the year, with effect from 1st September 2000, the company transferred the business of manufacturing and distribution of Computer Peripherals to Wipro ePeripherals Limited (WeP) for a consideration of Rs. 270,880 received by way of 5,460,000 equity shares of Rs. 10 each in Wipro ePeripherals Limited, 1,000,000 12.5% unsecured Non convertible debentures of Rs. 100 each in WeP and cash of Rs. 116,280. The transaction resulted in a gain of Rs. 15,981 which has been shown as extraordinary item.

8. Amount received from employees on exercise of stock option, pending allotment of shares is shown as share application money pending allotment.

9. During the year the Company acquired 10,076,542 equity shares of Wipro Net Limited (WNL) representing 45% of interest held by KPN Group for Rs 1,087,216. Contemporaneously, equity of WNL was restructured by spinning off its retail ISP segment into a separate Company Net Kracker Limited. The Company has invested Rs. 18,635 in equity shares and Rs 54,330 in convertible preference shares of Net Kracker Limited.

10. Company had, in October 1999, an ECB of USD 8,150('000s) equivalent to Rs. 354,364. At that time, the Company entered into an arrangement with a Bank (counter party) for the structured repayment of this loan. As per the agreement, Company made an investment in deep discount bonds of one of the corporate, with highest credit rating. The maturity value of such bonds have been assigned to the counter party which has, in turn, agreed to discharge the Company's ECB liability on the scheduled due dates. Consequent to this, exchange risk of the ECB liability was crystallised in the hands of the company and the premium paid at the time of structured payment is being amortised in the books of account over the balance tenure of ECB loan. The bonds in which the company has invested have varying maturity dates. The amount due on maturity is offset against ECB loan liabilities. At the end of ECB loan tenure, loan liability will match with the amount due on the last maturity of bonds.

WIPRO LIMITED
--------------------------------------------------------------------------------


11. In fiscal 2000, the Company sold 4,694,795 equity shares in Wipro Net Limited (WNL) resulting in an extraordinary income of Rs. 1,095,449. Of the total shares sold, on 1,791,385 shares, the buyer has a put option and the Company has call option for a specified period. The price band for the remaining period is Rs. 658 to Rs. 700.

12. In fiscal 2000, the Company carried out a comprehensive review of the financial position of Wipro Finance Limited, the erstwhile subsidiary of the Company. On the basis of its review, the Company infused an additional equity of Rs. 450,000 Convertible Preference shares of Rs. 200,000 and Redeemable Preference shares of Rs. 300,000, to discharge all its obligations. To focus on its core business, the Company divested significant portion of its holding in Wipro Finance Limited, resulting in an extraordinary loss of Rs. 809,839. Following the divestment, Wipro Finance Limited ceases to be a subsidiary of the Company. Further, realisability of the remaining investments in Wipro Finance Limited, in the opinion of the management, is estimated to be negligible. The Company provided for diminution in the value of such investments aggregating Rs. 700,505. In December 2000 the Company sold off all its investments in Wipro Finance Limited except for Rs. 300,000 of redeemable preference shares in Wipro Finance Limited.

13. Company has instituted various Employee Stock Option Plans. The compensation committee of the board evaluates the performance and other criteria of employees and approves the grant of options. These options vest with employees over a specified period subject to fulfillment of certain conditions. Upon vesting, employees are eligible to apply and secure allotment of Company's shares at a price determined on the date of grant of options. The particulars of options granted under various plans is tabulated below.



October 1999 - plan                                                         YEAR ENDED MARCH 31, 2001
                                                    -----------------------------------------------------------------------------
                                                                                                WEIGHTED            WEIGHTED
                                                                           RANGE OF              AVERAGE             AVERAGE
                                                                       EXERCISE PRICES       EXERCISE PRICE         REMAINING
                                                    SHARES ARISING      AND GRANT DATE        AND GRANT DATE     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS        FAIR VALUES          FAIR VALUES           (MONTHS)
                                                    --------------     ---------------       ---------------     ----------------
Outstanding at the beginning of the period ..           2,412,150        1,024 - 2,522             1,091                36
Granted during the period ...................           2,672,000        1,853 - 2,419             1,860                32
Forfeited during the period .................            (405,550)               1,086             1,086                30
Exercised during the period .................            (114,169)               1,086             1,086                --
Outstanding at the end of the period ........           4,564,431        1,024 - 2,522             1,542                29
Exercisable at end of the period ............              86,491        1,024 - 2,522             1,284                --


                                                    -----------------------------------------------------------------------------
October 2000 - plan                                                         YEAR ENDED MARCH 31, 2001
                                                    -----------------------------------------------------------------------------
                                                                                                WEIGHTED             WEIGHTED
                                                                           RANGE OF              AVERAGE             AVERAGE
                                                                       EXERCISE PRICES       EXERCISE PRICE         REMAINING
                                                    SHARES ARISING      AND GRANT DATE        AND GRANT DATE     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS        FAIR VALUES          FAIR VALUES           (MONTHS)
                                                    --------------     ---------------       ---------------     ----------------
Outstanding at the beginning of the period ..                  --
Granted during the period ...................           3,520,300        2,382 - 2,746             2,397                40
Forfeited during the period .................            (305,950)               2,382             2,382                41
Outstanding at the end of the period ........           3,214,350        2,382 - 2,746             2,397                40
Exercisable at end of the period ............                  --


                                                    -----------------------------------------------------------------------------
ADR - plan                                                                    YEAR ENDED MARCH 31, 2001
                                                    -----------------------------------------------------------------------------
                                                                                                WEIGHTED             WEIGHTED
                                                                           RANGE OF              AVERAGE             AVERAGE
                                                                       EXERCISE PRICES       EXERCISE PRICE         REMAINING
                                                    SHARES ARISING      AND GRANT DATE        AND GRANT DATE     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS        FAIR VALUES          FAIR VALUES           (MONTHS)
                                                    --------------     ---------------       ---------------     ----------------
Outstanding at the beginning of the period ..                  --
Granted during the period ...................             268,750          $    41.375         $    41.375              37
Forfeited during the period .................              (4,000)         $    41.375         $    41.375              39
Outstanding at the end of the period ........             264,750          $    41.375         $    41.375              37
Exercisable at end of the period ............                  --

WIPRO LIMITED
--------------------------------------------------------------------------------


14. Amount capitalised comprise following revenue expenditure incurred during the construction period.


                                                                                                (Rs. in 000s)
                                                       ------------------------------------------------------
                                                                                      YEAR ENDED
                                                       ------------------------------------------------------
                                                                        MARCH 31, 2001         MARCH 31, 2000
                                                       ------------------------------------------------------
Raw material, finished goods (including
Manufactured products) and process stock                                    104,461                130,606
Pre-operative expenses
Power and Fuel                                          10,995
Conveyance expense                                         233
Professional expense                                     2,189                13,417
                                                       ------------------------------------------------------
                                                                             117,878               130,606
                                                       ------------------------------------------------------

15.     Provision for taxation comprises of following:

        (i) Rs.377,676 (2000: Rs. 169,175) in respect of foreign taxes including Rs. 18,000 (2000: Rs. 18,600) in respect of earlier year

        (ii) Rs.611,324 (2000: Rs. 328,825) in respect of Indian Income Tax including Rs. 60,000 (2000: Rs. 50,000) in respect of earlier years.

        (iii)   Rs. 3,000 (2000: Rs. 3,000) in respect of Wealth Tax.

16. Sundry creditors include an amount of Rs. 36,801 (2000: Rs. 27,843) being amount payable to suppliers, who are Small Scale Industrial Undertakings (SSI) as defined under the Industrial (Development and Regulation) Act 1951, exceeding Rs. 100 in aggregate and outstanding for a period in excess of 30 days as at the date of Balance Sheet. The list of such SSI's is attached.

17.     Computation of net profit in accordance with section 198 read with section 349 of the companies act, 1956

                                                                                                                   (Rs. in 000s)
                                                                                ------------------------------------------------
                                                                                MARCH 31, 2001                    MARCH 31, 2000
                                                                                --------------                    --------------
PROFIT BEFORE TAXATION                                                             7,655,487                           3,506,675
   Add:  Depreciation as per accounts*
         Managerial Remuneration                                  1,07,431                              68,515
         Provision for doubtful debts/Advances                    2,78,021           385,452           137,544           206,059
   Less: Bad debts written off                                     122,189                             218,286
         Amount drawn from Capital Reserve                              --           122,189           135,000           353,286
   Net profit for section 198 of the Companies Act, 1956                           7,918,750                           3,359,448
COMMISSION PAYABLE:
@ 0.40% of the above profits to the Chairman &

Managing Director                                                                     31,675                              13,960
@ 0.30% to Vice Chairman and                                                          23,756                               6,979
@ 0.10% to Vice Chairman and                                                           7,919                               3,489
@ 0.10% pro rate to a Vice Chairman                                                    5,279                               4,371

MANAGERIAL REMUNERATION COMPRISES:
Salary and allowances
 (including joining bonus for the previous year)                                      20,378                              32,189
Commission                                                                            68,628                              28,799
Pension Contribution                                                                  11,991                               4,284
Contribution to Provident Fund                                                           640                                 745
Perquisites                                                                            5,794                               2,498
                                                                                   ---------                           ---------
TOTAL                                                                                107,431                              68,515
                                                                                   ---------                           ---------


        * For the year 2000-01, net profit is computed on book depreciation which is not lower than depreciation computed under
                Section 350 of Companies Act, 1956.

        Fees paid to the Non-executive director in the professional capacity after obtaining the approval of the Central Government has not been considered in the Managing Director remuneration. The remuneration of Managing Director from 31st December 2000 to the extent of Rs. 16,455 is subject to the approval of share holders in the ensuing Annual General Meeting.

18. Corresponding figures for previous year have been regrouped, wherever necessary, to confirm to this year's classification. Current year figures are not comparable with the previous year to the extent of transfer of peripherals business with effect from 1st September 2000.

WIPRO LIMITED

ADDITIONAL INFORMATION PURSUANT TO THE PROVISIONS OF PART II OF SCHEDULE VI TO THE COMPANIES ACT 1956

i) Licensed / registered / installed capacities

                                                            Registered Capacity                          Installed Capacity @
                                       --------------------------------------------------------    --------------------------------
                                                     Unit      March 31, 2001     March 31, 2000   March 31, 2001    March 31, 2000
                                       -------------------     --------------     --------------   --------------    --------------
Vanaspati / Hydrogenated oils                      T P A *            144,000            144,000         56,250              56,250
Hydraulic and pneumatic equipment                  N P A #             40,000             40,000         40,000              40,000
Tipping gear systems                               N P A #              2,000              2,000          2,000               2,000
Toilet Soaps                                       T P A *             42,750             42,750         28,000              28,000
Leather shoe uppers, leather shoes             Pairs / Nos
and allied articles                           (1000's) p.a                750                750            750                 750
Fatty acids                                        T P A *             20,000             20,000         20,000              20,000
Glycerine                                          T P A *              2,000              2,000          1,800               1,800
GLS lamps                                             000s             50,000             50,000         50,000              50,000
TL Shells                                             000s             12,694             12,694         12,694              12,694
Fluorescent tubelights                                000s             10,694              8,139         10,694               8,139
Mini computers / micro                          Ex-factory
  processor based systems              turnover in million
  and data communication systems          rupees per annum              2,700              2,700          2,700               2,700
Micro processor based
  computers and peripherals                        N P A #              8,500              8,500         72,500              72,500
Computers and communication boards                 N P A #              8,500              8,500          8,500               8,500
Computer software (domestic)             Rupees in million               100               100                -                   -
@ Installed capacities are
  as per certificate
given by management on which
auditors have relied.
* TPA indicates tons per annum             # NPA indicates
                                            nos. per annum

ii) Production and Sales

                                                        Production                                      Sales
                                        --------------------------------------   --------------------------------------------------
                                        Unit   March 31, 2001   March 31, 2000         March 31, 2001            March 31, 2000
                                                   Quantity #       Quantity #   Quantity #      Rs.  000s   Quantity #    Rs. 000s
                                        ----   --------------   --------------   ----------    -----------   ----------  ----------
Software services                                                                              17,540,755                10,142,163
Mini computers/micro
  processor based
Systems and data
  communication systems                  Nos          62,779           56,866       62,321      6,368,530       73,067    5,409,904
Serial printers                          Nos          28,422           92,940       39,974        837,846      171,615    2,325,725
Toilet soaps                             Tons         23,274           20,474       23,853      1,964,211       19,818    1,720,958
Post sales support and
  related IT services                                                                           1,209,487                   759,849
Vanaspati/hydrogenated oils              Tons         16,098           23,522       15,918        488,464       23,945      831,439
Lighting products                        000s              &                &            -        902,785                   772,060
Hydraulic and pneumatic equipment        Nos          51,177           47,561       50,552        639,953       45,791      600,909
Tipping gear systems                     Nos           3,788            4,289        3,788        148,278        4,289      154,018
Shoe uppers and full shoes (pairs)       000s            511              520          508        144,901          521      136,388
Fatty acids                              Tons         13,104 $         12,279 $        339         10,025          997       30,297
Glycerine                                Tons            426 %            336 %        459         32,076          304       18,858
Reagent kits/ spares of
  analytical instruments                 Nos           6,722            9,470       31,539        377,519       34,247      256,117
Spares / components for
  cylinders / tippers                    &                                                         83,041                    97,224
Agency commission                                                                                 346,216                   123,547
Software products                                                                                 146,270                   221,080
Stock in trade Land                                                                               125,000                         -
                                                                                               ----------                ----------
                                       TOTAL                                                   31,365,357                23,600,536
                                                                                               ----------                ----------
                                   Less: Excise Duty                                              826,267                   864,922
                                                                                               ----------                ----------
                                       TOTAL                                                   30,539,090                22,735,614
                                                                                               ----------                ----------

# includes samples and shortages

$ includes 12,715 tons ( 2000 : 11,271 ) used for own consumption

% includes Nil tons ( 2000 : 3,724 ) used for own consumption

& it is not practicable to give quantitative information in the absence of common expressible unit.

WIPRO LIMITED
--------------------------------------------------------------------------------

                                                                   (Rs. in 000s)
iii)  CLOSING STOCKS

                                        ----------------------------------------------------------
                                                  MARCH 31, 2001               MARCH 31, 2000
                                        ----------------------------------------------------------
                                         UNIT     QUANTITY       RS 000S    QUANTITY       RS 000S
                                        ----------------------------------------------------------
Mini computers/micro processor           Nos           556       165,771         828       133,892
based systems * and data
communication systems *
Serial Printers *                        Nos             -             -      11,552       132,758
Toilet Soaps                            Tons           973        40,674       1,282        58,908
Vanaspati/hydrogenated oils             Tons           646        15,605         466        13,710
Lighting Products *                                               88,375           -        44,448
Hydraulic and pneumatic equipment        Nos         4,322        71,793       3,697        62,002
Shoe Uppers and full shoes (pairs)      000s             8         1,997           5           396
Fatty acids                             Tons           121           109          71         2,058
Glycerine                               Tons            45         2,711          78         3,422
Others                                                             3,245                    67,308
                                                                --------                   -------
                                                                 390,280                   518,902
CLOSING STOCK OF TRADED GOODS
Reagent Kits/Spares of
Analytical instruments                   Nos        18,468        72,975      19,394        52,286
Others                                                            23,860                    10,542
                                                                --------                   -------
                                                                 487,115                   581,730
                                                                ========                   =======


* includes traded products; bifurcation between manufactured and traded products not practicable

iv) PURCHASES FOR TRADING

                                    -----------------------------------------------------------
                                              MARCH 31, 2001               MARCH 31, 2000
                                    -----------------------------------------------------------
                                    UNIT      QUANTITY       RS 000S    QUANTITY        RS 000S
                                    -----------------------------------------------------------
Computer units/printers             Nos        15,725      3,307,191      92,520      3,474,196
Lighting Products *                                          455,167           -        245,589
Reagent kits/Spares of
analytical instruments              Nos        23,891        299,564      34,190        203,372
Spares/Components for
tippets/cylinders*                                            35,218                     35,357
Others*                                                      396,564                    119,631
                                                           ---------                  ---------
                                                           4,493,704                  4,078,145
                                                           =========                  =========

* It is not practicable to give quantitative information in the absence of common expressible unit.

v) RAW MATERIALS CONSUMED

                                   ----------------------------------------------------------------
                                                   MARCH 31, 2001               MARCH 31, 2000
                                   ----------------------------------------------------------------
                                         UNIT      QUANTITY       RS 000S    QUANTITY      RS 000S
                                   ----------------------------------------------------------------
Peripherals/Components for
computers                                    #                  2,297,597                2,822,992
Oils and fats                             Tons       32,117       548,277     46,924       850,988
Components for cylinders                     #                    327,633                  318,902
Tinplates                                 Tons           41         1,484        513        19,053
Components for lighting products             #                    176,439          -       226,690
Leather                            Sq.ft.(000s)         538        59,388        585        85,795
Others                                       #                    324,276                  225,210
                                                                ---------                ---------
                                                                3,735,094                4,549,630
                                                                =========                =========

# It is not practicable to give quantitative information in the absence of common expressible unit.

WIPRO LIMITED
--------------------------------------------------------------------------------

                                                                   (Rs. in 000s)

vi)  VALUE OF IMPORTED AND INDIGENOUS MATERIALS CONSUMED

                                                                    ------------------------------------------------
                                                                      MARCH 31, 2001              MARCH 31, 2000
                                                                    ------------------------------------------------
                                                                     %        RS 000S              %        RS 000S
                                                                    ------------------------------------------------
Raw Materials
Imported                                                             53      1,961,729             43      1,937,078
Indigenous                                                           47      1,773,365             57      2,612,552
                                                                    ------------------------------------------------
                                                                    100      3,735,094            100      4,549,630
                                                                    ================================================
Stores and Spares
Imported                                                              7         11,878              5         13,647
Indigenous                                                           93        162,677             95        236,082
                                                                    ------------------------------------------------
                                                                    100        174,555            100        249,729
                                                                    ================================================

vii) VALUE OF IMPORTS ON CIF BASIS

(does not include value of imported items locally purchased)

                                                                                           -------------------------
                                                                                             March 31,     March 31,
                                                                                                 2001         2000
                                                                                           -------------------------
Raw materials, components and peripherals                                                   2,022,651     4,142,917
Stores and spares                                                                             218,763       243,324
Capital goods                                                                                     366        22,249
Others                                                                                              -       151,881
                                                                                           -------------------------
                                                                                            2,241,780     4,560,371
                                                                                           =========================

viii) EXPENDITURE IN FOREIGN CURRENCY

                                                                                           -------------------------
                                                                                             March 31,     March 31,
                                                                                                 2001         2000
                                                                                           -------------------------
Travelling                                                                                  5,572,870     3,287,164
Interest                                                                                            -        25,341
Royalty                                                                                        85,848       100,198
Professional fees                                                                             214,825        28,676
Others                                                                                        214,591       272,461
                                                                                           -------------------------
                                                                                            6,088,134     3,713,840
                                                                                           =========================

ix) EARNINGS IN FOREIGN EXCHANGE

                                                                                           -------------------------
                                                                                             March 31,     March 31,
                                                                                                 2001         2000
                                                                                           -------------------------
Export of goods on F.O.B basis                                                                143,297       149,224
Services                                                                                   17,608,373    10,185,559
Interest on deposits/investments outside India                                                 38,552             -
Agency commission                                                                             343,738       169,158
Others                                                                                              -         1,780
                                                                                           -------------------------
                                                                                           18,133,960    10,505,721
                                                                                           =========================

WIPRO LIMITED
--------------------------------------------------------------------------------

ADDITIONAL INFORMATION PURSUANT TO THE PROVISIONS OF PART IV OF SCHEDULE VI TO THE COMPANIES ACT, 1956

BALANCE SHEET ABSTRACT AND THE COMPANY'S GENERAL BUSINESS PROFILE

   I        REGISTRATION DETAILS
            Registration No.                               20800        State Code                       08
            Balance Sheet Date                     31st Mar 2001
----------------------------------------------------------------------------------------------------------------
   II       CAPITAL RAISED DURING THE YEAR            (Rs. 000s)
            Public issue                                     Nil
            Rights issue                                     Nil
            Bonus issue                                      Nil
            Issue of shares on exercise of
            Employee Stock Options                       123,987
            American Depository Offering               5,796,455
----------------------------------------------------------------------------------------------------------------
   III      POSITION OF MOBILISATION OF AND
            DEPLOYMENT OF FUNDS                        (Rs. 000s)
            TOTAL LIABILITIES                          20,099,875       TOTAL ASSETS                20,099,875
            SOURCES OF FUNDS                                            APPLICATION OF FUNDS
            Paid-up capital                               464,866       Net Fixed Assets             6,024,505
            Share application money pending
            allotment                                       2,345       Investments                  1,636,443
            Reserves and Surplus                       19,184,623       Net Current Assets          12,438,927
            Secured Loans                                 400,644       Miscellaneous Expenditure          Nil
            Unsecured Loans                                47,397
----------------------------------------------------------------------------------------------------------------
   IV       PERFORMANCE OF THE COMPANY                  (Rs. 000s)
            Turnover                                   31,232,005
            Total Expenditure                          23,576,518
            Profit before Tax                           7,655,487
            Profit after Tax                            6,679,523
            Earnings per share (basic)                      28.74
            Dividend                                          25%
----------------------------------------------------------------------------------------------------------------

   V        Generic names of three principal
            products / services of the Company
            (as per monetary terms)

            i)  Item code no (ITC Code)              84714900.10
                Product description                  Computer systems including personal computer and
                                                     units thereof

            ii) Item code no (ITC Code)              85245309.10
                Product description                  Computer software

            iii) Item code no (ITC Code)             15162009.10
                 Product description                 Hydrogenated Vegetable oils

                   For and on behalf of the Board of Directors

                      AZIM HASHAM PREMJI                  HAMIR K VISSANJI              N VAGHUL
                      Chairman and Managing Director      Director                      Director

                      SURESH C SENAPATY                   SATISH MENON
                      Corporate Executive                 Corporate Vice President-
                      Vice President - Finance            Legal & Company Secretary

                                                          Bangalore, April 20, 2001

WIPRO LIMITED
--------------------------------------------------------------------------------
  CASH FLOWS STATEMENT                                             (Rs. in 000s)

                                                                              Year ended  March 31,
                                                                            --------------------------
                                                                               2001             2000
                                                                            --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net profit before tax and non recurring items                            7,655,487        3,506,677
   Adjustments to reconcile Net profit before tax and non
   recurring items to net cash provided by operating activities:
   Depreciation and amortization                                              979,424          698,543
   Foreign currency translation gains                                         (86,399)         (59,306)
   Retirement benefits provision                                              138,986           58,995
   Interest accrued on discount bonds                                         (27,345)              --
   Interest on borrowings                                                      68,890          286,682
   Dividend / interest                                                       (342,310)         (86,944)
   Loss / (Gain) on sale of short-term investments                             (4,000)            (681)
   Loss / (Gain) on sale of property, plant and equipment                     (49,162)          (7,725)
   Realised Gain on sale of Stock-in-trade: Land                             (105,297)              --
Operating cash flow before changes in working capital                       8,228,274        4,396,241
   Changes in operating assets and liabilities
   Trade and other receivable                                              (1,770,267)        (489,512)
   Loans and advances                                                        (401,062)              --
   Inventories (other than stock-in-trade land)                               (51,958)         211,494
   Trade and other payables                                                 1,097,961          767,625
                                                                            --------------------------
NET CASH PROVIDED BY OPERATIONS                                             7,102,948        4,885,848
   Direct taxes paid                                                       (1,095,813)        (219,604)
   NON RECURRING / EXTRAORDINARY ITEMS                                         16,036               --
                                                                            --------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                   6,023,171        4,666,244
                                                                            --------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Expenditure on property, plant and equipment (including advances)       (2,772,425)      (1,198,136)
   Proceeds from sale of property, plant and equipment                         91,886           67,935
   Purchase of investments                                                 (1,231,465)      (1,640,128)
   Inter Corporate deposits placed                                         (1,152,000)        (100,000)
   Certificate of Deposits with foreign banks                              (3,326,108)              --
   Proceeds from sales and maturities of investments                          243,000        1,146,870
   Proceeds from divestment of Wipro e-Peripherals                            116,281               --
   Dividends received                                                          31,853           14,720
   Interest received                                                          310,457           72,225
                                                                            --------------------------
NET CASH USED IN INVESTING ACTIVITIES                                      (7,688,521)      (1,636,515)
                                                                            --------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital subsidy received                                                       750               --
   Proceeds from American Depository Offering                               5,802,774               --
   Proceeds from exercise of Stock Option Plan grants                         123,987               --
   Share application monies received pending allotment                          2,345               --
   Proceeds from issue (redemption) of preference shares                     (250,000)              --
   Proceeds from issuance / (repayment) of borrowings                        (130,947)      (2,250,808)
   Interest on borrowings                                                     (69,844)        (307,090)
   Payment of cash dividends                                                  (87,913)         (94,372)
   Corporate tax on Dividend                                                   (9,671)          (9,692)
                                                                            --------------------------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES                         5,381,481       (2,661,962)
NET INCREASE/ (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR       3,716,131          367,767
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD                      747,290          379,523
                                                                            --------------------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                          4,463,421          747,290
                                                                            ==========================

WIPRO LIMITED
--------------------------------------------------------------------------------
Notes:

    i) Purchase of investments include Rs. 1,087,216 on acquisition of minority interest of 45% from KPN group in Wipro Net Limited.

    ii) The Company hived off Peripherals services division into a new entity Wipro e-Peripherals Limited for a consideration of Rs. 270,880. The Company received non cash consideration of Rs. 154,600 by way of equity shares of Rs.54,600 and 12.5% redeemable preference share of Rs. 100,000. The balance consideration was received in cash.

    iii)Figures for previous periods presented, have been regrouped wherever necessary, to confirm to this year's classification.

--------------------------------------------------------------------------------

            For and on behalf of the Board of Directors

            Azim Hasham Premji                 Hamir K Vissanji         N Vaghul
            Chairman and Managing Director     Director                 Director

            Suresh C Senapaty                  Satish Menon
            Corporate Executive                Corporate Vice President-
            Vice President - Finance           Legal & Company Secretary

                                               Bangalore, April 20, 2001

--------------------------------------------------------------------------------

                             AUDITOR'S CERTIFICATE

We have examined the above cash flow statement of Wipro Limited for the Year Ended March 31, 2001. This statement has been prepared by the company in accordance with the requirement under clause 32 of the listing Agreement with the Stock Exchange and is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the Year Ended March 31, 2001.

                                                   FOR N. M. RAIJI & CO.,
                                                   Chartered Accountants

 Mumbai, April 20, 2001                                   J M GANDHI
                                                           Partner

WIPRO LIMITED
--------------------------------------------------------------------------------

                       ANNEXURE TO THE DIRECTORS' REPORT

                                     FORM A
                     DISCLOSURE OF PARTICULARS WITH RESPECT
                            TO CONSERVATION OF ENERGY

                          A. POWER AND FUEL CONSUMPTION

---------------------------------------------------------------------------------------------------
                                                                             2000-01     1999-2000
1  ELECTRICITY

   a) PURCHASED
      Unit                                                          KWH     13988200      15240891
      Total amount                                                  Rs.   60,188,828    66,756,118
      Rate/Unit                                                     Rs.          4.3          4.38

   b) OWN GENERATION
      Through diesel generator
      Unit                                                          KWH      1426908       1133477
      Unit/litre of diesel oil                                    Units         2.67          2.73
      Cost/Unit                                                     Rs.         8.38          6.34

2  COAL *(INCLUDING COCONUT SHELLS)
   Quantity                                                      Tonnes         7405      15608.19
   Total cost                                                       Rs.   15,919,792    24,338,385
   Average rate                                                     Rs.      2149.87       1559.33

3  FURNACE OIL
   Quantity - LDO                                                  Lts.      4056213       2179516
   Total cost                                                       Rs.   47,264,083    23,075,786
   Average rate                                                     Rs.        11.65         10.59

4  L.P.G.
   Quantity                                                        Kgs.       972374        767232
   Total cost                                                       Rs.   18,604,060    11,276,897
   Average rate                                                     Rs.        19.13          14.7

                       B. CONSUMPTION PER UNIT PRODUCTION

----------------------------------------------------------------------------------------------
   VANASPATI                     Electricity         Liquid diesel oil                Coal
                                 (KWH/Tonne)            (Litres/Tonne)        (Tonnes/Tonne)
----------------------------------------------------------------------------------------------
   2000-2001                         150.86                      9.34                 0.3
   1999-2000                         163.88                     10.63                0.37
----------------------------------------------------------------------------------------------
   G.L.S.                        Electricity         Liquid diesel oil               L.P.G.
                              (KWH/1000 GLS)            (Litres/Tonne)       (KG/1000 GLS)
----------------------------------------------------------------------------------------------
   2000-2001                          25.46                        -                 5.95
   1999-2000                          25.77                                          6.44
----------------------------------------------------------------------------------------------
   F.T.L.                        Electricity         Liquid diesel oil               L.P.G.
                              (KWH/1000 FTL)            (Litres/Tonne)        (KG/1000 FTL)
----------------------------------------------------------------------------------------------
   2000-2001                         225.82                                         29.62
   1999-2000                         255.30                                         27.67
----------------------------------------------------------------------------------------------

WIPRO LIMITED
--------------------------------------------------------------------------------

SSI Dues exceeding Rs. 100,000 in aggregate and outstanding for a period in excess of 30 days as at the date of Balance Sheet - March 31, 2001

-----------------------------------------------------------------------------------------
  SL.NO                               SUPPLIER                                 TOTAL DUES
                                                                                Rs. 000s
-----------------------------------------------------------------------------------------
   1          Atco Controls (India) Private Limited                              1,709
   2          Capart Industries Private Limited                                    154
   3          Everlite Industries                                                1,906
   4          Everlite Corporation                                               4,606
   5          Glostar Electricals Private Limited                                  582
   6          Kay Pee Industries                                                   220
   7          Karthik's                                                            432
   8          Kasa Luminaries Private Limited                                      453
   9          Maharashtra Industries                                             3,331
   10         Prospect Industries                                                4,129
   11         Punjab Anand Lamp Industries                                       1,099
   12         R C Industries                                                     4,914
   13         Regal Luminaires                                                     636
   14         Sandesh Electricals                                                  418
   15         Superstars                                                         6,066
   16         Unilux                                                             3,821
   17         Vossloh-Schabe India Private Limited                                 632
   18         Bhargava Rotopack                                                    148
   19         Esters & Solvents                                                    241
   20         Prachi Industries                                                    167
   21         Vijay Halo Coils Private Limited                                   1,134
-----------------------------------------------------------------------------------------
              TOTAL                                                             36,801
-----------------------------------------------------------------------------------------

WIPRO LIMITED
--------------------------------------------------------------------------------

    Management discussion and analysis of results for the year ended March 31, 2001

      1.0   Industry Structure and developments

        Please refer to our discussions in the section titled "Business Overview" in pages 168 through 180 of this report.

      1.01  Opportunities and Threats

        Please refer to our discussions in the section titled -Business Overview- in pages 168 through 180 of this report and in the section titled -Risk Factors- in pages 134 through 138 of this report.

      1.02  Segment-wise or product-wise performance

        Please refer the "Segment Wise Business performance" report in the inside cover page of the Annual Report.

      1.03  Outlook

        Please refer to our discussions in the section titled "Business Overview" in pages 168 through 180 of this report.

      1.04  Risks and Concerns

        Please refer to our discussions in the section titled "Risk Factors" in pages 134 through 138 of this report.

      2.0   Internal Control

        Management maintains internal control systems designed to provide reasonable assurance that assets are safeguarded, transactions are executed in accordance with management's authorization and properly recorded, and accounting records are adequate for preparation of financial statements and other financial information. The internal audit function performs internal audit periodically to ascertain their adequacy and effectiveness. The internal audit function also carries out Operations Review Audits. The "Quality System" of the audit function has been certified under ISO 9002. The audit committee periodically reviews the functions of internal audit.

      3.0   Discussion on financial performance

      3.1 The financial statements are prepared in compliance with the requirements of the Companies Act, 1956, and Generally Accepted Accounting Principles in India. The management of Wipro accepts the responsibility for the integrity and objectivity of these financial statements and the basis for various estimates and judgments used in preparing the financial statements.

      3.2   Balance Sheet as at March 31, 2001

      3.2.1 Share Capital

        The company has an Authorised capital of Rs. 750 million comprising 375 million equity shares of Rs.2 each and 2.5 million redeemable cumulative preference shares of Rs.100 each as of March 31, 2001.

      Equity Shares

        - As of March 31, 2000 the company had an Authorised share capital of 235 million Equity shares of Rs.2 each, during the year the company increased the authorized capital by 140 million equity shares of Rs.2 each.

        - As of March 31, 2000 the company had an Issued, Subscribed and Paid up capital of 230 million equity shares of Rs.2 each. During the year 3.16 million shares representing 3.16 million American depository Receipts (ADR) were issued as fully paid-up, pursuant to American depository offering by the company.

        - The company has instituted various Employee Stock Option plan (WESOP), these options vest with the employees over a specified period subject to employee fulfilling of certain conditions. Upon vesting, the employees are eligible to apply and secure allotment of the company's shares at a price determined on the date of grant of options. During the year 114,659 shares were allotted on exercise of the options, granted under 1999 Wipro Employee Stock Option Plan (WESOP), by the eligible employees.

      Redeemable Preference Shares

        The company had 2.5 million 10.25% redeemable Cumulative Preference shares as on March 31, 2000. In December 2000 these shares have been redeemed at par in terms of issue.

      3.2.2 Share application pending allotment

        Eligible employees have applied for allotment of 2,159 shares of Rs 2 each. Pending allotment, amounts received from the employees against share capital are reflected as share application money pending allotment.

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      3.2.3 Reserves and Surplus

      Capital Reserve:

        - In fiscal 1995, the company had converted fixed assets consisting of land as stock in trade at the then fair value. Surplus, being excess of market value over the original cost, was credited to capital reserve. During the current year the company has sold the said land. Consequently, to the extent of profit realised, the amount has been transferred from Rs. 105 million in the capital reserve account relating to the balance of surplus on conversion of fixed asset into stock-in-trade, being realized profit, is transferred to profit and loss account.

      Capital redemption reserve:

      In fiscal 2001, the Company redeemed 2.5 million 10.25% redeemable Cumulative Preference shares at par, out of profits earned by the Company. Pursuant to the requirements of the Companies Act, 1956, the Company has created a capital redemption reserve by appropriating Rs. 250 million from the profits for the year.

      Share Premium Account:

        - During the year, pursuant to an American depository offering by the company, 3.16 million equity shares of Rs.2 each, representing 3.16 million American depository Receipts were issued as fully paid. The premium received from this equity offering, Rs.6,070 million net of offering expenses of Rs.273 million, is credited as share premium.

        - Under the October 1999 employee stock option plan, eligible employees have exercised their right to equity shares upon expiry of the vesting period. The premium received on exercise of stock options, amounting to Rs.124 million, is credited as share premium.

      Revaluation Reserve:

      The fixed assets of the company were revalued as at March 31,1997 and the company had Rs 1,047 million in revaluation reserve as on March 31, 2000, this balance has reduced to Rs. 890 million as on March 31, 2001.

        - During the year the company sold certain revalued assets .The amounts added on revaluation, Rs. 98 million, representing realised profits, was transferred to Profit and loss account.

        - Depreciation provided on the revalued portion of the asset amounting to Rs.59 million is drawn out of revaluation reserve, resulting in reduction of revaluation reserve.

      3.2.4 Secured Loans

        - The company has availed cash credit facilities of Rs. 203 million from consortium of banks to bridge temporary mismatches in cash flows.

        - The Company has availed External commercial borrowings. This is secured by hypothecation of movable fixed assets of certain software development centers at Bangalore and specific plant and machinery of Fluid Power unit. To insulate the cash flows of the Company from exchange rate fluctuations, the Company has entered into an arrangement with a bank for a structured repayment. In terms of the arrangement with the bank, the Company has agreed to make periodic payments to the bank which in turn has assumed the liability of repaying the loan, along with interest, on the scheduled due dates. To further secure the payments by the Company to the bank, the Company has made an investment in Deep discount bonds of highest credit rating and assigned these bonds to the bank. Effectively the investment will be sufficient to discharge full liability in respect of ECBS.

        - The Company currently has borrowings of Rs. 68 million from a financial institution. This is secured by hypothecation of specific assets and machinery. The company has repaid Rs. 20 million during the fiscal year against this loan and the balance amount would be repaid in a phased manner as per the terms of the loan.

      3.2.5 Unsecured Loans

        - Fixed deposits which have matured but have not been claimed by the depositors are reflected in fixed deposits. The Company has sent communications to the depositors requesting them to claim these deposits.

        - The Company has availed certain incentives provided by the State Governments. The Company collects sales tax on sales but is required to remit these, without interest, after a specified time period. The Company has also received certain interest free / nominal interest bearing loans from State Financial Institutions.


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      3.2.6 Fixed Assets

        During the year the company invested Rs 2,772 million on fixed assets. These investments were primarily on creating software development facilities for Global IT Services. The unit wise spends are outlined below:

                                                           (Rs. in millions)
                   ---------------------------------------------------------
                   Business                                         Amount
                   ---------------------------------------------------------
                   Global IT Services                                2,301
                   Indian IT Services and Products                     202
                   Consumer Care & Lighting                             71
                   Others                                              198
                   ---------------------------------------------------------
                   Total                                             2,772
                   ---------------------------------------------------------

The capital expenditure of Global IT Services, project / asset category wise, is outlined below:

                                                           (Rs. in millions)
                   ---------------------------------------------------------
                   Project / Asset category                        Amount
                   ---------------------------------------------------------
                   Commissioned during the year
                   Electronic City Phase IV                           103
                   Poona, Satara Road                                  19
                   Poona, Hinjewadi                                   196
                   Bangalore, ITPL                                     37
                   Chennai, Sholinganallur                            163
                   London                                              18
                   In process
                   Electronic City Phase IV / V                        45
                   Belapur                                            207
                   Chennai, Sholinganallur                             37
                   Land                                                80
                   Computers                                          820
                   Other assets                                       228
                   Capital advances                                   350
                   ---------------------------------------------------------
                   Total                                            2,301
                   ---------------------------------------------------------

      Depreciation

        - The company has provided depreciation at the commercial rates (as estimated by the management) or at specified in schedule XIV of the Indian companies act, 1956, whichever is higher.

        - Depreciation is provided on the revalued amount. The depreciation provided on the amount added on revaluation is drawn from revaluation reserve.

      3.2.7 Investments

        Purchase of investments during the year

        - The Company acquired 45% interest held by KPN group in Wipro net for Rs.1,087 million.

        - Wipro Net Limited was restructured with retail ISP segment being spun off into a separate entity Net Kracker Limited. Wipro Limited holds 1.9 million equity shares of Rs.10 each representing 49% equity interest and 0.54 million convertible preference shares of Rs. 100 each of Net Kracker limited.


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        -   The Company, effective September 1, 2000 transferred the business of manufacturing and distribution of Computer peripherals to Wipro e-Peripherals Limited (WeP). The consideration for transfer was received by way of 5.4 million equity shares of Rs.10 each in WeP representing 38.7% equity interest, 1 million unsecured 12.5% non convertible debentures of Rs.100 each in WeP and cash of Rs.117 million. Wipro e-Peripherals has prepaid Rs. 60 million of debentures.

        - During the year the Company invested in treasury securities for Rs.48 million with a redemption value of Rs. 66 million.

        - During the year the company made additional investments of US $0.5 million in Wipro Inc.

    Sale of Investments during the year

        - In fiscal year 2000 the company had carried out a comprehensive review of the financial position of Wipro Finance Limited, the erstwhile subsidiary of the company. The Company had divested significant portion of the holding in WFL and had fully provided for the balance. In the current year the company sold equity shares of Rs. 560 million and convertible preference shares of Rs. 522 million. The company now holds Rs. 300 million of Redeemable Preference Shares in WFL, which has been fully provided for diminution.

        - Pursuant to the terms of structured repayment arrangement of ECBs, the Company assigned the proceeds of deep discount bonds matured during the year, amounting to Rs. 174 million, to the counterparty.

        - As on March 31, 2000 the Company held 500,000 equity shares of Rs.10 each of Kashyap Radiant Systems Limited. During the year the Company sold the investments in Kashyap Radiant Systems.

    3.2.8  Inventories

        The Inventories comprise mainly of Computers, Upgrades and Spares of Indian IT Services and Products and raw material and finished stocks of Consumer Care and Lighting. Stock of inventory has reduced from Rs 1,340 million as of March 31, 2000 to Rs. 1,153 million as of March 31, 2001.

        The reduction in inventory is mainly due to higher focus on inventory management processes, re-configuration of sales model in Indian IT Services and Products resulting in higher direct billing to the end customer, and spin off of Wipro e-Peripherals. On spin off, inventory of Rs. 133 million was transferred to Wipro e-Peripherals. During the year, the Company also sold land held as stock in trade, which also contributed to reduction of inventory.

    3.2.9  Sundry Debtors

        Sundry debtors (net of provision) for the current year is at Rs. 6,177 million as against Rs. 4,469 million in the previous year. Segment wise break up of sundry debtors is outlined below:

                                                                         (Rs. in millions)
------------------------------------------------------------------------------------------
           Business Unit                         2001          2000         Increase
------------------------------------------------------------------------------------------
           Global IT Services                   3,540          2,118          1,422
           Indian IT Services and Products      2,089          1,893            196
           Consumer Care and Lighting             159            134             25
           Others                                 389            324             65
------------------------------------------------------------------------------------------
           Total                                6,177          4,469          1,708
------------------------------------------------------------------------------------------

        In Global IT Services days of sales outstanding have increased from 63 days in fiscal 2000 to 64 days in fiscal 2001. In Indian IT Services and Products, on a comparable basis, days of sales outstanding has increased from 75 days to 78 days.

        Provision for doubtful debts has remained at 1% of sales. In absolute terms provision for doubtful debts has increased from Rs. 197 million in fiscal 2000 to Rs. 298 million in fiscal 2001.

    3.2.10 Cash and Bank balance

        - Cash and cheques on hand of Rs. 662 million includes collections in overseas branches which has been banked the first working day following the date of receipt.

        - Balance with the scheduled banks has increased to Rs. 528 million, up from Rs. 265 million in the previous year. These are customer collections during the last few days of the fiscal 2001 and have been invested or used up in operations in the first week of fiscal 2002. Balances with foreign banks in current accounts are interest bearing.

WIPRO LIMITED
--------------------------------------------------------------------------------

        - During the year the company made equity offering in overseas capital markets. The proceeds of the offering are invested in highly liquid money market instruments. Deposits with other banks include Rs. 2,540 million of such investments.

3.2.11 LOANS AND ADVANCES

        - During the year the company made equity offering in overseas capital markets. The proceeds of the offering are invested in highly liquid money market instruments. Loan and advances include Rs. 3,444 million of such amount.

        - Cash surplus generated by operations has been invested in Inter Corporate deposits. These deposits are placed with financial institutions/corporates with highest credit rating.

        - Advances recoverable in cash or in kind have increased to Rs. 1,064 million up from Rs. 664 million in the previous year. The increase is primarily due to increases in employee advances, advance for travel and advances paid to suppliers.

3.2.12 CURRENT LIABILITIES AND PROVISION

CURRENT LIABILITIES

        Sundry creditors have increased to Rs. 1,608 million from Rs. 1,360 million in line with the increase in operating expenses. Sundry creditors for purchase of materials have increased by Rs. 269 million and creditors for expenses by Rs. 16 million. Creditors for capital expenditure have reduced by Rs. 37 million.

        Other liabilities has increased to Rs. 1,982 million up from Rs. 1,441 million. The increase is primarily in Indian IT Services and Products and Global IT Services. The increase is mainly due to increase in expense provisions and accrual of compensation costs.

PROVISIONS

        - Provisions of Rs. 405 million for employee retirement benefit represents company's liability towards leave encashment, gratuity valued on an actuarial basis. Gratuity entitlement of most of the employees and pension benefits of eligible employees are funded through contribution to applicable schemes of LIC.

        - In fiscal 2001, the directors of the Company have proposed a dividend of 25% on equity shares. The Company has also paid dividend of Rs. 18 million on Redeemable Preference Shares. In fiscal 2000, the Company paid dividend of 15% on equity shares and Rs. 26 million on Redeemable Preference Shares. Corporate tax on dividend was Rs. 14 million in fiscal 2001 and Rs. 10 million in fiscal 2000.

3.3   RESULTS OF OPERATIONS

3.3.1 INCOME FROM SALES AND SERVICES

        Sales have grown by 34%. The increase was attributable to increases of 70%, 3%, and 2% in revenues of Global IT Services, Indian IT Services and Products and Consumer Care & Lighting.

GLOBAL IT SERVICES

        Global IT Services accounts for 57% of the total revenue of Wipro Limited. During the year revenues grew by 70% from Rs. 10,142 million to Rs. 17,541 million. The increase resulted from growth in the number of clients and size of projects performed for the clients. The total number of clients who contributed for over $1 million, in revenue for the year increased from 39 in the previous year to 65. The total number of clients who accounted for over $5 million in revenues increased from 11 in the previous year to 15. Over 114 new clients were added during the year accounting for 9% of Global IT Services revenue.

INDIAN IT SERVICES AND PRODUCTS

        Sales of Indian IT Services and Products increased by 3% during the year. Effective September 1, 2000 the Company spun off the business of manufacturing and distribution of Computer peripherals to Wipro e-Peripherals Limited (WeP). On a comparable basis revenues have grown by 21%. The 21% growth in revenues is primarily on account of growth in service revenue and growth in sales of computers & networking equipment. Growth in service revenue is driven by expansion in client base and also through new service offerings like Facilities management, call centers management and total outsourcing solutions.

CONSUMER CARE AND LIGHTING

        Consumer Care and lighting accounts for 11% of total revenue. Growth in toilet soaps (14%) and lighting (17%) are offset by de-growth of 41% in vanaspati/hydrogenated vegetable oils. In vanaspati/hydrogenated vegetable oils, the Company has focused on maintaining profitability rather than volume growth, as overall market is shrinking.


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--------------------------------------------------------------------------------

3.3.2  OTHER INCOME

Other income of Rs.693 million has increased by 170% as compared to last year.

                                                                                              (Rs. in millions)
         ------------------------------------------------------------------------------------------------------
                                                                            AMOUNT                   GROWTH
         ------------------------------------------------------------------------------------------------------
                             PARTICULARS                       MARCH 31, 2001    March 31, 2000
         ------------------------------------------------------------------------------------------------------
         Dividend                                                      32               15             113%
         Interest                                                     313               72             335%
         Net discount/premium on Certificate of Deposit                (3)              --
         Rental Income                                                 16               19             -16%
         Profit on Sale of Investments                                  4
         Profit on disposal of fixed assets                            49               17             188%
         Difference in exchange                                        86               37             132%
         Royalty                                                       31               --
         Miscellaneous Income                                         165               97              70%
         ------------------------------------------------------------------------------------------------------
         TOTAL                                                        693              257             170%
         ------------------------------------------------------------------------------------------------------

        -   Dividend of Rs.32 million received from Wipro GE.

        - The interest income has increased from Rs. 72 million in fiscal 2000 to Rs.313 million in fiscal 2001. The increase is primarily on account of substantial increase in investments. The proceeds from equity offering of the company of Rs. 5,814 million and cash surplus generated by operations has been invested in highly liquid money market instruments or lent to corporates/financial institutions of highest credit rating.

        - Amounts received from Wipro e-Peripherals for the use of proprietary intangible assets of the Company is reflected as royalty income.

        - Miscellaneous income includes Rs. 65 million of write backs of provision for doubtful debts.

3.3.3  COST OF GOODS SOLD

                                                                                                      (Rs. in millions)
       ----------------------------------------------------------------------------------------------------------------
                  PARTICULARS                              MARCH 31, 2001            MARCH 31, 2000          INCREASE
       ----------------------------------------------------------------------------------------------------------------
                                                        AMOUNT         %           AMOUNT        %
       ----------------------------------------------------------------------------------------------------------------
        Consumption of Raw materials finished            8,207        26.87%        8,625       37.94%          -5%
        and process stocks
        Stores & Spares                                    175         0.57%          250        1.10%          -30%
        Power and Fuel                                     310         1.02%          215        0.95%           44%
        Salaries, wages and bonus                        2,733         8.95%        1,545        6.80%           77%
        Contribution to provident and other funds          103         0.34%           67        0.30%           54%
        Gratuity and pension                                78         0.26%           51        0.22%           55%
        Workmen and Staff welfare                          188         0.62%          116        0.51%           63%
        Insurance                                            7         0.02%            8        0.04%          -21%
        Repairs to factory buildings                        39         0.13%            6        0.02%          599%
        Repairs to Plant & Machinery                        74         0.24%           37        0.16%           98%
        Rent                                               196         0.64%          143        0.63%           37%
        Rates & Taxes                                       13         0.04%           19        0.08%          -28%
        Packing                                             29         0.09%           50        0.22%          -42%
        Travelling and allowance                         4,956        16.23%        3,479       15.30%           42%
        Depreciation                                       739         2.42%          547        2.41%           35%
        Miscellaneous                                      374         1.22%          176        0.77%          113%
        Capitalised                                       (118)       -0.39%         -131       -0.57%          -10%
       ----------------------------------------------------------------------------------------------------------------
        TOTAL                                           18,103        59.28%       15,204       66.87%           19%
       ----------------------------------------------------------------------------------------------------------------
        INCOME FROM SALES AND SERVICES                  30,539       100.00%       22,736      100.00%
       ----------------------------------------------------------------------------------------------------------------


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CONSUMPTION OF RAW MATERIALS FINISHED AND PROCESS STOCKS

        These expenses relate primarily to Indian IT Services and Products and Consumer Care and Lighting. Consumption of Raw materials finished and process stocks has decreased by 5% during the year. Effective September 1, 2001, the business of manufacturing and distribution of Computer peripherals was transferred to Wipro e-Peripherals Limited (WeP). On a comparable basis growth in consumption is 8%. Re-configuration of sales model in Indian IT Services and Products resulting in higher direct billing to the end customer and higher composition of revenue from services in the total revenues have resulted in a reduction in raw material, finished and process stock consumption as a percentage of sales.

SALARIES AND OTHER MANPOWER RELATED COSTS.

        The increase in manpower costs is primarily due to increase in the number of employees and due to annual compensation revision. Global IT Services has added 3,287 employees during the year.

TRAVELLING AND ALLOWANCES

        Travel and allowance has increased by 42% during the year to Rs 4,956 million. This increase is primarily due to increase in number of employees who have been deployed at customer premises, higher frequency of travel and increase in allowances. In Global IT Services the number of employees deployed outside India has increased to 2,285 from 1,529 in the previous year.

3.3.4 SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

                                                                                                     (Rs. in millions)
        --------------------------------------------------------------------------------------------------------------
              PARTICULARS                                   MARCH 31, 2001          MARCH 31, 2000        INCREASE
        --------------------------------------------------------------------------------------------------------------
        AMOUNT                                           AMOUNT        %          AMOUNT       %
        --------------------------------------------------------------------------------------------------------------
        Salaries, wages and bonus                          924        3.03%         657        2.89%          41%
        Contribution to provident and other funds           40        0.13%          25        0.11%          62%
        Gratuity and pension                                28        0.09%          26        0.12%           5%
        Workmen and Staff welfare                          124        0.40%          81        0.35%          53%
        Insurance                                           21        0.07%          11        0.05%          90%
        Repairs to buildings                                 5        0.02%           5        0.02%           2%
        Rent                                                81        0.26%          94        0.41%         -14%
        Rates and taxes                                     90        0.30%          31        0.14%         189%
        Carriage and freight                               224        0.73%         204        0.90%          10%
        Commission on sales                                659        2.16%         597        2.63%          10%
        Auditors' remuneration and expenses
             Audit fees                                      3        0.01%           3        0.01%          -5%
             For certification including tax audit           1        0.00%           1        0.00%          16%
             Reimbursement of expenses                       1        0.00%           0        0.00%          33%
        Advertisement and sales promotion                  472        1.54%         339        1.49%          39%
        Loss on sale of fixed assets                         1        0.00%           9        0.04%         -91%
        Directors' fees                                      1        0.00%           0        0.00%         378%
        Depreciation                                       241        0.79%         151        0.67%          59%
        Travelling and allowances                        1,076        3.52%         605        2.66%          78%
        Communication                                      326        1.07%         207        0.91%          58%
        Provision/write off of bad debts                   267        0.87%         267        1.18%           0%
        Miscellaneous                                      821        2.69%         682        3.00%          20%
        --------------------------------------------------------------------------------------------------------------
        TOTAL                                            5,404       17.70%       3,996       17.57%          35%
        --------------------------------------------------------------------------------------------------------------
        INCOME FROM SALES AND SERVICES                  30,539      100.00%      22,736      100.00%
        --------------------------------------------------------------------------------------------------------------

SALARIES AND OTHER MANPOWER RELATED COSTS.

        The increase in manpower costs is primarily due to increase in the number of Sales and Marketing personnel, annual compensation review and the restructuring of incentive schemes. In Global IT Services the number of Sales and Marketing personnel have increased to 67 from 49 in the previous year.


                                                                              71
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--------------------------------------------------------------------------------

    Advertisement and sales promotion

        Advertisement and sales promotion have increased by 39% during the year to Rs. 472 million. The increase is primarily due to increase in product promotion and distribution spends in Consumer Care and Lighting and spends by corporate on promoting brand identity. Global IT Services has increased advertisement and sales promotion spends by 100%. The spends are mainly on promoting brand awareness and participating in trade shows and industry conferences.

    Travelling and allowances

        Travel and allowance has increased by 78% during the year to Rs. 1,076 million. This increase is primarily due to increase in the number of Sales and Marketing personnel, higher frequency of travel and increase in travel allowances.

    3.3.5  Interest

        Interest expense has reduced from Rs. 287 million in previous year to Rs. 69 million in the current year. The decrease is primarily on account of reduction in absolute quantum of borrowings and partly due to reduction in interest rates. Average borrowings in the current year are nearly 65% lower than the average borrowings in the previous year. The Company is virtually debt-free.

    3.3.6  Income taxes

        Effective tax rate has remained at 12%. The increase in tax rates on domestic income from 38.5% to 39.5% is offset by increase in composition of profits from Global IT Services to total profits.

    3.3.7  Non recurring/extraordinary Items

        In September 2000 the Company transferred the business of manufacturing and distribution of Computer peripherals to Wipro e-Peripherals Limited), the gain on transfer, Rs.16 million, is reflected as non-recurring/extraordinary item.

    3.3.8  Appropriations from Profit

        The Profit after taxation and adjustment for extraordinary and non-recurring of Rs. 6,679 million is appropriated as follows:

        - Rs. 250 million appropriated to capital redemption reserve on redemption of 2.5 million 10.25% redeemable cumulative preference shares.

        -   Dividend on preference shares Rs. 18 million

        -   Proposed dividend on equity shares Rs. 116 million

        -   Corporate tax on dividend Rs. 14 million

        -   Transfer to general reserve Rs. 6,281 million

    4.0   Material developments in Human Resources

        Please refer to our discussions in the sub section titled "Employees" in the section titled "Form 20-F" in page 185 of this report.

    5.0 Transactions in which the management is interested in their personal capacity

        Please refer to our discussions in the sub section titled "Related Party Transactions" in the section titled "Form 20-F" in pages 189 through 190 of this report.


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--------------------------------------------------------------------------------

Reconciliation of Profits between Indian GAAP and US GAAP

                                                                                      (Rs. in millions)
-------------------------------------------------------------------------------------------------------
                  PARTICULARS                             NOTES     MARCH 31, 2001      MARCH 31, 2000
-------------------------------------------------------------------------------------------------------
  PROFITS BEFORE EXTRAORDINARY/NON-RECURRING ITEMS                      6,664               3,006
  Net extraordinary/non-recurring items                                    16                (524)
  PROFIT FOR THE YEAR                                                   6,680               2,482
  Adjustments to reconcile profits for the year as
  per Indian GAAP with Net Income as per US GAAP
  Stock compensation expense                               A              (87)                (89)
  Deferred income taxes                                    B              (56)                (19)
  Consolidation of subsidiaries                            C              202                 (72)
  Share in Profit / ( loss) of affiliates                  D              (54)                  5
  Deferral of revenue                                      E               41                   -
  Interest on secured borrowings                           F             (149)                  -
  Gain on transfer of certain securities                   F                -              (1,013)
  Goodwill amortisation                                    G              (45)                 (1)
  Others                                                   H              (18)                123
  Permanent diminution / loss on sale of investments       I                -               1,646
  Gain on direct issue of shares by Wipro Net              J                -                 266
  Tax liability on sale of real estate property            K              (78)                  -
  Total                                                                  (244)                851
  INCOME FROM CONTINUING OPERATIONS                                     6,436               3,333
  Income tax benefits on sale of investments in
    discontinued operations                                K               78                 219
  Cumulative effect of change in accounting policy         E              (59)                  -
                    TOTAL                                                  19                 219
-------------------------------------------------------------------------------------------------------
  NET INCOME AS PER US GAAP                                             6,455               3,552
-------------------------------------------------------------------------------------------------------

NOTES :

A. A. Under US GAAP, compensation cost is recognised for shares granted to employees as the excess of the quoted market price of the stock at the date of grant over the amount to be paid by the employee. Such compensation cost is amortised over the vesting period. Accordingly, Wipro has recorded compensation cost for shares granted to employees from the Wipro Equity Reward Trust set up in 1984. No such accounting is required under Indian GAAP.

B. Under US GAAP, Income taxes are accounted using the asset liability method. This method requires recognition of future tax consequences of temporary differences between the book-base and the tax-base of assets and liabilities and operating loss carry forwards. Under Indian GAAP income taxes are accounted using the taxes payable method and the impact of temporary differences is not currently recognised.

C. Under US GAAP, the financial statements of all subsidiaries, which are more than 50% owned and controlled are consolidated with the financial statements of the parent. Accordingly, Wipro has consolidated the financial statements of subsidiaries. Accounting standards in India do not require consolidation of financial statements.

D. Under US GAAP, the financial statements of affiliates (entities where the investor has ability to exercise significant influence) are accounted by the equity method whereby the share of the investor in the profits/ losses of the investee are recorded in the year such profits are earned or losses incurred. Accordingly, Wipro has recorded it's share of profit / loss of Wipro GE medical Systems Ltd, Wipro Net Ltd, NetKracker Ltd and Wipro e-Peripherals. Under Indian GAAP, dividends from affiliates are recognised as income when received.

E. The Company has adopted the provisions of the Staff Accounting Bulletin No. 101 (SAB 101) issued by the Securities Exchange Commission. Accordingly, revenues from sale of goods, where a customer is not obligated to pay a portion of contract price until the completion of installation, is recognised only on completion of installation. The cumulative effect of the applying this change to all prior years is reflected separately as the cumulative effect of change in accounting policy. In Indian GAAP revenue is recognised on despatch.

F. In fiscal 2000 the company transferred equity shares in Wipro Net to a financial institution. The terms of the transfer provide Wipro with a call option and the transferee with a put option. Further, the transferee is restricted from selling the shares during the period of the option. Under US GAAP, this transfer is not recorded as a sale but as a secured borrowing. Interest is recognised at the effective yield on the put option. In Indian GAAP the transfer of shares is recognised as sale.

WIPRO LIMITED
--------------------------------------------------------------------------------

G. In fiscal 2001, the company recorded a goodwill of Rs. 868 million on acquisition of minority interest held by KPN group in Wipro Net. In fiscal 2000, the company had also recorded a goodwill of Rs. 10.5 million on acquisition of minority interest in Wipro Computers Limited. Goodwill resulting from these acquisitions is amortized over a period of 5 years. In Indian GAAP investments are recorded at historical cost, cost of investment in excess of share in the underlying assets is not separately recorded as goodwill.

H. Others include differences arising from accounting for interest capitalisation and exchange rate fluctuations of foreign currency liability for capital goods. Under US GAAP interest incurred for funding an asset during its construction period is capitalised based on the average outstanding investment in the asset and average cost of funds. Under Indian GAAP, the interest cost directly related to funding of an asset can be capitalised. Similarly under Indian GAAP, exchange rate fluctuations on foreign currency liability for capital goods is included in the cost of the relevant asset. Under US GAAP, such exchange rate fluctuations are charged to income statement.

I. In Indian GAAP, investments in Wipro Finance and Wipro Inc are carried at cost. Losses incurred by Wipro Finance and Wipro Inc have significantly impaired the carrying value of investments, accordingly a permanent diminution in carrying value of investments has been recorded in fiscal 2000. However under US GAAP losses incurred by Wipro Finance and Wipro Inc have already been recorded in the financial statements of the earlier periods through the process of consolidation.

J. In fiscal 2000, Wipro Net, an affiliate issued shares to the KPN Group. The issue price per share was higher than Wipro's carrying value per share. Thus the issuance resulted in an increase in the carrying value of Wipro's investment in Wipro Net. The company recorded this increase through income statement under US GAAP. Under Indian GAAP no gain arises on such transactions as equity method of accounting is not applied.

K. The tax liability arising on sale of certain real estate property is offset against tax benefits arising on sale of investments in discontinued operations. In Indian GAAP income tax expense is accounted using the taxes payable method. The tax liability and tax benefit offset each other and is not reported separately. Under US GAAP, tax liability arising on sale of real estate property is reflected in income tax expense and tax benefits arising from sale of investments in discontinued operations is reflected separately after income from continuing operations.

STATEMENT PURSUANT TO SECTION 212 OF THE COMPANIES ACT, 1956 AS AT MARCH 31,
2001

------------------------------------------------------------------------------------------------------------
                                                                            FOR FINANCIAL YEAR
                                                                             OF THE SUBSIDIARY
------------------------------------------------------------------------------------------------------------
  Name of the Subsidiary    Financial      Number of    Extent of    Profits/(losses)      Profits/(losses)
  Company                   year ending    shares held   holding    so far it concerns        so  far it
                              of the                                   the members           concerns the
                            Subsidiary                                of the Holding        members of the
                                                                       Company and         Holding Company
                                                                      not dealt with      and  dealt with in
                                                                     in the books of         the books of
                                                                       Accounts of            Accounts of
                                                                     Holding Company            Holding
                                                                   (Except to the extent        Company
                                                                      dealt with in F)
------------------------------------------------------------------------------------------------------------
  A                            B                 C           D             E                      F
------------------------------------------------------------------------------------------------------------
  Wipro Inc, USA          March 31, 2001       1,200        100%         (7,856)                  Nil
  Enthink Inc, USA *      March 31, 2001         0           0%          16,040                   Nil
  Wipro Japan KK, Japan   March 31, 2001        650         100%         29,605                   Nil
  Wipro Net Limited       March 31, 2001     20,600,927      92%         44,667                   Nil
  Wipro Prosper Limited   March 31, 2001        200         100%           (9)                    Nil
  Wipro Trademarks        March 31, 2001        200         100%          (180)                   Nil
  Holding Limited
  Wipro Welfare Limited   March 31, 2001      66,171        100%           Nil                    Nil
------------------------------------------------------------------------------------------------------------

                                                      (Rs. in 000s)
--------------------------------------------------------------------
                                   FOR PREVIOUS FINANCIAL
                                    YEARS SINCE IT BECAME
                                         A SUBSIDIARY
--------------------------------------------------------------------
                              Profits/(losses)    Profits/(losses)
                                 so far it        so far it concerns
                               concerns the          the members
                                members of         of the Holding
                               the Holding          Company and
                               Company and        dealt with in the
                              not dealt with          books of
                              in the books            Accounts
                              of Accounts of         of Holding
                             Holding Company           Company
                             (Except to the
                            extent dealt with
                                  in H)
--------------------------------------------------------------------
  A                               G                       H
--------------------------------------------------------------------
  Wipro Inc, USA                (5,572)               (108,122)
  Enthink Inc, USA *           (139,455)                N A
  Wipro Japan KK, Japan          9,427                  N A
  Wipro Net Limited            (143,278)                Nil
  Wipro Prosper Limited          1,089                  Nil
  Wipro Trademarks               (183)                  Nil
  Holding Limited
  Wipro Welfare Limited           Nil                   Nil
--------------------------------------------------------------------

* WIPRO INC, USA HOLDS ALL THE SHARES IN ENTHINK INC.

WIPRO LIMITED
--------------------------------------------------------------------------------







              FINANCIAL STATEMENTS OF SUBSIDIARIES OF WIPRO LIMITED
                        FOR THE YEAR ENDED MARCH 31, 2001

WIPRO NET LIMITED
--------------------------------------------------------------------------------
DIRECTORS' REPORT

The Directors present the Annual Report of Wipro Net Limited for the year ended March 31, 2001.

FINANCIAL RESULTS

The results for the second year of operation of the Company was

                                                   (Rs. in Mns)
                                   ----------------------------
                                      2001              2000
                                   ----------------------------
Sales and other Income               538.13           169.60
Loss for the year                    (64.53)         (174.75)
                                   ----------------------------

The Company has successfully turned around during the year and has achieved break even in Quarters 3 and 4 of the current financial year. During the year the Company was the first ISP in the country to be awarded ISO 9002.

Company continues to be the leader in corporate value added services market. The Points of Presence have increased from 8 cities to 32 cities. During the year, the retail ISP business has been sold to Netkracker Limited.

FIXED DEPOSITS

The Company has not accepted any fixed deposits from the public during the year under review.

TERMINATION OF JOINT VENTURE

During the year the Joint venture agreement with KPN Mauritius Holding was terminated.

DIRECTORS

Mr. Azim Hasham Premji has resigned from the Directorship of the Company during the year. The Board of Directors record their appreciation of the valuable contribution made by Mr. Azim Hasham Premji as Director of the Company.

Mr. Hans van Moorsel, Mr. Rob Langazel, and Mr. Wilbert Stikkelbroek, Alternate Director to Mr. Rob Langazel had resigned as Director of the Company during the year. The Board of Directors record their appreciation of the valuable contribution made by Mr. Hans van Moorsel, Mr. Rob Langazel, and Mr. Wilbert Stikkelbroek as Directors of the Company.

AUDITORS

The auditors M/s. N M Raiji & Co. retire at the conclusion of the ensuing Annual General Meeting and have offered themselves for re-appointment.

PERSONNEL

Information as per section 217(2A) of the Companies Act, 1956, read with the Companies (Particulars of Employees) Rules, 1975 is given in the Annexure forming part of this report.

Conservation of Energy Technology Absorption, Research and Development/Foreign Exchange Earnings and Outgoings:

(a) Foreign exchange outgo on account of interest and finance charges, foreign travel, repayment of loan, maintenance contracts, training and capital goods is: Rs. 106.59 Mn

(b)    Foreign exchange earnings from sale of services is Rs. 1.12 Mn

(c)    The Company has nothing else to report on the particulars required under
       Section 217(1)(e) of the Companies (Disclosure of Particulars in the Report of Board of Directors) Rules, 1988.

WIPRO NET LIMITED
--------------------------------------------------------------------------------
DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956, it is hereby stated that;

(a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

(b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period.

(c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

(d)    the Directors had prepared the annual accounts on a going concern basis.

ACKNOWLEDGEMENTS

The Directors thank the Company's customers, suppliers, bankers, and shareholders for their consistent support to the Company. The Directors also sincerely acknowledge the significant contributions made by all the employees for their dedicated services to the Company.

                                        FOR AND ON BEHALF OF THE BOARD


                                                T. K. KURIEN
Bangalore, April 20, 2001                    Managing  Director

WIPRO NET LIMITED
--------------------------------------------------------------------------------
AUDITOR'S  REPORT

TO THE MEMBERS OF WIPRO NET LIMITED

We have audited the attached Balance Sheet of Wipro Net Limited as at March 31, 2001 and also the annexed Profit & Loss Account for the year ended on that date, and report that:

1. We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit.

2. In our opinion, proper books of accounts as required by law have been kept by the Company so far as appears from our examination of the books.

3. The Balance Sheet and the Profit & Loss Account dealt with by this report are in agreement with the books of account.

4. In our opinion, the Profit and Loss Account and Balance Sheet dealt with by this report are in compliance with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956.

5. As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under
       Section 274(1)(g) of the Companies Act, 1956.

6. In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give information required by the Companies Act, 1956, in the manner so required and give a true and fair view of

       a) the state of affairs of the Company as at March 31, 2001; in case of the Balance Sheet and

       b) the loss for the year ended on that date, in case of the Profit & Loss Account.

7. As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956 and on the basis of such checks as we considered appropriate, we further state that:

       (i) The Company has maintained proper records showing quantitative details and the situation of its fixed assets. Most of the assets have been physically verified during the year by the Management. No material discrepancies were noticed on such verification. In our opinion, the frequency of physical verification is reasonable.

       (ii) None of the fixed assets of the Company have been revalued during the year.

       (iii) The Company has during the year written off the inventory and hence the same has not been valued.

       (iv) The Company has not taken any loans, secured or unsecured from companies, firms or other parties listed in the register maintained under section 301 of the Companies Act, 1956 or from the Companies under the same management as defined under sub section (1B) of Section 370 of the Companies Act, 1956.

       (v) The Company has not granted any loans, secured or unsecured, from companies, firms or other parties listed in the register maintained under Section 301 of the Companies Act, 1956 or from the Companies under the same management as defined under sub section (1B) of Section 370 of the Companies Act, 1956.

       (vi) The Company has not granted any loans or advances in the nature of loans other than to employees.

       (vii) The Company has adequate internal control procedures commensurate with its size and nature of its business for the purchase and sale of assets.

       (viii) In our opinion and according to the information and explanations given to us, the transactions for purchase of goods and materials and sale of goods, materials and services, made from or to parties entered in the register maintained under section 301 of the Companies Act, 1956 and aggregating during the year to Rs. 50,000 or more have been made at prices which are reasonable having regard to the nature of the transactions.

       (ix) The unserviceable stock has been determined and the same has been properly dealt with in the books of account.

       (x) The Company has an internal audit system, which is commensurate with its size and nature of the business.

       (xi) The Company has been regular in depositing Provident Fund dues with the appropriate authorities. The Employees State Insurance Scheme is not applicable to the Company.

       (xii) There are no undisputed amounts in respect of Income Tax, Wealth Tax, Sales Tax, Customs Duty and Excise Duty which, as at the Balance Sheet date, were outstanding for a period of more than six months from the date they become payable.

WIPRO NET LIMITED
--------------------------------------------------------------------------------

       (xiii) On the basis of our examination of the books of account and the information and explanations given to us, there are no personal expenses which have been charged to the revenue account other than those incurred in terms of service contract obligations with employees and accepted business practices.

       (xiv)  The Company is not a Sick Industrial Company within the meaning of
              Section 3(1) of the Sick Industrial Companies (Special Provisions) Act, 1985.

       (xv) On account of the nature of service activities, allocation of material and manpower to the different customers is not applicable.

       (xvi)  In our opinion as the Company does not hold any inventory, clauses
              (iv), (v), (xiv) and (xv) of the said Order are not applicable. Further, clause (xiii) of the said Order is not applicable as the Company has not accepted any deposit from the public under section 58A of the Companies Act, 1956.

                                             FOR  N.M.RAIJI & CO.,
                                             Chartered Accountants


                                                   J M GANDHI
Mumbai,  April 20, 2001                             Partner

WIPRO NET LIMITED
--------------------------------------------------------------------------------
BALANCE SHEET

                                                                                   (Rs. in 000's)
                                                                      ---------------------------
                                                   SCHEDULE                  AS AT MARCH 31,
                                                                      ---------------------------
                                                                        2001                2000
-------------------------------------------------------------------------------------------------
  SOURCES OF FUNDS:
SHAREHOLDERS' FUNDS
Capital                                                1              223,923             223,923
Reserves and surplus                                   2              191,337             255,866

 LOAN FUNDS
Secured loans                                                              --                  --
Unsecured Loans                                                        90,000                  --
                                                                      ---------------------------
               Total                                                  505,260             479,789
                                                                      ===========================
  APPLICATION OF FUNDS:
FIXED ASSETS                                           3
Gross block                                                           573,272             167,206
Less: Depreciation                                                    143,012              36,221
Net block                                                             430,260             130,985
Capital work-in-progress and advances                                   3,248              78,864
                                                                      ---------------------------
                                                                      433,507             209,850
                                                                      ---------------------------
INVESTMENTS                                                                --              30,865
CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                         4              117,026              29,242
Cash and bank balances                                 5                5,282              50,056
Loans and advances                                     6              116,985             275,061
                                                                      ---------------------------
                                                                      239,293             354,359
                                                                      ---------------------------
LESS: CURRENT LIABILITIES AND PROVISIONS
Liabilities                                            7              164,208             112,179
Provisions                                             8                3,332               3,106
                                                                      ---------------------------
                                                                      167,540             115,285
                                                                      ---------------------------
NET CURRENT ASSETS                                                     71,753             239,075
                                                                      ---------------------------
               Total                                                  505,260             479,789
-------------------------------------------------------------------------------------------------

NOTES TO ACCOUNTS                                     12



As per our report attached       For and on behalf of Board of Directors

for N.M. RAIJI & CO.,

J.M.GANDHI                       T. K. KURIEN               SURESH C SENAPATY
Partner                          Managing Director          Director

                                 V. GANESH
                                 Chief Financial Officer & Company Secretary

Mumbai, April 20, 2001           Bangalore, April 20, 2001

WIPRO NET LIMITED
--------------------------------------------------------------------------------
PROFIT AND LOSS ACCOUNT

                                                                                     (Rs. in 000's)
                                                                  ---------------------------------
                                                    SCHEDULE            YEAR ENDED MARCH 31,
                                                                  ---------------------------------
                                                                     2001                   2000
---------------------------------------------------------------------------------------------------
  INCOME:
Sales and services                                                 365,490                 152,001
Other income                                            9          172,638                  17,603
                                                                  ---------------------------------
                     TOTAL                                         538,128                 169,604
---------------------------------------------------------------------------------------------------
  EXPENDITURE:
Cost of Goods Sold                                     10          203,623                 118,347
Operating, administrative and marketing expenses       11          274,235                 179,255
Depreciation                                                       120,839                  41,704
Interest                                                             3,960                   3,573
                                                                  ---------------------------------
                   SUB-TOTAL                                       602,657                 342,879
---------------------------------------------------------------------------------------------------
  PROFIT/(LOSS) BEFORE EXTRAORDINARY ITEMS                         (64,529)               (173,275)
  EXTRAORDINARY ITEMS
Pre-operative expenses written off                                      --                  (1,472)
                                                                  ---------------------------------
  PROFIT/(LOSS) AFTER EXTRAORDINARY ITEMS                          (64,529)               (174,747)
---------------------------------------------------------------------------------------------------
  PROFIT/(LOSS) BEFORE TAXATION                                    (64,529)               (174,747)
Provision for taxation                                                  --                      --
                                                                  ---------------------------------
  PROFIT/(LOSS) AFTER TAXATION                                     (64,529)               (174,747)
---------------------------------------------------------------------------------------------------
Balance brought forward                                           (174,747)                     --
                                                                  ---------------------------------
Balance carried to balance sheet                                  (239,276)               (174,747)
---------------------------------------------------------------------------------------------------

NOTES TO ACCOUNTS                                      12
---------------------------------------------------------------------------------------------------



As per our report attached         For and on behalf of Board of Directors

for N.M. RAIJI & CO.

J.M. GANDHI                        T.K. KURIEN               SURESH C SENAPATY
Partner                            Managing Director         Director

                                   V. GANESH
                                   Chief Financial Officer & Company Secretary

Mumbai, April 20, 2001             Bangalore, April 20, 2001

WIPRO NET LIMITED
--------------------------------------------------------------------------------

                                                                                          (Rs. in 000's)
                                                                        --------------------------------
SCHEDULE 1  SHARE CAPITAL                                                        AS AT MARCH 31,
                                                                        --------------------------------
                                                                           2001                   2000
--------------------------------------------------------------------------------------------------------
AUTHORISED
28,000,000 equity shares of Rs. 10 each                                  280,000                 280,000
(2000: 28,000,000 equity shares of Rs. 10 each)

ISSUED, SUBSCRIBED AND PAID-UP
22,392,212 equity shares of Rs. 10 each                                  223,923                 223,923
(2000: 22,392,312 equity shares of Rs. 10 each)

(15,219,180 shares of Rs. 10 each have been allotted for
Consideration other than cash)
(Shares held by Wipro Limited, Holding Company 20,600,927
                                                                        --------------------------------
Shares of Rs. 10 each)                                                   223,923                 223,923
                                                                        ================================

  SCHEDULE 2  RESERVES & SURPLUS

Share Premium                                                            430,613                 430,613
Profit and Loss Account                                                 (239,276)               (174,747)
                                                                        --------------------------------
                                                                         191,337                 255,866
                                                                        ================================


  SCHEDULE 3  FIXED ASSETS

-----------------------------------------------------------------------------------------------------------------
                               GROSS           ADDITIONS       DEDUCTIONS      GROSS BLOCK        ACCUMULATED
                            BLOCK AS AT         DURING           DURING           AS AT        DEPRECIATION AS AT
DESCRIPTION                APRIL 1, 2000       THE YEAR         THE YEAR      MARCH 31, 2001     APRIL 1, 2000
-----------------------------------------------------------------------------------------------------------------
Plant and machinery           158,342          492,000           98,437           551,905           34,171
Furniture & fixtures            5,277           10,540              416            15,401            1,381
Vehicles                        3,587            5,558            3,179             5,966              669
-----------------------------------------------------------------------------------------------------------------
TOTAL                         167,206          508,097          102,032*          573,272           36,221
-----------------------------------------------------------------------------------------------------------------
Previous Year                 142,993           61,081           36,868           167,206               --
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                             ACCUMULATED       ACCUMULATED
                           DEPRECIATION     DEPRECIATION       DEPRECIATION       NET BLOCK        NET BLOCK
                               FOR           REVERSAL ON           AS AT             AS AT           AS AT
DESCRIPTION                  THE YEAR      ASSETS DISPOSED    MARCH 31, 2001    MARCH 31, 2001  MARCH 31, 2000
-----------------------------------------------------------------------------------------------------------------
Plant and machinery           115,973           13,236           136,908          414,997          124,171
Furniture & fixtures            3,395               43             4,733           10,668            3,896
Vehicles                        1,471              769             1,370            4,596            2,918
-----------------------------------------------------------------------------------------------------------------
TOTAL                         120,839           14,048*          143,012          430,260          130,985
-----------------------------------------------------------------------------------------------------------------
Previous Year                  41,704            5,483            36,221          130,985          142,993
-----------------------------------------------------------------------------------------------------------------

* Include deduction on account of transfer of assets Rs. 92,928 & accumulated depreciation of Rs. 13,243 in relation to sale of Retail ISP Business

WIPRO NET LIMITED
--------------------------------------------------------------------------------

                                                                                      (Rs. in 000's)
                                                                             -----------------------
                                                                                  AS AT MARCH 31,
                                                                             -----------------------
                                                                               2001             2000
                                                                             -----------------------
  SCHEDULE 4  SUNDRY DEBTORS
  (Unsecured, unless otherwise stated)
Over six months
   Considered good                                                                --
   Considered doubtful                                                        12,993           18,190
                                                                             ------------------------
                                                                              12,993           18,190
                                                                             ------------------------
Others
   Considered good                                                           117,027           29,242
   Considered doubtful                                                         3,248            4,267
                                                                             ------------------------
                                                                             133,267           51,700
Less : Provision for doubtful debts                                           16,241           22,457
                                                                             ------------------------
                                                                             117,026           29,242
                                                                             ------------------------
                                                                             117,026           29,242
                                                                             ========================
  SCHEDULE 5  CASH AND BANK BALANCES
Cash and cheques on hand                                                       2,804              298
Balances with scheduled banks
   In current account                                                          2,477            4,158
   In Fixed Deposit                                                               --           45,600
                                                                             ------------------------
                                                                               5,282           50,056
                                                                             ========================
  SCHEDULE 6  LOANS AND ADVANCES
  (Unsecured, considered good unless otherwise stated)

Advances recoverable in cash or in kind or for value to be received           79,536           38,249
InterCorporate Deposit                                                            --          210,000
Sundry deposits                                                               37,110           26,811
Balance with customs                                                             339               --
                                                                             ------------------------
                                                                             116,985          275,061
                                                                             ========================
  SCHEDULE 7  LIABILITIES
Sundry creditors
   Due to small scale industries                                                  --               --
   Others                                                                    102,053           15,463
Income received in advance                                                    22,537            1,158
HSBC Bank (Book Overdraft)                                                        --           71,131
Security Deposit                                                              39,618           24,426
                                                                             ------------------------
                                                                             164,208          112,179
                                                                             ========================
  SCHEDULE 8  PROVISIONS
Leave Encashment                                                               3,180            2,809
Gratuity                                                                         152              297

                                                                             ------------------------
                                                                               3,332            3,106
                                                                             ========================

WIPRO NET LIMITED
--------------------------------------------------------------------------------

                                                                             (Rs. in 000's)
                                                                   ------------------------
                                                                     YEAR ENDED MARCH 31,
                                                                   ------------------------
                                                                     2001             2000
                                                                   ------------------------
  SCHEDULE 9  OTHER INCOME
Interest on deposits with companies                                  4,409           12,150
(TDS Rs. 905,831; Previous Year Rs. 2,261,253)
Exchange Rate Fluctuation                                               --                6
Miscellaneous Income                                                    --            5,446
Profit on Sale of Business  (refer notes to accounts)              168,229               --
                                                                   ------------------------
                                                                   172,638           17,603
                                                                   ========================
  SCHEDULE 10 COST OF GOODS SOLD
Leased Line Expenses/Dial Out Cost/Communication Expenses          166,330           96,363
Maintenance Contract - Plant and Machinery                          32,522           17,587
Purchase - Indigenious                                               4,771            4,398
                                                                   ------------------------
                                                                   203,623          118,347
                                                                   ========================
  SCHEDULE 11  OPERATING, ADMINISTRATIVE
  AND MARKETING EXPENSES
Stores and spares consumed                                           1,907            2,603
Power and fuel                                                      15,744            2,732
Salaries, wages and bonus                                           72,992           30,178
Contribution to Provident Fund                                       2,569            2,325
Gratuity and Leave Encashment                                          226              584
Workmen and staff welfare                                            8,312            3,671
Insurance                                                              994              337
Repairs to machinery                                                 1,050               --
Rent                                                                19,827           18,042
Rates and taxes                                                        465              969
Loss on Sale/discarding of fixed assets                                 --           30,677
Auditors remuneration and expenses
     Audit fees (including service tax)                                210              200
     Tax audit fees (including service tax)                             63               --
     Reimbursement of expenses                                          17               --
Advertisement and sales promotion                                   81,007           13,165
Commission on Sales                                                  5,885            2,775
Travelling and Conveyance                                           20,581           13,663
Office maintenance                                                   2,120            1,867
Provision/write off of Bad debts                                     8,366           15,050
Manpower outside services                                           16,548            2,553
Staff recruitment                                                    3,368            5,643
Consultancy Charges                                                    931           27,201
Exchange Rate Fluctuation                                              178               --
Miscellaneous                                                       10,878            5,018
                                                                   ------------------------
                                                                   274,235          179,255
                                                                   ========================

WIPRO NET LIMITED
--------------------------------------------------------------------------------
SCHEDULES TO THE BALANCE SHEET AND PROFIT AND LOSS ACCOUNT

12.    SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

12.1   SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING CONVENTION

Accounts are maintained on an accrual basis under the historical cost convention.

REVENUE RECOGNITION

Revenue from provision of services is recognised over the period in which such services are rendered.

PROVISION FOR RETIREMENT BENEFITS

For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of years' premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employees' is determined as per actuarial valuation at the year end. Defined contributions for provident fund and pension are charged to Profit and Loss account based on contributions made in terms of applicable schemes.

FIXED ASSETS

Fixed assets are stated at the cost of acquisition. Direct costs are capitalised until the assets are ready to be put to use. Interest on borrowed money allocated to and utilised for acquiring fixed assets, pertaining to the period up to the date of capitalisation is capitalised.

DEPRECIATION

Depreciation on fixed assets is provided using the straight-line method, based on the useful lives of the assets as estimated by the management. Depreciation on assets purchased/sold during the year is provided from the month of purchase/sale. Individual assets costing less than Rs. 5,000/-are depreciated in full during the year of acquisition.

Depreciation rates for various categories of fixed assets are given below:

-----------------------------------------------------------------------------------------
                                        AS PER BOOKS                       AS PER SCH XIV
-----------------------------------------------------------------------------------------
Plant and Machinery                         20%                                 4.75%
Electrical Installations                    19%                                 4.75%
Computers & Software                        50%                                16.21%
Furniture & fixtures                        19%                                 6.33%
Office equipment                            19%                                 4.75%
Vehicles                                    24%                                 9.50%


FOREIGN CURRENCY TRANSACTIONS

Foreign currency transactions are recorded at the rate at the beginning of each month. Year end balances of foreign currency assets and liabilities are reinstated at the closing rate/forward contract rate, as applicable; resultant differences on liabilities relating to acquisition of fixed assets are capitalised and on other assets and liabilities are adjusted to revenue account.

INVENTORY:

Autodialers given on rental for Efax customers are written off in the books as and when issued to the customer.

DEPOSITS -- TELEPHONE:

Telephone deposits are written off over a period of 36 months.

12.2   INCOME TAX

       No Provision for Taxation has been made during the period as the Company has incurred a loss.

12.3   UNSECURED LOAN:

       Unsecured loan represents borrowing from Holding Company i.e., Wipro Limited

12.4   SALE OF RETAIL ISP BUSINESS:

       The company has sold, with effect from December 20, 2000 its retail ISP business to Netkracker Limited in terms of an agreement dated December 20, 2000. The Net consideration received Rs. 240,319,463/-has been compared with the value of net assets transferred on the transfer date and the surplus is treated as profit on sale of business.

WIPRO NET LIMITED
--------------------------------------------------------------------------------
12.5   MANAGERIAL REMUNERATION:

                                                                                (Rs. in Lakhs)
     -----------------------------------------------------------------------------------------
                                                           Year ended             Year ended
                                                         March 31, 2001         March 31, 2000
     -----------------------------------------------------------------------------------------
       Salary to Managing Director  (Gross)                   23.76                  3.73
       Perquisites                                             9.26                  2.25
       Contributions to PF and Other Funds                     3.21                  0.60
       Total                                                  ---------------------------
                                                              36.00                  7.00
       The above remuneration is based on                     ---------------------------
       the approval of shareholders of the
       company. However, the excess
       remuneration over and above the
       amount prescribed under schedule XIII
       of the companies act, 1956 is subject
       to the approval of the central
       government.
       The company has applied to the central
       government for their approval.

12.6   AUDITORS REMUNERATION:

       Statutory Audit Fees                                    2.00                  2.00

12.7   COMMITMENT AND CONTINGENCIES:

       A) Contract Pending to be executed on
       capital Account amounted to Rs.183.85
       Lakhs (Year ending 31.03.00 Rs.
       2,316.82)

       B) Guarantees given by bank on behalf
       of the company Rs. 200 Lakhs (Year
       ending 31. 03.00 Rs. 200 Lakhs) - these are fully secured by moveable assets and book debts of the company

12.8   EXPENDITURE IN FOREIGN CURRENCY

       Travel                                                  4.42                  8.60
       Annual Maintenance                                    112.57                 36.47
       Training Expenses                                       9.12                 22.07
       Consulting                                             10.75                   Nil
       Others                                                  2.72                 27.24

12.9   VALUE OF IMPORTS ON CIF BASIS

       Capital Goods                                         926.29                151.68

12.10  EARNINGS IN FOREIGN CURRENCY:

       Sale of services                                       11.18                   Nil

12.11  PRIOR YEAR COMPARATIVES

       The previous period's figures have
       been recast / restated, wherever
       necessary, to confirm to the current
       period's classification.

WIPRO INC.
--------------------------------------------------------------------------------
DIRECTORS REPORT

The Directors present the Annual Report of Wipro Inc. for the year ended March 31, 2001

FINANCIAL RESULTS

                                                        (Rs. in Mns)
                                                  ------------------------
                                                   2001              2000
                                                  ------------------------
Sales and services                                 24.38            21.34
Profit before tax                                  (7.86)           (5.45)
Profit after tax                                   (7.86)           (5.45)
Extraordinary items / Prior period items              --           108.12
Profit for the year                                (7.86)          (113.57)

OPERATIONS

Wipro Inc. is a wholly owned subsidiary of Wipro Limited, incorporated with the object of investing in various technology segments in USA.

AUDITORS

The Auditors, M/s N M Raiji & Co., retire at the ensuing Annual General Meeting and offer themselves for re-appointment.

DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956, it is hereby stated that;

(a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

(b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period.

(c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

(d)    the Directors had prepared the annual accounts on a going concern basis.

                                                     ON BEHALF OF THE BOARD


                                                          VIVEK PAUL
Bangalore, April 20, 2001                                  Director

WIPRO INC.
--------------------------------------------------------------------------------
AUDITOR'S REPORT

TO THE MEMBERS OF WIPRO INC

We have audited the attached Balance Sheet of Wipro Inc as at March 31, 2001 and the annexed Profit and Loss Account for the year ended on that date, and report that:

1 We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit.

2 In our opinion, proper books of accounts as required by law have been kept by the Company so far appears from our examination of the books.

3 The balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

4 In our opinion, the Profit and Loss account and Balance Sheet dealt with by this report comply with the Accounting Standards referred to in
       Section 211(3C) of the Companies Act, 1956.

5 As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under
       Section 274(1)(g) of the Companies Act, 1956.

6 In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give the information required by the Companies Act, 1956, in the manner so required and give a true and fair view of

       (a) the state of affairs of the Company as at March 31, 2001; in case of the Balance Sheet and

       (b) the loss for the period ended on that date, in case of Profit & loss Account.

7 As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227 (4A) of the Companies Act, 1956 and on the basis of such checks as we considered appropriate, further state that:

       (i) The Company has not granted any loans or advances in the nature of loans.

       (ii)   The Company is yet to introduce a system of internal audit.

       (iii) On the basis of our examination of the books of account and the information and explanations given to us, there are no personal expenses which have been charged to the revenue account other than those incurred in terms of service contract obligations with employees and accepted business practices.

       (iv) In our opinion, clauses of Manufacturing and Other Companies (Auditor's Report) Order,1988 numbering (i), (ii), (iii), (iv),
              (v), (vi), (vii), (viii), (x), (xi), (xii), (xiii), (xiv), (xvi),
              (xvii), (xviii) and (xx) are not applicable for the current year.

                                                FOR N.M. RAIJI & CO.,
                                                Chartered Accountants


                                                     J M GANDHI
Mumbai, April 20, 2001                                 Partner

WIPRO INC.
--------------------------------------------------------------------------------
BALANCE SHEET

                                                                (Rs. in 000's)
                                                          -------------------------
                                           SCHEDULE            AS AT MARCH 31,
                                                          -------------------------
                                                            2001              2000
-----------------------------------------------------------------------------------
  SOURCES OF FUNDS
Shareholders' funds
Share Capital                                 1           129,270           105,940
Translation Reserve                                         2,449             2,999
                                                          -------------------------
                     TOTAL                                131,719           108,939
-----------------------------------------------------------------------------------
  APPLICATION OF FUNDS
Investments                                   3               466               436
Current Assets, Loans and Advances:
Sundry Debtors                                4             3,682             1,967
Cash and Bank Balances                        5            23,035             3,193
Loans and Advances                            6               437                --
                                                          -------------------------
                                                           27,154             5,160
Less: Current Liabilities and provisions
Liabilities                                   7            17,508            10,405
                                                          -------------------------
                                                           17,508            10,405
Net Current Assets                                          9,645            (5,245)
Miscellaneous Expenditure                                      58                54
Debit Balance in Profit & Loss Account        2           121,550           113,694
                                                          -------------------------
                     TOTAL                                131,719           108,939
-----------------------------------------------------------------------------------



As per our report attached         For and on behalf of the Board of Directors
FOR N M RAIJI & CO.,
Chartered Accountants

J M GANDHI                         VIVEK PAUL              GIRISH S. PARANJPE
Partner                            Chairman                Director


Mumbai, April 20, 2001             Bangalore, April 20, 2001

WIPRO INC.
--------------------------------------------------------------------------------
PROFIT AND LOSS ACCOUNT

                                                                  (Rs. in 000's)
                                                          ---------------------------
                                                 SCHEDULE      YEAR ENDED MARCH 31,
                                                          ---------------------------
                                                             2001               2000
-------------------------------------------------------------------------------------
  INCOME
Sales and Services                                   8      24,378             21,336
                                                          ---------------------------
                    TOTAL                                   24,378             21,336
-------------------------------------------------------------------------------------
  EXPENDITURE
Administration & Marketing Expenses                  9      32,095             26,760
Audit Fees                                                      25                 25
Interest                                                       114                 --
                                                          ---------------------------
                    TOTAL                                   32,234             26,785
-------------------------------------------------------------------------------------
  LOSS FOR THE YEAR                                         (7,856)            (5,449)
Provision for diminution in value of investments                --           (108,122)
-------------------------------------------------------------------------------------
  LOSS BROUGHT FORWARD                                    (113,694)              (123)

-------------------------------------------------------------------------------------
  LOSS CARRIED FORWARD TO BALANCE SHEET                   (121,550)          (113,694)
-------------------------------------------------------------------------------------



As per our report attached         For and on behalf of the Board of Directors
FOR N M RAIJI & CO.,
Chartered Accountants

J M GANDHI                         VIVEK PAUL            GIRISH S. PARANJPE
Partner                            Chairman              Director


Mumbai, April 20, 2001             Bangalore, April 20, 2001

WIPRO INC.
--------------------------------------------------------------------------------

                                                                           (Rs. in 000's)
                                                                      ------------------------
                                                                           AS OF MARCH 31,
                                                                      ------------------------
                                                                        2001             2000
                                                                      ------------------------
  SCHEDULE 1  SHARE CAPITAL

AUTHORISED
Issued, Subscribed and paid-up                                        129,270          105,940
1200 equity shares of USD 2,500 each
(200 equity shares of USD 2,500 each issued during the year)
                                                                      ------------------------
                                                                      129,270          105,940
                                                                      ========================
  SCHEDULE 2  DEBIT BALANCE IN
  PROFIT AND LOSS ACCOUNT
Loss carried forward from Profit and Loss account                     121,550          113,694
                                                                      ------------------------
                                                                      121,550          113,694
                                                                      ========================
  SCHEDULE 3  INVESTMENTS
Investment in Sylantro                                                    466              436
                                                                      ------------------------
                                                                          466              436
                                                                      ========================
  SCHEDULE 4  SUNDRY DEBTORS
(Unsecured)
Over six months                                                            --               --
Others considered good                                                  3,682            1,967
                                                                      ------------------------
                                                                        3,682            1,967
                                                                      ========================
  SCHEDULE 5  CASH AND BANK BALANCES
Balances with other Banks
Wells Fargo                                                            23,035            3,193
                                                                      ------------------------
                                                                       23,035            3,193
                                                                      ========================
  SCHEDULE 6  LOANS AND ADVANCES
Salary Advance                                                            437               --
                                                                      ------------------------
                                                                          437               --
                                                                      ========================
  SCHEDULE 7  LIABILITIES
Trade Payables                                                         17,418           10,335
Outstanding Liabilities                                                    90               70
                                                                      ------------------------
                                                                       17,508           10,405
                                                                      ========================


                                                                      ------------------------
                                                                        Year ended March 31,
                                                                      ------------------------
                                                                        2001             2000
                                                                      ------------------------
  SCHEDULE 8  SALES AND SERVICE FEE INCOME
Sales                                                                  24,146           21,336
Other income                                                              232               --
                                                                      ------------------------
                                                                       24,378           21,336
                                                                      ========================
  SCHEDULE 9  ADMINISTRATION & MARKETING EXPENSES
Rates and taxes                                                            12              143
Professional & Consultancy Charges                                     26,374           26,602
Bank Charges                                                                1                1
Miscellaneous                                                           5,708               14
                                                                      ------------------------
                                                                       32,095           26,760
                                                                      ========================

WIPRO INC.
--------------------------------------------------------------------------------
ACCOUNTING POLICIES:

1. Accounts are maintained on accrual basis. The transactions are in local currency, which has been converted for reporting in Indian Currency on the following basis.

2.     CONVERSION INTO INDIAN RUPEES:

       For the purpose of the accounts during the period all Income and expense items are converted at the average rate of exchange applicable for the period. All assets and liabilities are translated at the closing rate as on the Balance Sheet date. The exchange difference arising out of the year-end conversion is being debited or credited to Translation Reserve. The Equity Share Capital is carried forward at the rate of exchange prevailing on the transaction date. The resulting exchange difference on account of translation at the year-end are transferred to Translation Reserve account and the said account is being treated as "Reserve and Surplus".

3.     REVENUE RECOGNITION:

       The Company is Holding company mainly intended for investments in various related business segments and is also doing Software Services. Revenue on time and materials basis is accounted on the basis of the period for which the services are rendered. Service fee is accounted on accrual basis.

4.     INVESTMENTS:

       Investments are stated at cost. Diminution in value is provided for where the management is of the opinion that the diminution is of a permanent nature.

5.     CORPORATE TAX:

       Since Wipro Inc has reported a loss, no corporate tax provision has been made.

6.     RELATED TRANSACTION:

       The related transaction includes the billing raised by the holding company of Rs. 26.30 Mln

NOTES TO ACCOUNTS:

1. The Company is a 100% Subsidiary of Wipro Limited. The accounts have been prepared and audited for the purpose of attachment to the accounts of the holding Company to comply with the provisions of the Indian Companies Act.

2. For the Purpose of conversion of the local currency (USD) into Indian Currency (Indian Rupees) the exchange rate applied is as per para 2 of the accounting policies.

ENTHINK INC
--------------------------------------------------------------------------------
DIRECTORS REPORT

The Directors present the Annual Report of Enthink Inc. for the year ended March 31, 2001

FINANCIAL RESULTS

                                                               (Rs. in Mns)
                                                        -------------------------
                                                          2001              2000
                                                        -------------------------
Sales and services                                       45.03             78.89
Profit/(Loss) before tax                                 16.04            (78.15)
Profit/(Loss) after tax                                  16.04            (78.15)

OPERATIONS

Enthink Inc is a wholly owned subsidiary of Wipro Inc. and is a leading provider of ready for use communication technologies to enable companies building Intelligent Internet applications. Enthink Inc., incorporated with the object of investing in various technology segments in USA, develops and sells Semiconductor and Software based Intellectual Property and provides Integration Services for enabling makers of Internet applications, to release their products faster.

AUDITORS

The Auditors, M/s N M Raiji & Co., retire at the ensuing Annual General Meeting and offer themselves for re-appointment.

DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956, it is hereby stated that;

(a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

(b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period.

(c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

(d)    the Directors had prepared the annual accounts on a going concern basis.

                                             ON BEHALF OF THE BOARD


                                                  VIVEK PAUL
Bangalore, April 20, 2001                          Director

ENTHINK INC
--------------------------------------------------------------------------------
AUDITOR'S REPORT

TO THE MEMBERS OF ENTHINK INC

We have audited the attached Balance Sheet of Enthink Inc as at March 31, 2001 and the annexed Profit and Loss Account for the year ended on that date, and report that:

1. We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit.

2. In our opinion, proper books of accounts as required by law have been kept by the Company so far appears from our examination of the books.

3. The Balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

4. In our opinion, the Profit and Loss and Balance Sheet dealt with by this report comply with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956.

5. As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under
       Section 274(1)(g) of the Companies Act, 1956.

6. In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give information required by the Companies Act, 1956, in the manner so required and give a true and fair view of the

       (a) state of affairs of the Company as at March 31, 2001; in case of the Balance Sheet and

       (b) profit for the period ended on that date, in case of Profit & loss Account .

7. As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227 (4A) of the Companies Act , 1956 and on the basis of such checks as we considered appropriate, we further state that:

       (i) The Company has maintained proper records to show full particulars including quantitative details of its fixed assets. The fixed assets have not been physically verified by the management during the year.

       (ii)   None of the fixed assets have been revalued during the year.

       (iii) The company has not granted any loans or advances in the nature of loans or advances other than to employees. (iv) In our opinion, there is an adequate internal control procedure commensurate with the size of the Company and the nature of its business, for purchase and sale of assets and services.

       (v)    The Company is yet to introduce internal audit system.

       (vi) On the basis of our examination of the books of account and the information and explanations given to us, there are no personal expenses which have been charged to the revenue account other than those incurred in terms of service contract obligations with employees and accepted business practices.

       (vii)  In respect of services activities:

              a.     There are no materials used for the project

              b. the Company has a reasonable system, commensurate with its size and nature of business for allocating man hours utilised to the respective jobs/projects.

       (viii) In our opinion, clauses of Manufacturing and Other Companies (Auditor's Report) Order, 1988, numbering (iii), (iv), (v), (vi),
              (vii), (viii), (x), (xi), (xii), (xiii), (xiv), (xvi), (xvii), (xviii) and (xx) are not applicable for the current year.

                                               FOR N.M. RAIJI & CO.,
                                               Chartered Accountants


                                                     J.M GANDHI
Mumbai, April 20, 2001                                Partner

ENTHINK INC
--------------------------------------------------------------------------------
BALANCE SHEET

                                                              (Rs. in 000's)
                                                       --------------------------
                                            SCHEDULE         AS AT MARCH 31,
                                                       --------------------------
                                                         2001               2000
---------------------------------------------------------------------------------
  SOURCES OF FUNDS:
Shareholders' Funds
Share Capital                                   1      105,254            105,254
Reserves and Surplus
Translation Reserve                                     (1,414)               580
                                                       --------------------------
                     TOTAL                             103,840            105,834
---------------------------------------------------------------------------------
  APPLICATION OF FUNDS:
Fixed Assets
Gross Block                                     3       23,869             22,317
Less: Depreciation                                      19,105             10,370
                                                       --------------------------
Net Block                                                4,764             11,947
Current Assets, Loans and Advances:
Sundry Debtors                                  4       16,087             10,184
Cash and Bank Balances                          5       20,905             21,579
Loans and Advances                              6          382                528
                                                       --------------------------
                                                        37,374             32,291
Less: Current Liabilities and provisions
Liabilities                                     7       61,713             77,859
                                                       --------------------------
                                                        61,713             77,859
Net Current Assets                                     (24,339)           (45,568)
Debit Balance in P & L Account                  2      123,415            139,455
                                                       --------------------------
                     TOTAL                             103,840            105,834
---------------------------------------------------------------------------------



As per our Report attached         For and on behalf of the Board of Directors
FOR N.M. RAIJI & CO.,              SURESH C. SENAPATY
Chartered Accountants              Chairman

J.M. GANDHI                        GIRISH S. PARANJPE
Partner                            Director


Mumbai, April 20, 2001             Bangalore, April 20, 2001

ENTHINK INC
--------------------------------------------------------------------------------
  PROFIT AND LOSS ACCOUNT


                                                                (Rs. in 000(TM)s)
                                                          -----------------------------
                                          Schedule             YEAR ENDED MARCH 31,
                                                         -----------------------------
                                                             2001                2000
---------------------------------------------------------------------------------------
  INCOME:
Sales and Services                           8               45,030              78,889
                                                          -----------------------------
                     TOTAL                                   45,030              78,889
---------------------------------------------------------------------------------------
  EXPENDITURE:
Administration & Marketing Expenses          9               21,220             150,283
Audit Fees                                                       25                  25
Depreciation                                                  7,744               6,737
                                                          -----------------------------
                     TOTAL                                   28,989             157,046
---------------------------------------------------------------------------------------
  PROFIT/(LOSS) FOR THE YEAR                                 16,040             (78,157)
LOSS BROUGHT FORWARD                                       (139,455)            (61,298)
---------------------------------------------------------------------------------------
  BALANCE CARRIED TO BALANCE SHEET                         (123,415)           (139,455)
---------------------------------------------------------------------------------------


As per our Report attached           For and on behalf of the Board of Directors
FOR N.M. RAIJI & CO.,                SURESH C. SENAPATY
Chartered Accountants                Chairman

J.M. GANDHI                          GIRISH S. PARANJPE
Partner                              Director

Mumbai, April 20, 2001               Bangalore, April 20, 2001

ENTHINK INC
--------------------------------------------------------------------------------


                                                                                        (Rs. in 000's)
                                                                                  --------------------
                                                                                    AS AT MARCH 31,
                                                                                  --------------------
                                                                                   2001         2000
                                                                                  --------------------
  SCHEDULE 1  SHARE CAPITAL
AUTHORISED
Issued, Subscribed and paid-up                                                    105,254      105,254
Preference Shares - 6000000 @ US $ 0.40 each and
(All the shares have been held by Wipro Inc.)
Common Shares - 1628040 @ US $0.05 each
(All the shares have been held by Wipro Inc.)
                                                                                  --------------------
                                                                                  105,254      105,254
                                                                                  ====================
  SCHEDULE 2  DEBIT BALANCE IN
  PROFIT AND LOSS ACCOUNT
Loss carried forward from Profit and Loss account                                 123,415      139,455
                                                                                  --------------------
                                                                                  123,415      139,455
                                                                                  ====================


SCHEDULE 3  FIXED ASSETS

--------------------------------------------------------------------------------------------------------------------------
                                 VALUE AS ON                ADDITIONS                    DELETIONS           VALUE AS ON
DESCRIPTION                     APRIL 1, 2000               DURING THE                   DURING THE         MARCH 31, 2001
                                                               YEAR                        YEAR
--------------------------------------------------------------------------------------------------------------------------
Computers                           22,247                     1,551                         -                    23,798
Office Equipment                        37                         -                         -                        37
Furniture                               34                         -                         -                        34
--------------------------------------------------------------------------------------------------------------------------
TOTAL                               22,318                     1,551                         -                    23,869
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                 PROVISION FOR             DEPRECIATION              ACCUMULATED              NET BLOCK
DESCRIPTION                       DEP. AS ON                DURING THE                DEP. AS ON             VALUE AS ON
                                 APRIL 1, 2000                 YEAR                 MARCH 31, 2001          MARCH 31, 2001
--------------------------------------------------------------------------------------------------------------------------
Computers                           10,353                     8,721                    19,074                     4,724
Office Equipment                        11                         7                        18                        19
Furniture                                6                         7                        13                        21
--------------------------------------------------------------------------------------------------------------------------
TOTAL                               10,370                     8,735                    19,105                     4,764
--------------------------------------------------------------------------------------------------------------------------


Note :

1. Fixed Assets includes Translation Reserve of Rs. 1,551 Thousand.

2. Depreciation for the year includes Translation Reserve of Rs. 991 Thousand.


                                                                    (Rs. in 000's)
                                                       ---------------------------
                                                              AS AT MARCH 31
                                                       ---------------------------
                                                         2001                 2000
                                                       ---------------------------
  SCHEDULE 4  SUNDRY DEBTORS
(Unsecured)
Over six months                                        19,402                1,999
Others considered good                                      -                8,730
Less : Provision                                        3,315                  545
                                                       ---------------------------
                                                       16,087               10,184
                                                       ===========================
  SCHEDULE 5  CASH AND BANK BALANCES
Cash Balances with other Banks                              -                    -
Bank of Tokyo                                             420                  340
Wells Fargo                                            20,485               21,239
                                                       ---------------------------
                                                       20,905               21,579
                                                       ===========================

ENTHINK INC
--------------------------------------------------------------------------------


                                                                              (Rs. in 000's)
                                                                ----------------------------
                                                                       AS AT MARCH 31,
                                                                ----------------------------
                                                                  2001                  2000
                                                                ----------------------------
  SCHEDULE 6  LOANS AND ADVANCES
Consumption tax paid                                                 -                     -
Sundry Deposits                                                    350                   328
Advances & Loans
Travel Advances                                                     93                    87
Less : Provision made                                              (93)                    -
Salary Advance                                                      32                   113
                                                                ----------------------------
                                                                   382                   528
                                                                ============================
  SCHEDULE 7  LIABILITIES
Trade Payables                                                  61,660                70,036
Outstanding Liabilities                                             53                 7,823
                                                                ----------------------------
                                                                61,713                77,859
                                                                ============================


                                                                      YEAR ENDED MARCH 31,
                                                                ----------------------------
                                                                  2001                  2000
                                                                ----------------------------
  SCHEDULE 8 SALES & SERVICE FEE INCOME
Sales                                                           37,684                77,334
Other income                                                       932                 1,555
Excess provision reversed                                        6,414
                                                                ----------------------------
                                                                45,030                78,889
                                                                ============================
  SCHEDULE 9 ADMINISTRATION & MARKETING EXPENSES
Stores and spares consumed                                           -                   344
Salaries, wages and bonus                                        6,115                52,080
Workmen and staff welfare                                            -                    64
Insurance                                                            -                    88
Printing/Stationery & Photocopying                                   -                   199
Repairs to machinery                                                 -                    84
Rent                                                                 -                 7,229
Equipment Rental                                                     -                 3,516
Rates and taxes                                                     47                   516
Brokerage and commission                                         1,245                 5,236
Advertisement and sales promotion                                    7                 4,566
Provision for Doubtful Debts                                     3,322                     -
Travelling                                                         382                 8,245
Communications                                                     109                 1,225
Books & Periodicals                                                455                   864
Professional & Consultancy Charges                               8,987                62,653
Bank Charges                                                         2                    56
Training/Conference & Seminar                                        -                 2,032
Provision/write off of bad debts/advances                            -                   540
Entertainment                                                        -                   360
Miscellaneous                                                      436                   363
Exchange Rate Fluctuation A/c                                      113                    23
                                                                ----------------------------
                                                                21,220               150,283
                                                                ============================

ENTHINK INC
--------------------------------------------------------------------------------
ACCOUNTING POLICIES:

1. Accounts are maintained on accrual basis. The transactions are in local currency, which has been converted for reporting in Indian Currency on the following basis.

2.   CONVERSION INTO INDIAN RUPEES:

     For the purpose of the accounts during the period all Income and expense items are converted at the average rate of exchange applicable for the period. All assets and liabilities are translated at the closing rate as on the Balance Sheet date. The exchange difference arising out of the year-end conversion is being debited or credited to Translation Reserve.

     The Equity Share Capital is carried forward at the rate of exchange prevailing on the transaction date. The resulting exchange difference on account of translation at the year-end are transferred to Translation Reserve account and the said account is being treated as "Reserve and Surplus".

3.   REVENUE RECOGNITION:

     The Company is a Software Services Company. Revenue on time and materials basis is accounted on the basis of the period for which the services are rendered. Fixed price contracts are accounted on reaching the milestone as per the agreement with customer. The cost incurred in relating to the fixed price contract for which billing is not made is carried forward to the subsequent period. Service fee is accounted on accrual basis.

4.   DEPRECIATION:

     Fixed assets are stated net of depreciation provision. Depreciation has been provided on Written Down Value method at the following rates which are equal or higher than the rates specified as per the Schedule XIV of the Indian Companies Act. Such rates are fixed after considering applicable laws of United States of America and management estimation of the useful life of the asset.

     DESCRIPTION OF ASSETS                   LIFE OF ASSET
     Software                                36 months

5.   EMPLOYEES RELATED COSTS:

     The Company's obligation of social insurance payment is accounted on accrual basis. There are no retirement benefits given to employees.

6.   CORPORATE TAX:

     Though EnThink Inc has reported a profit during this year, the company is not liable to any corporate tax, because of accumulated losses in the previous years.

NOTES TO ACCOUNTS:

1. The Company is a 100% Subsidiary of Wipro Inc. The accounts have been prepared and audited for the purpose of attachment to the accounts of the holding Company to comply with the provisions of the Indian Companies Act.

2. For the Purpose of conversion of the local currency (USD) into Indian Currency (Indian Rupees) the exchange rate applied is as per para 2 of the accounting policies.

WIPRO JAPAN K K
--------------------------------------------------------------------------------
DIRECTORS REPORT

The Directors present the Annual Report of Wipro Japan KK, for the year ended March 31, 2001

FINANCIAL RESULTS


                                                  (Rs. in Mns)
                                                 -------------
                                                 2001     2000
                                                 -------------
Sales and services                               354       120
Profit before tax                                 55        13
Profit after tax                                  30         8

OPERATIONS

Wipro Japan KK is a wholly owned subsidiary of Wipro Limited pursuing the marketing of services provided by Wipro Limited.

AUDITORS

The Auditors, M/s N M Raiji & Co., retire at the ensuing Annual General Meeting and offer themselves for re-appointment.

DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956 it is hereby stated that:

(a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

(b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period;

(c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities; and

(d)  the Directors had prepared the annual accounts on a going concern basis.

                                                       ON BEHALF OF THE BOARD

                                                             VIVEK PAUL
Bangalore, April 20, 2001                                     Director

WIPRO JAPAN K K
--------------------------------------------------------------------------------
AUDITOR's REPORT
TO THE MEMBERS OF WIPRO JAPAN K K

We have audited the attached Balance Sheet of Wipro Japan K K as at March 31, 2001 and also the annexed Profit and Loss Account for the year ended on that date, and report that:

1. We have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit.

2. In our opinion, proper books of accounts as required by law have been kept by the Company so far appears from our examination of the books.

3. The balance Sheet and Profit & Loss Account dealt with by this report are in agreement with the books of account.

4. In our opinion, the Profit and Loss Account and Balance Sheet dealt with by this report comply with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956.

5. As per the information and explanations provided to us, none of the Directors are disqualified from being appointed as Directors under Section 274(1)(g) of the Companies Act, 1956.

6. In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give the information required by the Companies Act, 1956 in the manner so required and give a true and fair view of:

     (a) the state of affairs of the Company as at March 31, 2001, in case of the Balance Sheet and

     (b) the profit for the period ended on that date, in case of Profit & loss Account.

7. As required by the Manufacturing and Other Companies (Auditor's Report) Order , 1988 , issued by the Company Law Board in terms of Section 227 (4A) of the Companies Act , 1956 and on the basis of such checks as we considered appropriate, we further state that:

     (i) The Company has maintained proper records to show full particulars including quantitative details of its fixed assets. The fixed assets have not been physically verified by the Management during the year.

     (ii) None of the fixed assets have been revalued during the year.

     (iii) The Company has not granted any loans or advances in the nature of loans and advances other than to employees, who have generally repaid the principle amounts and interest as per the terms, wherever stipulated.

     (iv) In our opinion, there is an adequate internal control procedure commensurate with the size of the Company and the nature of its business, for purchase and sale of assets and services.

     (v) A review of internal control systems and procedures was conducted by internal audit department of Wipro Limited the parent company.

     (vi) On the basis of our examination of the books of account and the information and explanations given to us, there are no personal expenses which have been charged to the revenue account other than those incurred in terms of service contract obligations with employees or accepted business practices.

     (vii) In respect of services activities:

          (a)  there are no materials used in the project

          (b) the Company has reasonable system, commensurate with its size and nature of business for allocating man hours utilised to the respective jobs/projects.

     (viii) In our opinion, clauses of Manufacturing and Other Companies (Auditor's Report) Order, 1988, numbering (iii), (iv), (v), (vi),
           (vii), (viii), (x), (xi), (xii), (xiii), (xiv), (xvi), (xvii), (xviii) and (xx) are not applicable for the current year.

                                                  FOR N.M. RAIJI  & CO.,
                                                   Chartered Accountants

                                                         J.M GANDHI
Mumbai,  April 20, 2001                                   Partner

WIPRO JAPAN K K
--------------------------------------------------------------------------------
  BALANCE SHEET


                                                                               (Rs. in 000's)
                                                                 ----------------------------
                                                  SCHEDULE              AS AT MARCH 31,
                                                                 ----------------------------
                                                                    2001                2000
---------------------------------------------------------------------------------------------
  SOURCES OF FUNDS:
Shareholders' Funds
Share Capital                                        1              9,738               9,738
Reserves and Surplus                                 2             39,032               9,427
Translation Reserves                                                 (351)              5,222
                                                                 ----------------------------
                     TOTAL                                         48,419              24,387
---------------------------------------------------------------------------------------------
  APPLICATION OF FUNDS:
Fixed Assets
Gross Block                                          3              9,343               7,206
Less : Depreciation                                                 5,224               2,798
                                                                 ----------------------------
Net Block                                                           4,119               4,408
---------------------------------------------------------------------------------------------
  CURRENT ASSETS, LOANS AND ADVANCES:
Sundry Debtors                                       4             69,838              29,469
Cash and Bank Balances                               5             70,558               6,397
Loans and Advances                                   6              7,402               5,790
                                                                 ----------------------------
                                                                  147,798              41,656
Less : Current Liabilities and provisions
Liabilities                                          7             85,252              16,861
Provisions                                           8             18,246               4,816
                                                                 ----------------------------
                                                                  103,498              21,677
                                                                 ----------------------------
Net Current Assets                                                 44,300              19,979
                                                                 ----------------------------
                     TOTAL                                         48,419              24,387
---------------------------------------------------------------------------------------------


As per our Report attached          For and on behalf of the  Board of Directors

FOR N.M. RAIJI & CO.,               VIVEK PAUL
Chartered Accountants               Chairman

J.M. GANDHI                         GIRISH S. PARANJPE
Partner                             Director

Mumbai, April 20, 2001              Bangalore, April 20, 2001

WIPRO JAPAN K K
--------------------------------------------------------------------------------
  PROFIT AND LOSS ACCOUNT


                                                                          (Rs. in 000's)
                                                            ----------------------------
                                            SCHEDULE              YEAR ENDED MARCH 31,
                                                            ----------------------------
                                                               2001                2000
----------------------------------------------------------------------------------------
  INCOME:
Sales and Services                             9             354,317             119,891
                                                            ----------------------------
                     Total                                   354,317             119,891
----------------------------------------------------------------------------------------
  EXPENDITURE:
Software Development charges                                 214,791              52,421
Administration & Marketing Expenses            10             81,947              52,330
Audit fee                                                         25                  25
Depreciation                                                   2,873               1,658
                                                            ----------------------------
                     Total                                   299,636             106,434
----------------------------------------------------------------------------------------
  PROFIT BEFORE TAXATION                                      54,681              13,457
Provision for Taxation                                        25,076               5,745
----------------------------------------------------------------------------------------
  PROFIT AFTER TAXATION                                       29,605               7,712
                                                            ----------------------------
Balance brought forward                                        9,427               1,715
----------------------------------------------------------------------------------------
  BALANCE CARRIED TO BALANCE SHEET                            39,032               9,427
----------------------------------------------------------------------------------------


As per our Report attached      For and on behalf of the  Board of Directors

FOR N.M. RAIJI & CO.,           VIVEK PAUL
Chartered Accountants           Chairman

J.M. GANDHI                     GIRISH S. PARANJPE
Partner                         Director

Mumbai, April 20, 2001          Bangalore, April 20, 2001

WIPRO JAPAN K K
--------------------------------------------------------------------------------


                                                                     (Rs. in 000's)
                                                     ------------------------------
  SCHEDULE 1  SHARE CAPITAL                                    AS AT MARCH 31,
                                                     ------------------------------
                                                          2001                 2000
                                                     ------------------------------
AUTHORISED:
Issued, Subscribed and paid-up                           9,738                9,738
650 equity shares of Jap. Yen 50,000 each
                                                     ------------------------------
                                                         9,738                9,738
                                                     ==============================
  SCHEDULE 2  RESERVES AND SURPLUS
General Reserve
Profit and Loss account - 1999 - 00                      9,427                9,427
Profit and Loss account - 2000 - 01                     29,605                    -
                                                     ------------------------------
                                                        39,032                9,427
                                                     ==============================


  SCHEDULE 3  FIXED ASSETS


-----------------------------------------------------------------------------------------------------------------------------
                                    VALUE AS ON                ADDITIONS                   DELETIONS            VALUE AS ON
DESCRIPTION                        APRIL 1, 2000              DURING THE                   DURING THE          MARCH 31, 2001
                                                                 YEAR                        YEAR
-----------------------------------------------------------------------------------------------------------------------------
Computers                              2,404                       679                         -                     3,083
Office Equipment                       2,973                     1,423                         -                     4,396
Furniture                              1,829                        35                         -                     1,864
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                  7,206                     2,137                         -                     9,343
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                    PROVISION FOR             DEPRECIATION             ACCUMULATED               NET BLOCK
DESCRIPTION                          DEP. AS ON                DURING THE              DEPRECIATION              VALUE AS ON
                                    APRIL 1, 2000                 YEAR                MARCH 31, 2001           MARCH 31, 2001
-----------------------------------------------------------------------------------------------------------------------------
Computers                                853                     1,317                     2,170                       913
Office Equipment                       1,438                       914                     2,352                     2,044
Furniture                                507                       196                       703                     1,161
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                  2,798                     2,426                     5,224                     4,118
-----------------------------------------------------------------------------------------------------------------------------

Note:

1. Fixed Assets includes Translation Reserve of Rs.703 thousand.

2. Depreciation for the year includes Translation Reserve of Rs. 420 thousand.


                                                                    (Rs. in 000's)
                                                      ----------------------------
                                                              AS AT MARCH 31,
                                                      ----------------------------
                                                         2001                 2000
                                                      ----------------------------
  SCHEDULE 4  SUNDRY DEBTORS
(Unsecured)
Over six months
Others considered good                                 69,838               29,469
                                                      ----------------------------
                                                       69,838               29,469
                                                      ============================
  SCHEDULE 5  CASH AND BANK BALANCES
Cash                                                       22                  127
Balances with other Banks
BTM Jap Yen A/c                                        57,847                6,261
BTM US Dollar  A/c                                      9,866                    9
Cheques on Hand                                         2,823                    -
                                                      ----------------------------
                                                       70,558                6,397
                                                      ============================

WIPRO JAPAN K K
--------------------------------------------------------------------------------


                                                                              (Rs. in 000's)
                                                             -------------------------------
  SCHEDULE 6 LOANS AND ADVANCE                                          AS AT MARCH 31,
                                                             -------------------------------
                                                                   2001                 2000
                                                             -------------------------------
Deposits - House                                                  4,297                3,203
Deposits - Office                                                 1,644                1,822
Telephone rights                                                     66                   73
House Rights                                                         59                   65
Travel Advances                                                       -                   45
Salary Advance                                                      186                   83
Prepaid Expenses                                                  1,150                  499
                                                             -------------------------------
                                                                  7,402                5,790
                                                             ===============================
  SCHEDULE 7  LIABILITIES
Consumption tax                                                  12,651                4,139
Salary & incentives                                               3,182                3,176
Withholding-tax                                                      94                  185
Social Insurance                                                    916                  242
Inter company                                                    67,339                7,536
Outstanding Liabilities                                           1,070                1,583
                                                             -------------------------------
                                                                 85,252               16,861
                                                             ===============================
  SCHEDULE 8  PROVISIONS
Provision for corporate tax                                      18,246                4,816
                                                             -------------------------------
                                                                 18,246                4,816
                                                             ===============================


                                                             -------------------------------
                                                                   YEAR ENDED MARCH 31,
                                                             -------------------------------
                                                                  2001                2000
                                                             -------------------------------
  SCHEDULE 9  SALES AND SERVICE FEE INCOME
Sales                                                           299,327               63,055
Service fee                                                      52,895               56,789
Other income                                                      2,095                   47
                                                                354,317              119,891
  SCHEDULE 10  ADMINISTRATION & MARKETING EXPENSES
Salaries, Wages and Bonus                                        59,567               36,203
Workman and staffwelfare                                            595                  488
Insurance                                                         2,772                   27
Repairs and Maintenance                                             374                  144
Rent                                                              4,107                3,435
Rates and Taxes                                                     182                  154
Legal and Professional Charges                                    2,371                2,004
Travelling                                                        3,847                3,289
Communications                                                    4,747                3,546
Miscellaneous                                                     3,386                3,038
                                                             -------------------------------
                                                                 81,947               52,330
                                                             ===============================

WIPRO  JAPAN  KK
--------------------------------------------------------------------------------
ACCOUNTING POLICIES:

1. Accounts are maintained on accrual basis. The transactions are in local currency, which has been converted for reporting in Indian Currency on the following basis.

2.   CONVERSION INTO INDIAN RUPEES:

     For the purpose of the accounts during the period all Income and expense items are converted at the average rate of exchange applicable for the period. All assets and liabilities are translated at the closing rate as on the Balance Sheet date. The exchange difference arising out of the year-end translation is being debited or credited to Translation Reserve.

     The Equity Share Capital is carried forward at the rate of exchange prevailing on the transaction date. The resulting exchange difference on account of translation at the year-end are transferred to Translation Reserve account and the said account is being treated as "Reserve and Surplus".

3.   REVENUE RECOGNITION:

     The Company is a Software Services Company. Revenue on time and materials basis is accounted on the basis of the period for which the services are rendered. Fixed price contracts are accounted on reaching the milestone as per the agreement with customer. The cost incurred in relating to the fixed price contract for which billing is not made is carried forward to the subsequent period. Service fee is accounted on accrual basis.

4.   DEPRECIATION:

     Fixed assets are stated net of depreciation provision. Depreciation has been provided on Written Down Value method. Depreciation rates are fixed after considering applicable laws of Japan and Management estimation of the useful life of the asset.


           DEPRECIATION OF ASSETS        VALUE OF ASSET                    ESTIMATE LIFE
           -------------------------------------------------------------------------------
           Software                    From 100,000 to 200,000 Yen           3 Years
                                       Above 200,000 Yen                     6 Years

           Office Equipment            From 100,000 to 200,000 Yen           3 Years
                                       Above 200,000 Yen                     6 Years
           Iron Make                                                        15 Years


5.   EMPLOYEES RELATED COSTS:

     The Company's obligation of social insurance payment is accounted on accrual basis. There are no retirement benefits given to employees.

6.   CONSUMPTION TAX:

     As per local laws in Japan, consumption tax @ 5% is payable on all purchases and the company charges such tax on the customers at the time of billing. The net amount is shown as recoverable or payable.

NOTES TO ACCOUNTS:

1. The Company is a wholly owned Subsidiary of Wipro Limited. The accounts have been prepared and audited to attach with the accounts of the Wipro Limited, the holding Company to comply with the provisions of the Indian Companies Act.

2. For the Purpose of conversion of the local currency (Japanese Yen) into Indian Currency (Indian Rupees) the exchange rate applied is as per para 2 of the accounting policies given below.

WIPRO TRADEMARKS HOLDING LIMITED
--------------------------------------------------------------------------------
DIRECTORS' REPORT

The Directors present the Annual Report of Wipro Trademarks Holding Limited for the year ended March 31, 2001.

FINANCIAL RESULTS

The Profit and Loss account shows a loss of Rs. 179,644 for the year

DIRECTORS

Mr Suresh C Senapaty and Mr Satish Menon retire by rotation and being eligible offer themselves for re-appointment.

AUDITORS

The Auditors, M/s N M Raiji & Co., retire at the ensuing Annual General Meeting and offer themselves for re-appointment.

PERSONNEL

The Company has no employees in the category specified under Section 217(2A) of the Companies Act, 1956.

CONSERVATION OF ENERGY/TECHNOLOGY ABSORPTION, RESEARCH AND DEVELOPMENT/ FOREIGN EXCHANGE EARNINGS AND OUTGOINGS

The Company has nothing to report on the particulars required under Section 217(1)(a) of the Companies Act, 1956, read with Rule 2 of the Companies (Disclosure of Particulars in the Report of Board of Directors) Rules 1988.

DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956, it is hereby stated that;

(a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

(b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period.

(c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

(d)  the Directors had prepared the annual accounts on a going concern basis.


                                                  ON BEHALF OF THE BOARD

                                                     SURESH C SENAPATY
Bangalore, April 20, 2001                                Chairman

WIPRO TRADEMARKS HOLDING LIMITED
--------------------------------------------------------------------------------
AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the attached Balance Sheet of Wipro Trademarks Holding Limited (Formerly known as Wipro Investment Limited) as at March 31, 2001 and also the annexed Profit and Loss Account for the year ended on that date and report that:

1. We have obtained all the information and explanations which to the best our knowledge and belief were necessary for the purpose of our audit.

2. In our opinion, proper books of accounts as required by law have been kept by the Company so far appears from our examination of the books.

3. The Balance Sheet and Profit and Loss Account dealt with by this report are in agreement with the books of account.

4. In our opinion, the Profit and Loss Account and the Balance Sheet dealt with by this report comply with the Accounting Standards referred to in
     Section 211(3C) of the Companies Act, 1956.

5. As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under Section 274(1)(g) of the Companies Act, 1956.

6. In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give the information required by the Companies Act, 1956, in the manner so required and give, a true and fair view:

     (a) In the case of the Balance Sheet of the state of affairs of the Company as at March 31, 2001; and

     (b) In the case of the Profit and Loss Account of the profit for the year ended on that date.

7. As required by the Manufacturing and Other Companies (Auditors' Report) Order, 1988 issued by the Company Law Board, in terms of Section 227(4A) of the Companies Act, 1956 and on the basis of such checks as we considered appropriate, we further state that:

     (i) The Company is an investment company. It owns fixed assets in the form of Trade Marks which are not physically verifiable. The Company has not revalued its fixed assets. The company does not have any employees. Hence, in our opinion no comment under paragraph 4 of the Order are called for in the case of items (iii), (iv), (v), (vi),
            (ix), (x), (xi), (xii), (xiv), (xv), (xvi) and (xx) of clause (A) and item (iii) of clause D.

     (ii) The Company has taken interest free loans from the holding company and from the companies, listed in the register maintained under
            Section 370 (1B) of the Companies Act, 1956. The terms and conditions of the loan are not prima facie prejudicial to the interest of the Company.

     (iii) The Company has not granted any loans, secured or unsecured, to the companies, firms or other parties listed in the register maintained under Section 301 or the companies under the same management as defined under Section 370 (1B) of the Companies Act, 1956.

     (iv) The Company has not given any loans or advances in the nature of loan.

     (v)    Directives issued by the Reserve Bank of India and the provisions of
            Section 58A of the Companies Act, 1956 and the Rules framed thereunder are not applicable as the Company has not accepted deposits.

     (vi) We have no comments to offer under paragraph 4A(XV) of the Order regarding internal audit as paid up capital of the Company is less than Rs. 2.5 million and the average annual turnover of the Company is less than the stipulated limit.

     (vii) There is no undisputed amount payable as at March 31, 2001, in respect of income tax, wealth tax, customs duty, excise duty and sales tax.

     (viii) No personal expenses have been charged to revenue account.

     (ix) We have no comments to offer under paragraph 4D(ii) as the Company has not granted loans and advance on the basis of security by way of pledge of shares, debentures and other securities.

     (x)    During the year no securities were held by the Company.


                                                  FOR N M RAIJI & CO.,
                                                  Chartered Accountants

                                                       J M GANDHI
Mumbai, April 20, 2001                                  Partner

WIPRO TRADEMARKS HOLDING LIMITED
--------------------------------------------------------------------------------
  BALANCE SHEET


                                                SCHEDULE                AS AT MARCH 31,
                                                                ----------------------------
                                                                   2001                2000
                                                                ----------------------------
                                                                  RUPEES              Rupees
--------------------------------------------------------------------------------------------
  SOURCE OF FUNDS
Shareholder's funds
Share Capital                                      1              20,000              20,000
Loan funds
Unsecured loan                                     2             690,000             690,000
                                                                ----------------------------
                     TOTAL                                       710,000             710,000
--------------------------------------------------------------------------------------------
  APPLICATION OF FUNDS
Fixed Assets
Trade marks                                                    1,837,584           1,498,866
Less : Amortisation                                              620,414             379,083
                                                                ----------------------------
                                                               1,217,170           1,119,783
                                                                ----------------------------
Current Assets, Loans and Advances                 3             925,778             925,778
Less : Current Liabilities and Provisions          4           1,795,590           1,518,559
                                                                ----------------------------
Net Current Assets                                              (869,812)           (592,781)
Profit and Loss account                                          362,643             182,999
                                                                ----------------------------
                     TOTAL                                       710,000             710,000
--------------------------------------------------------------------------------------------
Notes to accounts                                  5


PROFIT AND  LOSS ACCOUNT


                                                                ----------------------------
                                                                       Year ended March 31,
--------------------------------------------------------------------------------------------
                                                                    2001                2000
                                                                ----------------------------
                                                                  Rupees              Rupees
--------------------------------------------------------------------------------------------
  INCOME
Licence fees                                                     100,000             100,000
                                                                ----------------------------
                     TOTAL                                       100,000             100,000
--------------------------------------------------------------------------------------------
  EXPENDITURE
Professional Charges                                              22,413              59,897
Miscellaneous Expenses                                             9,300              16,240
Amortisation                                                     241,331             192,943
Auditor's remuneration - Audit Fees                                6,600               6,000
                                                                ----------------------------
                                                                 279,644             275,080
--------------------------------------------------------------------------------------------
  PROFIT / (LOSS) BEFORE TAXATION                               (179,644)           (175,080)
Provision for taxation                                                 -                   -
--------------------------------------------------------------------------------------------
  PROFIT / (LOSS) AFTER TAXATION                                (179,644)           (175,080)
Balance brought forward                                         (182,999)             (7,919)
--------------------------------------------------------------------------------------------
  BALANCE CARRIED TO BALANCE SHEET                              (362,643)           (182,999)
--------------------------------------------------------------------------------------------
Notes to accounts                                  5


As per our report attached         For and on behalf of the Board of Directores

FOR N M RAIJI & CO.,               SURESH C SENAPATY
Chartered Accountants              Chairman

J M GANDHI                         SATISH MENON
Partner                            Director

Mumbai, April 20, 2001             Bangalore, April 20, 2001

WIPRO TRADEMARKS HOLDING LIMITED
--------------------------------------------------------------------------------


 SCHEDULE 1  SHARE CAPITAL                                                                      AS AT MARCH 31,
                                                                                    ---------------------------------
                                                                                            2001                 2000
                                                                                    ---------------------------------
                                                                                          RUPEES               RUPEES
                                                                                    ---------------------------------
AUTHORISED
8,000 equity shares of Rs. 10 each                                                        80,000               80,000
2,000 9% cumulative redeemable preference shares
of Rs. 10 each                                                                            20,000               20,000
                                                                                    ---------------------------------
                                                                                         100,000              100,000
                                                                                    =================================
ISSUED, SUBSCRIBED AND PAID-UP
200 equity shares of Rs. 10 each                                                           2,000                2,000
1,800 9% cumulative redeemable preference share of
Rs. 10 each                                                                               18,000               18,000
                                                                                    ---------------------------------
                                                                                          20,000               20,000
                                                                                    =================================
Note :-

a) All the above shares are held by Wipro Limited, the Holding Company

b) The preference shares are redeemable at par at any time before the expiry of ten years from the date of allotment, at the discretion of the Company

 SCHEDULE 2 UNSECURED LOAN
From Wipro Limited                                                                       600,000              600,000
From Wipro Prosper Limited                                                                90,000               90,000
                                                                                    ---------------------------------
                                                                                         690,000              690,000
                                                                                    =================================
 SCHEDULE 3 CURRENT ASSETS,
 LOANS AND ADVANCES
Debtors (Unsecured and considered good) more than 6
months                                                                                    25,000               25,000
Debtors receivable                                                                       100,000              100,000
Cash in hand                                                                                  50                   50
Balance with schedule bank in current account                                            200,728              200,728
Advance for purchase of shares                                                           600,000              600,000
                                                                                    ---------------------------------
                                                                                         925,778              925,778
                                                                                    =================================
 SCHEDULE 4 CURRENT LIABILITIES
 AND PROVISIONS
Sundry Creditors                                                                          12,525               18,525
Amount due to holding Company                                                          1,763,464            1,480,433
Provision for taxation                                                                    19,601               19,601
                                                                                    ---------------------------------
                                                                                       1,795,590            1,518,559
                                                                                    =================================


1.   ACCOUNTING POLICIES

     Accounting policies - Trademarks are amortised over the life of the trade mark

 SCHEDULE 5 NOTES TO ACCOUNTS

2. Arrears of dividend on preference share (including shares already redeemed) not provided for Rs. 28,984 (2000 : Rs. 27,364)

3. Additional information pursuant to part II of Schedule VI to the Companies Act, 1956 - Not Applicable

4. Figures of previous year have been regrouped, wherever necessary to confirm to current year's classification.

WIPRO TRADEMARKS HOLDING LIMITED
--------------------------------------------------------------------------------
ADDITIONAL INFORMATION PURSUANT TO THE PROVISIONS OF PART IV OF SCHEDULE VI TO THE COMPANIES ACT, 1956
BALANCE SHEET ABSTRACT AND THE COMPANY's GENERAL BUSINESS PROFILE


   I    REGISTRATION DETAILS
        Registration No.                               21795    State Code                                 08
        Balance Sheet Date                    31 st Mar 2001

  II    CAPITAL RAISED DURING THE YEAR
        Public issue                                     Nil
        Rights issue                                     Nil
        Bonus issue                                      Nil
        Private placement                                Nil

  III   POSITION OF MOBILISATION OF AND
        DEPLOYMENT OF FUNDS (RUPEES)
        Total Liabilities                            710,000    TOTAL ASSETS                          710,000
        Sources of funds                                        APPLICATION OF FUNDS
        Paid-up capital                                2,000    Net Fixed Assets                    1,217,170
        Reserves and Surplus                             Nil    Investments                               Nil
        Secured Loans                                    Nil    Net Current Assets                   (869,812)
        Unsecured Loans                              690,000    Miscellaneous Expenditure                 Nil
                                                                Accumulated Losses                    362,643

  IV    PERFORMANCE OF THE COMPANY (RUPEES)
        Turnover                                     100,000
        Total Expenditure                            279,644
        Profit before Tax                           (179,644)
        Profit after Tax                            (179,644)
        Earnings per share                                 -
        Dividend                                           -

  V     Generic names of three principal
        products / services of the Company               Not
        (as per monetary terms)                   Applicable
-------------------------------------------------------------------------------------------------------------


                               For and on behalf of the Board of Directors
                               SURESH C SENAPATY
                               Chairman

                               SATISH MENON
                               Director

                               Bangalore, April 20, 2001

WIPRO PROSPER LIMITED
--------------------------------------------------------------------------------
DIRECTORS REPORT

The Directors present the Annual Report of Wipro Prosper Limited for the year ended March 31, 2001.

FINANCIAL RESULTS

The Profit and Loss account shows a loss of Rs 9800 for the year

DIRECTORS

Mr Suresh C Senapaty and Mr Satish Menon retire by rotation and being eligible offer themselves for re-appointment.

AUDITORS

The Auditors, M/s N M Raiji & Co., retire at the ensuing Annual General Meeting and offer themselves for re-appointment.

PERSONNEL

The Company has no employees in the category specified under Section 217(2A) of the Companies Act, 1956.

CONSERVATION OF ENERGY/TECHNOLOGY ABSORPTION, RESEARCH AND DEVELOPMENT / FOREIGN EXCHANGE EARNINGS AND OUTGOINGS

The Company has nothing to report on the particulars required under Section 217(1)(a) of the Companies Act, 1956, read with Rule 2 of the Companies (Disclosure of Particulars in the Report of Board of Directors) Rules 1988.

DIRECTORS RESPONSIBILITY STATEMENT

As required under Section 217 (2AA) of the Companies Act, 1956, it is hereby stated that;

(a) in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

(b) the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period.

(c) the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

(d)  the Directors had prepared the annual accounts on a going concern basis.


                                                 ON BEHALF OF THE BOARD

                                                   SURESH C SENAPATY
Bangalore, April 20, 2001                              Chairman

WIPRO PROSPER LIMITED
--------------------------------------------------------------------------------
AUDITOR's REPORT

TO THE MEMBERS OF WIPRO PROSPER LIMITED

We have audited the attached Balance Sheet of Wipro Prosper Limited (Formerly known as Inlec Investment Limited) as at March 31, 2001 and also the annexed Profit and Loss Account for the year ended on that date and report that:

1. We have obtained all the information and explanations which to the best our knowledge and belief were necessary for the purpose of our audit.

2. In our opinion, proper books of accounts as required by law have been kept by the Company so far as appears from our examination of the books.

3. The Balance Sheet and Profit and Loss Account dealt with by this report are in agreement with the books of account.

4. In our opinion, the Profit and Loss Account and Balance Sheet dealt with by this report comply with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956.

5. As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under Section 274(1)(g) of the Companies Act, 1956.

6. In our opinion and to the best of our information and according to the explanations given to us, the said account, read together with the notes thereon give information required by the Companies Act, 1956, in the manner so required and give a true and fair view of (a) the state of affairs of the Company as at March 31, 2001 in the case of the Balance Sheet and (b) the loss of the Company for the year ended on that date, in case of the profit and loss account.

7. As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board, in terms of Section 227(4A) of the Companies Act, 1956 and on the basis of such checks as we considered appropriate, we further state that:

     (i) The Company is an investment company. It does not own any fixed assets nor does it have any employees. Hence, in our opinion no comments under paragraph 4 of the Order is called for in the case of items (i), (ii), (iii), (iv), (v), (vi), (ix), (x), (xi), (xii),
            (xiv), (xv), (xvii), (xx) of clause (A) and item (iii) of clause D.

     (ii) The Company has taken interest free advances from the holding company for which repayment schedule is not stipulated. The terms and conditions of the loan are not prima facie prejudicial to the interest of the Company.

     (iii) The Company has granted interest free loans to the Companies under the same management as defined under Section 370 (1B) of the Companies Act, 1956, for which the repayment schedule is not stipulated. The company has not granted any other loan to the Companies listed in the register maintained under Section 301 of the Companies Act, 1956.

     (iv) As explained to us, the Company has not given any loans or advances in the nature of the loan.

     (v)    Directives issued by the Reserve Bank of India and the provisions of
            Section 58A of the Companies Act, 1956 and the Rules framed thereunder are not applicable as the Company has not accepted deposits.

     (vi) We have no comments to offer under paragraph 4A(XV) of the Order regarding internal audit as paid up capital of the Company is less than Rs. 2.5 million and the average annual turnover of the Company is less than the stipulated limit.

     (vii) There are no undisputed amount payable as at March 31, 2001, in respect of income tax, wealth tax, customs and excise duties and sales tax.

     (viii) No personal expenses have been charged to revenue account.

     (ix) We have no comments to offer under paragraph 4D(ii) as the Company has not granted loans and advance on the basis of security by way of pledge of shares, debentures and other securities.

     (x) The Company has maintained proper records of transactions and contracts in respect of the share and has also made timely entries therein. Except for certain shares referred to in note 2 to accounts, all the securities have been held by the Company in its own.

                                                  FOR N M RAIJI & CO.,
                                                  Chartered Accountants

                                                       J M GANDHI
Mumbai,  April 20, 2001                                 Partner

WIPRO PROSPER LIMITED
--------------------------------------------------------------------------------
  BALANCE SHEET


                                                                                     -----------------------------
                                                                      Schedule                As at March 31,
                                                                                     -----------------------------
                                                                                         2001                2000
                                                                                     -----------------------------
                                                                                        Rupees              Rupees
------------------------------------------------------------------------------------------------------------------
  SOURCES OF FUNDS
Shareholders' funds
Share Capital                                                            1                2,000               2,000
Reserves and Surplus                                                     2            1,079,513           1,089,314
                                                                                     -----------------------------
                     Total                                                            1,081,513           1,091,314
------------------------------------------------------------------------------------------------------------------
  APPLICATION OF FUNDS
Investments                                                              3              237,788             254,588
Current Assets, Loans and Advances                                       4              960,977             929,671
Less : Current Liabilities and Provisions                                5              117,251              92,945
                                                                                     -----------------------------
Net Current Assets                                                                      843,727             836,726
                                                                                     -----------------------------
                     Total                                                            1,081,513           1,091,314
                                                                                     -----------------------------
Notes to accounts                                                        6
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  PROFIT AND LOSS ACCOUNT


                                                                                     -----------------------------
                                                                      Schedule               Year ended March 31,
                                                                                     -----------------------------
                                                                                         2001                2000
                                                                                     -----------------------------
                                                                                        Rupees              Rupees
------------------------------------------------------------------------------------------------------------------
  INCOME
Dividend - gross                                                                        14,260              22,460
Interest on debentures - gross [tax deducted at source Rs. 77 ;
(2000: Rs. 484)                                                                            421               2,138
                                                                                     -----------------------------
                                                                                        14,681              24,598
------------------------------------------------------------------------------------------------------------------
  EXPENDITURE
General Expenses                                                                        17,880              16,347
Auditor's remuneration - Audit Fees                                                      6,600               6,000
                                                                                     -----------------------------
                                                                                        24,480              22,347
------------------------------------------------------------------------------------------------------------------
  PROFIT / (LOSS) BEFORE TAXATION                                                       (9,800)              2,251
Provision for taxation                                                                       -                 236
------------------------------------------------------------------------------------------------------------------
  PROFIT / (LOSS) AFTER TAXATION                                                        (9,800)              2,015
Balance brought forward                                                                706,313             704,298
------------------------------------------------------------------------------------------------------------------
  BALANCE CARRIED TO BALANCE SHEET                                                     696,513             706,313
------------------------------------------------------------------------------------------------------------------
Notes to accounts                                                        6



As per our report attached          For and on behalf of the Board of Directores
FOR N M RAIJI & CO.,                SURESH C SENAPATY
Chartered Accountants               Chairman

J M GANDHI                          SATISH MENON
Partner                             Director

Mumbai, April 20, 2001              Bangalore, April 20, 2001

WIPRO PROSPER LIMITED
--------------------------------------------------------------------------------


                                                                                      -----------------------------
                                                                                              AS AT MARCH 31,
                                                                                      -----------------------------
                                                                                          2001                2000
                                                                                      -----------------------------
                                                                                         RUPEES              RUPEES
                                                                                      -----------------------------
 SCHEDULE 1  SHARE CAPITAL
AUTHORISED
8,000 equity shares of Rs. 10 each                                                       80,000              80,000
2,000 9% cumulative redeemable preference shares of Rs. 10 each                          20,000              20,000
                                                                                      -----------------------------
                                                                                        100,000             100,000
ISSUED, SUBSCRIBED AND PAID-UP
200 equity shares of Rs. 10 each                                                          2,000               2,000
                                                                                      -----------------------------
                                                                                          2,000               2,000
                                                                                      =============================
All the above shares are held by Wipro Limited, the Holding Company

 SCHEDULE 2  RESERVES AND SURPLUS
GENERAL RESERVE
As per last Balance Sheet                                                               365,000             365,000
Add : Transfer from Profit and Loss account                                                   -                   -
                                                                                      -----------------------------
                                                                                        365,000             365,000
                                                                                      -----------------------------
Capital Redemption Reserve                                                               18,000              18,000
PROFIT AND LOSS ACCOUNT                                                                 696,513             706,313
                                                                                      -----------------------------
                                                                                      1,079,513           1,089,313
                                                                                      =============================


 SCHEDULE 3  INVESTMENTS                                                        -------------------------------
(AT COST)                                                                                  AS AT MARCH 31,
---------------------------------------------------------------------------------------------------------------
                                                   NUMBER             FACE            2001                2000
                                                                      VALUE     -------------------------------
                                                                      RUPEES         RUPEES              RUPEES
                                                                                -------------------------------
                                                  -------------------------------------------------------------
EQUITY SHARES
A. TRADE (QUOTED)
   Dynamatic Technologies Ltd
   (Refer Note No. 2)                               3,732              10            66,363              66,363
B. NON-TRADE (QUOTED)
   Rasoi Ltd                                          112              10             1,750               1,750
   Mannesmann Rexorth (India) Ltd                      50              10               438                 438
   Oswal Agro Mills Ltd                                80              10             3,100               3,100
   DCM Ltd                                             31              10               675                 675
   DCM Shriram Industries Ltd                          55              10             1,696               1,696
   DCM Shriram Consolidated Ltd                        41              10             2,276               2,276
   Shriram Industrial Enterprises Ltd                  74              10               676                 676
   Fujitsu - ICIM Ltd.                                 75              10             1,625               1,625
   The National Radio and Electronics Co. Ltd.        100              10             2,565               2,565
   Hindustan Lever Ltd.                             6,240               1            17,580              17,580
   Hindustan Motors Ltd.                              200              10             4,250               4,250
   Tata Engineering and Locomotive Co. Ltd.            80              10             2,050               2,050
   Ashok Leyland Ltd.                                  50              10             1,475               1,475
   Ambalal Sarabhai Enterprises Ltd.                   42              10               409                 409
   Sarabhai Electronics Ltd.                            8              10                78                  78
   Nestle India Ltd.                                  300              10             4,300               4,300
   Surya Roshni Ltd.                                   87              10             4,750               4,750
   Oswal Agro Furance Ltd.                             30              10               300                 300
   Cadbury India Ltd.                                  80              10            10,425              10,425
   Hindustan Dor Oliver Ltd.                           50              10             4,575               4,575

WIPRO PROSPER LIMITED
--------------------------------------------------------------------------------


                                                        -----------------------------------------------------------------------
                                                                                                         AS AT MARCH 31,
                                                                                            -----------------------------------
                                                            NUMBER                FACE               2001                 2000
                                                                                  VALUE     -----------------------------------
                                                                                 RUPEES             RUPEES               Rupees
                                                        -----------------------------------------------------------------------
   KSB Pumps Ltd.                                             50                   10               11,425               11,425
   Britannia Industries Ltd.                                 150                   10               23,450               23,450
   Exide Industries Ltd.                                     200                   10               14,500               14,500
   Amrit Banaspati Co. Ltd.                                  100                   10                8,250                8,250
   Procter & Gamble India Ltd.                                50                   10               12,700               12,700
   Crompton Greaves Ltd.                                      50                   10                6,600                6,600
   Phillips (India) Ltd.                                     100                   10               12,750               12,750
   Velvette International Pharma Products Ltd.               100                   10                2,500                2,500

   NON-TRADE (UNQUOTED)
   All Seasons Foods Ltd.                                    100                   10                1,900                1,900

   INVESTMENT IN DEBENTURES (UNQUOTED)
   14% secured redeemable non-convertible
   debentures of International Best Foods Ltd.               344                   70                    -               16,800

   INVESTMENTS HELD AS STOCK-IN-TRADE
   (QUOTED) (at cost or market value
   whichever is lower)
   International Best Foods Ltd.                             240                   10               12,357               12,357
                                                                                            -----------------------------------
                                                                                                   237,788              254,588
                                                                                            -----------------------------------
   Aggregate cost of quoted investments                                                            235,888              235,888
   Aggregate cost of unquoted investments                                                            1,900               18,700
   Market value of quoted investments                                                            1,828,884            2,486,739
                                                                                            ===================================
 SCHEDULE 4 CURRENT ASSETS, LOANS
 AND ADVANCES
Balance with a scheduled bank in current account                                                   388,726              374,283
Cash in hand                                                                                            50                   50
Loan                                                                                                90,000               90,000
Advances recoverable in cash or kind or for value to be
received (considered good)                                                                         462,375              445,750
Advance Income Tax (net of provision)                                                               19,826               19,558
                                                                                            -----------------------------------
                                                                                                   960,977              929,671
                                                                                            ===================================
 SCHEDULE 5 CURRENT LIABILITIES
 AND PROVISIONS
Sundry Creditors                                                                                    20,330               26,330
Amount due to holding Company                                                                       96,921               66,615
                                                                                            -----------------------------------
                                                                                                   117,251               92,945
                                                                                            ===================================


1.   ACCOUNTING POLICIES

     Investments - Investments are accounted at cost plus transfer charges, Diminution in value is provided for where the management is of the opinion that the diminution is of a permanent nature. Income on investment -Income on investment is recognised on accrual basis

 SCHEDULE 6 NOTES TO ACCOUNTS

2. As at the date of audit, 3451 equity shares of Dynamatic Technologies Ltd., purchased by the Company has remained to be transferred in the name of the Company pending disposal of the appeal of the Company before the Hon'ble Madras High Court in this regard.

3. Additional information pursuant to part II of Schedule VI to the Companies Act, 1956 - Not Applicable

4. Figures of previous year have been regrouped, wherever necessary to confirm to current year's classification

WIPRO PROSPER LIMITED
--------------------------------------------------------------------------------
ADDITIONAL INFORMATION PURSUANT TO THE PROVISIONS OF PART IV OF SCHEDULE VI TO THE COMPANIES ACT, 1956
BALANCE SHEET ABSTRACT AND THE COMPANY's GENERAL BUSINESS PROFILE
--------------------------------------------------------------------------------

   I    REGISTRATION DETAILS
        Registration No.                               21796    State Code                                08
        Balance Sheet Date                    31 st Mar 2001

  II    CAPITAL RAISED DURING THE YEAR
        Public issue                                     Nil
        Rights issue                                     Nil
        Bonus issue                                      Nil
        Private placement                                Nil

  III   POSITION OF MOBILISATION OF AND
        DEPLOYMENT OF FUNDS (RUPEES)
        TOTAL LIABILITIES                          1,081,514    TOTAL ASSETS                       1,081,514
        Sources of funds                                        APPLICATION OF FUNDS
        Paid-up capital                                2,000    Net Fixed Assets                         Nil
        Reserves and Surplus                       1,079,514    Investments                          237,788
        Secured Loans                                    Nil    Net Current Assets                   843,727
        Unsecured Loans                                  Nil    Miscellaneous Expenditure                Nil

  IV    PERFORMANCE OF THE COMPANY (RUPEES)
        Turnover                                      14,681
        Total Expenditure                             24,480
        Profit before Tax                             (9,800)
        Profit after Tax                              (9,800)
        Earnings per share                                 -
        Dividend                                           -

  V     Generic names of three principal
        products / services of the Company               Not
        (as per monetary terms)                   Applicable


                    For and on behalf of the Board of Directors

                    SURESH C SENAPATY       SATISH MENON
                    Chairman                Director

                    Bangalore, April 20, 2001

WIPRO WELFARE LIMITED
--------------------------------------------------------------------------------
DIRECTORS' REPORT

The Directors present the Annual Report of Wipro Welfare Limited for the year ended March 31, 2001.

FINANCIAL RESULTS

As the Company is yet to commence its operations, no Profit and Loss account is prepared. All expenditure incurred during the year has been classified as pre-operative expenses which now stands at Rs.691,020.

DIRECTOR

Mr Suresh C Senapaty and Mr Satish Menon retire by rotation and being eligible offer themselves for re-appointment.

AUDITORS

The Auditors, M/s N M Raiji & Co., retire at the ensuing Annual General Meeting and offer themselves for re-appointment.

PERSONNEL

The Company has no employees in the category specified under Section 217(2A) of the Companies Act, 1956.

CONSERVATION OF ENERGY/TECHNOLOGY ABSORPTION, RESEARCH AND DEVELOPMENT/FOREIGN EXCHANGE EARNINGS AND OUTGOINGS

The Company has nothing to report on the particulars required under Section 217(1)(a) of the Companies Act, 1956, read with Rule 2 of the Companies (Disclosure of Particulars in the Report of Board of Directors) Rules 1988.

DIRECTORS RESPONSIBILITY STATEMENT

a. As required under Section 217 (2AA) of the Companies Act, 1956, it is hereby stated that;

b. in the preparation of the annual accounts, the applicable accounting standards had been followed along with proper explanation relating to material departures;

c. the Directors had selected such accounting policies and applied them consistently and made judgements and estimates that are reasonable and prudent so as to give a true and fair view of the state of affairs of the Company at the end of the financial year and of the profit or loss of the Company for that period.

d. the Directors had taken proper and sufficient care for the maintenance of adequate accounting records in accordance with the provisions of this Act for safeguarding the assets of the Company and for preventing and detecting fraud and other irregularities;

e.   the Directors had prepared the annual accounts on a going concern basis.

                                            ON BEHALF OF THE BOARD

                                              SURESH C SENAPATY
Bangalore, April 20, 2001                         Chairman

WIPRO WELFARE LIMITED
--------------------------------------------------------------------------------
AUDITOR's REPORT

TO THE MEMBERS OF WIPRO WELFARE LIMITED

We have audited the attached Balance Sheet of Wipro Welfare Limited (Formerly known as Wipro Factors Limited) as at March 31, 2001. No profit and loss account has been prepared, as the company has not commenced commercial activity. We report as follows:

1 As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Companies Act, 1956, in terms of Section 227
     (4A) of the Companies Act, 1956, we annex hereto, a statement on the matters specified in paragraph 4 and 5 of the said Order.

2    Further to our comments in the annexure referred to in paragraph 1 above:

     a we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purpose of our audit;

     b in our opinion, proper books of accounts as required by law have been kept by the Company so far as appears from our examination of the books;

     c the balance sheet dealt with by this report is in agreement with the books of account;

     d in our opinion, the Balance sheet dealt with by this report is in compliance with the Accounting Standards referred to in Section 211(3C) of the Companies Act, 1956.

     e As per the information and explanations provided to us, none of the directors are disqualified from being appointed as directors under
          Section 274(1)(g) of the Companies Act, 1956.

     f in our opinion and to the best of our information and according to the explanations given to us, the accounts give the information required by the Companies Act, 1956 in the manner so required and give a true and fair view, in case of the balance sheet, of the state of affairs of the Company as at March 31, 2001.

ANNEXURE TO THE AUDITOR's REPORT

     Annexure referred to in paragraph 1 of the Auditor's Report to the members of Wipro Welfare Limited (Formerly known as Wipro Factors Limited) for the year ended March 31, 2001.

     In our opinion, clauses of Manufacturing and Other Companies (Auditor's Report) Order, 1988, (i), (ii), (iii), (iv), (v), (vi), (ix), (x), (xi),
     (xii), (xiii), (xiv), (xvi), (xvii), (xix) and (xx) of para (A) and clauses
     (ii), (iii) and (iv) of para (D) of Manufacturing and Other Companies (Auditor's Report) Order, are not applicable for the current year.

     (i) The Company has neither taken nor granted any loans, secured or unsecured, from/to companies, firms or other parties listed in the register maintained under Section 301 and/or from the companies under the same management as defined under sub section (1B) of section 370 of the Companies Act, 1956.

     (ii) The Company has not given any loans or advances in the nature of loans to any party.

     (iii) In our opinion and according to the information and explanations given to us, no undisputed amounts in respect of income tax, wealth tax, sales tax, customs duty and excise duty were outstanding as on March 31, 2001 for a period of more than six months from the date they become payable.

                                            FOR N.M. RAIJI & CO.,
                                            Chartered Accountants

                                                J.M. GANDHI
Mumbai, April 20, 2001                            Partner

WIPRO WELFARE LIMITED
--------------------------------------------------------------------------------
  BALANCE SHEET


                                                                     ------------------------------
                                                                                AS OF MARCH 31,
                                                                     ------------------------------
                                                       SCHEDULE           2001                2000
                                                                     ------------------------------
                                                                         RUPEES              RUPEES
---------------------------------------------------------------------------------------------------
  SOURCES OF FUNDS

SHAREHOLDERS' FUNDS
                                                                     ------------------------------
(a) Share Capital                                         1             661,710             661,710
(b) Advance against equity                                                2,500               2,500
                                                                     ------------------------------
                     TOTAL                                              664,210             664,210
---------------------------------------------------------------------------------------------------
  APPLICATION OF FUNDS

CURRENT ASSETS LOANS AND ADVANCES
Cash and bank balances                                    2              25,200              25,200
LESS : CURRENT LIABILITIES
Sundry Creditors                                                         52,010              36,610
                                                                     ------------------------------
NET CURRENT ASSETS                                                      (26,810)            (11,410)
                                                                     ------------------------------
Miscellaneous expenditure                                 3             691,020             675,620
(to the extent not written off or adjusted)
                                                                     ------------------------------
                     TOTAL                                              664,210             664,210
---------------------------------------------------------------------------------------------------
Notes to accounts                                         4



As per our report attached          For and on behalf of the Board of Directors

FOR N M RAIJI & CO.,
Chartered Accountants

J M GANDHI                          SURESH C SENAPATY        SATISH MENON
Partner                             Chairman                 Director

Mumbai, April 20, 2001              Bangalore, April 20, 2001

WIPRO WELFARE LIMITED
--------------------------------------------------------------------------------


                                                                                  -----------------------------------
                                                                                            AS AT MARCH 31,
                                                                                  -----------------------------------
                                                                                        2001                2000
                                                                                  -----------------------------------
                                                                                          RUPEES              RUPEES
  SCHEDULE 1 SHARE CAPITAL
AUTHORISED
10,000,000 equity shares of Rs. 10 each                                              100,000,000          100,000,000
                                                                                 ------------------------------------
ISSUED, SUBSCRIBED AND PAID-UP
66,171 equity shares of Rs. 10 each                                                      661,710              661,710
                                                                                 ====================================
66,171 equity shares of Rs. 10 each held by Wipro Limited, the holding Company

  SCHEDULE 2 - CASH AND BANK BALANCES
Cash on hand                                                                                 200                  200
Balance with schedule bank in current account                                             25,000               25,000
                                                                                  -----------------------------------
                                                                                          25,200               25,200
                                                                                  ===================================


                                                                                  -----------------------------------
                                                                                          YEAR ENDED MARCH 31,
                                                                                  -----------------------------------
                                                                                         2001                 2000
                                                                                  -----------------------------------
SCHEDULE 3 - MISCELLANEOUS EXPENDITURE
(to the extent not written off or adjusted)
PRELIMINARY EXPENSES                                                                      16,245               16,245
PRE-OPERATIVE EXPENSES
Advertisement                                                                             79,339               79,339
Membership and subscription                                                               19,134               19,134
Legal and professional charges                                                            48,650               33,250
Printing and Stationary                                                                    3,980                3,980
Rate and Taxes                                                                           523,672              523,672
                                                                                  -----------------------------------
                                                                                         691,020              675,620
                                                                                  ===================================
  SCHEDULE 4 - NOTES TO ACCOUNTS

1. The Company has not yet commenced its operations and hence no Profit and Loss account is Prepared. Expenditure incurred during the period is classified as pre-operative expenses

2. The accounts are prepared under the historical cost convention
                                                                                  -----------------------------------

3. Legal and professional charges includes
   Audit fees                                                                              6,300                6,000


As per our report attached           For and on behalf of the Board of Directors


FOR N M RAIJI & CO.,
Chartered Accountants

J M GANDHI                           SURESH C SENAPATY        SATISH MENON
Partner                              Chairman                 Director

Mumbai, April 20, 2001               Bangalore, April 20, 2001

WIPRO LIMITED
--------------------------------------------------------------------------------



       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
                     RESULTS OF OPERATIONS, RISK FACTORS AND
             FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2001
   (in accordance with United States Generally Accepted Accounting Principles)

WIPRO LIMITED
--------------------------------------------------------------------------------

                 SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA
                        (in millions, except share data)

                                                                         YEAR ENDED MARCH 31,
                                                  -----------------------------------------------------------------
                                                    1998           1999         2000          2001           2001
                                                  ---------     ---------    ----------    ----------       -------
Consolidated statements of Income Data:
Revenue:
      Global IT Services                          Rs. 4,017     Rs. 6,359    Rs. 10,206    Rs. 17,670       $   377
      Indian IT Services and Products
           Indian IT Services                           692         1,137         1,513         1,879            40
           Indian IT Products                         4,992         6,125         6,669         6,880           147
      Consumer Care and Lighting                      3,195         3,465         3,222         3,244            69
      Others                                            804           806         1,381         1,329            28
                                                  ---------     ---------    ----------    ----------       -------
       Total                                         13,700        17,892        22,991        31,002           662
Cost of Revenues:
      Global IT Services                              2,696         4,057         6,174         9,108           194
      Indian IT Services and Products
           Indian IT Services                           254           457           610           683            15
           Indian IT Products                         3,946         4,901         5,573         5,436           116
      Consumer Care and Lighting                      2,506         2,585         2,251         2,215            47
      Others                                            534           582         1,070           962            21
                                                  ---------     ---------    ----------    ----------       -------
      Total                                           9,936        12,582        15,678        18,404           393
Gross Profit                                          3,764         5,310         7,313        12,598           269
Operating expenses :
    Selling, general and administrative
    expenses                                         (2,266)       (3,502)       (3,819)       (5,468)         (117)
    Amortization of goodwill                             --            --            (1)          (45)           (1)
    Foreign exchange gains/ (loss), net                (130)           34            52            86             2
                                                  ---------     ---------    ----------    ----------       -------
Operating Income                                      1,368         1,842         3,545         7,171           153
Gain / (loss) on sale of stock of affiliates,
  including direct issue of stock by affiliate          (36)           --           412            --            --
Other income / (expense)( net)                         (386)         (169)         (207)          470            10
Income taxes                                           (102)         (179)         (525)       (1,150)          (25)
                                                  ---------     ---------    ----------    ----------       -------
Income before share of equity in earnings
  of  affiliates and minority interest                  844         1,494         3,225         6,491           139
Equity in earnings of affiliate                          78            96           113           (53)           (1)
Minority interest                                         7           (10)           (4)           --            --
                                                  ---------     ---------    ----------    ----------       -------
Income from continuing operations                 Rs.   929     Rs. 1,580    Rs.  3,334    Rs.  6,438       $   137
                                                  =========     =========    ==========    ==========       =======
Earnings per share from continuing
operations:

        Basic                                          4.09          6.94         14.63         28.07          0.60
        Diluted                                        4.09          6.94         14.58         27.83          0.59
Additional data:
Operating Income

    Global IT Services                            Rs. 1,096     Rs. 1,468    Rs.  2,894    Rs.  6,018       $   128
    Indian IT Services and Products                     215           270           435           764            16
    Consumer Care and Lighting                          266           406           479           389             8
    Others                                               76          (125)          (57)           --            --
    Reconciling  items                                 (285)         (178)         (206)           --            --
                                                  ---------     ---------    ----------    ----------       -------
            Total                                 Rs. 1,368     Rs. 1,842    Rs.  3,545    Rs.  7,171       $   153
                                                  =========     =========    ==========    ==========       =======
Consolidated Balance Sheet Data :
Cash and cash equivalents                         Rs.   743     Rs.   637    Rs.    784    Rs.  5,623       $   120
Working Capital                                         632          (210)        1,762         8,799           188
Total assets                                         11,395        10,702        12,678        26,162           558
Total debt, including preferred stock                 6,245         3,252         1,804         1,768            38
Total stockholders equity                             1,791         2,648         6,687        19,081           407

WIPRO LIMITED
--------------------------------------------------------------------------------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

        Investors are cautioned that this discussion contains forward-looking statements that involve risks and uncertainties. When used in this discussion, the words "anticipate", "believe", "estimate", "intend", "will" and "expect" and other similar expressions as they relate to the company or its business are intended to identify such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Actual results, performances or achievements could differ materially from those expressed or implied in such forward-looking statements. Factors that could cause or contribute to such differences include those described under the heading statements. Factors that could cause or contribute to such differences include those described under the heading "Risk Factors" in the prospectus filed with the Securities and Exchange Commission, as well as the factors discussed in the Form 20-F, included in this report. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of their dates. The following discussion and analysis should be read in conjunction with the company's financial statements included herein and the notes thereto.

Overview

        We are a leading India based provider of IT services globally. We provide high-end IT solutions to leading companies worldwide and have other profitable businesses in niche markets in India. Our objective is to be a world leader in providing comprehensive IT services by continuing to provide world-class quality services and building on the Wipro brand name. We have three primary business segments we operate through independent divisions.

        - Global IT Services. We provide research and development services for hardware and software design to technology and telecommunication companies and software application development services to corporate enterprises. These services are marketed and delivered through our Wipro Technologies division.

        - Indian IT Services and Products. We are a leader in the Indian IT market and focus primarily on meeting all the IT and e-commerce requirements of Indian companies through our Wipro Infotech division.

        - Consumer Care and Lighting. We leverage our brand name and distribution strengths to sustain a profitable presence in niche markets in the areas of soaps, toiletries, lighting products and hydrogenated cooking oils for the Indian market. We have been in the consumer care business since our inception in 1945 and the lighting business since 1992.

        Up to March 31, 2000, we evaluated our revenue and operating income for each business segment by including the impact of exchange rate fluctuations and net interest income received on inter-business segment loans. As of April 1, 2000, we started excluding net interest income received on inter-business segment loans in evaluating revenue and operating income from each business segment. A breakdown of our revenue and operating income is provided below:

                                                      YEAR ENDED MARCH 31,
                                            ---------------------------------------
                                            1999              2000             2001
                                            ----              ----             ----
REVENUE:

Global IT Services                           36%               45%               57%
Indian IT Services and Products              40                35                28
Consumer Care and Lighting                   19                14                10
Others                                        4                 6                 5
                                            ---               ---               ---
                                            100%              100%              100%
                                            ===               ===               ===

OPERATING INCOME:

Global IT Services                           72%               77%               84%
Indian IT Services and Products              13                12                11
Consumer Care and Lighting                   20                13                 5
Others                                       (5)               (2)               --
                                            ---               ---               ---
                                            100%              100%              100%
                                            ===               ===               ===

        The Others category in the table above includes our other lines of business such as Wipro Net, Wipro Fluid Power. Others also include unallocated costs of corporate activities such as treasury, legal, human resources, corporate marketing, information management systems and quality assurance.

WIPRO LIMITED
--------------------------------------------------------------------------------

                                                                GLOBAL IT SERVICES
                                                                YEAR ENDED MARCH 31,
                                                    ---------------------------------------------
                                                      1999              2000              2001
                                                    ---------        ----------        ----------
                                                                   (in millions)
Revenue                                             Rs. 6,601        Rs. 10,459        Rs. 17,797
Cost of Revenue                                         4,057             6,174             9,108
Selling, general and administrative expenses            1,076             1,391             2,671
Operating Income                                        1,468             2,894             6,018
Revenue growth rate over prior period                      57%               58%               70%
Operating margin                                           22%               28%               34%

        Global IT Services revenue is derived from technology and software services provided on either a time and materials or fixed-price, fixed-time frame basis. Up to March 31, 2000, our business segment revenue includes the impact of exchange rate fluctuations and net interest income received on inter-business segment loans. As of April 1, 2000, we started excluding net interest income received on inter-business segment loans in evaluating revenue and operating income from each business segment. Revenue from services provided on a time and materials basis is recognized in the period that services are provided and costs incurred. Revenue from fixed-price, fixed-time frame projects is recognized on a percentage of completion basis. Provisions for estimated losses on projects in progress are recorded in the period in which we determine such losses to be probable. To date, a substantial majority of our services revenue has been derived from time and materials projects. For the year ended March 31, 2001, time and materials projects generated 85% of Global IT Services revenue, while fixed-price, fixed-time frame projects generated 15%. The proportion of revenue from fixed price, fixed-time frame projects may increase. Our operating results could be adversely affected by factors such as cost overruns due to delays, unanticipated costs, and wage inflation.

        The cost of Global IT Services revenue consists primarily of compensation expenses for all of our IT professionals, data communication expenses, computer maintenance, travel expenses and occupancy expenses associated with services rendered. We recognize these costs as incurred. Selling, general and administrative expenses consist primarily of sales and marketing expenses and allocated corporate overhead expenses associated with management, human resources, corporate marketing, information management systems, quality assurance and finance.

        Our Global IT Services revenues and profits for any period are significantly affected by the proportion of work performed at our facilities in India and at client sites overseas and by the utilization rates of our IT professionals. Services performed in India generally yield better profit margins because the higher costs of performing overseas work more than offset the higher rates we charge. For this reason, we seek to move a project as early as possible from overseas locations to our Indian development centers. For the year ended March 31, 2001, 77% of our Global IT Services professionals were located in India, and 48% of our Global IT Services revenues were generated from work performed at our facilities in India.

        In our segment reporting only, management included the impact of exchange rate fluctuations and net interest income on inter-business segment loans in its revenue till the fiscal year ended March 31, 2000. As of April 1, 2000 management started excluding net interest income received on inter-business segment loans in segment revenues. Excluding the impact of these items, net revenue would have been Rs. 6,359 million, Rs.10,206 million and Rs. 17,670 million for the years ended March 31, 1999, 2000 and 2001.

                                                           INDIAN IT SERVICES AND PRODUCTS
                                                                YEAR ENDED MARCH 31,
                                                    ---------------------------------------------
                                                      1999              2000              2001
                                                    ---------         ---------         ---------
                                                                    (in millions)
Revenue

     Indian IT Services ........................    Rs. 1,137         Rs. 1,513         Rs. 1,879
     Indian IT Products ........................    Rs. 6,094         Rs. 6,655         Rs. 6,833
Cost of Revenue

     Indian IT Services ........................          457               610               683
     Indian IT Products ........................        4,901             5,573             5,436
Selling, general and administrative expenses ...        1,603             1,549             1,828
Amortization of goodwill .......................           --                 1                 1
Operating income ...............................          270               435               764
Revenue growth rate over prior period ..........           28%               13%                7%
Operating margin ...............................            4%                5%                9%

WIPRO LIMITED
--------------------------------------------------------------------------------

        Our Indian IT services revenue is derived principally from hardware and software support, maintenance and consulting services. Our Indian IT Products revenue is primarily from the sale of computers, networking equipment and related hardware products. Until March 31, 2000, our business segment revenue includes the impact of exchange rate fluctuations and net interest income received on inter-business segment loans. As of April 1, 2000, we started excluding net interest income received on inter-business segment loans in evaluating revenue and operating income from each business segment. We recognize revenue from these services over the contract period or when the services are accepted by the client, depending on the contract terms. In Indian IT Products we recognize revenues on despatch. Effective January 1, 2001, we adopted the provisions of Staff Accounting Bulletin No. 101 ( SAB 101) issued by the Securities and Exchange Commission which provides guidelines in applying generally accepted accounting principles to selected revenue recognition issues. Revenue continues to be recognized on despatch, however where the customer is not obligated to pay a portion of the contract price until completion of installation, revenue is recognized only on completion of installation.

        On July 27, 2000, at our Annual General Meeting, our shareholders approved the sale of our peripherals business unit, which is engaged in the manufacture of printers, and the distribution of printers, storage devices, consumables and other peripherals. Effective as of September 1, 2000, all assets and liabilities of our peripherals division were transferred to a new entity, Wipro ePeripherals Limited, for a 38.7% interest of Rs. 54.60 million in the new entity, 12.5% non-convertible debentures redeemable in 2005 in the amount of Rs. 60 million and Rs. 156.30 million in cash.

        The cost of revenue for Indian IT services consists primarily of compensation expense and replacement parts for our maintenance services. We recognize these costs as incurred. The cost of revenue for Indian IT products consists of manufacturing costs for products, including materials, labor and facilities. In addition, a portion of the costs reflects products manufactured by third parties and sold by us. We generally recognize these costs at the time of sale. Selling, general and administrative expenses for our Indian IT Services and Products business segment are similar in type to those for our Global IT Services business segment.

        Historically, our Indian IT products revenue has accounted for a substantial majority of revenue and a much smaller portion of operating income of our Indian IT Services and Products business segment. Our strategy in the IT market in India is to improve our profitability by focusing on IT services, including systems integration, support services, software and networking solutions, and Internet and e-commerce applications.

        In our segment reporting only, management included the impact of exchange rate fluctuations and net interest income on inter-segment business loans in its revenue. As of April 1, 2000, management started excluding net interest income received on inter-business segment loans in segment revenues. Excluding the impact of these items, revenue would have been Rs. 7,262, Rs. 8,182 and Rs. 8,759 million for the years ended March 31, 1999, 2000 and 2001, respectively.

                                                              CONSUMER CARE AND LIGHTING
                                                                   YEAR ENDED MARCH 31,
                                                     ------------------------------------------------
                                                       1999                2000                2001
                                                     ---------          ---------           ---------
                                                                      (in millions)
Revenue ........................................     Rs. 3,495          Rs. 3,263           Rs. 3,244
Cost of Revenue ................................         2,585              2,251               2,215
Selling, general and administrative expenses ...           504                533                 639
Operating income ...............................           406                479                 389
Revenue growth rate over prior period ..........             8%                (7)%                (1)%
Operating margin ...............................            12%                15%                 12%

        We have been in the consumer care business since 1945 and the lighting business since 1992. The consumer care business has historically generated surplus cash. Our strategy is to maintain a steady growth in operating income for these businesses. Revenue in this segment may fluctuate as commodity prices change and as we emphasize profitability and cash generation over volume sales.

        We recognize revenue from product sales at the time of shipment. Cost of products consists primarily of raw materials and other manufacturing expenses such as overheads for facilities. Selling, general and administrative expenses are similar in type to those for our other business segments.

        In our segment reporting only, management included the impact of exchange rate fluctuations and net interest income on inter-segment business loans in its revenue. As of April 1, 2000, management started excluding net interest income received on inter-business segment loans in segment revenues. Excluding the impact of these items, revenue would have been Rs. 3,465 million, Rs. 3,222 million and Rs. 3,244 million for the years ended March 31, 1999, 2000 and 2001, respectively.

WIPRO LIMITED
--------------------------------------------------------------------------------

        AMORTIZATION OF DEFERRED STOCK COMPENSATION

        We have amortized deferred stock compensation expenses of Rs. 25 million, Rs. 97 million, and Rs. 87 million for the years ended March 31, 1999, 2000 and 2001, respectively, in connection with equity shares issued to our employees pursuant to our Wipro Equity Reward Trust. We use the intrinsic value based method of APB Opinion No. 25 and record deferred stock compensation expense for the difference between the sale price of equity shares and the fair value as determined by quoted market prices of our equity shares on the date of grant. The deferred stock compensation is amortized on an straight-line basis over the vesting period of the equity shares, which ranges from six months to five years.

        The stock compensation charge has been allocated to cost of revenues and selling, general and administrative expenses in line with the nature of the service rendered by the employee who received the benefit. The amortization is:

                                                                      YEAR ENDED MARCH 31,
                                                         ------------------------------------------
                                                          1999              2000              2001
                                                         ------            ------            ------
                                                                        (in millions)
 Cost of revenues ..............................         Rs. 16            Rs. 36            Rs. 32
 Selling, general and administrative expenses ..              9                61                55
                                                         ------            ------            ------
   Total .......................................         Rs. 25            Rs. 97            Rs. 87


        AMORTIZATION OF GOODWILL

        In the fiscal year ended March 31, 1999, we acquired the minority interest in Wipro Computers Ltd, a subsidiary of the company, held by the Acer group. This acquisition resulted in a goodwill of Rs. 10 million. In December 2000, we acquired the 45% minority interest held by KPN Telecom in Wipro Net, a subsidiary of the company. This acquisition resulted in a goodwill of Rs. 868 million. Goodwill is amortized over a period of 5 years.

        FOREIGN EXCHANGE GAINS, NET

        Exchange rate fluctuation consists of the difference between the rate of exchange at which a transaction is recorded and the rate of exchange on the date the transaction is settled, and the gains and losses on revaluation of foreign currency assets and liabilities outstanding at the end of a period.

        OTHER INCOME/(EXPENSE) (NET)

        Our other income includes interest income on short term investments net of interest expense on short and long term debt. Other income also includes gain on sale of real estate.

        EQUITY IN EARNINGS OF AFFILIATE

        Wipro GE Medical Systems (Wipro GE). We hold a 49% equity interest in Wipro GE Medical Systems Limited, a joint venture with General Electric.

        Wipro ePeripherals Ltd. (WeP). On September 1, 2000, we spun off our peripherals services division into a new legal entity Wipro ePeripherals Ltd. WeP also has equity participation from certain strategic investors and employees of Wipro. Our share in income of WeP is accrued in proportion to our equity interest of 38.7%.

        Wipro Net. As of March 31, 1999, we held 100% equity interest in Wipro Net. In December 1999, we decreased our interest in Wipro Net Ltd. from 100% to 55%. Historically, the results of operations of Wipro Net Ltd. have not been material in relation to our consolidated financial statements. Consequently, the decrease in our interest in Wipro Net Ltd. did not significantly impact our revenues and operating income.

        In December 2000, we acquired the 45% minority interest in Wipro Net for Rs. 1,087 million resulting in a goodwill of Rs. 868 million. Subsequent to the acquisition, the financial statements have been consolidated with Wipro. Wipro's equity in the loss of Wipro Net prior to the acquisition of the minority interest of Rs. 136 million is reported by the equity method.

        NetKracker. In December 2000, subsequent to the acquisition of the minority interest in Wipro Net, the retail internet business division of Wipro Net comprising property and other assets and employees was transferred to NetKracker, a newly established entity, in exchange for 49% of the equity and certain convertible preference shares of the new entity. The assets were transferred at their carrying values of Rs. 73 million in exchange for equity of Rs. 19 million and convertible preference shares of Rs. 54 million. Simultaneously, a strategic investor invested Rs. 300 million in NetKracker, for a 51% equity interest.

        MINORITY INTEREST

        We held a 55% equity interest in Wipro Computers Limited, a joint venture with Acer. The share of income from this venture attributable to Acer has been recorded in our accounts as a minority interest. We purchased Acer's 45% equity interest in Wipro Computers Limited in the year ended March 31, 2000.

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        GAIN ON SALE OF STOCK OF AFFILIATES

        Pursuant to a joint venture agreement in the year ended March 31, 2000, our affiliate, Wipro Net Ltd., issued equity shares to KPN Telecom which increased the carrying value of our equity interest by Rs. 266 million. Further, we sold equity shares of Wipro Net Ltd. that we held to KPN Telecom for a gain of Rs. 146 million.

        INCOME TAXES

        Our net income earned from providing services in client premises outside India is subject to tax in the country where we perform the work. Most of our tax paid in countries other than India can be applied as a credit against our Indian tax liability to the extent that the same income is subject to tax in India.

        Currently, we benefit from tax holidays the Government of India gives to the export of information technology services from specially designated "Software Technology Parks" in India. As a result of these incentives, our operations have been subject to relatively insignificant Indian tax liabilities. These tax incentives currently include a 10-year tax holiday from payment of Indian corporate income taxes for the operation of our Indian facilities, all of which are "Export Oriented Undertakings" or located in "Software Technology Parks" or "Export Processing Zones"; and an income tax deduction of 100% for profits derived from exporting information technology services. We can use either of these two tax incentives. Additionally, profits from certain other undertakings are also eligible for preferential tax treatment. As a result of these tax exemptions, a substantial portion of our pre-tax income has not been subject to significant tax in recent years. For the years ended March 31, 1999, 2000 and 2001, we realized tax benefits of Rs. 547 million, Rs.1,104 million and Rs. 2,389 million, from such tax incentives.

        The recently enacted Finance Act, 2000 phases out the 10-year tax holiday over a ten year period from fiscal 1999-2000 to fiscal 2008-2009. Accordingly, facilities set up on or before March 31, 2000 have a 10-year tax holiday, new facilities set up on or before March 31, 2001 would have a 9-year tax holiday and so forth until March 31, 2009, after which the tax holiday will no longer be available to new facilities. Our current tax holidays expire in stages by 2009.

        In addition, the recently enacted law restricts the scope of the tax exemption to export income earned by software development centers that are "Export Oriented Undertakings" or located in "Software Technology Parks" or "Export Processing Zones" as compared to the earlier exemption which was available to the business profits earned by them. For companies opting for the 100% tax deduction for profits derived from exporting information technology services, the Finance Act, 2000 phases out the income tax deduction over the next five years by decreasing the tax deduction by 20% each year, beginning on April 1, 2000.

        RESULTS OF OPERATIONS

        YEARS ENDED MARCH 31, 2000 AND 2001

        Revenue. Our total revenue increased 35%, from Rs. 22,991 million for the year ended March 31, 2000 to Rs. 31,002 million for the year ended March 31, 2001. The increase in total revenue was attributable to increases of 73%, 7% and 1% in revenue from Global IT Services, Indian IT Services and Products, and Consumer Care and Lighting and a decrease of 4% in Others.

        Global IT Services revenue increased 73%, from Rs. 10,206 million for the year ended March 31, 2000 to Rs. 17,670 million for the year ended March 31, 2001. The increase resulted from the growth in the number of clients and the number and size of projects performed for clients. The total number of clients who accounted for over $1 million in revenue for the year increased from 39 during the year ended March 31, 2000 to 65 during the year ended March 31, 2001. The total number of clients who accounted for over $5 million in revenue for the year increased from 11 during the year ended March 31, 2000 to 15 during the year ended March 31, 2001. Over 114 new clients were added during the year ended March 31, 2001, accounting for 9% of our Global IT Services revenues for the year.

        Indian IT Services and Products revenue increased 7%, from Rs. 8,182 million for the year ended March 31, 2000 to Rs. 8,759 million for the year ended March 31, 2001. This increase resulted from a 32% increase in the sale of computers and networking equipment, a 24% increase in Services, and a 64% decrease in revenues as a result of the sale of our Peripherals Services Division as a separate legal entity effective September 1, 2000.

        Consumer Care and Lighting revenue increased by 1%, from Rs. 3,222 million for the year ended March 31, 2000 to Rs. 3,244 million for the year ended March 31, 2001.

        Revenue from Others decreased 4%, from Rs. 1,381 million for the year ended March 31, 2000 to Rs. 1,329 million for the year ended March 31, 2001. This decrease was attributable to the sale of a 45% interest in Wipro Net, effective December, 1999, subsequent to which our interest in Wipro Net is accounted for under equity method, and the acquisition in December 2000, of the minority interest held by KPN Telecom after which revenues of Wipro Net are included in Others.

        Cost of revenue. As a percentage of total revenue, cost of revenue decreased from 68% for the year ended March 31, 2000, to 59% for the year ended March 31, 2001. This decrease was primarily attributable to an increase in the proportion of Global IT Services revenue from 45% to 57% of total revenues. Our Global IT Services business segment typically has a higher gross margin than our other lines of business.

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        As a percentage of Global IT Services revenue, cost of Global IT
Services revenue decreased from 60% for the year ended March 31, 2000, to 52% for the year ended March 31, 2001. This decrease as a percentage of revenue resulted from increased billing rates and increase in composition of revenues from R&D services to 50% of revenues during the year ended March 31, 2001 from 46% in March 31, 2000. Billing rates increased on average by over 15% during the year ended March 31, 2001 compared to rates during the previous year.

        As a percentage of Indian IT Services and Products revenue, cost of Indian IT Services and Products revenue decreased from 76% for the year ended March 31, 2000, to 70% for the year ended March 31, 2001. Our Peripherals Services Division was spun off as a separate legal entity effective September 1, 2000. Our Peripherals Services Division historically had a higher percentage of product revenues and consequently a higher cost of revenues. The decrease was also due to an increase in the percentage of services revenue up from 19% for the year ended March 31, 2000, to 21% for the year ended March 31, 2001.

        As a percentage of Consumer Care and Lighting revenue, cost of Consumer Care and Lighting revenue decreased from 70% for the year ended March 31, 2000, to 68% for the year ended March 31, 2001. Most of the decrease as a percentage of revenues resulted from an increase in the proportion of revenue from soaps and lighting products, which typically has a higher gross margin than hydrogenated vegetable oils. This decrease was partly offset by increased reliance on outsourcing a portion of manufacturing activities of our lighting products.

        As a percentage of revenues, cost of revenues from Others decreased from 77% for the year ended March 31, 2000 to 72% for the year ended March 31, 2001. This decrease was attributable to the sale of a 45% interest in Wipro Net, effective December, 1999, subsequent to which our interest in Wipro Net is accounted for under equity method, and the acquisition in December 2000, of the minority interest held by KPN Telecom after which revenues of Wipro Net are included in Others.

        Selling, general and administrative expenses. Selling, general and administrative expenses increased 43%, from Rs. 3,819 million for the year ended March 31, 2000, to Rs. 5,468 million for the year ended March 31, 2001. The total increase in selling, general and administrative expenses of Rs. 1,649 million was attributable to increases of Rs. 1,280 million, Rs. 280 million and Rs. 106 million in Global IT Services, Consumer Care and Lighting and Indian IT Services, and a decrease of Rs. 17 million in Others.

        Selling, general and administrative expenses for Global IT Services increased 92%, from Rs. 1,391 million for the year ended March 31, 2000, to Rs. 2,671 million for the year ended March 31, 2001. The increase is primarily due to an increase in the number of sales and marketing personnel from 49 as of March 31, 2000 to 67 as of March 31, 2001, and increased compensation and marketing expenses.

        Selling, general and administrative expenses for Indian IT Services and Products increased 18% from Rs. 1,548 million for the year ended March 31, 2000, to Rs. 1,828 million for the year ended March 31, 2001. This increase resulted from a increase in advertising and marketing expenses, travelling expenses and a higher depreciation charge.

        Selling, general and administrative expenses for Consumer Care and Lighting increased 20%, from Rs. 533 million for the year ended March 31, 2000 to Rs. 639 million for the year ended March 31, 2001. Most of the increase resulted from increased advertising and sales promotion expenses.

        Selling, general and administrative expenses for Others decreased 5%, from Rs. 347 million for the year ended March 31, 2000 to Rs. 330 million for the year ended March 31, 2001.

        OPERATING INCOME

        As a result of the foregoing factors, operating income increased 102%, from Rs. 3,544 million for the year ended March 31, 2000 to Rs. 7,170 million for the year ended March 31, 2001.

        Other Income (net). Other income (net) increased to Rs. 470 million for the year ended March 31, 2001 from Other expense (net) from Rs. 207 million for the year ended March 31, 2000. The increase in other income is primarily due to net interest income of Rs. 121 million received on short term investments made from the proceeds of our ADS offering, and realized gains of Rs. 154 million on the sale of real estate.

        Income taxes. Provision for income taxes increased 119%, from Rs. 525 million for the year ended March 31, 2000 to Rs. 1,150 million for the year ended March 31, 2001. Our effective tax rate increased to 15% for the year ended March 31, 2001 from 14% for the year ended March 31, 2000. The increase in effective tax rate, resulted from an increased proportion of revenues of Global IT services business from Europe and Japan where our income is subject to tax at higher rates. The tax rates applicable on domestic income increased from 38.5% in the year ended March 31, 2000 to 39.6% in the year ended March 31, 2001.

        Income from continuing operations. As a result of the forgoing factors, income from continuing operations increased 93% from Rs. 3,333 million for the year ended March 31, 2000 to Rs. 6,437 million for the year ended March 31, 2001.

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        YEARS ENDED MARCH 31, 1999 AND 2000

        Revenue. Our total revenue increased 28%, from Rs. 17,892 million for the year ended March 31, 1999 to Rs. 22,991 million for the year ended March 31, 2000. The total increase in revenue was attributable to increases of 60%, 13% and 71% in revenue from Global IT Services, Indian IT Services and Products, and Others. Consumer Care and Lighting accounted for a decrease of 7%.

        Global IT Services revenue increased 60%, from Rs. 6,359 million for the year ended March 31, 1999 to Rs. 10,206 million for the year ended March 31, 2000. The increase resulted from the growth in the number of clients and the number and size of projects performed for clients. The total number of clients who accounted for over $1 million, or Rs. 43.65 million in revenue for the year increased from 26 during the year ended March 31, 1999 to 39 during the year ended March 31, 2000. Over 100 new clients were added during the year ended March 31, 2000, accounting for 14% of our Global IT Services revenues for the year.

        Indian IT Services and Products revenue increased 13%, from Rs. 7,262 million for the year ended March 31, 1999 to Rs. 8,182 million for the year ended March 31, 2000. The increase primarily resulted from the growth of our facilities management business in our customer services division and from increased personal computer sales.

        Consumer Care and Lighting revenue decreased 7%, from Rs. 3,465 million for the year ended March 31, 1999 to Rs. 3,222 million for the year ended March 31, 2000. The decrease is primarily attributable to a decrease in the price of the commodity component of our hydrogenated oil products.

        Revenue from Others increased 71%, from Rs. 806 million for the year ended March 31, 1999 to Rs. 1,381 million for the year ended March 31, 2000. The increase resulted primarily from the increase in sales in our Wipro Fluid Power business from Rs. 525 million in the year ended March 31, 1999 to Rs. 734 million in the year ended March 31, 2000.

        Cost of revenue. As a percentage of total revenue, cost of revenue decreased from 70% for the year ended March 31, 1999 to 68% for the year ended March 31, 2000. This decrease was primarily attributable to an increase in the proportion of Global IT Services revenue from 36% to 44% of total revenues. Our Global IT Services business segment typically has a higher gross margin than our other lines of business.

        As a percentage of Global IT Services revenue, cost of Global IT Services revenue decreased from 64% for the year ended March 31, 1999 to 60% for the year ended March 31, 2000. This decrease as a percentage of revenue resulted from increased billing rates and increased IT professional utilization rates. Billing rates increased on average by over 15% during the year ended March 31, 2000 compared to rates during the previous year. Utilization rates of our IT professionals increased from 67% in the year ended March 31, 1999 to 71% in the year ended March 31, 2000.

        As a percentage of Indian IT Services and Products revenue, cost of Indian IT Services and Products revenue increased marginally from 74% to 76%.

        As a percentage of Consumer Care and Lighting revenue, cost of Consumer Care and Lighting revenue decreased from 75% for the year ended March 31, 1999 to 70% for the year ended March 31, 2000. Most of the decrease as a percentage of revenues resulted from an increase in the proportion of revenue from soaps, which typically has a higher gross margin.

        As a percentage of revenue from Others, cost of revenue from Others increased from 72% for the year ended March 31, 1999 to 77% for the year ended March 31, 2000. Most of the increase as a percentage of revenue resulted from increased costs of raw materials in our Wipro Fluid Power business.

        Selling, general and administrative expenses. Selling, general and administrative expenses increased 9%, from Rs. 3,502 million for the year ended March 31, 1999 to Rs. 3,820 million for the year ended March 31, 2000. The total increase in selling, general and administrative expense of Rs. 318 million was attributable to increases of Rs. 315 million, Rs. 29 million and Rs. 28 million in Global IT Services, Consumer Care and Lighting and Others and a decrease of Rs. 54 million in Indian IT Services and Products. This decrease resulted from a decrease in advertising and marketing expenses, which were higher in the year ended March 31, 1999 due to the launch of new products, a reduction in communication costs and a lower depreciation charge.

        Selling, general and administrative expenses for Global IT Services increased 29%, from Rs. 1,077 million for the year ended March 31, 1999 to Rs. 1,391 million for the year ended March 31, 2000. The increase primarily resulted from an increase in the number of sales and marketing personnel from 54 in March 31, 1999 to 72 in March 31, 2000 and increased compensation and marketing expenses.

        Selling, general and administrative expenses for Indian IT Services and Products decreased 3% from Rs. 1,603 million for the year ended March 31, 1999 to Rs. 1,549 million for the year ended March 31, 2000. This decrease resulted from a decrease in the advertising and marketing expenses, which was higher in the year ended March 31, 1999 due to the launch of new products, a reduction in communication costs and a lower depreciation charge.

        Selling, general and administrative expenses for Consumer Care and Lighting increased 6%, from Rs. 504 million for the year ended March 31, 1999 to Rs. 533 million for the year ended March 31, 2000. Most of the increase resulted from increased advertising and sales promotion expenses.

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        Selling, general and administrative expenses for Others increased 9%, from Rs. 319 million for the year ended March 31, 1999 to Rs. 347 million for the year ended March 31, 2000. Most of the increase resulted from increased sales and marketing expense associated with increased revenue in the Fluid Power business.

        Operating income. As a result of the foregoing factors, operating income increased 93%, from Rs. 1,808 million for the year ended March 31, 1999 to Rs. 3,492 million for the year ended March 31, 2000.

        Other expense (net). Other expense (net) increased 15%, from Rs. 135 million for the year ended March 31, 1999 to Rs. 155 million for the year ended March 31, 2000.

        Income taxes. Provision for income taxes increased 193%, from Rs. 179 million for the year ended March 31, 1999 to Rs. 525 million for the year ended March 31, 2000. Our effective tax rate increased to 14% for the year ended March 31, 2000 from 10% for the year ended March 31, 1999. The increase in effective tax rate resulted from an increased proportion of onsite revenues in the Global IT Services business that was subject to overseas taxation and an increase in the income tax rate in India from 35% to 38.5%.

        Income from continuing operations. Income from continuing operations increased 111% from Rs. 1,580 million for the year ended March 31, 1999 to Rs. 3,333 million for the year ended March 31, 2000. This increase resulted from the foregoing factors and, in part, from a gain of Rs. 412 million on the sale of a portion of our equity interest in Wipro Net and on the issuance of additional equity shares by Wipro Net.

        TREND INFORMATION

        Our Global IT Services business is subject to fluctuations primarily resulting from factors such as the effect of seasonal hiring which occurs in the quarter ended September 30 and the time required to train and productively utilize new employees, the proportion of services we perform at client sites, exchange rate fluctuations and the size, timing and profitability of new projects.

        Our Indian IT Services and Products business is also subject to seasonal fluctuations. Our product revenue is driven by capital expenditure budgets and the spending patterns of our clients who often delay or accelerate purchases in reaction to tax depreciation benefits on capital equipment. As a result, our Indian IT Services and Products revenues for the quarters ended March 31 and September 30 are typically higher than other quarters of the year. We believe the impact of this fluctuation on our revenues will decrease as the proportion of services revenue increases.

        Our Consumer Care and Lighting business is subject to seasonal fluctuations. Demand for hydrogenated cooking oil is greater during the Indian festival season and has increased revenues from our consumer care business for the quarters ended September 30 and December 31. Our revenues in this segment are also subject to commodity price fluctuations. In the eight quarters ended March 31, 2001, the price of the commodity component of our hydrogenated oil products decreased significantly which resulted in significantly lower revenues from hydrogenated oil products, however growth in revenues from soaps and lighting products has offset this decline in revenue.

        Our quarterly revenue, operating income and net income have varied significantly in the past and we expect that they are likely to vary in the future. You should not rely on our quarterly operating results as an indication of future performance. Such quarterly fluctuations may have an impact on the price of our equity shares and ADSs.

        LIQUIDITY AND CAPITAL RESOURCES

        Our capital requirements relate primarily to financing the growth of our Global IT Services and Indian IT Services and Products businesses. We have historically financed the majority of our working capital, capital expenditure and other requirements through our operating cash flow, and to a limited extent, bank loans.

        For the years ended March 31, 2000 and 2001, we generated cash from operations of Rs. 3,515 million and Rs. 5,078 million. The increase is attributable to a significant increase in operating income. For the year ended March 31, 2000 and 2001, capital expenditure was Rs. 1,318 million, Rs.
2,815 million, respectively. This expenditure was financed primarily through our operating cash flow.

        As of March 31, 2001, we had total debt of Rs. 1,768 million comprising borrowings from a consortium of banks of Rs. 347 million against a line of credit of Rs. 2,650 million, secured by inventories and accounts receivable and other borrowings of Rs. 1,421 million, secured by liens over our property, plant and equipment and certain investments.

        We expect that our primary financing requirements in the future will be capital expenditures and working capital requirements in connection with growing our business. We believe that cash generated from operations, along with the net proceeds of our initial U.S. public offering in October 2000 of 3,162,500 American Depositary Shares (including the exercise of the underwriter's overallotment option to purchase 412,500 ADSs) representing 3,162,500 Equity Shares, will be sufficient to satisfy our currently foreseeable working capital and capital expenditure requirements. However, our liquidity and capital requirements are affected by many factors, some of which are based on the normal ongoing operations of our businesses and some of which arise from uncertainties related to global economies and the sectors that we target for our services. In the future, we may require or choose to obtain additional debt or equity financing. We cannot be certain that additional financing, if needed, will be available on favorable terms. We routinely review potential acquisitions, however currently we have no agreements to enter into any material acquisition.

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        QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        GENERAL

        Market risk is the risk of loss of future earnings, to fair values or to future cash flows that may result from a change in the price of a financial instrument. The value of a financial instrument may change as a result of changes in the interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market risk sensitive instruments. Market risk is attributable to all market risk sensitive financial instruments including foreign currency receivables and payables and long term debt.

        Our exposure to market risk is a function of our borrowing activities and our revenue generating activities in foreign currency. The objective of market risk management is to avoid excessive exposure of our earnings and equity to loss. Most of our exposure to market risk arises out of our foreign currency account receivables.

        RISK MANAGEMENT PROCEDURES

        We manage market risk through a corporate treasury department, which evaluates and exercises independent control over the entire process of market risk management. Our corporate treasury department recommends risk management objectives and policies which are approved by senior management. The activities of this department include borrowing strategies, implementing hedging strategies for foreign currency exposures, management of cash resources and ensuring compliance with market risk limits and policies on a daily basis.

        COMPONENTS OF MARKET RISK

        Our exposure to market risk arises principally from exchange rate risk. Interest rate risk is the other component of our market risk. These factors are discussed in the following paragraphs.

        Exchange rate risk. Our exchange rate risk primarily arises from our foreign currency revenues, receivables and payables, and foreign currency debt. We evaluate our net exchange rate exposure arising from these transactions and hedge such exposure based on approved risk management policies. These policies require us to hedge a significant portion of our net exposure. Our net exchange rate exposure as of March 31, 2000 and as of March 31, 2001, was $6.9 million and $37.5 million. We hedge our exchange rate exposure through foreign currency forward exchange contracts which typically mature between one through six months. The counterparties for our exchange contracts are banks, and we consider the risk of non-performance by the counterparties as non-material.

        Due to our hedging policies, we estimate that changes in exchange rates will not have a material impact on our operating results or cash flows.

        Interest rate risk. Our interest rate risk primarily arises from our long term debt. We adopt appropriate borrowing strategies to manage our interest rate risk. Additionally, we enter into interest rate swap agreements to hedge interest rate risk.

        As of March 31, 2001, fixed-interest rate debt represented 83% of long term debt. The interest rate on balance debt is re-set periodically based on benchmark rates. A maturity profile of our debt is set forth below:

MATURING IN:            FIXED        VARIABLE
                    INTEREST-RATE  INTEREST-RATE    TOTAL
                    -------------  -------------  ---------
                                   (in millions)
2001 ............     Rs. 1,177       Rs. 149     Rs. 1,326
2002 ............            --            66            66
2003 ............            --            28            28
2004 ............            --             1             1
Thereafter ......            --            --            --
                      ---------       -------     ---------
Total ...........     Rs. 1,177       Rs. 244     Rs. 1,421
                      =========       =======     =========

        As of March 31, 2000 and March 31, 2001, we have interest rate swap agreements outstanding in the notional principal amount of $ 6.5 million and $3.3 million, which represent hedges of interest rate risk on our foreign currency debt. The counterparties for our interest rate agreements are banks, and we consider the risk of non-performance by the counterparties as non-material.

        Based on the maturity profile and composition of our debt portfolio, we estimate that changes in interest rates will not have a material impact on our operating results or cash flows.

        Our temporary resources are generally invested in short-term investments, which do not expose us to significant interest rate risk.

        Fair value. The fair value of our market rate risk sensitive instruments closely approximates their carrying value.

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        RECENT ACCOUNTING PRONOUNCEMENTS

        In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 as amended by SFAS No. 138, establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets and liabilities in our balance sheet and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 2000. We will adopt the standard no later than the first quarter of fiscal 2002 and in our assessment the adoption of this statement will not have a significant impact on our consolidated financial statements.

        In September 2000, the Financial Accounting Standards Board issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" replacing SFAS No. 125. This statement outlines accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. In our assessment the adoption of this statement will not have a significant impact on our consolidated financial statements.

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RISK FACTORS

RISKS RELATED TO OUR COMPANY

        OUR REVENUES ARE DIFFICULT TO PREDICT BECAUSE THEY CAN FLUCTUATE SIGNIFICANTLY GIVEN THE NATURE OF THE MARKETS IN WHICH WE OPERATE. THIS INCREASES THE LIKELIHOOD THAT OUR RESULTS COULD FALL BELOW THE EXPECTATION OF MARKET ANALYSTS, WHICH COULD CAUSE THE PRICE OF OUR EQUITY SHARES AND ADSS TO DECLINE.

        Our revenues historically have fluctuated and may fluctuate in the future depending on a number of factors, including:

        - the size, timing and profitability of significant projects or product orders;

        - the proportion of services we perform at our clients' sites rather than at our offshore facilities;

        - seasonal changes that affect the change in the mix of services we provide to our clients or in the relative proportion of services and product revenues;

        - seasonal changes that affect purchasing patterns among our consumers of computer peripherals, personal computers, consumer care and other products;

        - the effect of seasonal hiring patterns and the time we require to train and productively utilize our new employees; and

        -       currency exchange fluctuations.

        Approximately 59% of our total operating expenses in our Global IT Services business, particularly personnel and facilities, are fixed in advance of any particular quarter. As a result, unanticipated variations in the number and timing of our projects or employee utilization rates may cause significant variations in operating results in any particular quarter. We believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Thus, it is possible that in the future some of our quarterly results of operations may be below the expectations of public market analysts and investors, and the market price of our equity shares and ADSs could decline.

        IF WE DO NOT CONTINUE TO IMPROVE OUR ADMINISTRATIVE, OPERATIONAL AND FINANCIAL PERSONNEL AND SYSTEMS TO MANAGE OUR GROWTH, THE VALUE OF OUR SHAREHOLDERS' INVESTMENT MAY BE HARMED.

        We have experienced significant growth in our Global IT Services business. We expect our growth to place significant demands on our management and other resources. This will require us to continue to develop and improve our operational, financial and other internal controls, both in India and elsewhere. Our continued growth will increase the challenges involved in:

        - recruiting and retaining sufficiently skilled technical, marketing and management personnel;

        - providing adequate training and supervision to maintain our high quality standards; and

        -       preserving our culture, values and entrepreneurial environment.

        If we are unable to manage our growth effectively, the quality of our services and products may decline, and our ability to attract clients and skilled personnel may be negatively affected. These factors in turn could negatively affect the growth of our Global IT Services business and harm the value of our shareholders' investment.

        INTENSE COMPETITION IN THE MARKET FOR IT SERVICES COULD AFFECT OUR COST ADVANTAGES, WHICH COULD DECREASE OUR REVENUES.

        The market for IT services is highly competitive. Our competitors include software companies, IT companies, large international accounting firms and their consulting affiliates, systems consulting and integration firms, other technology companies and client in-house information services departments, both international and domestic. Many of our competitors have significantly greater financial, technical and marketing resources and generate greater revenue than we do. We cannot be reasonably certain that we will be able to compete successfully against such competitors, or that we will not lose clients to such competitors. Additionally, we believe that our ability to compete also depends in part on factors outside our control, such as our ability to attract, motivate and retain skilled employees, the price at which our competitors offer comparable services, and the extent of our competitors' responsiveness to their clients' needs.

        WAGES IN INDIA HAVE HISTORICALLY BEEN LOWER THAN WAGES IN THE UNITED STATES AND EUROPE, WHICH HAS BEEN ONE OF OUR COMPETITIVE ADVANTAGES. WAGE INCREASES IN INDIA MAY PREVENT US FROM SUSTAINING THIS COMPETITIVE ADVANTAGE AND MAY REDUCE OUR PROFIT MARGINS.

     Our wage costs in India have historically been significantly lower than wage costs in the United States and Europe for comparably skilled professionals, which has been one of our competitive advantages. However, wage increases in India may prevent us from sustaining this competitive advantage and may negatively affect our profit margins. We may need to increase the levels of our employee compensation more rapidly than in the past to remain competitive. Unless we are able to continue to increase the efficiency and productivity of our employees, wage increases in the long term may reduce our profit margins.

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        THE ECONOMIC SLOWDOWN IN THE UNITED STATES MAY AFFECT OUR PROFITABILITY

        Nearly 64% of revenues of Global IT Services are from the United States. During an economic slowdown our clients in United States may reduce their IT spending significantly, which may, in turn, lower the demand for our services and affect our profitability. Though we continue to believe that during economic slowdown our competitive position would strengthen vis-a-vis domestic service providers in the United States, we have intensified our efforts to geographically diversify our revenue streams. To date, we have not been impacted by the perceived threat of a slowdown, however we cannot assure you that an economic slowdown in the United States will not impair our profitability.

        OUR SUCCESS DEPENDS IN LARGE PART UPON OUR MANAGEMENT TEAM AND OTHER HIGHLY SKILLED PROFESSIONALS. IF WE FAIL TO RETAIN AND ATTRACT THESE PERSONNEL, OUR BUSINESS MAY BE UNABLE TO GROW AND OUR REVENUES COULD DECLINE, WHICH MAY DECREASE THE VALUE OF OUR SHAREHOLDERS' INVESTMENT.

        We are highly dependent on the senior members of our management team, including the continued efforts of our Chairman and Managing Director. Our ability to execute project engagements and to obtain new clients depends in large part on our ability to attract, train, motivate and retain highly skilled professionals, especially project managers, software engineers and other senior technical personnel. If we cannot hire and retain additional qualified personnel, our ability to bid on and obtain new projects, and to continue to expand our business will be impaired and our revenues could decline. We believe that there is significant competition for professionals with the skills necessary to perform the services we offer. We may not be able to hire and retain enough skilled and experienced employees to replace those who leave. Additionally, we may not be able to redeploy and retrain our employees to keep pace with continuing changes in technology, evolving standards and changing client preferences.

        OUR GLOBAL IT SERVICES REVENUES DEPEND TO A LARGE EXTENT ON A SMALL NUMBER OF CLIENTS, AND OUR REVENUES COULD DECLINE IF WE LOSE A MAJOR CLIENT.

        While we currently derive, and believe we will continue to derive, a significant portion of our Global IT Services revenues from a limited number of corporate clients we continue to reduce our dependence on any revenues from service rendered to any one client. The loss of a major client or a significant reduction in the service performed for a major client could result in a reduction of our revenues. For the fiscal years ended, March 31, 2000 and 2001, General Electric, our largest client in fiscal year 2000 and Nortel our largest client in year ended March 31, 2001 accounted for 15% and 8% of our Global IT Services revenues, respectively, and for the same periods, our ten largest clients accounted for 53% and 45% of our Global IT Services revenues. The volume of work we perform for specific clients may vary from year to year, particularly since we typically are not the only outside service provider for our clients. Thus, a major client in one year may not provide the same level of revenues in a subsequent year.

        RESTRICTIONS ON IMMIGRATION MAY AFFECT OUR ABILITY TO COMPETE FOR AND PROVIDE SERVICES TO CLIENTS IN THE UNITED STATES, WHICH COULD HAMPER OUR GROWTH AND CAUSE OUR REVENUES TO DECLINE.

        If U.S. immigration laws change and make it more difficult for us to obtain H-1B and L-1 visas for our employees, our ability to compete for and provide services to clients in the United States could be impaired. This in turn could hamper our growth and cause our revenues to decline. Our employees who work onsite at client facilities or at our facilities in the United States on temporary and extended assignments typically must obtain visas. As of March 31, 2001, the majority of our personnel in the United States held H-1B visas (645 persons) or L-1 visas (321 persons). An H-1B visa is a temporary work visa, which allows the employee to remain in the U.S. while he or she remains an employee of the sponsoring firm, and the L-1 visa is an intra-company transfer visa, which only allows the employee to remain in the United States temporarily. Although there is no limit to new L-1 petitions, there is a limit to the aggregate number of new H-1B petitions that the U.S. Immigration and Naturalization Service may approve in any government fiscal year. We may not be able to obtain the H-1B visas necessary to bring critical Indian professionals to the United States on an extended basis during years in which this limit is reached. This limit was reached in March 2000 for the U.S. Government's fiscal year ended September 30, 2000. While we anticipated that this limit would be reached before the end of the U.S. Government's fiscal year, and made efforts to plan accordingly, we cannot assure you that we will continue to be able to obtain a sufficient number of H-1B visas.

        OUR COSTS COULD INCREASE IF THE GOVERNMENT OF INDIA REDUCES OR WITHHOLDS TAX BENEFITS AND OTHER INCENTIVES IT PROVIDES TO US.

        Currently, we benefit from certain tax incentives under Indian tax laws. As a result of these incentives, our operations have been subject to relatively insignificant Indian tax liabilities. These tax incentives currently include a 10-year tax holiday from payment of Indian corporate income taxes for our Global IT Services business operated from specially designated "Software Technology Parks" in India and an income tax deduction of 100% for profits derived from exporting information technology services. As a result, a substantial portion of our pre-tax income has not been subject to significant tax in recent years. For the year ended March 31, 1999, 2000 and 2001, we realized tax benefits of Rs. 547 million, Rs. 1,104 million and Rs. 2,389 million, respectively, from such tax incentives. We are currently also eligible for exemptions from other taxes, including customs duties. The recently enacted Finance Act, 2000 phases out the ten year tax holiday over a ten year period from the financial year 1999-2000 to financial year 2008-2009. Our current tax holidays expire in stages by 2009. The Finance Act, 2000 also phases out the income tax deduction for profits derived from exporting technology services over the next five years. When our tax holiday and income tax deduction exemptions expire or terminate, our costs will increase. Additionally, the Government of India could enact similar laws in the future, which could further impair our other tax incentives.

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        WE FOCUS ON HIGH-GROWTH INDUSTRIES, SUCH AS NETWORKING AND
COMMUNICATIONS. ANY DECREASE IN DEMAND FOR TECHNOLOGY IN SUCH INDUSTRIES MAY SIGNIFICANTLY DECREASE THE DEMAND FOR OUR SERVICES, WHICH MAY IMPAIR OUR GROWTH AND CAUSE OUR REVENUES TO DECLINE.

        Approximately 50% of our Global IT Services business is derived from clients in high growth industries who use our IT services for networking and communications equipment. Any significant decrease in the growth of these industries will decrease the demand for our services and could reduce our revenue.

        OUR FAILURE TO COMPLETE FIXED-PRICE, FIXED-TIME FRAME CONTRACTS ON BUDGET AND ON TIME MAY NEGATIVELY AFFECT OUR PROFITABILITY, WHICH COULD DECREASE THE VALUE OF OUR SHAREHOLDERS' INVESTMENT.

        We offer a portion of our services on a fixed-price, fixed-time frame basis, rather than on a time-and-materials basis. Although we use specified software engineering processes and our past project experience to reduce the risks associated with estimating, planning and performing fixed-price, fixed-time frame projects, we bear the risk of cost overruns, completion delays and wage inflation in connection with these projects. If we fail to accurately estimate the resources and time required for a project, future rates of wage inflation and currency exchange rates, or if we fail to complete our contractual obligations within the contracted time frame, our profitability may suffer.

        DISRUPTIONS IN TELECOMMUNICATIONS COULD HARM OUR SERVICE MODEL, WHICH COULD RESULT IN A REDUCTION OF OUR REVENUES.

        A significant element of our business strategy is to continue to leverage and expand our software development centers in Bangalore, Chennai, Gurgaon, Hyderabad and Pune, India, as well as overseas. We believe that the use of a strategically located network of software development centers will provide us with cost advantages, the ability to attract highly skilled personnel in various regions of the country and the world, the ability to service clients on a regional and global basis, and the ability to provide services to our clients 24 hours a day, seven days a week. Part of our service model is to maintain active voice and data communications between our main offices in Bangalore, our clients' offices, and our other software development and support facilities. Although we maintain redundant facilities and satellite communications links, any significant loss in our ability to transmit voice and data through satellite and telephone communications would result in a reduction of our revenues.

        OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS INHERENT IN DOING BUSINESS ON AN INTERNATIONAL LEVEL THAT COULD HARM OUR OPERATING RESULTS.

        While to date most of our software development facilities are located in India and in the United States, we intend to establish new development facilities, including potentially in Southeast Asia and Europe. We have not yet made substantial contractual commitments to establish any new facilities and we cannot assure you that we will not significantly alter or reduce our proposed expansion plans. Because of our limited experience with facilities outside of India, we are subject to additional risks including, among other things, difficulties in regulating our business globally, export requirements and restrictions, and multiple and possibly overlapping tax structures. Any of these events could harm our future performance.

        WE MAY ENGAGE IN FUTURE ACQUISITIONS, INVESTMENTS, STRATEGIC PARTNERSHIPS OR OTHER VENTURES THAT MAY HARM OUR PERFORMANCE, DILUTE OUR SHAREHOLDERS AND CAUSE US TO INCUR DEBT OR ASSUME CONTINGENT LIABILITIES.

        We may acquire or make investments in complementary businesses, technologies, services or products, or enter into strategic partnerships with parties who can provide access to those assets. We may not identify suitable acquisition, investment or strategic partnership candidates, or if we do identify suitable candidates, we may not complete those transactions on terms commercially acceptable to us or at all. If we acquire another company, we could have difficulty in assimilating that company's personnel, operations, technology and software. In addition, the key personnel of the acquired company may decide not to work for us. If we make other types of acquisitions, we could have difficulty in integrating the acquired products, services or technologies into our operations. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. As of the date of this report, we have no agreement to enter into any material investment or acquisition transaction.

        WE MAY BE LIABLE TO OUR CLIENTS FOR DAMAGES CAUSED BY SYSTEM FAILURES, WHICH COULD DAMAGE OUR REPUTATION AND CAUSE US TO LOSE CUSTOMERS.

        Many of our contracts involve projects that are critical to the operations of our clients' businesses, and provide benefits which may be difficult to quantify. Any failure in a client's system could result in a claim for substantial damages against us, regardless of our responsibility for such failure. Although we attempt to limit our contractual liability for damages resulting from negligent acts, errors, mistakes or omissions in rendering our services, we cannot be assured that the limitations on liability we provide for in our service contracts will be enforceable in all cases, or that it will otherwise protect us from liability for damages.

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WIPRO LIMITED
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        RISKS RELATED TO INVESTMENTS IN INDIAN COMPANIES

        We are incorporated in India, and substantially all of our assets and our employees are located in India. Consequently, our financial performance and the market price of our ADSs will be affected by political, social and economic developments affecting India, Government of India policies, including taxation and foreign investment policies, government currency exchange control, as well as changes in exchange rates and interest rates.

        REGIONAL CONFLICTS IN SOUTH ASIA COULD ADVERSELY AFFECT THE INDIAN ECONOMY, DISRUPT OUR OPERATIONS AND CAUSE OUR BUSINESS TO SUFFER.

        South Asia has from time to time experienced instances of civil unrest and hostilities among neighboring countries, including between India and Pakistan. In recent years there have been military confrontations between India and Pakistan that have occurred in the region of Kashmir. Events of this nature in the future could influence the Indian economy and could have a material adverse effect on the market for securities of Indian companies, including our ADSs, and on the market for our services.

        POLITICAL INSTABILITY OR CHANGES IN THE GOVERNMENT IN INDIA COULD DELAY THE LIBERALIZATION OF THE INDIAN ECONOMY AND ADVERSELY AFFECT ECONOMIC CONDITIONS IN INDIA GENERALLY, WHICH COULD IMPACT OUR FINANCIAL RESULTS AND PROSPECTS.

        Since 1991, successive Indian governments have pursued policies of economic liberalization, including significantly relaxing restrictions on the private sector. Nevertheless, the role of the Indian central and state governments in the Indian economy as producers, consumers and regulators has remained significant. The Government of India has changed five times since 1996. The current Government of India, formed in October 1999, has announced policies and taken initiatives that support the continued economic liberalization policies that have been pursued by previous governments. We cannot assure you that these liberalization policies will continue in the future. The rate of economic liberalization could change, and specific laws and policies affecting technology companies, foreign investment, currency exchange and other matters affecting investment in our securities could change as well. A significant change in India's economic liberalization and deregulation policies could adversely affect business and economic conditions in India generally and our business in particular.

        INDIAN LAW LIMITS OUR ABILITY TO RAISE CAPITAL OUTSIDE INDIA AND MAY LIMIT THE ABILITY OF OTHERS TO ACQUIRE US, WHICH COULD PREVENT US FROM OPERATING OUR BUSINESS OR ENTERING INTO A TRANSACTION THAT IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

        Indian law constrains our ability to raise capital outside India through the issuance of equity or convertible debt securities. Generally, any foreign investment in, or an acquisition of, an Indian company requires approval from relevant government authorities in India including the Reserve Bank of India. However, the Government of India currently does not require prior approvals for IT companies, subject to certain exceptions. Under any such exception, if the Government of India does not approve the investment or implements a limit on the foreign equity ownership of IT companies, our ability to seek and obtain additional equity investment by foreign investors will be constrained. In addition, these restrictions, if applied to us, may prevent us from entering into a transaction, such as an acquisition by a non-Indian company, which would otherwise be beneficial for our company and the holders of our equity shares and ADSs.

        INDIAN LAW IMPOSES FOREIGN INVESTMENT RESTRICTIONS THAT LIMIT A
HOLDER'S ABILITY TO CONVERT EQUITY SHARES INTO ADSs, WHICH MAY CAUSE OUR
EQUITY SHARES TO TRADE AT A DISCOUNT OR PREMIUM TO THE MARKET PRICE OF OUR ADSs.

        Recently the government of India has permitted two-way fungibility of ADRs, subject however to sectoral caps and certain conditions. Additionally, investors who exchange ADSs for the underlying equity shares and are not holders of record will be required to declare to us details of the holder of record, and the holder of record will be required to disclose the details of the beneficial owner. Any investor who fails to comply with this requirement may be liable for a fine of up to Rs. 1,000 for each day such failure continues. Such restrictions on foreign ownership of the underlying equity shares may cause our equity shares to trade at a discount or premium to the ADSs.

        Except for limited circumstances, the Reserve Bank of India must approve the sale of equity shares underlying ADSs by a non-resident of India to a resident of India. Since currency exchange controls are in effect in India, the Reserve Bank of India will approve the price at which equity shares are transferred based on a specified formula, and a higher price per share may not be permitted. Additionally, except in certain limited circumstances, if an investor seeks to convert the rupee proceeds from a sale of equity shares in India into foreign currency and then repatriate that foreign currency from India, he or she will have to obtain an additional Reserve Bank of India approval for each transaction. We cannot assure our ADS holders that any required approval from the Reserve Bank of India or any other government agency can be obtained on any terms or at all.

        OUR ABILITY TO ACQUIRE COMPANIES ORGANIZED OUTSIDE INDIA DEPENDS ON THE APPROVAL OF THE GOVERNMENT OF INDIA. OUR FAILURE TO OBTAIN APPROVAL FROM THE GOVERNMENT OF INDIA FOR ACQUISITIONS OF COMPANIES ORGANIZED OUTSIDE INDIA MAY RESTRICT OUR INTERNATIONAL GROWTH, WHICH COULD NEGATIVELY AFFECT OUR REVENUES.

        The Ministry of Finance of the Government of India and/or the Reserve Bank of India must approve our acquisition of any company organized outside of India. The Government of India has recently issued a policy statement permitting acquisitions of companies organized outside India with a transaction value:

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WIPRO LIMITED
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-       if in cash, effective April 28, 2001 up to 100% of the proceeds from an
        ADS offering; and

- if in stock, the greater of $100 million or ten times the acquiring company's previous fiscal year's export earnings.

        We cannot assure you any required approval from the Reserve Bank of India and/or the Ministry of Finance or any other government agency can be obtained. Our failure to obtain approval from the Government of India for acquisitions of companies organized outside India may restrict our international growth, which could negatively affect our revenues.

        THE LAWS OF INDIA DO NOT PROTECT INTELLECTUAL PROPERTY RIGHTS TO THE SAME EXTENT AS THOSE OF THE UNITED STATES, AND WE MAY BE UNSUCCESSFUL IN PROTECTING OUR INTELLECTUAL PROPERTY RIGHTS. UNAUTHORIZED USE OF OUR INTELLECTUAL PROPERTY MAY RESULT IN DEVELOPMENT OF TECHNOLOGY, PRODUCTS OR SERVICES WHICH COMPETE WITH OUR PRODUCTS.

        Our intellectual property rights are important to our business. We rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property. However, the laws of India do not protect proprietary rights to the same extent as laws in the United States. Therefore, our efforts to protect our intellectual property may not be adequate. Our competitors may independently develop similar technology or duplicate our products or services. Unauthorized parties may infringe upon or misappropriate our products, services or proprietary information.

        The misappropriation or duplication of our intellectual property could disrupt our ongoing business, distract our management and employees, reduce our revenues and increase our expenses. We may need to litigate to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Any such litigation could be time-consuming and costly. As the number of patents, copyrights and other intellectual property rights in our industry increases, and as the coverage of these rights increases, we believe that companies in our industry will face more frequent patent infringement claims. Defending against these claims, even if not meritorious, could be expensive and divert our attention and resources from operating our company. Although there are no pending or threatened intellectual property lawsuits against us, if we become liable to third parties for infringing their intellectual property rights, we could be required to pay a substantial damage award and forced to develop non-infringing technology, obtain a license or cease selling the applications or products that contain the infringing technology. We may be unable to develop non-infringing technology or to obtain a license on commercially reasonable terms, or at all.

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                              REPORT OF MANAGEMENT

Management of Wipro is responsible for the integrity and objectivity of the consolidated financial statements and related notes. The consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP) and include amounts based on judgments and estimates by management. Management is also responsible for the accuracy of the related data in the annual report and its consistency with the financial statements.

Management maintains internal control systems designed to provide reasonable assurance that assets are safeguarded, transactions are executed in accordance with management's authorization and properly recorded, and accounting records are adequate for preparation of financial statements and other financial information. These are reviewed at regular intervals to ascertain their adequacy and effectiveness.

In addition to the system of internal controls, the company has articulated it's vision and core values which permeate all it's activities. It also has corporate policies to ensure highest standards of integrity in all business transactions, eliminate possible conflicts of interest, ensure compliance with laws, and protect confidentiality of proprietary information. These are reviewed at periodic intervals.

The consolidated financial statements have been audited by the Company's independent auditors, KPMG. Their responsibility is to audit these statements in accordance with generally accepted auditing standards in the United States and express their opinion on the fairness of presentation of the statements.

The Audit Committee of the board comprising entirely of independent directors conducts an ongoing appraisal of the independence and performance of the company's internal and external auditors and monitors the integrity of company's financial statements. The Audit Committee meets several times during the year with management, internal auditors and the independent auditors to discuss audit activities, internal controls and financial reporting matters.

                                              Azim H Premji
                                  Chairman and Chief  Executive Officer

                                               S C Senapaty
                                   Corporate Executive Vice President - Finance
 Bangalore, April 18, 2001              and  Chief Financial Officer

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                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Wipro Limited

We have audited the accompanying consolidated balance sheets of Wipro Limited and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wipro Limited and subsidiaries as of March 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2001, conformity with accounting principles generally accepted in the United States.

The United States Dollar amounts are presented in the accompanying consolidated financial statements solely for the convenience of the readers and are arithmetically correct on the basis disclosed in Note 2 of the Notes to the consolidated financial statements.

KPMG

Bangalore, India
April 18, 2001

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WIPRO LIMITED
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                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                --------------------------------------------------
                                                                                                 As of March 31,
                                                                                --------------------------------------------------
                                                                                     2000              2001                2001
                                                                                --------------    --------------       -----------
                  ASSETS

Current assets:

   Cash and cash equivalents (Note 4) ......................................       Rs. 781,495     Rs. 5,622,681       $   120,015
   Restricted cash (Note 4) ................................................             2,108                --                --
   Accounts receivable, net of allowances (Note 5) .........................         4,431,360         5,924,361           126,454
   Inventories (Note 6) ....................................................         1,215,160         1,486,355            31,726
   Investment securities (Note 8) ..........................................           162,142           148,268             3,165
   Deferred income taxes (Note 22) .........................................            11,678            73,905             1,577
   Other current assets (Note 7) ...........................................           981,661         2,401,308            51,255
                                                                                --------------    --------------       -----------
         Total current assets ..............................................         7,585,604        15,656,878           334,192
                                                                                --------------    --------------       -----------
   Investment securities (Note 8) ..........................................           135,008         2,558,348            54,607
   Property, plant and equipment, net (Note 9) .............................         3,603,681         5,667,825           120,978
   Investments in affiliates (Note 14) .....................................           704,885           689,693            14,721
   Deferred income taxes (Note 22) .........................................           256,073           221,982             4,738
   Intangible assets, net (Note 10) ........................................            10,795           833,305            17,787
   Other assets (Note 7) ...................................................           382,307           533,684            11,391
                                                                                --------------    --------------       -----------
         Total assets ......................................................    Rs. 12,678,353    Rs. 26,161,715       $   558,414
                                                                                ==============    ==============       ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Borrowings from banks (Note 16) .........................................        Rs. 92,748       Rs. 346,650       $     7,399
   Current portion of long-term debt (Note 17) .............................         1,249,570         1,326,196            28,307
   Accounts payable ........................................................         1,387,606         1,847,243            39,429
   Accrued expenses ........................................................         1,490,250         1,792,989            38,271
   Advances from customers .................................................           754,825         1,077,371            22,996
   Other current liabilities (Note 11) .....................................           435,561           467,801             9,985
   Redeemable preferred stock (Note 20) ....................................           250,000                --                --
                                                                                --------------    --------------       -----------
         Total current liabilities .........................................         5,660,560         6,858,250           146,387
                                                                                --------------    --------------       -----------
Long-term debt, excluding current portion (Note 17) ........................           211,144            95,031             2,028
Deferred income taxes (Note 22) ............................................            17,974            90,642             1,935
Other liabilities (Note 12) ................................................           101,735            37,179               794
                                                                                --------------    --------------       -----------
         Total liabilities .................................................         5,991,413         7,081,102           151,144
                                                                                ==============    ==============       ===========
Stockholders' equity:
Equity shares at  Rs. 2 par value: 235,000,000
   shares authorized as of March 31, 2000 and
   375,000,000 shares authorized as of March 31,
   2001; Issued and outstanding: 229,156,350 shares
   as of March 31, 2000 and 232,433,019 shares as
   of March 31, 2001 (Note 18) .............................................           458,313           464,866             9,922
Additional paid-in capital (Note 23) .......................................           800,238         6,696,295           142,931
Deferred stock compensation (Note 23) ......................................          (208,358)          (97,047)           (2,071)
Accumulated other comprehensive income (Note 8) ............................             1,772             1,431                31
Retained earnings (Note 19) ................................................         5,635,050        12,015,143           256,460
Equity shares held by a controlled Trust: 1,216,460
   and 1,280,885 shares as of March 31, 2000 and

   March 31, 2001 (Note 23) ................................................               (75)              (75)               (2)
                                                                                --------------    --------------       -----------
         Total stockholders' equity ........................................         6,686,940        19,080,613           407,270
                                                                                --------------    --------------       -----------
         Total liabilities and stockholders' equity ........................    Rs. 12,678,353    Rs. 26,161,715       $   558,414
                                                                                ==============    ==============       ===========


        See accompanying notes to the consolidated financial statements.

WIPRO LIMITED
--------------------------------------------------------------------------------

                        CONSOLIDATED STATEMENTS OF INCOME
                        (in thousands, except share data)

                                                            -----------------------------------------------------------------------
                                                                                     Year ended March 31,
                                                            -----------------------------------------------------------------------
                                                               1999               2000                 2001                2001
                                                            -----------       -------------       -------------       -------------
Revenues:

   Global IT Services .................................   Rs. 6,359,305      Rs. 10,206,078      Rs. 17,670,426       $     377,170
   Indian IT Services and Products
      Indian IT Services ..............................       1,137,433           1,512,717           1,878,714              40,101
      Indian IT Products ..............................       6,124,916           6,668,910           6,880,046            146, 853
   Consumer Care and Lighting .........................       3,464,806           3,222,316           3,244,037              69,243
   Others .............................................         805,649           1,380,583           1,328,915              28,365
                                                            -----------       -------------       -------------       -------------
      Total ...........................................      17,892,109          22,990,604          31,002,138             661,732
                                                            -----------       -------------       -------------       -------------
Cost of revenues:
   Global IT Services .................................       4,056,996           6,173,724           9,107,842             194,404
   Indian IT Services and Products
      Indian IT Services ..............................         456,944             609,574             683,177              14,582
      Indian IT Products ..............................       4,901,200           5,573,518           5,436,435             116,039
   Consumer Care and Lighting .........................       2,585,403           2,251,238           2,215,349              47,286
   Others .............................................         581,558           1,070,031             961,779              20,529
                                                            -----------       -------------       -------------       -------------
      Total ...........................................      12,582,101          15,678,085          18,404,582             392,841
                                                            -----------       -------------       -------------       -------------
Gross profit ..........................................       5,310,008           7,312,519          12,597,556             268,891
Operating expenses:

      Selling, general and administrative
         expenses .....................................      (3,502,436)         (3,819,154)         (5,468,352)           (116,720)
      Amortization of goodwill ........................              --              (1,000)            (45,389)               (969)
      Foreign exchange gains, net .....................          34,008              51,603              86,399               1,844
                                                            -----------       -------------       -------------       -------------
Operating income ......................................       1,841,580           3,543,968           7,170,214             153,046
Gain on sale of stock of affiliate, including direct
   issue of stock by affiliate (Note 14) ..............              --             412,144                  --                  --
Other income/(expense), net (Note 21) .................        (168,833)           (206,747)            469,592              10,023
Income taxes (Note 22) ................................        (179,213)           (525,298)         (1,150,042)          (24, 547)
                                                            -----------       -------------       -------------       -------------
Income before share of equity in earnings of
   affiliates and minority interest ...................       1,493,534           3,224,067           6,489,764             138,522
Equity in earnings of affiliates (Note 14) ............          95,632             112,590             (53,181)             (1,135)
Minority interest .....................................          (9,602)             (3,661)                 --                  --
                                                            -----------       -------------       -------------       -------------
Income from continuing operations .....................       1,579,564           3,332,996           6,436,583             137,387
Discontinued operations (Note 3):
   Loss from operations of discontinued finance
      division ........................................        (460,817)                 --                  --                  --
   Provision for operating losses during phase
      out period ......................................        (229,298)                 --                  --                  --
   Income tax benefit on sale of interest .............              --             218,707              77,735               1,659
                                                            -----------       -------------       -------------       -------------
Income before cumulative effect of accounting
   change .............................................         889,449           3,551,703           6,514,318             139,046
Cumulative effect of accounting change, net
   of tax .............................................              --                  --             (59,104)             (1,262)
      Net income ......................................     Rs. 889,449       Rs. 3,551,703       Rs. 6,455,214       $     137,785
                                                            ===========       =============       =============       =============
Earnings per equity share: Basic

   Continuing operations ..............................            6.94               14.63               28.07                0.60
   Discontinued operations ............................           (3.03)               0.96                0.34                0.01
   Cumulative effect of accounting change .............              --                  --               (0.26)              (0.01)
   Net income .........................................            3.91               15.59               28.15                0.60
Earnings per equity share: Diluted

   Continuing operations ..............................            6.94               14.58               27.83                0.59
   Discontinued operations ............................           (3.03)               0.96                0.34                0.01
   Cumulative effect of accounting change .............              --                  --               (0.26)                 --
   Net income .........................................            3.91               15.54               27.91                0.60
Weighted average number of equity shares
   used in computing earnings per equity share:

   Basic ..............................................     227,479,728         227,843,378         229,325,989         229,325,989
   Diluted ............................................     227,479,728         228,648,134         231,254,523         231,254,523


        See accompanying notes to the consolidated financial statements.

WIPRO LIMITED
--------------------------------------------------------------------------------


    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                        (in thousands, except share data)


                                                Equity Shares              Additional
                                       ---------------------------          Paid in       Deferred Stock    Comprehensive
                                       No. of Shares        Amount          Capital        Compensation         Income
                                       -------------        ------         ----------       ------------         ------
Balance as of March 31, 1998 ........   229,156,350      Rs. 458,313       Rs. 13,947       Rs. (10,435)
Cash dividends paid .................            --               --               --                --                --
Shares issued by Trust, net of
    forfeitures .....................            --               --               --                --                --
Compensation related to
    employee stock incentive
    plan, net of reversals ..........            --               --          168,615          (168,615)               --
Amortization of compensation
    related to employee stock
    incentive plan ..................            --               --               --            24,702                --
Comprehensive income

    Net income ......................            --               --               --                --       Rs. 889,449
    Other comprehensive income
         Unrealized gain/(loss) on
             investments, net .......            --               --               --                --            19,069
                                                                                                             ------------
Comprehensive income ................                                                                        Rs.  908,518
                                                                                                             ============
Balance as of March 31, 1999 ........   229,156,350          458,313          182,562          (154,348)
                                        -----------     ------------     -------------     ------------
Cash dividends paid .................            --               --               --                --                --
Shares issued by Trust, net of
    forfeitures .....................            --               --               --                --                --
Sale of shares by Trust .............            --               --          466,768                --                --
Compensation related to
    employee stock incentive
    plan, net of reversals ..........            --               --          150,908          (150,908)               --
Amortization of compensation
    related to employee stock
    incentive plan ..................            --               --               --            96,898                --
Comprehensive income ................            --               --               --                --                --
    Net income ......................            --               --               --                --      Rs.3,551,703
    Other comprehensive income
         Unrealized gain/(loss) on
             investments, net .......            --               --               --                --            (1,024)
                                                                                                             ------------
Comprehensive income ................                                                                        Rs.3,550,679
                                                                                                             ============
Balance as of March 31, 2000 ........   229,156,350          458,313          800,238          (208,358)
                                        -----------     ------------     ------------      ------------
Cash dividends paid .................            --               --               --                --                --
Common stock issued .................     3,162,500            6,325        5,796,449                --                --
Shares forfeited, net of issuances
    by Trust ........................            --               --               --                --                --
Issuance of equity shares on
    exercise of options .............       114,169              228          123,759                --                --
Net reversal of compensation
    related to employee stock
    incentive plan ..................            --               --          (24,151)           24,151                --
Amortization of compensation
    related to employee stock
    incentive plan ..................            --               --               --            87,160                --
Comprehensive income

    Net income ......................            --               --               --                --      Rs.6,455,214
    Other comprehensive income ......            --               --               --                --                --
         Unrealized gain/(loss) on
             investments, net .......            --               --               --                --              (341)
                                                                                                             ------------
Comprehensive income ................            --               --               --                --      Rs.6,454,873
                                                                                                             ============
Balance as of March 31, 2001 ........   232,433,019     Rs.  464,866     Rs.6,696,295      Rs.  (97,047)
                                        -----------     ------------     ------------      ------------
Balance as of March 31, 2001($) .....                   $      9,922     $    142,931      $     (2,071)
                                                        ============     ============      ============

                                         Accumulated                             Equity Shares held by
                                            Other                                    Controlled Trust              Total
                                        Comprehensive      Retained          -----------------------------    Stockholders'
                                            Income         Earnings          No. of Shares          Amount        Equity
                                            ------         --------          -------------          ------        ------
Balance as of March 31, 1998 ........    Rs. (16,273)    Rs. 1,345,247        (1,943,760)          Rs. (93)     Rs.1,790,706
Cash dividends paid .................             --           (75,727)               --                --           (75,727)
Shares issued by Trust, net of
    forfeitures .....................             --                --           534,275                25                25
Compensation related to
    employee stock incentive
    plan, net of reversals ..........             --                --                --                --                --
Amortization of compensation
    related to employee stock
    incentive plan ..................             --                --                --                --            24,702
Comprehensive income

    Net income ......................             --           889,449                --                --           889,449
    Other comprehensive income
         Unrealized gain/(loss) on
             investments, net ......          19,069                --                --                --            19,069

Comprehensive income

Balance as of March 31, 1999 .......           2,796         2,158,969        (1,409,485)              (68)        2,648,224
                                           ---------     -------------       -----------           -------     -------------
Cash dividends paid ................              --           (75,622)               --                --           (75,622)
Shares issued by Trust, net of
    forfeitures ....................              --                --           138,280               (10)              (10)
Sale of shares by Trust ............              --                --            54,745                 3           466,771
Compensation related to
    employee stock incentive
    plan, net of reversals .........              --                --                --                --                --
Amortization of compensation
    related to employee stock
    incentive plan .................              --                --                --                --            96,898
Comprehensive income ...............              --                --                --                --                --
    Net income .....................              --         3,551,703                --                --         3,551,703
    Other comprehensive income
         Unrealized gain/(loss) on
             investments, net ......          (1,024)               --                --                --            (1,024)

Comprehensive income

Balance as of March 31, 2000 .......           1,772         5,635,050        (1,216,460)              (75)        6,686,940
                                           ---------     -------------       -----------           -------     -------------
Cash dividends paid ................              --           (75,121)               --                --           (75,121)
Common stock issued ................              --                --                --                --         5,802,774
Shares forfeited, net of issuances
    by Trust .......................              --                --           (64,425)               --                --
Issuance of equity shares on
    exercise of options ............              --                --                --                --           123,987
Net reversal of compensation
    related to employee stock
    incentive plan .................              --                --                --                --                --
Amortization of compensation
    related to employee stock
    incentive plan .................              --                --                --                --            87,160
Comprehensive income ...............

    Net income .....................              --         6,455,214                --                --         6,455,214
    Other comprehensive income .....              --                --                --                --                --
         Unrealized gain/(loss) on
             investments, net ......            (341)               --                --                --              (341)

Comprehensive income ...............              --                --                --                --                --

Balance as of March 31, 2001 .......       Rs. 1,431     Rs.12,015,143        (1,280,885)          Rs. (75)    Rs.19,080,613
                                           ---------     -------------        ----------           -------     -------------
Balance as of March 31, 2001($) ....       $      31     $     256,460                             $    (2)    $     407,270
                                           =========     =============                             =======     =============


        See accompanying notes to the consolidated financial statements.

                                                                             143
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WIPRO LIMITED
--------------------------------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (in thousands, except share data)

                                                            -----------------------------------------------------------------------
                                                                                       Year ended March 31,
                                                            -----------------------------------------------------------------------
                                                                1999                2000                 2001               2001
                                                            -------------       -------------       -------------        ----------
Cash flows from operating activities:

   Income from continuing operations ...................    Rs. 1,579,564       Rs. 3,332,996       Rs. 6,436,583        $  137,387
   Adjustments to reconcile income from continuing
      operations to net cash provided by operating
        activities:

      Cumulative effect of accounting change,
         net of tax ....................................               --                  --             (59,104)           (1,262)
      Loss / (Gain) on sale of property, plant
         and equipment .................................           (4,635)             22,944            (154,457)           (3,297)
      Depreciation and amortization ....................          631,149             738,723           1,037,119            22,137
      Non-cash interest expense on long-term
         debt ..........................................               --              34,176             148,864             3,177
      Deferred tax charge / (benefit) ..................          (35,292)            182,553              16,539               353
      Loss/ (Gain) on sale of short-term
         investments ...................................               --                (681)                 --                --
      Loss/ (Gain) on sale of stock of affiliate,
         including direct issue of stock by affiliate ..               --            (412,144)                 --                --
      Amortization of deferred stock
         compensation ..................................           24,702              96,898              87,160             1,860
      Undistributed equity in earnings of
         affiliates ....................................          (76,032)            (97,890)             85,030             1,815
      Minority interest ................................            9,602               3,661                  --                --
      Changes in operating assets and liabilities:

         Accounts receivable ...........................         (589,577)           (858,439)         (1,739,304)          (37,125)
         Inventories ...................................          (27,765)            228,569            (527,825)          (11,266)
         Other assets ..................................          (58,329)           (237,449)         (1,499,324)          (32,003)
         Accounts payable ..............................          620,086            (523,951)            549,826            11,736
         Accrued expenses ..............................          249,727             622,528             298,384             6,369
         Advances from customers .......................           89,529             216,820             307,716             6,568
         Other liabilities .............................          (30,778)            165,972              12,664               270
                                                            -------------       -------------       -------------        ----------
   Net cash provided by continuing operations ..........        2,381,951           3,515,286           4,999,871           106,721
   Net cash provided by/(used in) discontinued
      operations .......................................          (21,432)                 --              77,735             1,659
                                                            -------------       -------------       -------------        ----------
   Net cash provided by operating activities ...........        2,360,519           3,515,286           5,077,606           108,380
                                                            -------------       -------------       -------------        ----------
Cash flows from investing activities:

   Expenditure on property, plant and equipment ........       (1,720,645)         (1,317,958)         (2,814,773)          (60,081)
   Proceeds from sale of property, plant and
      equipment ........................................          206,415              32,333             226,054             4,825
   Funding of discontinued operations ..................         (935,810)           (855,793)                 --                --
   Purchase of minority interest, net of cash acquired .               --             (67,500)         (1,083,450)          (23,126)

                                                                             144
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WIPRO LIMITED
--------------------------------------------------------------------------------

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (in thousands, except share data)

                                                                --------------------------------------------------------------
                                                                                     Year ended March 31,
                                                                --------------------------------------------------------------
                                                                   1999             2000             2001              2001
                                                                -----------      -----------    -------------       ----------
   Investments in affiliate ..................................           --               --          (72,967)          (1,557)
   Proceeds from sale of investments in affiliates ...........           --          153,128               --               --
   Proceeds from sale of assets of the peripherals division ..           --               --          156,280            3,336
   Purchase of investment securities .........................           --         (833,622)      (2,469,807)         (52,717)
   Proceeds from sale and maturities of investment
      securities .............................................           --           95,974          174,000            3,714
                                                                -----------      -----------    -------------       ----------
   Net cash used in continuing operations ....................   (2,450,040)      (2,793,438)      (5,884,663)        (125,606)
   Net cash provided by discontinued operations ..............      168,050               --               --               --
                                                                -----------      -----------    -------------       ----------
   Net cash used in investing activities .....................   (2,281,990)      (2,793,438)      (5,884,663)        (125,606)
                                                                -----------      -----------    -------------       ----------
Cash flows from financing activities:

   Proceeds from issuance of common stock ....................           --               --        5,926,761          126,505
   Proceeds from/(repayments of) short-term
      borrowing from banks, net ..............................     (229,678)      (1,688,043)         232,846            4,970
   Proceeds from issuance of long-term debt ..................      500,000          976,043               --               --
   Repayment of long-term debt ...............................     (463,086)        (755,049)        (188,351)          (4,020)
   Sale of shares by Trust ...................................           --          466,771               --               --
   Proceeds from/(redemption) of preferred stock .............      250,000               --         (250,000)          (5,336)
   Proceeds from issuance of common stock by
      a subsidiary/affiliate .................................           --          502,345               --               --
   Payment of cash dividends .................................      (75,727)         (75,622)         (75,121)          (1,603)
                                                                -----------      -----------    -------------       ----------
   Net cash provided by/(used in) continuing
      operations .............................................      (18,491)        (573,555)       5,646,135          120,515
   Net cash used in discontinued operations ..................     (158,422)              --               --               --
                                                                -----------      -----------    -------------       ----------
   Net cash provided by/(used in) financing activities .......     (176,913)        (573,555)       5,646,135          120,515
                                                                -----------      -----------    -------------       ----------
Effect of de-consolidation of a subsidiary on cash
   and cash equivalents (Note 14) ............................           --           (1,943)              --               --
                                                                -----------      -----------    -------------       ----------
Net increase/(decrease) in cash and cash equivalents
   during the year ...........................................      (98,384)         146,350        4,839,078          103,289
Cash and cash equivalents at the beginning
   of the year ...............................................      743,109          637,253          783,603           16,726
                                                                -----------      -----------    -------------       ----------
Cash and cash equivalents at the end of the year .............  Rs. 644,725      Rs. 783,603    Rs. 5,622,681       $  120,015
                                                                -----------      -----------    -------------       ----------
Supplementary information:

   Cash paid for interest ....................................  Rs. 344,886      Rs. 335,545    Rs.    69,844       $    1,491
   Cash paid for taxes .......................................      121,815          221,233        1,120,889           23,925

        See accompanying notes to the consolidated financial statements.

                                                                             145
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WIPRO LIMITED
--------------------------------------------------------------------------------

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
          (in thousands, except share data and where otherwise stated)

1.      OVERVIEW

        Wipro Limited (Wipro), together with its subsidiaries Wipro Inc., EnThink Inc., Wipro Prosper Limited, Wipro Welfare Limited, Wipro Trademarks Holdings Limited, Wipro Net Limited, Wipro Japan KK and affiliates Wipro ePeripherals Limited, NetKracker Limited and Wipro GE Medical Systems Limited (collectively, the Company) is a leading India based provider of IT services globally. Further, Wipro is in other businesses such as Indian IT Services and Products, Consumer Care and Lighting and healthcare systems. Wipro is headquartered in Bangalore, India.

2.      SIGNIFICANT ACCOUNTING POLICIES

        The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

        Basis of preparation of financial statements. The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles.

        Functional currency. The functional and reporting currency of the Company is the Indian rupee as a significant portion of the Company's activities are conducted in India.

        Convenience translation. The accompanying financial statements have been prepared in Indian rupees, the national currency of India. Solely for the convenience of the readers, the financial statements as of and for the year ended March 31, 2001 have been translated into United States dollars at the noon buying rate in New York City on March 30, 2001 for cable transfers in Indian rupees, as certified for customs purposes by the Federal Reserve Bank of New York of $ 1 = Rs. 46.85. No representation is made that the Indian rupee amounts have been, could have been or could be converted into United States dollars at such a rate or any other rate.

        Principles of consolidation. The consolidated financial statements include the financial statements of Wipro and all of its subsidiaries, which are more than 50% owned and controlled. All material inter-company accounts and transactions are eliminated on consolidation. The Company accounts for investments by the equity method where its investment in the voting stock gives it the ability to exercise significant influence over the investee.

        Pursuant to a joint venture agreement, effective December 27, 1999, the shareholding of the Company in Wipro Net Limited (Wipro Net) was reduced from 100% to 55%. The minority shareholder, KPN Group, held 45% of the voting stock and had certain significant participating rights which provided for its effective involvement in significant decisions in the ordinary course of business. Accordingly, the financial statements of Wipro Net were not consolidated from December 27, 1999 and were accounted for under the equity method. In December 2000, the Company acquired the minority interest held by the KPN Group. The financial statements of Wipro Net have been consolidated subsequent to the acquisition.

        The financial statements of Wipro Finance Limited (Wipro Finance), a majority owned subsidiary, were consolidated with Wipro in fiscal 1999 as a discontinued operation. In December 1999, Wipro reduced its shareholding in Wipro Finance to 50%, subsequent to which it did not have a controlling interest in Wipro Finance. Wipro has no financial obligations or commitments to Wipro Finance and does not intend to provide Wipro Finance with further financial support. Accordingly, Wipro has not provided for any losses beyond its equity investment and net advances, and the financial statements of Wipro Finance have not been consolidated since April 1, 1999. In fiscal 2001, Wipro sold the balance 50% equity interest in Wipro Finance.

        Cash equivalents. The Company considers all highly liquid investments with remaining maturities, at the date of purchase/investment, of three months or less to be cash equivalents.

        Revenue recognition. Revenues from software development services comprise income from time-and-material and fixed-price contracts. Revenue with respect to time-and-material contracts is recognized as related services are performed. Revenue with respect to fixed-price contracts is recognized in accordance with the percentage of completion method of accounting. Provisions for estimated losses on contracts-in-progress are recorded in the period in which such losses become probable based on the current contract estimates. Maintenance revenue is deferred and recognized ratably over the term of the agreement. Revenue from customer training, support, and other services is recognized as the related service is performed. Revenue from sales of goods is recognized, in accordance with the sales contract, on dispatch from the factories/warehouses of the Company, except for contracts where a customer is not obligated to pay a portion of contract price allocable to the goods until installation or similar service has been completed. In these cases, revenue is recognized on completion of installation. When the Company receives advance payments from customers for sale of products or provision of services, such payments are reported as advances from customers until all conditions for revenue recognition are met. Revenues from product sales are shown net of excise duty, sales tax and applicable discounts and allowances.

        Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the weighted average method for all categories of inventories.



                                                                             146
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WIPRO LIMITED
--------------------------------------------------------------------------------

        Investment securities. The Company classifies its debt and equity securities in one of the three categories: trading, held-to-maturity or available-for-sale, at the time of purchase and re-evaluates such classifications as of each balance sheet date. Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings. Temporary unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis and are included in earnings. A decline in the fair value of any available-for-sale or held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. Fair value is based on quoted market prices. The impairment is charged to earnings.

        Derivative financial instruments. The Company uses short-term forward foreign exchange contracts to cover foreign exchange risk. These contracts qualify as hedges, as changes in their fair value offset the effect of a change in fair value of the underlying exposure. Such contracts are revalued based on the spot rates as of the balance sheet date and the spot rates at the inception of the contract. Gains and losses arising on revaluation are recognized as offsets to gains and losses resulting from the transactions being hedged. Premium or discount on such forward exchange contracts are recognized over the life of the contract. The Company has entered into interest swap agreements which hedge interest rate risk on underlying debt. These contracts qualify as hedge transactions and are accounted for under the accrual method.

        Investments in affiliates. The Company's equity in the earnings of affiliates is included in the statement of income and the Company's share of net assets of affiliates is included in the balance sheet.

        Shares issued by subsidiary/affiliate. The issuance of stock by a subsidiary/affiliate to third parties reduces the proportionate ownership interest in the investee. Unless the issuance of such stock is part of a broader corporate reorganization or unless realization is not assured, the Company recognizes a gain or loss, equal to the difference between the issuance price per share and the Company's carrying amount per share. Such gain or loss is recognized in the statement of income when the transaction occurs.

        Property, plant and equipment. Property, plant and equipment are stated at cost. The Company depreciates property, plant and equipment over the estimated useful life using the straight-line method. Assets under capital lease are amortized over their estimated useful life or the lease term, as appropriate. The estimated useful lives of assets are as follows:

     Buildings ............................  30 to 60 years
     Plant and machinery ..................   2 to 21 years
     Furniture, fixtures and equipment ....    2 to 5 years
     Vehicles .............................         4 years
     Computer software ....................         2 years

        Software for internal use is primarily acquired from third-party vendors and is in ready to use condition. Costs for acquiring this software are capitalized and subsequent costs are charged to revenue. The capitalized costs are amortized on a straight-line basis over the estimated useful life of the software. Deposits paid towards the acquisition of property, plant and equipment outstanding as of each balance sheet date and the cost of property, plant and equipment not put to use before such date are disclosed under capital work-in-progress. The interest cost incurred for funding an asset during its construction period is capitalized based on the actual investment in the asset and the average cost of funds. The capitalized interest is included in the cost of the relevant asset and is depreciated over the estimated useful life of the asset.

        Intangible assets. The Company records as assets, costs incurred on assets which are of enduring value at the consideration paid for it and amortizes the cost by systematic charges to income over the period estimated to be benefited. Goodwill resulting from acquisition is reported as an intangible asset and amortized over a period of five years.

        Start-up costs. Cost of start-up activities including organization costs are expensed as incurred.

        Research and development. Revenue expenditure on research and development is expensed as incurred. Capital expenditure incurred on equipment and facilities that are acquired or constructed for research and development activities and having alternative future uses, is capitalized as tangible assets when acquired or constructed. Software product development costs are expensed as incurred until technological feasibility is achieved.

        Impairment of long-lived assets and long-lived assets to be disposed of. The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.



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        Foreign currency transactions. The functional and reporting currency of the Company is the Indian rupee. Foreign currency transactions are translated into Indian rupees at the rates of exchange prevailing on the date of the respective transactions. Assets and liabilities in foreign currency are translated into Indian rupees at the exchange rate prevailing on the balance sheet date. The resulting exchange gains/losses are included in the statement of income.

        Earnings per share. The Company has adopted SFAS No. 128, Earnings Per Share. In accordance with SFAS No. 128, basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period, using the treasury stock method for options and warrants, except where the results would be antidilutive.

        Income taxes. Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits of which future realization is uncertain.

        Stock-based compensation. The Company uses the intrinsic value based method of Accounting Principles Board (APB) Opinion No. 25 to account for its employee stock based compensation plans. The Company has therefore adopted the pro forma disclosure provisions of SFAS No. 123, Accounting for Stock-based Compensation.

        Accounting change. Effective January 1, 2001, the Company adopted the provisions of Staff Accounting Bulletin No. 101 (SAB 101) issued by the Securities and Exchange Commission, which provides guidelines in applying generally accepted accounting principles to selected revenue recognition issues. Accordingly, the Company changed its policy to recognize revenues from sale of goods on an installed basis, only on completion of installation. Prior to the adoption of SAB 101, revenues were recognized on dispatch to the customer with a appropriate provision for costs of installation.

        The initial adoption resulted in a cumulative catch up adjustment of Rs. 59,104, which is recorded as a charge to earnings in fiscal 2001. The effect of this change in accounting principle on net income of fiscal 2001 is immaterial. Similarly, the effect of the change on net income of fiscal 1999 and 2000 is immaterial. Revenues for fiscal 2001 include an amount of Rs. 701,455 that is included in the cumulative effect adjustment.

        Reclassifications. Certain reclassifications have been made to conform prior period data to the current presentation. These reclassifications had no effect on reported earnings.

        Recent accounting pronouncements.

        Derivatives and hedge accounting: On April 1, 2001 Wipro adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities as amended by SFAS No. 138, when the rules became effective for companies with fiscal year ending March 31.

        The new rules will change the accounting treatment of derivative contracts (including foreign exchange contracts) that are employed to manage risk as well as certain derivative-like instruments embedded in other contracts. The rules require that all derivatives be recorded on the balance sheet at their fair value. The treatment of changes in the fair value of derivatives depends on the character of the transaction.

        For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives will be reflected in current earnings, together with changes in the fair value of the related hedged item. The Company's fair value hedges will primarily include hedges of foreign currency receivables. The Company expects that the net amount reflected in current earnings under the new rules will be substantially similar to the amounts under existing accounting practice.

        For cash flow hedges, in which derivatives hedge the variability of the cash flows related to floating rate assets, liabilities or forecasted transactions, the accounting treatment will depend on the effectiveness of the hedge. To the extent these derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives fair value will not be included in current earnings but will be reported as other changes in stockholder's equity from non-owner sources. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, changes in their fair values will be immediately included in current earnings. The Company's cash flow hedges will primarily include hedges of forecasted foreign currency sales transactions. As a result, while the earnings impact of cash flow hedges may be similar to existing accounting practice, the amounts included in other changes in stockholder's equity may vary depending on market conditions.

        Non-trading derivatives that do not qualify as hedges under the new rules will be carried at fair value with changes in value included in current earnings.

        In order to adopt these new rules, the initial revaluation of these derivatives along with the initial revaluations of other items discussed in the preceding paragraphs, are required to be recorded as cumulative effects of a change in accounting principle, after tax,



                                                                             148
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--------------------------------------------------------------------------------

either in net income if the hedging relationship could have been considered a fair value type hedge prior to adoption or in other changes in stockholder's equity from nonowner sources, if the hedging relationship could have been considered a cash flow type hedge prior to adoption. The initial transition adjustments required to adopt SFAS No.133 are not significant.

        Transfer and servicing of financial assets: In September 2000, the FASB issued SFAS No. 140, Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of SFAS No. 125. Provisions of SFAS No. 140 primarily relating to transfer of financial assets and securitizations that differ from SFAS No. 125 are effective for transfers after March 31, 2001. Adoption of SFAS No. 140 will not have a significant impact on the financial statements of the Company.

3.      DISCONTINUED OPERATIONS

        The Company was involved in the financial services business through Wipro Finance, a majority owned subsidiary. The Company, for strategic reasons, decided to concentrate on its core businesses and as a result, in March 1999, the Company decided to exit the financial services business and approved a formal plan for winding down the operations of this business. Under the plan, Wipro Finance will not accept any new business and the existing assets and liabilities would be liquidated as per their contractual terms. The Company estimated the shortfall in servicing liabilities of Wipro Finance through its assets and decided to fund the shortfall through a fresh infusion of equity and preferred stock amounting to Rs. 950,000.

        The results of operations of Wipro Finance for all periods have been reported separately as "loss from operations of discontinued finance division". Similarly, the obligation of the Company to fund losses under the plan, in excess of recognized losses as of March 31, 1999, has been accrued as "provision for operating losses during phase-out period".

        In December 1999, the Company sold 50% of the interest in Wipro Finance to certain investors for a nominal amount. Subsequent to the sale, the Company did not have a controlling interest in Wipro Finance. The financial statements of Wipro Finance were not consolidated for the year ended March 31, 2000. In fiscal 2001, the Company sold the balance 50% interest in Wipro Finance for a nominal amount. The tax benefit of Rs. 218,707 and Rs. 77,735 arising on the sales has been reported separately as a component of discontinued operations in fiscal 2000 and 2001 respectively.

4.      CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

        Cash and cash equivalents as of March 31, 2000 and 2001 comprise of cash, cash on deposit with banks and highly liquid money market instruments. Restricted cash represents deposits placed with banks as margin money against guarantees and letters of credit in the normal course of business operations. Restrictions on such deposits are released on the expiry of the terms of the guarantee and letters of credit.

5.      ACCOUNTS RECEIVABLE

        The accounts receivable as of March 31, 2000 and 2001 are stated net of allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts based on present and prospective financial condition of the customer and aging of the accounts receivable. Accounts receivable are generally not collateralized.

        The activity in the allowance for doubtful accounts receivable is given below:

                                                                          YEAR ENDED MARCH 31,
                                                        ------------------------------------------------------
                                                            1999                   2000                2001
                                                        -----------            -----------         -----------
      Balance at the beginning of the period            Rs. 191,473            Rs. 277,841         Rs. 196,602
      Additional provision during the period                123,039                299,122             212,990
      Bad debts charged to provision                        (36,671)              (380,361)           (111,708)
                                                        -----------            -----------         -----------
      Balance at the end of the period                  Rs. 277,841            Rs. 196,602         Rs. 297,884
                                                        ===========            ===========         ===========


6.      INVENTORIES

        Inventories consist of the following:

                                                      AS OF MARCH 31,
                                              --------------------------------
                                                  2000               2001
                                              -------------     --------------
      Stores and spare parts .............    Rs.    42,914     Rs.     44,689
      Raw materials and components .......          497,545            483,807
      Work-in-process ....................           92,970            121,190
      Finished goods .....................          581,731            836,669
                                              -------------      -------------
                                              Rs. 1,215,160      Rs. 1,486,355
                                              =============      =============

        Finished goods as of March 31, 2001 include inventory of Rs. 340,124 with customers pending installation.



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7.      OTHER ASSETS

        Other assets consist of the following:

                                                                  AS OF MARCH 31,
                                                        ----------------------------------
                                                             2000                 2001
                                                        -------------        -------------
Prepaid expenses .................................      Rs.   377,911        Rs.   569,393
Advances to suppliers ............................             35,510              173,390
Balances with statutory authorities ..............            224,215              114,234
Deposits .........................................            382,307              533,684
Inter-corporate deposits .........................                 --            1,052,000
Advance income taxes .............................            125,000               48,147
Others ...........................................            219,025              444,144
                                                        -------------        -------------
                                                            1,363,968            2,934,992

Less: Current assets .............................            981,661            2,401,308
                                                        -------------        -------------
                                                        Rs.   382,307        Rs.   533,684
                                                        =============        =============

8.      INVESTMENT SECURITIES

        Investment securities consists of the following:

                                                      AS OF MARCH 31, 2000
                                 ------------------------------------------------------------
                                                    GROSS            GROSS
                                                  UNREALIZED       UNREALIZED
                                  CARRYING         HOLDING           HOLDING
                                   VALUE            GAINS            LOSSES       FAIR VALUE
                                 -----------      -----------      -----------    -----------
Available-for-sale:
 Equity securities ...........   Rs.     233      Rs.   2,298      Rs.     (27)   Rs.   2,504
 Debt securities .............            --               --               --             --
                                 -----------      -----------      -----------    -----------
                                         233            2,298              (27)         2,504
                                 -----------      -----------      -----------    -----------
Held-to-maturity:
 Bonds and debentures ........       294,646               --               --        294,646
                                 -----------      -----------      -----------    -----------
                                     294,646               --               --        294,646
                                 -----------      -----------      -----------    -----------
Unquoted:
 Convertible
 preference shares ...........            --               --               --             --
                                 -----------      -----------      -----------    -----------
                                          --               --               --             --
                                 -----------      -----------      -----------    -----------
                                 Rs. 294,879      Rs.   2,298      Rs.     (27)   Rs. 297,150
                                 ===========      ===========      ===========    ===========

                                                       AS OF MARCH 31, 2001
                                 -----------------------------------------------------------------
                                                       GROSS           GROSS
                                                     UNREALIZED      UNREALIZED
                                   CARRYING           HOLDING         HOLDING
                                     VALUE             GAINS           LOSSES         FAIR VALUE
                                 -------------      -----------      ----------      -------------
Available-for-sale:
 Equity securities ...........   Rs.       233      Rs.   1,682      Rs.    (64)     Rs.     1,851
 Debt securities .............       2,462,497               --              --          2,462,497
                                 -------------      -----------      ----------      -------------
                                     2,462,730            1,682             (64)         2,464,348
                                 -------------      -----------      ----------      -------------
Held-to-maturity:
 Bonds and debentures ........         188,268               --              --            188,268
                                 -------------      -----------      ----------      -------------
                                       188,268               --              --            188,268
                                 -------------      -----------      ----------      -------------
Unquoted:
 Convertible
 preference shares ...........          54,000               --              --             54,000
                                 -------------      -----------      ----------      -------------
                                        54,000               --              --             54,000
                                 -------------      -----------      ----------      -------------
                                 Rs. 2,704,998      Rs.   1,682         Rs. (64)     Rs. 2,706,616
                                 =============      ===========      ==========      =============

        Debt securities, held-to-maturity as of March 31, 2001 mature between one through five years.

        Dividends from available-for-sale securities during the years ended March 31, 1999, 2000 and 2001 were Rs. 131, Rs. 22 and Rs. 14 and are included in other income.

        Proceeds from the sale of available-for-sale securities were Rs. 4,474 and Rs. Nil during the years ended March 31, 2000 and 2001 respectively.



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--------------------------------------------------------------------------------

9.      PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consist of the following:

                                                                             AS OF MARCH 31,
                                                                   ------------------------------------
                                                                       2000                   2001
                                                                   -------------          -------------
      Land ...................................................     Rs.   273,804          Rs.   389,753
      Buildings ..............................................           701,839              1,173,134
      Plant and machinery ....................................         3,202,434              4,806,457

      Furniture, fixtures and equipment ......................           647,590              1,038,276
      Vehicles ...............................................           217,729                322,534
      Computer software for internal use .....................           298,105                542,009
      Capital work-in-progress ...............................           709,146                801,218
                                                                   -------------          -------------

                                                                       6,050,647              9,073,381
                                                                   -------------          -------------

      Accumulated depreciation and amortization ..............        (2,446,966)            (3,405,556)
                                                                   -------------          -------------
                                                                   Rs. 3,603,681          Rs. 5,667,825
                                                                   =============          =============

        Depreciation expense for the years ended March 31, 1999, 2000 and 2001 is Rs. 630,543, Rs. 734,473 and Rs. 991,262 respectively. This includes Rs. 29,871, Rs. 53,261 and Rs. 140,624 as amortization of capitalized internal use software, during the years ended March 31, 1999, 2000 and 2001 respectively.

10.     INTANGIBLE ASSETS

        Intangible assets consisting of technical know-how and goodwill, are stated net of accumulated amortization of Rs. 5,647 and Rs. 47,576 as of March 31, 2000 and 2001 respectively. Technical know-how is amortized over six years.

        In October 1999, the Company acquired the 45% minority interest in Wipro Computers Limited for a consideration of Rs. 67,500. The acquisition resulted in goodwill of Rs. 10,500. In December 2000, the Company acquired the 45% minority interest held by the KPN Group in Wipro Net for a consideration of Rs.1,087,216. The acquisition resulted in goodwill of Rs. 867,786. Goodwill is amortized over a period of 5 years.

        Amortization of intangible assets during the year ended March 31, 1999, 2000 and 2001 is Rs. 606, Rs. 4,250, and Rs. 45,857 respectively.

11.     OTHER CURRENT LIABILITIES

        Other current liabilities consist of the following:

                                                                  AS OF MARCH 31,
                                                          ------------------------------
                                                              2000               2001
                                                          -----------        -----------
      Inter-corporate deposits ...................        Rs.  49,692        Rs.      --
      Statutory dues payable .....................            154,958            352,328
      Taxes payable ..............................            195,497             45,788
      Others .....................................             35,414             69,685
                                                          -----------        -----------
                                                          Rs. 435,561        Rs. 467,801
                                                          ===========        ===========

12.     OTHER LIABILITIES

        Other liabilities primarily consist of security deposits collected from the Company's dealers and customers.

13.     OPERATING LEASES

        The Company leases office and residential facilities under cancellable operating lease agreements that are renewable on a periodic basis at the option of both the lessor and the lessee. Rental expense under such leases was Rs. 209,830, Rs. 237,693 and Rs. 277,018 for the years ended March 31, 1999, 2000 and 2001 respectively.

14.     INVESTMENTS IN AFFILIATES

        Wipro GE Medical Systems (Wipro GE). The Company has accounted for its 49% interest in Wipro GE by the equity method. The carrying value of the investment in Wipro GE as of March 31, 2000 and 2001 was Rs. 434,299 and Rs. 586,749 respectively. The Company's equity in the income of Wipro GE for the year ended March 31, 1999, 2000 and 2001 was Rs. 95,632, Rs. 138,749 and Rs.
184,315 respectively.



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--------------------------------------------------------------------------------

        Wipro Net. As of March 31, 1999, the Company held a 100% interest in Wipro Net represented by 15,219,180 equity shares of Rs. 10 each. Wipro Net is engaged in value added networking and communication services. The financial statements of Wipro Net were consolidated in fiscal 1999. In December 1999, the Company sold 2,903,410 equity shares to a minority shareholder for a consideration of Rs. 203,000 pursuant to a joint venture agreement. The gain on sale of Rs. 146,144 is included in the statement of income. Additionally, Wipro Net directly issued 7,173,132 shares to the joint venture partner at a price of Rs. 70 per share. As a result of the transactions, the Company's interest in Wipro Net reduced to 55%. The shareholders' agreement provided the minority shareholder in the joint venture with significant participating rights, which provided for its effective involvement in significant decisions in the ordinary course of business. Therefore, subsequent to the dilution, the Company accounted for its 55% interest by the equity method. The carrying value of the investment in Wipro Net as of March 31, 2000 was Rs. 270,586. The carrying value increased by Rs. 266,000 due to the direct issue of shares to the minority shareholder. As the direct issue of shares by Wipro Net is not part of a broader corporate reorganization, the gain due to the change in the carrying value of the investment has been included in the statement of income. The Company's equity in the loss of Wipro Net for the year ended March 31, 2000 was Rs. 26,159.

        In December 2000, the Company acquired the 45% minority interest in Wipro Net for Rs. 1,087,216 resulting in goodwill of Rs. 867,786. Subsequent to the acquisition, the financial statements of Wipro Net have been consolidated. The Company's equity in the loss of Wipro Net prior to the acquisition of minority interest amounting to Rs. 135,893 is reported by the equity method in fiscal 2001.

        NetKracker. In December 2000, subsequent to the acquisition of the minority interest in Wipro Net, the retail internet business division of Wipro Net comprising property and other assets and employees was transferred to NetKracker, a newly set-up entity, in exchange for 49% of the equity and certain convertible preference shares of the new entity. The assets were transferred at their carrying values of Rs. 73,000 in exchange for equity of Rs.19,000 and convertible preference shares of Rs. 54,000. Contemporaneously, a strategic investor infused fresh equity of Rs. 300,000 to acquire a 51% equity interest. Additionally, as per the agreement with the strategic investor, certain expenses of Rs. 167,000 of the retail internet business division incurred by Wipro Net prior to the hive-off were reimbursed by NetKracker to Wipro Net.

        The convertible preference shares held by Wipro shall be converted to equity at Rs. 10 per equity share on occurrence of any one of the four events specified in the agreement with the strategic investor and NetKracker. These events are liquidation of NetKracker, initial public offering by NetKracker, change in equity interest of the strategic investor to outside of a specified range and valuation of NetKracker reaching specified levels based on a fresh issue of equity shares by NetKracker or sale of shares by existing shareholders. Till conversion, the preference share bear no voting or dividend rights.

        The carrying value of the investment in NetKracker as of March 31, 2001 was Rs. 44,054. The Company's equity in the losses of Netkracker for the year ended March 31, 2001 was Rs. 112,133.

        The Company's share of reported earnings in NetKracker will change to 46.31% in the event that contingent issuance of equity shares arising from stock options granted by NetKracker are exercised in the future. The aggregate impact of these contingent issuances on the earnings of the Company is immaterial.

        Wipro ePeripherals. On September 1, 2000, the peripherals division of Wipro, which was engaged in the business of manufacture, sales and trading of computer peripherals was spun-off into a separate legal entity, Wipro ePeripherals, for a 38.7% interest of Rs. 54,600 in the new entity, 12.5% non-convertible debentures redeemable in 2005 in the amount of Rs. 60,000 and Rs. 156,280 in cash. Contemporaneously, Wipro ePeripherals issued 61.3% of its equity to strategic investors and employees for cash. Shares were issued to Wipro and the new investors at the par value of Rs. 10. Subsequent to the sale, Wipro accounts for its 38.7% interest by the equity method. In December 2000, debentures of Rs. 20,000 were prepaid by Wipro ePeripherals.

        The carrying value of the investment in Wipro ePeripherals as of March 31, 2001 was Rs. 58,890. The Company's equity in the income of Wipro ePeripherals for the year ended March 31, 2001 was Rs. 10,530.

        The Company's share of reported earnings in Wipro ePeripherals will change to 31.22% in the event that contingent issuance of equity shares arising from stock options granted by Wipro ePeripherals are exercised in the future. The aggregate impact of these contingent issuances on the earnings of the Company is immaterial.

15.     FINANCIAL INSTRUMENTS AND CONCENTRATION OF RISK

        Concentration of risk. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents, investment securities, accounts receivable and inter-corporate deposits. The Company's cash resources are invested with financial institutions and commercial corporations with high investment grade credit ratings. Limits have been established by the Company as to the maximum amount of cash that may be invested with any such single entity. To reduce its credit risk, the Company performs ongoing credit evaluations of customers. No single customer accounted for 10% or more of accounts receivable as of March 31, 2000 and 2001.

        Derivative financial instruments. The Company enters into forward foreign exchange contracts and interest rate swap agreements where the counterparty is generally a bank. The Company considers the risks of non-performance by the counterparty as non-material. The following table presents the aggregate contracted principal amounts of the Company's derivative financial instruments outstanding:



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--------------------------------------------------------------------------------

                                                  AS OF MARCH 31,
                                    -----------------------------------------
                                           2000                   2001
                                    ------------------     ------------------
      Forward contracts             $ 48,487,662 (sell)    $ 39,531,243 (sell)
      Interest rate swaps           $  6,500,000           $  3,250,000

        The foreign forward exchange contracts mature between one to six months. Interest rate swap agreements mature in fiscal 2002.

16.     BORROWINGS FROM BANKS

        The Company has a line of credit of Rs. 2,650,000 from its bankers for working capital requirements. The line of credit is renewable annually. The credit bears interest at the prime rate of the bank, which averaged 13.1% and 12.8% in fiscal 2000 and 2001 respectively. The facilities are secured by inventories, accounts receivable and certain property and contain financial covenants and restrictions on indebtedness.

17.     LONG-TERM DEBT

        Long-term debt consists of the following:

                                                                                              AS OF MARCH 31,
                                                                                     ----------------------------------
                                                                                         2000                 2001
                                                                                     -------------        -------------
      Foreign currency borrowings ...........................................        Rs.   269,453        Rs.   127,582
      Rupee term loans from banks and financial institutions ................            1,153,495            1,245,459
      Others ................................................................               37,766               48,186
                                                                                     -------------        -------------
                                                                                         1,460,714            1,421,227

      Less: Current portion .................................................            1,249,570            1,326,196
                                                                                     -------------        -------------
                                                                                     Rs.   211,144        Rs.    95,031
                                                                                     =============        =============

        In December 1999, the Company transferred an 8% interest in Wipro Net to a financial institution. Under the terms of the transfer, the Company has a call option to repurchase the transferred shares at a pre-determined consideration. Additionally, the financial institution has a put option to sell the shares to the Company at a pre-determined consideration. The financial institution cannot transfer the shares to a third party within the period of the call option. The Company has recorded the transfer as a secured borrowing with pledge of collateral. As of March 31, 2000 and 2001, the rupee term loans include Rs. 1,028,395 and Rs. 1,177,259 respectively representing the borrowing. The call and put option can be exercised between 13 months to 18 months from the date of transfer. The principal shareholder of the Company has pledged certain shares held in Wipro to further secure the borrowing.

        All other long-term debt is secured by a specific charge over the property, plant and equipment of the Company and contains certain financial covenants and restrictions on indebtedness.

        Foreign currency borrowing represents a fixed rate borrowing in United States dollars. In order to hedge the foreign exchange risk on the borrowing, Wipro entered into a structured swap agreement with a bank in September 1999. Under this agreement, the bank would assume all responsibilities to repay the borrowing and interest thereon in foreign currency as per the scheduled maturity of the borrowing. In exchange, the Company would pay the bank a fixed amount in Indian rupees as per an agreed schedule. In order to secure the Indian rupee payment streams to the bank, Wipro made an investment in certain discount bonds, the proceeds of which have been assigned as security to the bank. The swap agreement has been accounted as a hedge with the hedge cost amortized to income over the life of the contract. The discount bonds are classified as held-to-maturity investment securities.

        An interest rate profile of the long-term debt is given below:

                                                                                        AS OF MARCH 31,
                                                                                  ---------------------------
                                                                                   2000                 2001
                                                                                  ------               ------
      Foreign currency borrowings ....................................               6.7%               6.7%
      Rupee term loans from banks and financial institutions .........              13.9%              13.9%


        A maturity profile of the long-term debt outstanding as of March 31, 2001 is set out below:

        Maturing in fiscal:

            2002 .............       Rs.  1,326,196
            2003 .............               65,366
            2004 .............               28,305
            2005 .............                1,253
            Thereafter .......                  107
                                     --------------
                                     Rs.  1,421,227
                                     ==============

WIPRO LIMITED
--------------------------------------------------------------------------------

18.     EQUITY SHARES AND DIVIDENDS

        The Company presently has only one class of equity shares. For all matters submitted to vote in the shareholders meeting, every holder of equity shares, as reflected in the records of the Company on the date of the shareholders meeting shall have one vote in respect of each share held by him or her.

        Indian statutes mandate that dividends shall be declared out of distributable profits only after the transfer of up to 10% of net income computed in accordance with current regulations to a general reserve. Should the Company declare and pay dividends, such dividends will be paid in Indian rupees to each holder of equity shares in proportion to the number of shares held by him to the total equity shares outstanding as on that date. Indian statutes on foreign exchange govern the remittance of dividend outside India. Such dividend payments are subject to taxes applicable at the time of payment.

        In the event of liquidation of the affairs of the Company, all preferential amounts, if any, shall be discharged by the Company. The remaining assets of the Company, after such discharge, shall be distributed to the holders of equity shares in proportion to the number of shares held by them.

        The company recognises liability for dividends on approval by the stockholders of the company.

        The Company paid cash dividends of Rs. 75,727, Rs. 75,622 and Rs. 75,121 during the years ended March 31, 1999, 2000 and 2001 respectively. The dividends per share was Rs. 0.30 during the years ended March 31, 1999, 2000 and 2001. In November 1997, the Company effected a two-for-one share split in the form of a share dividend. In September 1999, the Company effected a five-for-one share split. All references in the consolidated financial statements to number of shares and per share amounts of the Company(TM)s equity shares have been retroactively restated to reflect the increased number of equity shares outstanding resulting due to the share splits.

        In October 2000, the Company made a public offering of its American Depositary Shares, or ADSs, to international investors. The offering consisted of 3,162,500 ADSs representing 3,162,500 equity shares, at an offering price of $ 41.375 per ADS. The equity shares represented by the ADS carry similar rights as to voting and dividends as the other equity shares.

19.     RETAINED EARNINGS

        The Company(TM)s retained earnings as of March 31, 2000 and 2001 include restricted retained earnings of Rs. 23,585 and Rs. 274,038 respectively which are not distributable as dividends under Indian company and tax laws. These relate to requirements regarding earmarking a part of the retained earnings on redemption of preference shares and to avail specific tax allowances.

        Retained earnings as of March 31, 2000 and 2001 also include Rs. 532,885 and Rs. 567,126 respectively of undistributed earnings in equity of affiliates.

20.     REDEEMABLE PREFERRED STOCK

        Preferred stock issued by companies incorporated in India carries a preferential right on liquidation to be repaid over the equity shares.

        The Company issued 25,000,000 preferred shares aggregating Rs. 250,000 to a financial institution bearing dividend at 10.25% per annum. The preferred stock was redeemed in December 2000.

21.     OTHER INCOME / (EXPENSE), NET

        Other income/(expense) consist of the following:

                                                                                       YEAR ENDED MARCH 31,
                                                                      -----------------------------------------------------
                                                                           1999                 2000               2001
                                                                      -------------        -------------        -----------
Interest income/(expense), net of capitalized interest ...            Rs.  (271,830)       Rs.  (283,627)       Rs. 120,674
Gain on sale of property and equipment ...................                    5,094               16,737            154,457
Others ...................................................                   97,903               60,143            194,461
                                                                      -------------        -------------        -----------
                                                                      Rs.  (168,833)       Rs.  (206,747)       Rs. 469,592
                                                                      =============        =============        ===========

        Rs.85,220, Rs.53,980 and Rs.48,000 of interest has been capitalized during the year ended March 31, 1999, 2000 and 2001 respectively.

WIPRO LIMITED
--------------------------------------------------------------------------------

22.     INCOME TAXES

        Income taxes consist of the following:

                                                                  YEAR ENDED MARCH 31,
                                                 ------------------------------------------------------
                                                    1999                  2000                 2001
                                                 -----------           -----------        -------------
     Current taxes
      Domestic .........................         Rs. 153,008           Rs. 167,825        Rs.   691,578
      Foreign ..........................              61,497               174,920              402,752
                                                 -----------           -----------        -------------
                                                     214,505               342,745            1,094,330
                                                 -----------           -----------        -------------
     Deferred taxes
      Domestic .........................             (35,292)              182,553               55,712
                                                 -----------           -----------        -------------
                                                     (35,292)              182,553               55,712
                                                 -----------           -----------        -------------
      Total income tax expense .........         Rs. 179,213           Rs. 525,298        Rs. 1,150,042
                                                 ===========           ===========        =============

        The reported income tax expense differed from amounts computed by applying the enacted tax rates to income from continuing operations before income taxes as a result of the following:

                                                                                        YEAR ENDED MARCH 31,
                                                                    -------------------------------------------------------------
                                                                        1999                    2000                    2001
                                                                    -------------           -------------           -------------
     Income from continuing operations before taxes .........       Rs. 1,758,777           Rs. 3,858,294           Rs. 7,586,625
     Enacted tax rate in India ..............................                  35%                   38.5%                  39.55%
                                                                    -------------           -------------           -------------
     Computed expected tax expense ..........................             615,572               1,485,443               3,000,510
     Effect of:
      Income exempt from tax in India .......................            (546,901)             (1,104,111)             (2,388,705)
      Change in enacted tax rate ............................                  --                 (22,385)                  2,453
      Others ................................................              49,045                  (8,569)                133,032
                                                                    -------------           -------------           -------------
     Domestic income taxes ..................................             117,716                 350,378                 747,290
     Effect of tax on foreign income ........................              61,497                 174,920                 402,752
                                                                    -------------           -------------           -------------
     Total income tax expense ...............................       Rs.   179,213           Rs.   525,298           Rs. 1,150,042
                                                                    =============           =============           =============

        A substantial portion of the profits of the Company(TM)s India operations are exempt from Indian income taxes being profits attributable to export operations and profits from undertakings situated in Software Technology and Hardware Technology Parks. Under the tax holiday, the taxpayer can utilize an exemption from income taxes for a period of any ten consecutive years. The Company has opted for this exemption from the year ended March 31, 1997 for undertakings situated in Software Technology and Hardware Technology Parks. Additionally, profits from certain other undertakings are also eligible for preferential tax treatment. The aggregate rupee and per share effects of these tax exemptions are Rs. 546,901 and Rs. 2.40 per share for the year ended March 31, 1999, Rs. 1,104,111 and Rs. 4.85 per share for the year ended March 31, 2000, Rs. 2,388,705 and Rs. 10.42 per share for the year ended March 31, 2001 respectively.

                                                                                      AS OF MARCH 31,
                                                                              -------------------------------
                                                                                 2000                2001
                                                                              -----------         -----------
Deferred tax assets
     Allowance for doubtful accounts .................................        Rs.  37,366         Rs.  56,318
     Carry-forward capital losses ....................................             24,446             164,726
     Difference between tax basis and amount for financial
     reporting of a domestic subsidiary ..............................            194,261             199,512
     Others ..........................................................             11,678              17,587
                                                                              -----------         -----------
     Total gross deferred tax assets .................................            267,751             438,143
     Less: valuation allowance .......................................                 --            (142,256)
                                                                              -----------         -----------
     Net deferred tax assets .........................................            267,751             295,887
                                                                              -----------         -----------

Deferred tax liabilities
     Property, plant and equipment ...................................        Rs.  16,610         Rs.  25,489
     Unrealized gains on available for sale securities ...............                500                 187
     Undistributed earnings of affiliates ............................                 --              64,966
     Borrowing costs .................................................                864                  --
                                                                              -----------         -----------
     Total gross deferred tax liability ..............................             17,974              90,642
                                                                              -----------         -----------
     Net deferred tax assets .........................................        Rs. 249,777         Rs. 205,245
                                                                              ===========         ===========

WIPRO LIMITED
--------------------------------------------------------------------------------

     Management believes that based on a number of factors, the available objective evidence creates sufficient uncertainties regarding the generation of future capital gains and realizability of the entire carry-forward capital losses. Accordingly, the Company has established a valuation allowance for a major portion of the unabsorbed capital losses arising on sale of shares in Wipro Finance, a discontinued operation. These losses expire after eight years succeeding the year in which they were first incurred. The unabsorbed carry-forward capital losses as of March 31, 2001 expire in 2009.

        Although realization of the net deferred tax assets is not assured, management believes that it is more likely than not that all of the net deferred tax assets will be realized. The amount of net deferred tax assets considered realizable, however could be reduced in the near term based on changing conditions.

23.     EMPLOYEE STOCK INCENTIVE PLANS

        In fiscal 1985, the Company established a controlled trust called the Wipro Equity Reward Trust (WERT). Under this plan, the WERT would purchase shares of Wipro out of funds borrowed from Wipro. The Company(TM)s Compensation Committee would recommend to the WERT, officers and key employees, to whom the WERT will grant shares from its holding. The shares have been granted at a nominal price. Such shares would be held by the employees subject to vesting conditions. The shares held by the WERT are reported as a reduction from stockholders(TM) equity. 530,635 and 679,450 shares held by employees as of March 31, 2000 and 2001 respectively, subject to vesting conditions are included in the outstanding equity shares.

        In February 2000, the WERT sold 54,745 shares of Wipro to third parties for a consideration of Rs. 524,475. The gain on the sale aggregating Rs. 524,472, net of the realized tax impact of Rs. 57,704 has been credited to additional paid-in capital.

        The movement in the shares held by the WERT is given below:

                                                                                         YEAR ENDED MARCH 31,
                                                                        --------------------------------------------------------
                                                                           1999                   2000                   2001
                                                                        ----------             ----------             ----------
      Shares held at the beginning of the period ...........             1,943,760              1,409,485              1,216,460
      Shares granted to employees ..........................              (558,125)              (254,100)                (4,250)
      Sale of shares by the WERT ...........................                    --                (54,745)                    --
      Grants forfeited by employees ........................                23,850                115,820                 68,675
                                                                        ----------             ----------             ----------
      Shares held at the end of the period .................             1,409,485              1,216,460              1,280,885
                                                                        ==========             ==========             ==========

        The Company has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for the WERT plan. During the years ended March 31, 2000, the Company has recorded deferred compensation, net of reversals, of Rs. 150,908 for the difference between the grant price and the fair value as determined by quoted market prices of the equity shares on the grant date. Similarly, during the year ended March 31, 2001, the Company reversed net deferred compensation of Rs. 24,151. The deferred compensation is amortized on a straight-line basis over the vesting period of the shares which ranges from 6 to 60 months. The weighted-average-grant-date fair values of the shares granted during the years ended March 31, 2000 and 2001 are Rs. 1,028 and Rs. 2,212 respectively. The amortization of deferred stock compensation for the years ended March 31, 1999, 2000 and 2001 was Rs. 24,702, Rs. 96,898 and Rs. 87,160
respectively. The stock-based compensation has been allocated to cost of revenues and selling, general and administrative expenses as follows:

                                                                                            YEAR ENDED MARCH 31,
                                                                           --------------------------------------------------
                                                                              1999                  2000              2001
                                                                           ----------            ----------        ----------
      Cost of revenues ........................................            Rs. 16,087            Rs. 36,299        Rs. 32,363
      Selling, general and administrative expenses ............                 8,615                60,599            54,797
                                                                           ----------            ----------        ----------
                                                                           Rs. 24,702            Rs. 96,898        Rs. 87,160
                                                                           ==========            ==========        ==========

        In July 1999, the Company established Wipro Employee Stock Option Plan 1999 (1999 Plan). Under the 1999 Plan, the Company is authorized to issue up to 5 million equity shares of common stock to eligible employees. Employees covered by the 1999 Plan are granted an option to purchase shares of the Company subject to the requirements of vesting. The Company has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for the 1999 Plan. During the year ended March 31, 2000 and 2001 the Company has not recorded any deferred compensation as the exercise price was equal to the fair market value of the underlying equity shares on the grant date.

WIPRO LIMITED
--------------------------------------------------------------------------------

        Stock option activity under the 1999 Plan is as follows:

                                                                              YEAR ENDED MARCH 31, 2000
                                                    ----------------------------------------------------------------------------
                                                                                               WEIGHTED            WEIGHTED
                                                                        RANGE OF EXERCISE   AVERAGE EXERCISE        AVERAGE
                                                    SHARES ARISING      PRICES AND GRANT    PRICE AND GRANT        REMAINING
                                                    OUT OF OPTIONS      DATE FAIR VALUES    DATE FAIR VALUES    CONTRACTUAL LIFE
                                                    --------------     ------------------   ----------------    ----------------
Outstanding at the beginning of the period .....              --                       --             --                  --
Granted during the period ......................       2,558,150       Rs. 1,024 to 2,522      Rs. 1,091           36 months
Forfeited during the period ....................        (146,000)                   1,086          1,086                  --
Outstanding at the end of the period ...........       2,412,150           1,024 to 2,522          1,091           36 months
                                                       ---------       ------------------      ---------           ---------
Exercisable at the end of the period ...........              --                       --             --                  --
                                                       ---------       ------------------      ---------           ---------

                                                                              YEAR ENDED MARCH 31, 2001
                                                    ----------------------------------------------------------------------------
                                                                                               WEIGHTED            WEIGHTED
                                                                        RANGE OF EXERCISE   AVERAGE EXERCISE        AVERAGE
                                                    SHARES ARISING      PRICES AND GRANT    PRICE AND GRANT        REMAINING
                                                    OUT OF OPTIONS      DATE FAIR VALUES    DATE FAIR VALUES    CONTRACTUAL LIFE
                                                    --------------     ------------------   ----------------    ----------------
Outstanding at the beginning of the period .....       2,412,150       Rs. 1,024 - 2,522       Rs. 1,091            36 months
Granted during the period ......................       2,672,000           1,853 - 2,419           1,860            32 months
Forfeited during the period ....................        (405,550)                  1,086           1,086                   --
Exercised during the period ....................        (114,169)                  1,086           1,086                   --
Outstanding at the end of the period ...........       4,564,431           1,024 - 2,522           1,542            29 months
                                                       ---------       -----------------       ---------            ---------
Exercisable at the end of the period ...........          86,491           1,024 - 2,522           1,284                   --
                                                       ---------       -----------------       ---------            ---------

        In July 2000, the Company established the Wipro Employee Stock Option Plan 2000 (2000 Plan). Under the 2000 Plan, the Company is authorized to issue up to 25 million equity shares to eligible employees. Employees covered by the 2000 Plan are granted an option to purchase equity shares of the Company subject to requirements of vesting. The Company has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for the 2000 Plan. During the year March 31, 2001 the Company did not record any deferred compensation as the exercise price was equal to the fair market value of the underlying equity shares on the grant date.

        Stock option activity under the 2000 Plan is as follows :

                                                                              YEAR ENDED MARCH 31, 2001
                                                    ----------------------------------------------------------------------------
                                                                                                                    WEIGHTED
                                                                                               WEIGHTED             AVERAGE
                                                                        RANGE OF EXERCISE   AVERAGE EXERCISE       REMAINING
                                                    SHARES ARISING      PRICES AND GRANT    PRICE AND GRANT     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS      DATE FAIR VALUES    DATE FAIR VALUES        (MONTHS)
                                                    --------------     ------------------   ----------------    ----------------
Outstanding at the beginning of the period .....              --                       --             --                  --
Granted during the period ......................       3,520,300       Rs. 2,382 -- 2,746      Rs. 2,397           37 months
Forfeited during the period ....................        (305,950)                   2,382          2,382                  --
Outstanding at the end of the period ...........       3,214,350           2,382 -- 2,746          2,397           37 months
                                                       ---------       ------------------      ---------           ---------
Exercisable at the end of the period ...........              --                       --             --                  --
                                                       ---------       ------------------      ---------           ---------

        In April 2000, the Company established the 2000 Stock Option Plan (2000 ADS Plan). Under the 2000 ADS Plan, the Company is authorized to issue options to purchase up to 1.5 million American Depositary Shares (ADSs) to eligible employees. Employees covered by the 2000 ADS Plan are granted an option to purchase ADSs representing equity shares of the Company subject to the requirements of vesting. The Company has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for the 2000 ADS Plan. During the year ended March 31, 2001 the Company did not record any deferred compensation as the exercise price was equal to the fair market value of the underlying ADS on the grant date.

WIPRO LIMITED
--------------------------------------------------------------------------------

     Stock option activity under the 2000 ADS Plan is as follows:

                                                                              YEAR ENDED MARCH 31, 2001
                                                    ----------------------------------------------------------------------------
                                                                                                                    WEIGHTED
                                                                                               WEIGHTED             AVERAGE
                                                                        RANGE OF EXERCISE   AVERAGE EXERCISE       REMAINING
                                                    SHARES ARISING      PRICES AND GRANT    PRICE AND GRANT     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS      DATE FAIR VALUES    DATE FAIR VALUES        (MONTHS)
                                                    --------------     ------------------   ----------------    ----------------
Outstanding at the beginning of the period .....            --                    --                  --                   --
Granted during the period ......................       268,750             $  41.375           $  41.375            37 months
Forfeited during the period ....................        (4,000)               41.375              41.375                   --
Outstanding at the end of the period ...........       264,750                41.375              41.375            37 months
                                                       -------             ---------           ---------            ---------
Exercisable at the end of the period ...........            --                    --                  --                   --
                                                       -------             ---------           ---------            ---------

        In December 1999, Wipro Net established an Employee Stock Option Plan (Wipro Net Plan). Under the Wipro Net Plan, eligible employees are granted an option to purchase equity shares of Wipro Net subject to the requirements of vesting. Wipro Net has elected to use the intrinsic value-based method of APB Opinion No. 25 to account for the Wipro Net Plan. During the year March 31, 2000 and 2001 Wipro Net has not recorded any deferred compensation as the exercise price was equal to the fair market value of the underlying equity shares on the grant date.

        Stock option activity under the Wipro Net Plan is as follows:

                                                                              YEAR ENDED MARCH 31, 2001
                                                    ----------------------------------------------------------------------------
                                                                                                                    WEIGHTED
                                                                                               WEIGHTED             AVERAGE
                                                                        RANGE OF EXERCISE   AVERAGE EXERCISE       REMAINING
                                                    SHARES ARISING      PRICES AND GRANT    PRICE AND GRANT     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS      DATE FAIR VALUES    DATE FAIR VALUES        (MONTHS)
                                                    --------------     ------------------   ----------------    ----------------
Outstanding at the beginning of the period .....               --                    --                --                 --
Granted during the period ......................          410,000          Rs. 70 - 400            Rs. 95          39 months
Forfeited during the period ....................               --                    --                --                 --
Outstanding at the end of the period ...........          410,000              70 - 400                95          39 months
                                                          -------          ------------            ------          ---------
Exercisable at the end of the period ...........               --                    --                --                 --
                                                          -------          ------------            ------          ---------

                                                                              YEAR ENDED MARCH 31, 2001
                                                    ----------------------------------------------------------------------------
                                                                                                                    WEIGHTED
                                                                                               WEIGHTED             AVERAGE
                                                                        RANGE OF EXERCISE   AVERAGE EXERCISE       REMAINING
                                                    SHARES ARISING      PRICES AND GRANT    PRICE AND GRANT     CONTRACTUAL LIFE
                                                    OUT OF OPTIONS      DATE FAIR VALUES    DATE FAIR VALUES        (MONTHS)
                                                    --------------     ------------------   ----------------    ----------------
Outstanding at the beginning of the period .....           410,000           Rs. 70 - 400       Rs. 95             39 months
Granted during the period ......................           216,500                    100          100             31 months
Forfeited during the period ....................          (196,000)              70 - 400          109                    --
Outstanding at the end of the period ...........           430,500               70 - 400           91             29 months
                                                          --------           ------------       ------             ---------
Exercisable at the end of the period ...........            13,611                     70           --                    --
                                                          --------           ------------       ------             ---------

WIPRO LIMITED
--------------------------------------------------------------------------------

        The Company has adopted the pro forma disclosure provisions of SFAS No.
123. Had compensation cost been determined in a manner consistent with the fair value approach described in SFAS No. 123, the Company(TM)s net income and earnings per share as reported would have been reduced to the pro forma amounts indicated below:

                                                                        YEAR ENDED MARCH 31,
                                                        -------------------------------------------------------
                                                            1999                2000                  2001
                                                        -----------         -------------         -------------
   Net income
      As reported ...........................           Rs. 889,449         Rs. 3,551,703         Rs. 6,455,214
      Adjusted pro forma ....................               889,449             3,383,749             5,198,098
   Earnings per share: Basic
      As reported ...........................                  3.91                 15.59                 28.15
      Adjusted pro forma ....................                  3.91                 14.85                 22.67
   Earnings per share: Diluted
      As reported ...........................                  3.91                 15.54                 27.91
      Adjusted pro forma ....................                  3.91                 14.80                 22.58

        The fair value of each option is estimated on the date of grant using the Black-Scholes model with the following assumptions.

      Dividend yield ...................               0.03%
      Expected life ....................          42 months
      Risk free interest rates .........                 11%
      Volatility .......................                 45%

24.     EARNINGS PER SHARE

        A reconciliation of the equity shares used in the computation of basic and diluted earnings per equity share is set out below:

                                                                                      YEAR ENDED MARCH 31,
                                                                      -----------------------------------------------------
                                                                          1999                 2000                 2001
                                                                      -----------          -----------          -----------
Basic earnings per equity share-weighted average
   number of equity shares outstanding .....................          227,479,728          227,843,378          229,325,989

Effect of dilutive equivalent shares-stock options
   outstanding .............................................                   --              804,756            1,928,534
                                                                      -----------          -----------          -----------
Diluted earnings per equity share-weighted average
   number of equity shares and equivalent shares
   outstanding .............................................          227,479,728          228,648,134          231,254,523
                                                                      ===========          ===========          ===========

        Shares held by the controlled WERT have been reduced from the equity shares outstanding and shares held by employees subject to vesting conditions have been included in outstanding equity shares for computing basic and diluted earnings per share.

        Options to purchase 3,214,350 equity shares at a weighted average exercise price of Rs. 2,397 were outstanding during the year ended March 31, 2001 but were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of the equity shares.

WIPRO LIMITED
--------------------------------------------------------------------------------

25.     EMPLOYEE BENEFIT PLANS

        Gratuity: In accordance with applicable Indian laws, the Company provides for gratuity, a defined benefit retirement plan (Gratuity Plan) covering certain categories of employees. The Gratuity Plan provides a lump sum payment to vested employees, at retirement or termination of employment, an amount based on the respective employee(TM)s last drawn salary and the years of employment with the Company. The Company provides the gratuity benefit through annual contributions to a fund managed by the Life Insurance Corporation of India. Under this scheme, the settlement obligation remains with the Company, although the Life Insurance Corporation of India administers the scheme and determines the contribution premium required to be paid by the Company.

        The following table sets out the funded status of the Gratuity Plan and the amounts recognized in the Company(TM)s financial statements.

                                                                                      AS OF MARCH 31,
                                                                                -----------------------------
                                                                                  2000                2001
                                                                                ---------          ----------
CHANGE IN THE BENEFIT OBLIGATION
Projected Benefit Obligation (PBO) at the beginning of the year ......          Rs.52,047          Rs. 53,783
Service cost .........................................................              4,049               4,110
Interest cost ........................................................              5,512               5,653
Benefits paid ........................................................             (7,882)             (5,635)
Acturial (gain)/loss .................................................                 57              (3,353)
                                                                                ---------          ----------
PBO at the end of the year ...........................................             53,783              54,558
                                                                                ---------          ----------
CHANGE IN PLAN ASSETS
Fair value of plan assets at the beginning of the year ...............             22,757              24,502
Actual return on plan assets .........................................              2,494               2,482
Employer contributions ...............................................              7,133               6,543
Benefits paid ........................................................             (7,882)             (5,635)
                                                                                ---------          ----------
Plan assets at the end of the year ...................................             24,502              27,892
                                                                                ---------          ----------
Funded status ........................................................            (29,281)            (26,666)
                                                                                ---------          ----------
Unrecognized actuarial (gain)/loss ...................................              4,936              (2,259)
Unrecognized transition obligation ...................................             17,748              15,874
Unrecognized actuarial cost ..........................................                 --               4,181
Accrued benefit ......................................................             (6,597)             (8,870)

        Net gratuity cost for the years ended March 31, 1999, 2000 and 2001 included:

                                                                        YEAR ENDED MARCH 31,
                                                           -----------------------------------------------
                                                             1999               2000               2001
                                                           ---------          ---------          ---------
Service cost .....................................         Rs. 3,218          Rs. 4,049          Rs. 4,110
Interest cost ....................................             4,698              5,512              5,653
Expected return on assets ........................            (2,344)            (2,351)            (1,654)
Amortization of transition liabilities ...........             1,874              1,874              1,874
                                                           ---------          ---------          ---------
Net gratuity cost ................................         Rs. 7,446          Rs. 9,084          Rs. 9,983
                                                           =========          =========          =========

        The actuarial assumptions used in accounting for the Gratuity Plan are :

                                                                AS OF MARCH 31,
                                                             --------------------
                                                             2000            2001
                                                             ----            ----
Discount rate ....................................            11%            11%
Rate of increase in compensation levels ..........            10%            10%
Rate of return on plan assets ....................            10.5%          10.5%

        Superannuation: Apart from being covered under the Gratuity Plan described above, the senior officers of the Company also participate in a defined contribution plan maintained by the Company. This plan is administered by the Life Insurance Corporation of India. The Company makes annual contributions based on a specified percentage of each covered employee(TM)s salary. The Company has no further obligations under the plan beyond its annual contributions.



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--------------------------------------------------------------------------------

        Provident fund: In addition to the above benefits, all employees receive benefits from a provident fund, a defined contribution plan. The employee and employer each make monthly contributions to the plan equal to 12% of the covered employee(TM)s salary. A portion of the contribution is made to the provident fund trust established by the Company, while the remainder of the contribution is made to the Government(TM)s provident fund. The Company has no further obligations under the plan beyond its monthly contributions.

        The Company contributed Rs. 121,427, Rs. 161,723 and Rs. 249,341 to various defined contribution plans during the year ended March 31, 1999, 2000 and 2001 respectively.

26.     RELATED PARTY TRANSACTIONS

        The Company has the following transactions with related parties.

                                                                                     YEAR ENDED MARCH 31,
                                                                        -----------------------------------------------
                                                                           1999              2000               2001
                                                                        ----------        ----------         ----------
      Wipro GE:
        Revenues from sale of computer equipment and
         administrative and management support services .........       Rs. 15,079        Rs. 54,535         Rs. 17,396
        Fees for usage of trade mark ............................               --                --              8,820
        Rent paid ...............................................            1,198             1,198                 --
      WiproNet:
        Fees for consultancy services ...........................               --            12,186             13,100
        Fees for computer and network maintenance
        support .................................................               --                --             10,452
        Revenues from sale of computer equipment ................               --                --            109,871
      Wipro ePeripherals:
        Revenues from sale of computer equipment ................               --                --             13,984
        Interest received on debentures .........................               --                --              4,704
        Purchase of printers ....................................               --                --            169,000
      NetKracker:
        Fees for technical and infrastructure support
        services ................................................               --                --             37,018
      Principal Shareholder:
        Payment of lease rentals ................................            1,200             1,200              1,200

        The Company has the following receivables from related parties, which are reported as other current assets in the balance sheet.

                                                                                       AS OF MARCH 31,
                                                                                 ----------------------------
                                                                                    2000              2001
                                                                                 ----------        ----------
      Wipro GE                                                                   Rs.     --        Rs. 13,295
      Wipro Net                                                                      12,186                --
      Security deposit given to Hasham Premji, a firm
      under common control                                                           25,000            25,000
                                                                                 ----------        ----------
                                                                                 Rs. 37,186        Rs. 38,295
                                                                                 ==========        ==========

        The Company has the following payables to related parties, which are reported as other liabilities in the balance sheet.

                                                        AS OF MARCH 31,
                                                        ---------------
                                                             2001
                                                        ---------------
      Wipro ePeripherals .........................        Rs.  2,297
      NetKracker .................................            10,000
                                                          ----------
                                                          Rs. 12,297
                                                          ==========

        As of March 31, 2001 the Company holds debentures of Rs. 40,000 in Wipro ePeripherals and convertible preference shares of Rs 54,000 in NetKracker, which are included in investment securities.



                                                                             161
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--------------------------------------------------------------------------------

27.     COMMITMENTS AND CONTINGENCIES

        Capital commitments. As of March 31, 2000 and 2001 the Company had committed to spend approximately Rs. 160,084, and Rs. 400,280 respectively under agreements to purchase property and equipment. These amounts are net of capital advances paid in respect of these purchases.

        Guarantees. As of March 31, 2000 and 2001 performance guarantees provided by banks on behalf of the Company to certain Indian Government and other agencies amount to approximately Rs. 880,557 and Rs. 346,764 respectively as part of the bank line of credit.

        Other commitments. The Company(TM)s Indian operations have been established as a Software Technology Park Unit under a plan formulated by the Government of India. As per the plan, the Company(TM)s India operations have export obligations to the extent of 1.5 times the employee costs for the year on an annual basis and 1.5 times (increased to 5 times during fiscal 2000) the amount of foreign exchange released for capital goods imported, over a five year period. The consequence of not meeting this commitment in the future, would be a retroactive levy of import duty on certain computer hardware previously imported duty free. As of March 31, 2001, the Company has met all commitments under the plan.

        Contingencies. The Company is involved in lawsuits, claims, investigations and proceedings, including patent and commercial matters, which arise in the ordinary course of business. There are no such matters pending that Wipro expects to be material in relation to its business.

28.     SEGMENT INFORMATION

        The Company is organized by segments, including Global IT Services, Indian IT Services and Products, Consumer Care and Lighting and other segments. Each of the segments has a Vice Chairman / Chief Executive Officer who reports to the Chairman of the Company. The Chairman of the Company has been identified as the Chief Operating Decision Maker as defined by SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. The Chairman of the Company evaluates the segments based on their revenue growth, operating income and return on capital employed. Until fiscal 2000, interest income by lending to other segments and exchange rate fluctuations, were included as a component of total revenue and operating income for segment data. From fiscal 2001, the Chief Operating Decision Maker evaluates revenue growth and operating income of the segments excluding interest income earned by the segment by lending to other segments within the Company.

        The Global IT Services (Wipro Technologies) segment provides research and development services for hardware and software design to technology and telecommunication companies and software application development services to corporate enterprises.

        The Indian IT Services and Products (Wipro Infotech) segment focuses primarily on meeting all the IT and electronic commerce requirements of Indian companies.



                                                                             162
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WIPRO LIMITED
--------------------------------------------------------------------------------

        The Consumer Care and Lighting segment manufactures, distributes and sells soaps, toiletries, lighting products and hydrogenated cooking oils for the Indian market.

        Others consists of various business segments that do not meet the requirements individually for a reportable segment as defined in SFAS No. 131 and corporate activities such as treasury, legal and accounting, which do not qualify as operating segments under SFAS No. 131.

        Information on reportable segments is as follows:

                                                                      YEAR ENDED MARCH 31, 1999
                                  -------------------------------------------------------------------------------------------------
                                                     INDIAN IT        CONSUMER
                                     GLOBAL IT     SERVICES AND       CARE AND      OTHERS (NET OF   RECONCILING
                                     SERVICES        PRODUCTS         LIGHTING       ELIMINATIONS)      ITEMS         ENTITY TOTAL
                                  -------------    -------------    -------------   --------------   ------------    --------------
Revenues .......................  Rs. 6,359,305    Rs. 7,262,349    Rs. 3,464,806    Rs.  805,649    Rs.       --    Rs. 17,892,109
Exchange rate fluctuations .....        100,629          (30,881)          (5,747)             --         (64,001)               --
Interest income on funding
other segments, net ............        141,467               --           36,100              --        (177,567)               --
                                  -------------    -------------    -------------    ------------    ------------    --------------
 Total revenues ................      6,601,401        7,231,468        3,495,159         805,649        (241,568)       17,892,109
Cost of revenues ...............     (4,056,996)      (5,358,144)      (2,585,403)       (581,558)             --       (12,582,101)
Selling, general and
administrative expenses ........     (1,076,692)      (1,602,839)        (503,817)       (319,088)             --        (3,502,436)
Amortization of goodwill .......             --               --               --              --              --                --
Exchange rate fluctuations .....             --               --               --         (29,993)         64,001            34,008
                                  -------------    -------------    -------------    ------------    ------------    --------------
 Operating income of segment ...  Rs. 1,467,713    Rs.    270,485   Rs.    405,939   Rs. (124,990)   Rs. (177,567)   Rs.  1,841,580
                                  =============    ==============   ==============   ============    ============    ==============
Total assets of segment ........  Rs. 5,259,706    Rs. 3,603,224    Rs. 1,240,716    Rs.  597,951    Rs.       --    Rs. 10,701,597
Capital employed ...............      3,612,051        1,360,772          714,330         372,665              --         6,059,818
Return on capital employed .....             41%              20%              57%             --              --                --
Accounts receivable ............      1,407,923        1,745,873          140,436         308,652              --         3,602,884
Depreciation ...................        354,053          120,052           55,040         101,398              --           630,543

                                                                     YEAR ENDED MARCH 31, 1999
                                 -------------------------------------------------------------------------------------------------
                                                  INDIAN IT        CONSUMER
                                   GLOBAL IT     SERVICES AND       CARE AND     OTHERS (NET OF    RECONCILING
                                   SERVICES        PRODUCTS         LIGHTING      ELIMINATIONS)       ITEMS          ENTITY TOTAL
                                 -------------   -------------   -------------   --------------    ------------     --------------
Revenues ...................     Rs.10,206,078   Rs.  8,181,627  Rs. 3,222,316    Rs. 1,380,583    Rs.       --     Rs. 22,990,604
Exchange rate fluctuations..            88,946         (13,923)         (2,090)              --         (72,933)                --
Interest income on funding
other segments, net ........           163,500              --          43,000               --        (206,500)                --
                                 -------------   -------------   -------------    -------------    ------------     --------------
 Total revenues ............      10,458,524       8,167,704       3,263,226        1,380,583        (279,433)        22,990,604
Cost of revenues ...........        (6,173,724)     (6,183,092)     (2,251,238)      (1,070,031)             --        (15,678,085)
Selling, general and
administrative expenses ....        (1,391,265)     (1,548,302)       (533,023)        (346,564)             --         (3,819,154)
Amortization of goodwill ...                --          (1,000)             --               --              --             (1,000)
Exchange rate fluctuations..                --              --              --          (21,330)         72,933             51,603
                                 -------------   -------------   -------------    -------------    ------------     --------------
 Operating income of segment     Rs. 2,893,535   Rs.   435,310   Rs.   478,965    Rs.   (57,342)   Rs. (206,500)    Rs.  3,543,968
                                 =============   =============   =============    =============    ============     ==============
Total assets of segment ....     Rs. 5,116,501   Rs. 3,788,784   Rs. 1,282,676    Rs. 2,490,392    Rs.       --     Rs. 12,678,353
Capital employed ...........         2,711,042       1,474,491         678,549        3,569,708              --          8,433,790
Return on capital employed..               107%             30%             71%              --              --                 --
Accounts receivable ........         2,163,931       1,743,789         133,889          389,751              --          4,431,360
Depreciation ...............           526,511          68,105          86,002           53,855              --            734,473



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--------------------------------------------------------------------------------

                                                                     YEAR ENDED MARCH 31, 1999
                                 -------------------------------------------------------------------------------------------------
                                                  INDIAN IT        CONSUMER
                                   GLOBAL IT     SERVICES AND       CARE AND     OTHERS (NET OF    RECONCILING
                                   SERVICES        PRODUCTS         LIGHTING      ELIMINATIONS)       ITEMS          ENTITY TOTAL
                                 -------------   -------------   -------------   --------------    ------------     --------------
Revenues .....................   Rs.17,670,426   Rs. 8,758,760   Rs. 3,244,037   Rs.  1,328,915      Rs.    --      Rs. 31,002,138
Exchange rate fluctuations ...         126,291         (46,387)             --               --        (79,904)                 --
                                 -------------   -------------   -------------   --------------      ---------      --------------
   Total revenues ............      17,796,717       8,712,373       3,244,037        1,328,915        (79,904)         31,002,138
Cost of revenues .............      (9,107,842)     (6,119,612)     (2,215,349)        (961,779)            --         (18,404,582)
Selling, general and
administrative expenses ......      (2,671,325)     (1,828,254)       (639,253)        (329,520)            --          (5,468,352)
Amortization of goodwill .....              --          (1,000)             --          (44,389)            --             (45,389)
Exchange rate fluctuations ...              --              --              --            6,495         79,904              86,399
                                 -------------   -------------   -------------   --------------      ---------      --------------
   Operating income of segment   Rs. 6,017,550   Rs.   763,507   Rs.   389,435   Rs.       (278)     Rs.    --      Rs.  7,170,214
                                 =============   =============   =============   ==============      =========      ==============
Total assets of segment ......   Rs. 9,242,116   Rs. 3,921,596   Rs. 1,205,128   Rs. 11,792,875      Rs.    --      Rs. 26,161,715
Capital employed .............       7,760,449       1,090,097         846,978        9,823,660             --          19,521,184
Return on capital employed ...              78%             70%             46%              --             --                  --
Accounts receivable ..........       3,499,406       1,674,773         158,927          591,255             --           5,924,361
Depreciation .................         708,274          94,166          63,901          124,921             --             991,262

        Net interest income on funding other segments, not evaluated as a component of segment data in fiscal 2001 is Rs Nil, Rs.122,782 Rs.10,485, for Global IT Services, Indian IT Services and Products and Consumer Care and Lighting.

        The Company has three geographic segments: India, United States, and Rest of the world. Revenues from the geographic segments based on domicile of the customer is as follows:

                                                                                YEAR ENDED MARCH 31,
                                                              ----------------------------------------------------------
                                                                   1999                  2000                  2001
                                                              --------------        --------------        --------------
      India ......................................            Rs. 11,352,121        Rs. 12,407,632        Rs. 12,679,110
      United States ..............................                 4,271,577             6,522,166            11,430,738
      Rest of the world ..........................                 2,268,411             4,060,806             6,892,290
                                                              --------------        --------------        --------------
                                                              Rs. 17,892,109        Rs. 22,990,604        Rs. 31,002,138
                                                              ==============        ==============        ==============

29.     FAIR VALUE OF FINANCIAL INSTRUMENTS

        The fair values of the Company(TM)s current assets and current liabilities approximate their carrying values because of their short-term maturity. Such financial instruments are classified as current and are expected to be liquidated within the next twelve months. The fair value of held-to-maturity investment securities and long-term debt approximates their carrying value as the interest rates reflect prevailing market rates.

Form 20-F

This information is included at pages 1-49 of Wipro Limited's annual report filed on Form 20-F with the United States Securities and Exchange Commission for the fiscal year ended March 31, 2001.